                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA

In re:                              )        In Proceedings Under Chapter 11
                                    )
UNISON HEALTHCARE CORPORATION, a    )       Case Nos. B-98-06583-PHX-GBN
Delaware corporation, and related   )          through B-98-06612-PHX-GBN
proceedings,                        )
                                    )
                           Debtors. )
                                    )
------------------------------------
                                    )
In re:                              )
                                    )
BRITWILL INVESTMENTS-I, INC., a     )
Delaware corporation, and           )        Case Nos. B-98-0173-PHX-GBN
related proceedings,                )          through B-98-0175-PHX-GBN
                                    )
                           Debtors. )        (Jointly Administered)
                                    )


                              DISCLOSURE STATEMENT
                          IN SUPPORT OF DEBTORS' JOINT
                             PLAN OF REORGANIZATION
                              DATED AUGUST 10, 1998

SQUIRE, SANDERS & DEMPSEY L.L.P.                  GALLAGHER & KENNEDY
Two Renaissance Square                           2600 North Central Avenue
40 North Central Avenue, Suite 2700              Phoenix, Arizona  85004-3020
Phoenix, Arizona  85004                          (602) 530-8000
(602) 528-4000

Attorneys:     Thomas J. Salerno                  Attorneys: Charles R. Sterbach
               Craig D. Hansen                               Joseph E. Cotterman
               Christopher D. Johnson
               Kathleen T. Tobin

Counsel to Unison Debtors                            Counsel to BritWill Debtors

                               APPLICABLE DEBTORS

UNISON HEALTHCARE CORPORATION                [X]
(Case No. 98-06583-PHX-RGM)
BRITWILL INVESTMENTS-I, INC.                 [X]
(Case No. 98-0173-PHX-GBN)
BRITWILL INVESTMENTS-II, INC.                [X]
(Case No. 98-0174-PHX-GBN)
BRITWILL INDIANA PARTNERSHIP                 [X]
(Case No. 98-0175-PHX-GBN)
SUNQUEST SPC, INC.                           [X]
(Case No. 98-06584-PHX-SSC)
BRITWILL HEALTHCARE COMPANY                  [X]
(Case No. 98-06585-PHX-SSC)
BRITWILL FUNDING CORPORATION                 [X]
MEMPHIS CLINICAL LABORATORY, INC.            [X]
(Case No. 98-06588-PHX-CGC)
AMERICAN PROFESSIONAL HOLDINGS, INC.         [X]
(Case No. 98-06587-PHX-GBN)
AMPRO MEDICAL SERVICES, INC.                 [X]
(Case No. 98-06609-PHX-GBN)
GAMMA LABORATORIES, INC.                     [X]
(Case No. 98-06611-PHX-SSC)
SIGNATURE HEALTH CARE CORPORATION            [X]
(Case No. 98-06591-PHX-SSC)
BROOKSHIRE HOUSE INC.                        [X]
(Case No. 98-06608-PHX-RGM)
CHRISTOPHER NURSING CENTER, INC.             [X]
(Case No. 98-06596-PHX-JMM)
AMBERWOOD COURT, INC.                        [X]
(Case No. 98-06597-PHX-RGM)
THE ARBORS HEALTH CARE CORPORATION           [X]
(Case No. 98-06598-PHX-CGC)
LOS ARCOS, INC.                              [X]
(Case No. 98-06603-PHX-RGM)
PUEBLO NORTE, INC.                           [X]
(Case No. 98-06604-PHX-RTB)
RIO VERDE NURSING CENTER, INC.               [X]
(Case No. 98-06606-PHX-CGC)
SIGNATURE MANAGEMENT GROUP, INC.             [X]
(Case No. 98-06605-PHX-GBN)
CORNERSTONE CARE CENTER, INC.                [X]
(Case No. 98-06595-PHX-RTB)
ARKANSAS, INC.                               [X]
(Case No. 98-06590-PHX-GBN)
DOUGLAS MANOR, INC.                          [X]
(Case No. 98-06589-PHX-CGC)
SAFFORD CARE, INC.                           [X]
(Case No. 98-06593-PHX-RTB)
REHABWEST, INC.                              [X]
(Case No. 98-06594-PHX-CGC)
QUEST PHARMACIES, INC.                       [X]
(Case No. 98-06586-PHX-RGM)
SUNBELT THERAPY MANAGEMENT SERVICES,         [X]
INC. (ALABAMA)
(Case No. 98-06602-PHX-CGC)
(Case No. 98-06607-PHX-RTB)
DECATUR SPORTS FIT & WELLNESS CENTER,        [X]
INC.
(Case No. 98-06601-PHX-SSC)
THERAPY HEALTH SYSTEMS, INC.                 [X]
(Case No. 98-06600-PHX-GBN)
HENDERSON & ASSOCIATES REHABILITATION,
INC.                                         [X]
(Case No. 98-06599-PHX-SSC)
SUNBELT THERAPY MANAGEMENT SERVICES,         [X]
INC. (ARIZONA)
(Case No. 98-06592-PHX-RGM)
CEDAR CARE, INC.                             [X]
(Case No. 98-06612-PHX-GBN)
SHERWOOD HEALTHCARE CORP.                    [X]
(Case No. 98-06610-PHX-SSC)

         On May 28, 1998, UNISON HEALTHCARE CORPORATION, a Delaware corporation ("Unison Healthcare"), together with twenty-nine (29) of its subsidiaries, filed petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court") (collectively, the "Unison Debtors"). On January 7, 1998, BRITWILL INVESTMENTS-I, INC., a Delaware corporation, BRITWILL INVESTMENTS-II, INC., a Delaware corporation and BRITWILL INDIANA PARTNERSHIP, an Arizona general partnership (collectively the "BritWill Debtors" and together with the Unison Debtors, "Debtors," the "Company" or "Unison") filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. On August 10, 1998, Debtors filed with the Bankruptcy Court "Debtor's Joint Plan of Reorganization Dated August 10, 1998" (together with the "Supplement to Debtors' Joint Plan of Reorganization Dated August 10, 1998," the "Plan"), which provides for the restructuring and reconstitution of Unison and all of its subsidiaries. A copy of the Plan is attached hereto as Annex 1.

         The purpose of this Disclosure Statement is to provide the Creditors of Debtors with adequate information to make an informed judgment about the Plan. This information includes, among other matters, a brief history of Debtors, a summary of their Chapter 11 Cases, a description of Debtors' assets and liabilities, a description of the terms pursuant to which Debtors' business will be reorganized and restructured pursuant to the Plan, and an explanation of how the Plan will function.

         It is important that Creditors of Debtors read and carefully consider this Disclosure Statement and the Plan, and that such Creditors vote promptly on the acceptance of the Plan. Debtors' current capital structure is over-leveraged and as a result, Debtors have no ability to service or otherwise satisfy their existing debt obligations. Debtors believe that the restructuring contemplated by the Plan will yield a recovery to Creditors which is greater than the return that could be achieved through other restructuring alternatives or a liquidation under Chapter 7 of the Bankruptcy Code.

         YOU SHOULD READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY BEFORE VOTING ON THE PLAN. THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN TERMS OF THE PLAN, BUT THE PLAN ITSELF WILL BE THE GOVERNING DOCUMENT. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.

         IF YOU HAVE ANY QUESTIONS CONCERNING THE PROCEDURES FOR VOTING OR FILING YOUR PROOF OF CLAIM, PLEASE CONTACT PRICEWATERHOUSECOOPERS (THE "CLAIMS AGENT"), 2901 NORTH CENTRAL AVENUE, SUITE 1000, PHOENIX, ARIZONA, 85012-2755, TELEPHONE NUMBER (602) 280-1800, FACSIMILE NUMBER (602) 280-1985, ATTENTION MICHAEL A. TUCKER, TED M.
BURR.

         IF YOU HAVE QUESTIONS CONCERNING YOUR TREATMENT UNDER THE PLAN, PLEASE CONTACT LEGAL COUNSEL TO THE UNISON DEBTORS, THOMAS J. SALERNO, CRAIG D. HANSEN, CHRISTOPHER D. JOHNSON, KATHLEEN T. TOBIN, SQUIRE, SANDERS & DEMPSEY L.L.P., TWO RENAISSANCE SQUARE, 40 NORTH CENTRAL AVENUE, SUITE 2700, PHOENIX, ARIZONA 85004, TELEPHONE NUMBER (602) 528-4000, FACSIMILE NUMBER (602) 253-8129.

         DEBTORS' LARGEST CREDITORS INCLUDING OMEGA HEALTHCARE INVESTORS, INC. ("OMEGA") AND THE AD HOC COMMITTEE OF HOLDERS OF THE NOTES (AS DEFINED IN THE
PLAN) (THE "AD HOC COMMITTEE") HAVE PARTICIPATED IN THE NEGOTIATION OF THE PLAN AND THE RESTRUCTURING CONTEMPLATED THEREIN. THE PLAN IS THE PRODUCT OF EXTENSIVE, GOOD FAITH NEGOTIATIONS AMONG DEBTORS, OMEGA AND THE AD HOC COMMITTEE, AND SUCH PARTIES BELIEVE IT PRESENTS THE GREATEST RECOVERY TO CREDITORS. ACCORDINGLY, OMEGA AND THE AD HOC COMMITTEE SUPPORT THE PLAN'S ACCEPTANCE.

         A SUMMARY DESCRIPTION OF THE CLASSIFICATION OF YOUR CLAIM AND THE TREATMENT PROPOSED UNDER THE PLAN ARE CONTAINED ON PAGES 4 AND 5 HEREIN. FURTHERMORE, A COMPARISON OF YOUR ESTIMATED DISTRIBUTIONS UNDER THE TERMS OF THE PLAN AND WHAT YOU WOULD RECEIVE IF DEBTORS WERE LIQUIDATED IS CONTAINED ON PAGE 7 HEREIN. SEE ANNEX 1 TO THIS DISCLOSURE STATEMENT FOR A COPY OF THE PLAN.

         Debtors reserve the right to amend, modify or supplement the Plan at any time prior to the confirmation of the Plan, provided that such amendments or modifications do not materially alter the treatment of, or distributions to, Creditors under the Plan.

         A NUMBER OF SECURITIES ARE TO BE ISSUED BY REORGANIZED UNISON PURSUANT TO THE PLAN. IT IS THE COMPANY'S POSITION THAT SUCH SECURITIES ARE BEING OFFERED AND ISSUED PURSUANT TO EXEMPTIONS PROVIDED IN SECTION 1145 OF THE BANKRUPTCY CODE AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. WHILE THE SECURITIES MAY BE TRANSFERRED AND RESOLD WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, THE PLAN MAY IMPOSE CERTAIN RESTRICTIONS ON THE TRANSFERABILITY OF SUCH SECURITIES. THE SECURITIES EXCHANGE COMMISSION HAS NOT TAKEN A POSITION WITH RESPECT TO THE SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

         THE FINANCIAL PROJECTIONS CONTAINED IN THIS DISCLOSURE STATEMENT REPRESENT ESTIMATES BY THE COMPANY'S MANAGEMENT OF FUTURE EVENTS BASED ON CERTAIN ASSUMPTIONS MORE FULLY DESCRIBED HEREIN WHICH MAY NOT BE REALIZED. NONE OF THE FINANCIAL ANALYSES CONTAINED HEREIN ARE CONSIDERED TO BE A "FORECAST" OR "PROJECTION" AS TECHNICALLY DEFINED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE USE OF THE WORDS "FORECAST," "PROJECT" OR "PROJECTION" WITHIN THIS DOCUMENT RELATE TO THE BROAD EXPECTATIONS OF FUTURE EVENTS OR MARKET CONDITIONS AND QUANTIFICATIONS OF THE POTENTIAL RESULTS OF OPERATIONS UNDER THOSE CONDITIONS.

         ALL FINANCIAL INFORMATION PRESENTED HEREIN WAS PREPARED BY DEBTORS. REFERENCE IS MADE TO EXHIBIT A OF THE DISCLOSURE STATEMENT,

WHICH IS DEBTORS' ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 ("FORM 10-K/A"). REFERENCE IS ALSO MADE TO DEBTORS' QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 ("FORM 10-Q"), ATTACHED HERETO AS EXHIBIT B. EACH CREDITOR IS URGED TO REVIEW THE PLAN IN FULL PRIOR TO VOTING ON THE PLAN TO INSURE A COMPLETE UNDERSTANDING OF THE PLAN AND THIS DISCLOSURE STATEMENT.

         Certain statements, projections of future operating results, valuation estimates and the like contained in this Disclosure Statement and elsewhere constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Reorganized Unison, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry totals; competition; loss of any significant customers; changes in business strategy or development plans; availability, terms and deployment of capital; adverse uninsured determinations in any existing or future litigation or regulatory proceedings and any other factors referenced in this Disclosure Statement or otherwise. See "RISK FACTORS." These forward-looking statements speak only as of the date of this Disclosure Statement, and Debtors expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Debtors' or Reorganized Unison's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

         THIS DISCLOSURE STATEMENT IS INTENDED FOR THE SOLE USE OF CREDITORS AND OTHER PARTIES IN INTEREST, AND FOR THE SOLE PURPOSE OF ASSISTING THEM IN MAKING AN INFORMED DECISION ABOUT THE PLAN. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONJUNCTION WITH THE SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN OTHER THAN THOSE CONTAINED HEREIN OR IN THE BALLOTS. IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DEBTORS.

         THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION TO PERMIT A CREDITOR TO VOTE ON THE PLAN.

         CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT AND NOT DEFINED HEREIN SHALL HAVE THE MEANING SET FORTH IN THE PLAN.

                                TABLE OF CONTENTS

                                                                                                                 Page


DISCLOSURE STATEMENT SUMMARY..................................................................................    1
     UNISON AND ITS AFFILIATES AND SUBSIDIARIES...............................................................    1
     IMPORTANT FEATURES OF THE PLAN...........................................................................    3
     NEW MANAGEMENT OF REORGANIZED UNISON.....................................................................    3
     SUMMARY DESCRIPTION OF THE RESTRUCTURING.................................................................    3
         CLASSIFICATION OF CLAIMS.............................................................................    3
         DISTRIBUTIONS TO UNSECURED CREDITORS.................................................................    4
         SUMMARY TABLE........................................................................................    4
         CRAM DOWN............................................................................................    5
         COMPARISON TABLE.....................................................................................    6
         CERTAIN CONSIDERATIONS...............................................................................    8
         VOTING ON THE PLAN...................................................................................    8
         INCOME TAX CONSEQUENCES..............................................................................    8
THE DEBTORS...................................................................................................   10
     INTRODUCTION.............................................................................................   10
     RELATIONSHIP OF DEBTORS..................................................................................   10
     ACQUISITIONS.............................................................................................   12
     PROPERTIES...............................................................................................   12
         NURSING FACILITIES...................................................................................   12
         OFFICE FACILITIES....................................................................................   14
     PATIENT SERVICES.........................................................................................   14
         ASSISTED AND INDEPENDENT LIVING SERVICES.............................................................   14
         SKILLED NURSING CARE SERVICES........................................................................   14
         SUBACUTE AND OTHER SPECIALTY CARE SERVICES...........................................................   15
     OPERATION OF NURSING FACILITIES..........................................................................   15
         ORGANIZATION.........................................................................................   15
         QUALITY MANAGEMENT...................................................................................   16
         MARKETING............................................................................................   16
         PAYOR MIX............................................................................................   17
     ANCILLARY SERVICES.......................................................................................   17
         LABORATORY...........................................................................................   18
         PHARMACY.............................................................................................   18
         THERAPY..............................................................................................   19
     INDUSTRY OVERVIEW........................................................................................   19
         INDUSTRY CONSOLIDATION...............................................................................   19
         AGING POPULATION.....................................................................................   20
         COST CONTAINMENT PRESSURES...........................................................................   20
         ADVANCES IN MEDICAL TECHNOLOGY.......................................................................   20
         LIMITATIONS IN THE SUPPLY OF LONG-TERM CARE FACILITIES...............................................   20
     BUSINESS STRATEGY........................................................................................   21
         PROVIDE A CONTINUUM OF CARE..........................................................................   21
         IMPROVE PAYOR QUALITY, OCCUPANCY LEVELS AND OPERATING MARGINS........................................   21

         CONCENTRATE HEALTHCARE FACILITIES IN GEOGRAPHIC......................................................   21
     COMPETITION..............................................................................................   22
     GOVERNMENT REGULATION....................................................................................   22
         PAYMENT FOR SERVICES.................................................................................   23
         THE BALANCED BUDGET ACT..............................................................................   23
         THE MEDICARE PROGRAM.................................................................................   24
         THE MEDICAID PROGRAM.................................................................................   25
         ENFORCEMENT PROCEEDINGS AND SANCTIONS; CERTIFICATION REQUIREMENTS....................................   26
         CERTIFICATES OF NEED.................................................................................   27
         PATIENT REFERRAL REGULATIONS.........................................................................   27
         PHARMACY.............................................................................................   29
         LABORATORY...........................................................................................   29
     EMPLOYEES................................................................................................   29
     CURRENT EXECUTIVE OFFICERS AND DIRECTORS.................................................................   30
RELATED PARTY TRANSACTIONS....................................................................................   33
     BRITWILL ACQUISITION.....................................................................................   33
     MR. WHITEHEAD............................................................................................   34
     SIGNATURE ACQUISITION....................................................................................   34
     MR. KREMSER..............................................................................................   35
     THE 1997 LOANS...........................................................................................   35
     MR. LYNCH................................................................................................   36
     MR. GARTH................................................................................................   36
     MR. OBERFIELD............................................................................................   36
     MR. HENDERSON............................................................................................   36
SELECTED FINANCIAL INFORMATION................................................................................   37
RESULTS OF OPERATIONS.........................................................................................   39
SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES................................................................   40
     COMMENCEMENT OF THE CHAPTER 11 CASES.....................................................................   40
     THE BRITWILL DEBTORS.....................................................................................   40
         FIRST DAY ORDERS.....................................................................................   40
         POST PETITION FINANCING..............................................................................   41
         OMEGA'S LIFT STAY MOTION.............................................................................   41
         RETENTION OF PROFESSIONALS FOR BRITWILL DEBTORS......................................................   41
         UNSECURED CREDITORS' COMMITTEE.......................................................................   41
     THE UNISON DEBTORS.......................................................................................   42
         FIRST DAY ORDERS.....................................................................................   42
         CASH COLLATERAL......................................................................................   42
         POSTPETITION FINANCING...............................................................................   42
         RETENTION OF COUNSEL TO UNISON DEBTORS...............................................................   43
     MATTERS PERTAINING TO ALL DEBTORS........................................................................   43
         MOTION TO APPOINT AN EXAMINER........................................................................   43
         CLASS ACTION LITIGATION..............................................................................   43
         DEBTORS' PREFERENCE LITIGATION.......................................................................   43
THE PLAN OF REORGANIZATION....................................................................................   43
     BRIEF EXPLANATION OF CHAPTER 11 REORGANIZATION...........................................................   43
     SOLICITATION OF ACCEPTANCES OF THE PLAN..................................................................   44

     VOTING ON THE PLAN.......................................................................................   45
     UNIMPAIRED CLASSES.......................................................................................   45
     CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS............................................................   46
     SUMMARY OF TREATMENT OF AND DISTRIBUTIONS TO CREDITORS UNDER THE PLAN....................................   46
         1.UNCLASSIFIED CLAIMS................................................................................   46
              A.  ADMINISTRATIVE CLAIMS.......................................................................   46
              B.  TREATMENT...................................................................................   47
                  GENERALLY...................................................................................   47
                  PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS.............................................   47
                  HCFP DIP LOAN CLAIMS........................................................................   47
                  ALLOWED PRIORITY TAX CLAIMS.................................................................   47
                  RECLAMATION CLAIMS..........................................................................   47
         2.CLASSIFIED CLAIMS..................................................................................   48
              A.  CLASS 1 - ALLOWED PRIORITY WAGE CLAIM.......................................................   48
              B.  CLASS 2 -  ALLOWED PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS................................   48
              C.  CLASS 3 - SECURED TAX CLAIMS................................................................   48
              D.  CLASS 4 - MISCELLANEOUS SECURED CLAIMS......................................................   48
              E.  CLASS 5 - OMEGA SECURED CLAIMS..............................................................   48
                      1.     OMEGA MORTGAGE GUARANTEE CLAIMS..................................................   49
                      2.     OMEGA INDIANA REJECTION CLAIM....................................................   49
                      3.     OMEGA HASMARK FACILITIES CLAIMS..................................................   49
                      4.     OMEGA MISCELLANEOUS SECURED CLAIM................................................   49
                      5.     FEES AND EXPENSES OF OMEGA.......................................................   49
              F.  CLASS 6 - BRITWILL ACQUISITION CLAIMS.......................................................   50
              G.  CLASS 7 - SIGNATURE ACQUISITION CLAIMS......................................................   50
              H.  CLASS 8 - CONVENIENCE CLAIMS................................................................   50
              I.  CLASS 9 - GENERAL UNSECURED CLAIMS..........................................................   50
              J.  CLASS 10 - NOTES SECURITIES CLAIMS..........................................................   51
              K.  CLASS 11 - SUBSIDIARY AND AFFILIATE EQUITY INTERESTS........................................   51
              L.  CLASS 12 - EQUITY INTERESTS AND EQUITY INTERESTS RELATED CLAIMS.............................   51
OTHER SIGNIFICANT PROVISIONS OF THE PLAN......................................................................   52
     SUBSTANTIVE CONSOLIDATION................................................................................   52
     DESCRIPTION OF REORGANIZED UNISON........................................................................   54
         MANAGEMENT OF REORGANIZED UNISON.....................................................................   54
     EXECUTIVE COMPENSATION...................................................................................   55
         PROSPECTIVE COMPENSATION OF MANAGEMENT...............................................................   55
         SEVERANCE PACKAGES...................................................................................   55
         POST EFFECTIVE DATE OPTIONS FOR SENIOR MANAGEMENT....................................................   57
         CASH BONUSES.........................................................................................   57
     PROVISIONS GOVERNING DISTRIBUTIONS.......................................................................   57
         GENERALLY............................................................................................   57
         DISTRIBUTIONS TO CLASS 9.............................................................................   57
         DISTRIBUTIONS TO CLASS 11............................................................................   58
         OBJECTIONS TO CLAIMS.................................................................................   58
         SETTLEMENT OF OBJECTIONS AFTER EFFECTIVE DATE........................................................   58
         DISTRIBUTIONS TO DISPUTED CLAIMS.....................................................................   58

     MEANS FOR IMPLEMENTATION OF PLAN.........................................................................   59
         SIGNATURE SALE LEASEBACK TRANSACTION.................................................................   59
         EXECUTION OF THE OMEGA NEW MASTER LEASE..............................................................   59
         SALE OF NEW PREFERRED STOCK TO OMEGA.................................................................   60
         OBTAINING NEW LINE OF CREDIT.........................................................................   60
         PURCHASE OF MINORITY INTEREST IN QUEST...............................................................   60
         COUNSEL TO THE AD HOC COMMITTEE......................................................................   60
     EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................................................   61
         ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...............................................   61
         REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................................   61
         APPROVAL OF ASSUMPTION OR REJECTION..................................................................   61
         CURE OF DEFAULTS.....................................................................................   61
         POST-PETITION DATE CONTRACTS AND LEASES..............................................................   61
         BAR DATE.............................................................................................   61
         INDEMNIFICATION OBLIGATIONS..........................................................................   62
     PRESERVATION AND PROSECUTION OF LITIGATION CLAIMS........................................................   62
         ESTABLISHMENT OF CLAIMS LITIGATION LLC...............................................................   62
         SPECIFIC CLAIMS PRESERVED............................................................................   63
     SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN......................................................   63
         COMMON STOCK.........................................................................................   63
         NEW PREFERRED STOCK..................................................................................   64
         NEW WARRANTS.........................................................................................   64
         NEW SENIOR NOTES.....................................................................................   65
         SECTION 1145 EXEMPTION...............................................................................   66
     TITLE TO PROPERTY; DISCHARGE; INJUNCTION.................................................................   66
         REVESTING OF ASSETS..................................................................................   66
         DISCHARGE............................................................................................   66
         INJUNCTION...........................................................................................   67
         EXCULPATION..........................................................................................   67
FEASIBILITY...................................................................................................   68
     GENERAL FEASIBILITY ANALYSIS.............................................................................   68
         KEY ASSUMPTIONS UNDERLYING THE OPERATING PLAN AND THE PROJECTIONS....................................   68
RISK FACTORS..................................................................................................   73
     REORGANIZATION FACTORS...................................................................................   73
     LIMITED OPERATING HISTORY; HISTORY OF LOSSES AND ACCUMULATED DEFICIT.....................................   74
     MANAGEMENT RESIGNATIONS AND DEPENDENCE ON SKILLED PERSONNEL..............................................   74
     RELIANCE ON REIMBURSEMENT FROM GOVERNMENT SOURCES........................................................   74
     HEALTH CARE REFORM.......................................................................................   75
     EXTENSIVE GOVERNMENT REGULATIONS.........................................................................   76
     COMPETITION FOR PATIENTS AND EMPLOYEES...................................................................   77
CERTAIN FEDERAL TAX CONSEQUENCES..............................................................................   77
     CONSEQUENCES TO HOLDERS OF CERTAIN CLAIMS................................................................   78
         IMPORTANCE OF WHETHER CERTAIN DEBT INSTRUMENTS CONSTITUTE "SECURITIES"...............................   78
         CLASS 1 AND CLASS 2 PRIORITY CLAIMS..................................................................   78
         CLASS 4 MISCELLANEOUS SECURED CLAIMS.................................................................   78
         CLASS 5 OMEGA SECURED CLAIMS.........................................................................   79




         CLASS 6 AND CLASS 7 BRITWILL AND SIGNATURE ACQUISITION CLAIMS; CLASS 9 GENERAL UNSECURED CLAIMS......   80
         CLASS 8 CONVENIENCE CLAIMS...........................................................................   81
         CLASS 10 NOTES SECURITIES CLAIMS.....................................................................   81
         CLASS 12 EQUITY INTERESTS AND EQUITY INTEREST RELATED CLAIMS.........................................   81
         CHARACTER OF GAIN, BASIS, AND HOLDING PERIOD.........................................................   81
         TREATMENT OF ACCRUED BUT UNPAID INTEREST.............................................................   82
         ORIGINAL ISSUE DISCOUNT..............................................................................   82
         BACKUP WITHHOLDING...................................................................................   83
     CONSEQUENCES TO DEBTORS..................................................................................   83
         SIGNATURE SALE LEASEBACK TRANSACTION.................................................................   83
         DISCHARGE OF INDEBTEDNESS AND REDUCTION OF TAX ATTRIBUTES............................................   83
         LIMITATION ON USE OF NOLS............................................................................   84
         ALTERNATIVE MINIMUM TAX..............................................................................   85
     TAXATION OF CLAIMS LITIGATION LLC........................................................................   85
CERTAIN SECURITIES LAWS MATTERS...............................................................................   86
     GENERAL DISCUSSION.......................................................................................   86
     RESALE CONSIDERATIONS....................................................................................   86
     TRUST INDENTURE ACT......................................................................................   89
     DELIVERY OF DISCLOSURE STATEMENT.........................................................................   89
ALTERNATIVES TO THE PLAN......................................................................................   89
     LIQUIDATION UNDER CHAPTER 7..............................................................................   89
     ALTERNATIVE PLANS........................................................................................   90
LIQUIDATION ANALYSIS..........................................................................................   90
VOTING AND CONFIRMATION.......................................................................................   92
     VOTING PROCEDURES........................................................................................   92
         GENERALLY............................................................................................   92
         SUBMISSION OF BALLOTS................................................................................   92
     CONFIRMATION.............................................................................................   92
         REQUIREMENTS FOR CONFIRMATION........................................................................   92
         THE CRAM DOWN ALTERNATIVE............................................................................   93
         CONFIRMATION HEARING.................................................................................   94
         OBJECTIONS...........................................................................................   94
CONCLUSION AND RECOMMENDATION.................................................................................   95
ANNEX 1 - The Plan
ANNEX 2 - Financials



EXHIBITS:

         EXHIBIT A - Form 10-K/A (incorporated by reference to the Company's
                     1996 Form 10-K/A, Amendment No. 3, filed on
                     April 21, 1998)
         EXHIBIT B - Form 10-Q (incorporated by reference to the Company's
                     Form 10-Q for the quarterly period ended September 30, 1997, filed on November 14, 1997)
         EXHIBIT C - Comparison of New Common Stock Allocation

                          DISCLOSURE STATEMENT SUMMARY

The following is a summary of certain features of the Plan, the restructuring and other matters, and all statements contained herein are qualified in their entirety by reference to the more detailed information included elsewhere herein or in the Annexes or Exhibits to this Disclosure Statement.

UNISON HEALTHCARE AND ITS AFFILIATES AND SUBSIDIARIES

         Unison is a leading provider of comprehensive long-term and specialty healthcare services. As of June 30, 1998, after giving effect to the Dispositions,(1) Unison ranks as one of the 30 largest long-term care operators in the United States, operating facilities in five states clustered in the Midwest, Southwest and Southeast. These facilities include 32 long-term and specialty care facilities with 3,284 licensed beds and three independent or assisted living facilities with 214 units. Unison seeks to operate its businesses as an interrelated network of services to provide a full continuum of cost-effective long-term and specialty healthcare.

         Unison's healthcare services include both traditional long-term care and higher margin specialized healthcare services. Unison also provides, either directly or through third-party providers, pharmaceutical services, rehabilitation and respiratory therapy services, medical supplies and laboratory testing both to its facilities and to non-affiliated facilities. Unison's range of services includes the following:

         - LONG-TERM CARE SERVICES. Unison's facilities provide residents with routine long-term care services, including room and board, daily dietary services, social and recreational therapy, housekeeping, laundry and nursing services.

         - ANCILLARY SERVICES. Unison provides ancillary services including physical, speech, and occupational therapies, pharmaceuticals, parenteral and enteral nutrition, infusion and respiratory therapies and laboratory services. Unison has expanded its healthcare expertise in ancillary services and now provides (either directly or through third-party providers) some of these services in substantially all of its facilities.

         - SUBACUTE AND SPECIALTY CARE SERVICES. Unison provides care to patients with specialized healthcare needs, including those suffering from Alzheimer's disease, wounds, post-surgical and other ailments. Specialty units are located in designated sections within selected facilities and are staffed by specially trained personnel.

         - ASSISTED AND INDEPENDENT LIVING SERVICES. Unison's independent and assisted living centers provide central dining, limited nursing services, recreational areas,


(1) As used herein, the "Dispositions" means the disposition of eight nursing facilities and two assisted living facilities during the first six months of 1998, and the planned disposition of eight additional nursing facilities and one assisted living facility (the "Disposition Facilities").

                  social programs, housekeeping, laundry and maintenance services. Such facilities are designed to accommodate individuals with more modest healthcare needs.

See "THE DEBTORS" and "SELECTED FINANCIAL INFORMATION."

         As described in greater detail elsewhere herein, the operating results and financial condition of the Company have been negatively impacted by a number of factors, including cash flow difficulties, increased costs due to recent acquisitions and rising litigation costs. See "THE DEBTORS -- Acquisitions" and "SELECTED FINANCIAL INFORMATION."

         The Company's cash flows from operations and its available capital have been insufficient to meet its current operating expenses, lease obligations and debt service requirements and the Company is currently in covenant and payment default in the terms of material operating leases and indebtedness. In the absence of obtaining additional capital through refinancing, asset sales, securing an increased revolving credit facility, consensual restructuring of debt and lease terms and/or similar measures, the Company will be unable to remedy the existing defaults and will experience additional defaults in the future. The Company's operating leases are subject to termination in the event of default, and the Company's indebtedness may be accelerated in the event of continuing default. Certain lenders could foreclose on Company assets securing their indebtedness, which would include substantially all of the Company's operating assets.

         The risks associated with the Company's historic acquisition strategy has negatively impacted Unison's financial performance. A key element of Unison's business strategy during 1995 and 1996 was to expand through the leasing of new or existing long-term and specialty healthcare facilities and the acquisition or development of ancillary health care businesses or services. The acquisitions of BritWill, Signature, Sunbelt, RehabWest and Ampro and the formation of Quest were in pursuit of this strategy. As a result of the acquisitions, the Company was faced with unforeseen contingencies affecting its new businesses including increased costs due to integrating the acquired operations into the overall enterprise. For example, difficulties in integrating acquired facilities within Unison's financial reporting and management information systems were a substantial factor contributing to the need to restate Unison's financial statements for the nine months ended September 30, 1996. Its financial reporting and management information systems were not adequate for the larger and more complex needs of the Company. Those system difficulties then contributed to the operating inefficiencies that led to the unexpected losses for that period and subsequent periods.

         Prior to the bankruptcy filing, Debtors felt the increasing burden of costs associated with litigation. The number of lawsuits initiated against the Company grew as its financial difficulties worsened, including suits with vendors, landlords and several class action lawsuits (which also involved certain of the Company's current and former directors and officers (among others) as named defendants). Such class action complaints generally assert that the defendants knew, or were reckless in not knowing, that Unison's results for the first nine months of 1996 were materially overstated, or misrepresented the capability of Unison's internal accounting system to reliably record and reflect its financial condition, among other things.

IMPORTANT FEATURES OF THE PLAN

         The Plan provides for the substantive consolidation of Debtors' assets and liabilities. Substantive consolidation means that, for purposes of Claims and distributions under the Plan, the assets and liabilities of all Debtors will be treated as the assets and liabilities of one company. Unison Healthcare is the parent company and directly or indirectly owns the other thirty-two Debtors. See "THE DEBTORS -- Relationship of Debtors." The Plan provides for distributions to the Creditors of the thirty-three (33) companies that are the Debtors and debtors-in-possession in the above-captioned cases. The Plan will satisfy a substantial portion of the General Unsecured Claims (Class 9), the Allowed Class 6 and 7 Claims, as well as Allowed Equity Interests and Equity Interest Related Claims (subject to certain restrictions), pursuant to the issuance of the New Common Stock and the New Warrants as described more fully in the Plan.

NEW MANAGEMENT OF REORGANIZED UNISON

         As of the Effective Date, Reorganized Unison will retain its existing corporate structure. However, Reorganized Unison will have the ability to modify its corporate structure (such as by consolidation of subsidiaries and Affiliates, or otherwise), as long as such restructuring does not impair or prejudice the rights of any holders of Allowed Claims as provided in the Plan. On the Effective Date, the operation of Reorganized Unison will become the general responsibility of the respective boards of directors, who will thereafter have responsibility for the management, control and operation of Reorganized Unison in accordance with the Plan, applicable law, the Reorganized Unison Articles and the Reorganized Unison Bylaws. The names of the initial members of the board of directors, and the senior management of Reorganized Unison are set forth herein. See "THE PLAN OF REORGANIZATION -- Description of Reorganized Unison."

SUMMARY DESCRIPTION OF THE RESTRUCTURING

         This Disclosure Statement is being furnished to the Creditors of Debtors in order to provide Creditors with adequate information to make an informed judgment about the Plan. Set forth below is a brief summary of the principal components of the restructuring that will be implemented pursuant to the Plan. This summary does not purport to be complete. See "PLAN OF REORGANIZATION" attached hereto as Annex 1, for a more complete description of the restructuring and the Plan.

         CLASSIFICATION OF CLAIMS. The Plan divides the Claims of known Creditors and Equity Interests into Classes and sets forth the treatment offered each Class. The classification of Claims and the distribution to be made pursuant thereto take into account the relative priorities of Claims and Equity Interest Related Claims. Debtors believe that they have classified all Claims and Equity Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code.

         If the Plan is confirmed by the Bankruptcy Court, each holder of an Allowed Claim will receive the same treatment as the holder of other Allowed Claims in the same Class, regardless of whether such holder voted to accept the Plan. Moreover, upon confirmation, the Plan will be binding on all Creditors and Equity Interests regardless of whether such Creditors or Equity Interests voted to accept the Plan.

         DISTRIBUTIONS TO UNSECURED CREDITORS. The Claims of General Unsecured Creditors of the Debtors are classified in Class 8 and Class 9 under the Plan. Class 8 includes those Creditors holding Allowed General Unsecured Claims of $1,000 or less, or who elect to reduce their Claims to $1,000. Allowed Claims in Class 8 will be paid in Cash the lesser of: (i) $1,000; or (ii) the actual amount of such Creditor's Allowed Claim. The Debtors believe that approximately $690,000 in Claims held by approximately 1,500 Creditors will elect Class 8 treatment. Class 8 will receive a Cash payment by the Debtors on the Effective Date of an amount no greater than $600,000. Depending upon the amount of Claims which elect treatment under Class 8, such Class may be impaired under the Plan.

         All other General Unsecured Claims, including, but not limited to, the Claims of the Consenting Noteholders, the Non-Consenting Noteholders, the Filkoski Claims and the holders of Senior Notes, are classified in Class 9 under the Plan. The Company estimates that the aggregate amount of Allowed General Unsecured Claims in Class 9 is approximately $139,836,000. Of this amount, Debtors estimate that approximately $700,000 is attributable to the Claims of landlords under facility leases previously closed by the Company. The estimate of the Claims arising out of the rejection of the closed facility leases has been calculated subject to the limitations set forth in Section 502(b)(6) of the Bankruptcy Code. With respect to Class 9, the Plan provides that such Creditors will receive (a) a Pro Rata distribution of approximately 5,635,400 shares of the New Common Stock; (b) from the Claims Litigation LLC, their Pro Rata distribution of Claims Litigation LLC Shares; and (c) their Pro Rata Share of the New Senior Notes. For a complete description of the treatment of, and distributions to, all Creditors under the Plan, see "THE PLAN OF REORGANIZATION -- Summary of Treatment of and Distributions to Creditors Under the Plan."

         SUMMARY TABLE. The Plan categorizes into 12 Classes the Claims against and Equity Interests in the Company. The table below sets forth the specific classification and treatment under the Plan of each of the Classes.

                         CLASS                             ESTIMATED CLAIM                   TREATMENT
                                                                AMOUNT
                                                           ($ IN THOUSANDS)
Class 1 - Priority Wage Claims                                     $-0-                    Paid in full
Class 2 - Priority Benefit Plan Contribution                        -0-                    Paid in full
                  Claims
Class 3 - Secured Tax Claims                                        125                    Paid in full
                                                                 19,564                    Paid in full
Class 4 - Miscellaneous Secured Claims
         (including the NHI Secured Claims)

Class 5 - Omega Secured Claims                                    6,871         Execution of Omega New Master
          Class 5A    Omega Mortgage                                            Lease and New Omega Guarantee;
                      Guarantee Claims                                          Surrender of Indiana Returned
                                                                                Facilities;
          Class 5B    Omega Indiana Rejection                                   Cash distribution of Omega
                      Claims                                                    Effective Date Payment; and
                                                                                Issuance of Indiana Returned
          Class 5C    Omega Hasmark                                             Facility Note
                      Facilities Claims

          Class 5D    Omega Miscellaneous
                      Secured Claim

Class 6 - BritWill Acquisition Claims                            12,589         To the extent Allowed - shares of
                                                                                New Common Stock
Class 7  - Signature Acquisition Claims                           5,095         To the extent Allowed - shares of
                                                                                New Common Stock
Class 8 - Convenience Claims                                        690         Lesser of the amount of Allowed
                                                                                Claim or $1,000
Class 9 - General Unsecured Claims                              139,836         Pro Rata distribution of :  (a)
                                                                                5,635,400 shares of New Common
                                                                                Stock; (b) Claims Litigation LLC
                                                                                Shares; and (c) New Senior Notes


Class 10 - Notes Securities Claims                                              No distribution - claims
                                                                                discharged

Class 11- Subsidiary and Affiliate Equity                                       Unchanged
                  Interests

Class 12 - Equity Interests and Equity                                          Pro Rata share of New Warrants or,
                  Interest Related Claims                                       alternatively,
                                                                                cancelled and terminated


         CRAM DOWN. For the Plan to be confirmed without the use of "cram down" procedures available under the Bankruptcy Code, Debtors must receive acceptances ("Plan Acceptances") from the holders of claims constituting at least two-thirds of the dollar amount of the allowed claims and more than one-half in number of the allowed claims in each impaired class that has actually voted on the Plan (the "Requisite Plan Acceptance"). ONLY VOTES ACTUALLY CAST WILL BE COUNTED IN DETERMINING WHETHER THE REQUISITE PLAN ACCEPTANCES HAVE BEEN OBTAINED. Under the Plan, the only impaired classes of claims that are being solicited are Classes 5, 6, 7, 8 and 9. See "THE PLAN OF REORGANIZATION--

Brief Explanation of Chapter 11 Reorganization." Except for Classes 5, 6, 7, 8 and 9, all other Creditors under the Plan are either unimpaired and deemed to have accepted the Plan, or receive nothing under the Plan and, therefore, are deemed to have rejected the Plan. If Debtors do not receive the Requisite Plan Acceptances from the holders of Claims and Interests in Classes 5, 6, 7, 8 and 9, Debtors reserve the right to use the "cram down" procedures with respect to such class of Claims and Interests. For a discussion of "cram down" procedures and the effects thereof, see "VOTING AND CONFIRMATION." If the Plan is confirmed by the Bankruptcy Court, all holders of Claims against Debtors (including those who reject the Plan) and Equity Interests will be bound by the Plan and the restructuring contemplated thereby.

         COMPARISON TABLE. The following table sets forth a comparison of the treatment received by each Class of Creditors under a liquidation scenario and the Plan.

                                COMPARISON TABLE

                       CLASS                                                                        PLAN TREATMENT
                                                                            -------------------------------------------------------

                                                      ESTIMATED CLAIM       CASH      DEBT          %STOCK IN          ESTIMATED
                                                         AMOUNT (1)                                REORGANIZED         NUMBER OF
                                                      ($ in Thousands)                           UNISON (ESCROWED      STOCK SHARES
                                                                                                    OR ISSUED)
                                                                            -------------------------------------------------------
Class 1 -  Priority Wage Claims                      $     -0-           $   ---      $    ---               ---               ---

Class 2 -  Priority Benefit Plan Contribution              -0-               ---           ---               ---               ---
                 Claims

Class 3 -  Secured Tax Claims                              125               125           -0-               ---               ---

Class 4 -  Miscellaneous Secured Claims                 19,564            19,356        208(2)               ---               ---

Class 5 -  Omega Secured Claims                          6,871             3,704         3,000               ---               ---

Class 6 -  BritWill Acquisition Claims                  12,589               ---           ---         9.47% (E)        615,488(3)

Class 7 -  Signature Acquisition Claims                  5,095               ---           ---         3.83% (E)        249,111(3)
                 (excluding Filkoski)

Class 8 -  Convenience Claims                              690               600           ---               ---               ---

Class 9 -  General Unsecured Claims                    139,836                82        24,446        86.70% (I)      5,635,401(3)

Class 10 - Notes Securities Claims                         ---               ---           ---               ---               ---

Class 11 - Subsidiary and Affiliate Equity                 ---               ---           ---               ---               ---
                  Interests

Class 12 - Equity Interests and Equity Interest            ---               ---           ---               ---               ---
                  Related Claims








                                                              PLAN TREATMENT
                                                        --------------------------
                                                        WARRANTS       LIQUIDATION
                                                                        RECOVERY
                                                        --------------------------
Class 1 -  Priority Wage Claims                            ---      $       ---

Class 2 -  Priority Benefit Plan Contribution              ---              ---
                 Claims

Class 3 -  Secured Tax Claims                              ---          125(100%)

Class 4 -  Miscellaneous Secured Claims                    ---       19,564(100%)

Class 5 -  Omega Secured Claims                            ---              (4)

Class 6 -  BritWill Acquisition Claims                     -0-              (4)

Class 7 -  Signature Acquisition Claims                    -0-              (4)
                 (excluding Filkoski)

Class 8 -  Convenience Claims                              ---              (4)

Class 9 -  General Unsecured Claims                        -0-              (4)

Class 10 - Notes Securities Claims                         ---              -0-

Class 11 - Subsidiary and Affiliate Equity                 ---              -0-
                  Interests

Class 12 - Equity Interests and Equity Interest        377,907              -0-
                  Related Claims

Notes:

(1)      Estimated Claim Amounts as of October 31, 1998.
(2)      Vehicle security agreements will be reinstated.
(3) See Exhibit C for a comparison of Common Stock allocations as a function of the resolution of the BritWill Acquisition Claims and the Signature Acquisition Claims.
(4)      Available for Classes 5-9 $4,689,000, which represents a recovery of
         2.78%

         CERTAIN CONSIDERATIONS. Prior to deciding whether to vote to accept the Plan, each Creditor should carefully consider all of the information set forth in this Disclosure Statement, including the factors set forth under the captions "FEASIBILITY" and "RISK FACTORS."

         VOTING ON THE PLAN. This Disclosure Statement is accompanied by (i) a copy of the Plan and (ii) a Ballot to accept or reject the Plan. Creditors must return the Ballots to the Claims Agent by 12:00 midnight, Arizona time, on _________, 1998, unless such date is extended prior to such time (the "Expiration Date").

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED NO LATER THAN THE EXPIRATION DATE BY THE CLAIMS AGENT.

          BALLOTS MAY BE RETURNED VIA FACSIMILE.

         If you have any question about the procedure for voting your Claim, questions about the amount of your Claim, or with respect to the packet of materials that you have received, please contact the Claims Agent at:

                  PricewaterhouseCoopers
                  2901 North Central Avenue
                  Suite 1000
                  Phoenix, Arizona  85012-2755
                  Attn:    Michael A. Tucker
                           Ted M. Burr
                  Telephone:  (602) 280-1800
                  Facsimile:  (602) 280-1985

If you have any questions concerning the restructuring or the Plan, please contact:

         Legal Counsel to the Unison Debtors

                  Thomas J. Salerno
                  Craig D. Hansen
                  Christopher D. Johnson
                  Kathleen T. Tobin
                  SQUIRE, SANDERS & DEMPSEY L.L.P.
                  Two Renaissance Square
                  40 North Central, Suite 2700
                  Phoenix, Arizona 85004
                  Telephone: (602) 528-4000
                  Facsimile: (602) 253-8129

         INCOME TAX CONSEQUENCES. For a discussion of certain United States Federal Income Tax consequences of consummation of the transactions contemplated by the Plan, see "CERTAIN

FEDERAL TAX CONSEQUENCES." The description of certain federal tax consequences contained in this Disclosure Statement is intended merely as an aid to Creditors in understanding the Plan and merely represents Debtors' interpretation of the Internal Revenue Code of 1986, as amended, the Treasury regulations thereunder, and administrative and judicial interpretations thereof. There can be no assurance that the Internal Revenue Service will not take a contrary view. Creditors are urged to consult with their own tax advisors as to particular tax consequences associated with the Plan.

THE DEBTORS

INTRODUCTION.

                Unison is a leading provider of comprehensive long-term and specialty healthcare services. As of June 30, 1998, after giving effect to the Dispositions, Unison ranks as one of the 30 largest long-term care operators in the United States, operating facilities in five states clustered in the Midwest, Southwest and Southeast. These facilities include 32 long-term and specialty care facilities with 3,284 licensed beds and three independent or assisted living facilities with 214 units. Unison seeks to operate its businesses as an interrelated network of services to provide a full continuum of cost-effective long-term and specialty healthcare.

         Unison's healthcare services include both traditional long-term care services and higher margin specialized healthcare. Unison also provides, either directly or through third-party providers, pharmaceutical services, rehabilitation and respiratory therapy services, medical supplies and laboratory testing both to its facilities and to non-affiliated facilities.

         Unison Healthcare was incorporated in Delaware as SunQuest HealthCare Corporation in July 1992 and changed its name to Unison HealthCare Corporation on November 14, 1995. Unison Healthcare completed its initial public offering on December 18, 1995. Its common stock traded on the Nasdaq Stock Market's National Market System under the symbol "UNHC" from December 19, 1995 to August 21, 1997. Effective August 22, 1997, Nasdaq moved the stock to the SmallCap Market because Unison Healthcare did not satisfy the minimum tangible net asset requirement for the listing of its common stock on the National Market System. On February 23, 1998, new, more stringent quantitative maintenance requirements for continued listing on the Nasdaq Small Cap Market went into effect. These new maintenance standards require, among other things, minimum levels of either net tangible assets, market capitalization or net income. On April 15, 1998, Nasdaq notified Unison Healthcare that its securities were delisted. Subsequently, Unison Healthcare's Common Stock has traded on the over-the-counter ("OTC") market.

RELATIONSHIP OF DEBTORS.

         Although Debtors' enterprise is comprised of numerous corporate entities, Debtors have historically operated as one business. The chart on the following page sets forth the Debtors' corporate organization. As reflected by the chart, each Debtor is directly or indirectly owned by Unison Healthcare.

                         [Unison Healthcare Flow chart]

ACQUISITIONS.

         On August 10, 1995, Unison Healthcare acquired BritWill HealthCare Company and its subsidiaries ("BritWill") which, at the date of acquisition, operated 28 long-term care facilities in Indiana and Texas (the "BritWill Acquisition"). On October 31, 1996, Unison Healthcare acquired Signature Health Care Company and its affiliates ("Signature") which, at the date of acquisition, operated 13 facilities in Arizona and Colorado (the "Signature Acquisition"). Signature also provided rehabilitation therapy services through its related company RehabWest, Inc. ("RehabWest").

         Unison Healthcare has also acquired and developed several other ancillary businesses in recent years. In May 1995, Unison Healthcare established Quest Pharmacies, Inc. ("Quest") to develop an institutional pharmacy business. Quest has since acquired institutional pharmacy operations in Indiana and Texas. As of June 30, 1998 Quest provided pharmacy services to 78 long-term care facilities, including 38 Unison facilities and 40 facilities operated by others. Since March 1995, Unison Healthcare has also operated a Medicare Part B billing and supply company that specializes in wound care and enteral and parenteral feeding products. On February 1, 1996, Unison Healthcare acquired Sunbelt Therapy Management Services, Inc. and its subsidiaries ("Sunbelt") to provide rehabilitation therapy services. At June 30, 1998, Sunbelt (including RehabWest) provided therapy services through 163 contracts, including 36 Unison facilities and 127 other contracts. Sunbelt is currently held for possible disposition. On October 31, 1996, Unison Healthcare acquired American Professional Holding, Inc. and Memphis Clinical Laboratory, Inc. (together, "Ampro") in a pooling of interest transaction. Ampro operates medical reference laboratories in Texas, Missouri and Tennessee which, at June 30, 1998, provided testing services for approximately 228 nursing facilities, as well as a number of other healthcare providers.

PROPERTIES.

         NURSING FACILITIES. The following table lists the nursing facilities and assisted and independent living centers operated by the Company as of June 30, 1998. Except as indicated, all of the facilities are leased.

       FACILITY NAME                                                           LOCATION                     NUMBER
                                                                                                              OF
                                                                                                           LICENSED
                                                                                                              BEDS
                                                                                                               OR
                                                                                                             UNITS
       Marshall Manor                                             Guntersville, Alabama                        91
       Ridgewood Health Care Center                               Jasper, Alabama                              98
       Terrace Lake Village (1)                                   Guntersville, Alabama                        90
       The Arbors Health Care Center(2)                           Camp Verde, Arizona                         118
       Douglas Manor                                              Douglas, Arizona                             64
       Los Arcos Health Care Center (3)                           Flagstaff, Arizona                           80
       Peppertree Square (1)                                      Safford, Arizona                             62

                                                                                                              NUMBER
                                                                                                                OF
                                                                                                             LICENSED
                                                                                                             BEDS OR
FACILITY NAME                                                       LOCATION                                  UNITS
-------------                                                       --------                                 --------
       Pueblo Norte Nursing Center (3)                            Show Low, Arizona                               100
       Rio Verde Health Care Center (3)                           Cottonwood, Arizona                              80
       Safford Care Center                                        Safford, Arizona                                128
       SunCrest  Healthcare Center                                Phoenix, Arizona                                115
       Village Catered Care (1)                                   Douglas, Arizona                                 62
       Amberwood Court Care Center (3)                            Denver, Colorado                                 75
       Arkansas Manor                                             Denver, Colorado                                116
       Brookshire House (3)                                       Denver, Colorado                                 67
       Christopher House (3)                                      Wheat Ridge, Colorado                            78
       Cornerstone Care Center                                    Lakewood, Colorado                              140
       Boonville Convalescent Center                              Boonville, Indiana                              108
       Capital Care Healthcare Center (4)                         Indianapolis, Indiana                            60
       Cloverleaf of Knightsville                                 Knightsville, Indiana                            86
       English Estates (4)                                        Lebanon, Indiana                                130
       English Senior Living (1)(4)                               Lebanon, Indiana                                 19
       Holiday Manor                                              Princeton, Indiana                               91
       Kendalville Manor                                          Kendalville, Indiana                             60
       Lockerbie Healthcare Center(4)                             Indianapolis, Indiana                            79
       Owensville Convalescent Center                             Owensville, Indiana                              68
       Parkview Manor (4)                                         Indianapolis, Indiana                            39
       Sunset Manor (4)                                           Greencastle, Indiana                             79
       Wellington Manor                                           Indianapolis, Indiana                           132
       Willow Manor Convalescent Center                           Vincennes, Indiana                              142
       Bonner Health Center(5)                                    Bonner Springs, Kansas                           50
       Oswego Manor(5)                                            Oswego, Kansas                                   56
       Nightingale West(5)                                        Westland, Michigan                              236
       Colonial Pines                                             San Augustine, Texas                            107
       Hemphill Care Center                                       Hemphill, Texas                                  90
       Heritage Plaza                                             Texarkana, Texas                                 90
       Homestead of McKinney                                      McKinney, Texas                                 138
       Lake Village Nursing and Rehabilitation                    Lewisville, Texas                               120
       Pine Grove Nursing Center                                  Center, Texas                                   120
       Pine Haven Care Center                                     Texarkana, Texas                                120
       Pleasant Manor Living Center                               Waxahachie, Texas                               120
       Reunion Plaza                                              Texarkana, Texas                                102
       South Place Nursing Center                                 Athens, Texas                                   120
       West Place Nursing Center                                  Athens, Texas                                   120
                                                                                                                  ---
            Total beds                                                                                          4,246
                                                                                                                =====


------------------------------------

(1)      Assisted living and independent living facilities.

(2) This facility is currently leased. In connection with the Plan, Unison will exercise its purchase option and enter into a sale/leaseback transaction with Omega.
(3) The facility real estate is owned. Unison will sell these facilities to Omega and lease them back under the terms of the Plan.
(4)      These facilities will be returned to Omega under the terms of the Plan.
(5)      These facilities are currently held for disposition.

         OFFICE FACILITIES. Unison Healthcare leases approximately 14,000 square feet of office space located at 15300 North 90th Street, Suite 100, Scottsdale, Arizona 85260. The Scottsdale office houses the executive offices of Unison Healthcare, and the lease for that space expires in the year 2003. Quest leases approximately 3,600 square feet of commercial office space in Longview, Texas for its pharmacy operations and approximately 2,000 feet of office space in Bloomington, Indiana for its Indiana pharmacy. Sunbelt, through the four therapy companies, leases an aggregate of approximately 38,000 square feet of space for outpatient clinics and fitness centers in Mississippi and Alabama. Ampro leases an aggregate of approximately 8,000 square feet for office and laboratory space in Texas, Tennessee and Missouri and owns one building with approximately 4,000 square feet of space in Missouri. Lease terms on most of the office, pharmacy, laboratory and therapy space range from one to five years. Management believes that Unison's leased properties are adequate for its present needs and that suitable additional or replacement space will be available as required.

PATIENT SERVICES.

         Unison's objective is to provide long-term care services across the continuum of care from independent living services to subacute care services, all of which are provided primarily to the elderly. Independent living facilities that offer assistance with activities of daily living are appropriate for those among the elderly requiring limited healthcare services. Assisted living facilities are appropriate for residents in need of greater assistance, but who do not need the services of a skilled nursing facility. Assisted living facilities provide nutritional, housekeeping, and only limited medical services. For the elderly and other patients in need of specialized support, rehabilitation, nutrition, respiratory therapies and other treatments, skilled nursing care is often required. The provision of specialized subacute services within skilled nursing facilities also responds to the needs of patients requiring intense and specialized treatment and rehabilitation therapy services immediately after hospitalization.

         ASSISTED AND INDEPENDENT LIVING SERVICES. Services and facilities at assisted and independent living centers include central dining facilities, limited nursing services, recreational areas, social programs, housekeeping, laundry and maintenance service, emergency call systems, special features for handicapped persons and transportation to shopping and special events. These facilities provide fewer nursing and medical services than are provided at Unison's long-term care facilities. Unison believes that the availability of healthcare services and assistance with the activities of daily living are significant reasons that residents move to an assisted or independent living center.

         SKILLED NURSING CARE SERVICES. Unison's skilled nursing facilities provide basic healthcare services, including room and board, dietary services, recreational therapy, social services, housekeeping, laundry and nursing services. In addition, the long-term care facilities dispense medications and otherwise follow treatment plans prescribed by the patient's physician. Unison's long-term care facilities are licensed by state licensing agencies and are extensively regulated at the federal, state, and local level. Unison also provides for the delivery of specialty medical services at its facilities.

         SUBACUTE AND OTHER SPECIALTY CARE SERVICES. Unison's facilities currently offer a wide variety of subacute and specialty healthcare services, which may include (i) intensive rehabilitation services; (ii) wound management;
(iii) enteral and parenteral feeding programs; (iv) intravenous drug administration, including chemotherapy; (v) respiratory therapy; (vi) orthopedic rehabilitation; and (vii) other specialized subacute services. Subacute and other specialty care is a major component of Unison's strategy. Unison provides care to certain types of patients with specialized needs through designated units such as those for the treatment of Alzheimer's disease and other conditions. These units are located in specially designed sections within selected facilities and are staffed by specially trained personnel. In addition to providing care tailored to the unique needs of patients within these units, these services include education and support to the patients' families. These units generally receive higher levels of reimbursement. The daily cost to patients for Unison's specialty services are generally significantly less than the cost charged for similar services by acute care hospitals.

OPERATION OF NURSING FACILITIES.

         Unison Healthcare is responsible for the day-to-day operation of the Company's nursing facilities. These responsibilities include recruiting, hiring and training all nursing and other personnel, and directing the full scope of patient care activities that are necessary to operate the facilities. In general, these activities include direct patient care, nursing services, food service, social services and resident activity programs, housekeeping and maintenance, business office services including billing and accounts receivable management, accounts payable, accounting and finance, cash management, debt management, quality assurance, risk management, legal services and regulatory compliance at each facility. Unison Healthcare provides additional support by providing liability, workers compensation and casualty insurance for all Debtors.

         ORGANIZATION. With respect to its long-term and specialty care facilities, Unison Healthcare maintains three regions, each of which is supervised by a regional director. The regional director is supported by a clinical operations specialist, a financial consultant and a regional director of marketing, all of whom are employed by Unison Healthcare. Daily operations of each facility are supervised by an on-site licensed administrator. The administrator at each facility is primarily responsible for adherence to Unison's standards of practice. Each facility administrator's incentive compensation is based, in part, on the achievement of specified quality objectives. Clinical Operations Specialists provide individualized on-site training to direct care givers. Clinical Operations Specialists also conduct mock state and federal surveys in advance of scheduled annual surveys. The administrator of each facility is supported by other professional personnel, including a medical director, who assists in the medical management of the facility, a director of marketing who directs the sales and marketing efforts of the facility and a director of nursing who supervises a staff of registered nurses, licensed practical nurses and nurses aides. Other personnel include dietary staff, activities and social service staff, housekeeping, laundry and maintenance staff and a business office staff.

         QUALITY MANAGEMENT. The Company maintains a quality improvement program that is focused on important aspects of care and critical key indicators that measure the quality of care provided to its patients. The program is an internal facility process focused on involvement by direct care givers. Reporting is monitored by Unison Healthcare's clinical operations specialists under the direction of the Senior Vice President of Clinical Operations. Monthly reports are used to monitor adherence to the standards of care established by the Company's quality improvement program. On-site visits are conducted by specially trained healthcare professionals. The quality improvement program is designed to provide patients with better care, and thus a higher quality of life.

         In recent years, Unison entered into certain leases of facilities that have had regulatory compliance or quality difficulties. Unison has generally achieved improvements of such facilities. In August 1995, Unison acquired 28 operating facilities in the BritWill Acquisition. Regulatory records contained 244 total deficiencies cited at these facilities prior to acquisition. On the first governmental review conducted after acquisition this number was reduced to 138 deficiencies, a 43% reduction in regulatory noncompliance. Based on subsequent governmental review, as of October 1, 1996 the number of deficiencies at these facilities was 61, reflecting a cumulative reduction of 75%. As of July 6, 1998, the equivalent number of deficiencies was 18. Company-wide, Unison's facilities had 116 surveys from government agencies during the period from January 1, 1998 through July 6, 1998. The average number of deficiencies cited during these reviews was 1.3, compared to a national average of 6.5 in the states in which Unison operates. The Company has reduced substandard quality of care deficiencies from 5.7% of total surveys in 1996 to 1.7% in 1998, compared to a national average of 6.7% in the states in which Unison operates. As of July 6, 1998, Unison had no outstanding deficiencies for substandard quality of care.

         MARKETING. Unison's marketing efforts are designed to promote higher occupancy levels and improved payor quality mix. Quality mix has improved from approximately 41.5% in 1994 to approximately 48.3% in 1997. This increase in quality mix is due in part to the Company's marketing efforts and the higher quality mix from acquired operations. Average occupancy was 77.0% in 1996, 83.1% in 1997 and 81.2% in the first six months of 1998. The decrease in occupancy in 1998 is due primarily to the negative perception of Unison as a result of the bankruptcy filing in its Texas and Indiana markets. Management believes that Unison's average occupancy rate will improve as it implements its restructuring plan.

         Unison believes that the long-term healthcare and assisted and independent living industries are driven by local market forces and that patients and referral sources are generally located in the immediate geographic area of the facility. Unison's marketing strategy emphasizes the role and performance of the administrator and director of admissions in marketing and promoting the services offered by Unison facilities to each local community.

         Unison's marketing program is focused on market analysis, competitive services, sales training, and accountability and tracking systems. Quantitative and systematic reporting and analysis is monitored by the regional directors of marketing. Market specific information, along with weekly and monthly reporting, is used to monitor adherence to the standards established by Unison. The hub of this strategy is the local facility administrator and director of admissions and marketing. These individuals, under the direction of the corporate and regional marketing staff, are responsible for establishing and building relationships with various referral sources including general and specialty physicians, hospital administration and discharge planners, insurance case managers and other local community organizations. Unison seeks to use their input in conjunction with demographic and medical data analysis to identify specific market needs, and to introduce new services where appropriate. The facilities also are involved in community affairs in order to maintain a public awareness of their services.

         PAYOR MIX. Medicare, Medicaid, and other payor sources each pay at different rates, which are customarily expressed as rates per patient day. Changes in the mix of a facility's patient population among Medicaid, Medicare, and private pay can significantly affect the profitability of the facility's operations because of the widely varying rates of payment between these various payors. As the following table indicates, Unison has achieved growth in its quality mix of payor sources throughout the periods presented.

                                                        YEAR ENDED DECEMBER 31,                   PRO
                                               -----------------------------------------         FORMA
         SOURCE OF REVENUES                    1994        1995        1996         1997       1997 (1)
         ------------------                    ----        ----        ----         ----       --------
         Medicare                                9.1%       26.9%       29.5%       32.1%        34.2%
         Private and other                      32.4        17.2        17.0        16.2         16.0
                                                ----        ----        ----        ----         ----
              Quality mix                       41.5        44.1        46.5        48.3         50.2
         Medicaid                               58.5        55.9        53.5        51.7         49.8
                                                ----        ----        ----        ----         ----
              Total                            100.0%      100.0%      100.0%      100.0%       100.0%
                                               =====       =====       =====       =====        =====

(1) Adjusts for the Dispositions as though such transactions had occurred as of January 1, 1997.

 ANCILLARY SERVICES.

           Unison Healthcare provides ancillary services, either directly or through third-party contracts, to the residents of skilled nursing facilities in response to physician orders. The major ancillary services include physical, speech and occupational therapies, pharmaceuticals, parenteral and enteral nutrition, infusion and respiratory therapies and laboratory services. Although Unison Healthcare anticipates that it will sell Sunbelt, the Company will continue to provide rehabilitation therapy services to its patients through third-party contracts.

           Management of each of the ancillary companies reports to Unison Healthcare's chief executive officer. Unison Healthcare's corporate management team provides oversight of Ampro, Quest and Sunbelt in the areas of cash management, budgeting, accounting controls, staffing and detailed review of financial results. Unison Healthcare also directs the ancillary companies' growth and marketing strategies, accounts receivable management and integration and quality of services to Unison facilities. Unison Healthcare provides additional support in the areas of risk management, legal services, regulatory compliance, government reimbursement, management information systems and purchasing. A number of the ancillary companies' supply contracts with major vendors are in the name of Unison Healthcare. In addition, bank loans and equipment leases provided to the ancillary companies are negotiated by Unison Healthcare's senior management. General liability, workers compensation and casualty insurance for all Debtors is provided under Unison Healthcare's policy.

           LABORATORY. Ampro operates three medical reference laboratories located in Dallas, Texas, Poplar Bluff, Missouri and Memphis, Tennessee, and three satellite offices located in Austin, Tyler and Fort Worth, Texas. These laboratories provide clinical laboratory services to approximately 228 nursing facilities, as well as to other health care facilities such as hospice providers, home health agencies, physicians and medical clinics.

           The laboratories provide bodily fluid testing services to assist in detecting, diagnosing and monitoring diseases. These tests, performed as ordered by each patient's attending physician, include testing for complete blood count, blood chemistry testing, coagulation studies, urinalysis, microbiology tests and therapeutic drug level tests. Upon completion of these tests, the laboratories communicate the results of each test to the applicable facility for inclusion on each patient's medical chart for review by the attending physician.

           In connection with the management of the laboratories, Ampro hires and trains all necessary personnel and directs all other activities associated with operating a medical laboratory, including billing, collection and other accounting functions. Quality assurance is provided by laboratory managers located at each facility. The marketing staff of each facility is responsible for promoting higher occupancy levels and penetration in their respective markets.

           PHARMACY. Quest is a comprehensive, full-service long-term care pharmacy and medical supply company that provides services through two institutional pharmacies located in Longview, Texas and Bloomington, Indiana. Quest has grown from a pharmacy servicing 15 long-term care facilities in September 1995 to a highly diversified organization that services, as of June 30, 1998, 41 facilities in Texas and 37 facilities in Alabama, Arizona, Colorado, Idaho and Indiana. Quest's specialized services include pharmacy, wound care, medical supplies and enteral therapies. Additionally, Quest provides infusion management, IV nurse consultants and Medicare Part B services. Quest's clinical pharmacists provide consulting, medical records services, educational seminars and continuing education programs. Quest seeks to provide services that assist its clients in controlling costs and complying with regulatory and medical standards.

           Quest provides pharmaceutical dispensing services to approximately 4,000 patients and clients in various settings, including nursing facilities, transitional care facilities, assisted living communities, rehabilitation centers and correctional facilities. Quest provides a variety of pharmaceutical consulting services, including training of facility staff, designed to assist nursing facilities in program administration.

           Quest management trains all necessary personnel and directs all other activities associated with operating an institutional pharmacy, including billing, collection and other accounting functions. Quality assurance is provided by licensed clinical pharmacists who manage the pharmacy outlets. The consultant pharmacy staff act as account managers, responsible for marketing, promoting higher occupancy levels and market penetration. To respond to the needs of its client facilities, Quest has assembled a team of information specialists who are prepared to consult about the managed care market, new products and applications, health care trends and new business opportunities.

           THERAPY. Sunbelt provides physical therapy, occupational therapy and speech language pathology services through Unison facilities and nonaffiliated health care providers, including long-term care facilities, outpatient clinics, fitness centers, hospitals and home health agencies. Sunbelt also provides rehabilitation and sports medicine services to school systems and has implemented industrial and occupational medicine programs which are delivered through outpatient clinics, hospitals and on-site industrial environments. As of June 30, 1998, Sunbelt provided services through 163 contracts, which include 36 Unison facilities.

           Sunbelt develops programs for its long-term care clients, utilizing teams of rehabilitation staff and nursing facility staff, which are tailored to the needs of the individual facility. Specific programs in which Sunbelt works in conjunction with facility staff include functional maintenance, wound care, restraint reduction, dementia training and continuous quality improvement. Sunbelt also provides training in proper patient posture and positioning to aid in feeding and prevention of pressure sores.

           Sunbelt management is responsible for the hiring and training of its licensed therapists and other staff, and maintains billing, collections and accounting functions for Sunbelt. Sunbelt's marketing staff works to increase penetration in its markets and to increase occupancy in its nursing facilities.

INDUSTRY OVERVIEW.

         Unison believes there will continue to be significant business opportunities to provide healthcare services to long-term care residents in non-hospital settings, including both long-term care facilities and assisted or independent living facilities. Certain factors that contribute to this growth potential are described below.

         INDUSTRY CONSOLIDATION. The long-term care industry is highly fragmented. There are approximately 17,000 long-term care facilities in the United States which contain a total of approximately 1.8 million licensed beds. The 50 largest long-term care providers operate approximately 5,000 facilities comprising approximately 500,000 licensed beds, or 28% of the industry total. Recently, the long-term care industry has been subject to competitive pressures and uncertainty with regard to future changes in governmental regulations, which have resulted in a trend toward consolidation, especially of smaller, local operators into larger, more established regional or national providers. The increasing complexity of medical services provided, growing regulatory and compliance requirements and increasingly complicated and potentially volatile reimbursement systems have resulted in the consolidation of operators who lack sophisticated management information systems, operating efficiencies and financial resources to compete effectively. Unison believes that this trend toward consolidation will continue.

         AGING POPULATION. The overwhelming majority of the patients in long-term care facilities and residents in assisted or independent living facilities are over the age of 65. According to the United States Bureau of the Census, the number of people over the age of 65 in the United States has grown from approximately 25.6 million in 1980, or 11.3% of the population, to approximately 33.5 million in 1994, or 13% of the population, and is projected to increase to approximately 62.2 million, or 18% of the population, by 2025. The number of people age 85 and older is expected to double from 3.5 million in 1994 to 7 million in 2020, making this age group the fastest growing segment of the population. As the United States population ages, the demand for the types of services Unison provides is expected to increase. According to published reports, one in three Americans currently 65 years old can be expected to enter a nursing home, for an average of two to three years.

         COST CONTAINMENT PRESSURES. Governmental and private pay sources have adopted cost containment measures which encourage reduced lengths of stay in acute care hospitals. Many of the patients being discharged, in particular elderly patients, require additional skilled nursing care and specialty healthcare services, such as those provided by Unison. The Balanced Budget Act of 1997 (the "Balanced Budget Act") mandates that, for cost reporting periods beginning on or after July 1, 1998, skilled nursing facilities will receive a fixed payment for services to Medicare patients. Any subsequently adopted healthcare reform proposals are expected to continue to emphasize the cost containment efforts included in healthcare reform legislation. See "THE DEBTORS -- Government Regulation."

         ADVANCES IN MEDICAL TECHNOLOGY. Innovations in medical equipment and new treatment methodologies have lengthened life expectancies, increasing the number of individuals requiring specialized care and supervision. The incidence of chronic illness increases with age, particularly certain degenerative conditions. In the past, the level of care required by many of these individuals was not generally available outside acute care hospitals. However, long-term care providers such as Unison have become a more attractive alternative to acute care hospitals in certain instances due to technological advances that have enabled long-term care providers to offer services to patients less expensively than acute care hospitals.

         LIMITATIONS IN THE SUPPLY OF LONG-TERM CARE FACILITIES. In many areas the number of available long-term care beds has not grown as quickly as demand in recent years. Many states (but not all of the states in which Unison operates) have enacted certificate of need or similar legislation which generally limit the construction of long-term care facilities and the addition of beds or services in existing facilities. Furthermore, high construction costs, limitations on government reimbursement for the full costs of construction, and start-up expenses also act to constrain growth in the numbers of facilities. As a result, the Company believes that the supply of long-term care facilities may not grow as quickly as the demand for such facilities. See "THE DEBTORS -- Government Regulation - Certificates of Need."

BUSINESS STRATEGY.

         Unison's business strategy is to become a preferred provider of long-term and specialty healthcare services in its markets by offering a full range of high quality, cost competitive, long-term healthcare services. The key components of the Company's strategy are:

         PROVIDE A CONTINUUM OF CARE. Unison operates both skilled nursing and assisted living facilities and provides a wide variety of medical, rehabilitative and pharmaceutical treatments. Unison seeks to offer these services across the entire continuum of care from independent and assisted living, to traditional long-term, specialty and subacute care. This strategy provides an opportunity for entry at each point in the continuum of care. As patients' needs change, they may be served by different elements of the care continuum. The primary benefit of offering a continuum of care is that it offers patients an appropriate level of cost-effective care which the Company believes is attractive to third party payors.

         Unison believes that independent and assisted living arrangements have become an increasingly important component of the continuum of care required by older Americans. Cost containment pressures from government and private payors alike encourage discharge from long-term and specialty care facilities before residents may be fully able to care entirely for themselves. The change from the traditional family structure which was able to care for the sick and elderly to dual income families has increased the need for facilities that can assist such persons. Unison believes that offering services at this important level of the continuum of care enables it to maintain contacts with potential consumers of its long-term and specialty healthcare services and thus to improve its occupancy levels and profitability.

         IMPROVE PAYOR QUALITY, OCCUPANCY LEVELS AND OPERATING MARGINS. Unison is focused on improving its payor quality mix and occupancy levels. The profitability of caring for private-pay and Medicare patients is generally higher than that of Medicaid patients. Unison's marketing efforts are focused on the hospital and medical community in each market to promote higher occupancy levels and improved payor mix at its long-term care facilities and assisted or independent living centers.

         Unison seeks to improve its profitability by attempting to obtain an increasing proportion of its revenue from specialized healthcare services which typically generate higher profit margins than basic long-term nursing care. Specialty healthcare services are developed in cooperation with, and in accordance with, the needs of the local medical community. Specialty programs are developed by the Company's clinical specialists, marketing professionals and facility administrators working directly with local hospital discharge planners and physicians. Management believes that this approach generally has been well received by local medical communities

         CONCENTRATE HEALTHCARE FACILITIES IN GEOGRAPHIC "CLUSTERS." Unison has in the past sought to acquire facilities which fit within existing geographic regions or "clusters," and to enter new markets through clustered acquisitions. Clustering is intended to attempt to capture local economies of scale by providing ancillary services, purchasing, marketing, information systems, risk management, accounting, reimbursement and quality control to geographically concentrated facilities. The cluster strategy is based on the belief that clustering facilities will enable Unison to leverage management across a larger base of client revenue and efficiently monitor individual facilities, ensuring high quality patient care. Clustering facilities should also enable Unison to leverage the addition of ancillary services over a larger patient base. The Signature Acquisition in 1996, which included the acquisition of five long-term care facilities in the Denver, Colorado area, is an example of this strategy.

COMPETITION.

         Unison's facilities compete on a local and regional basis with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, long-term care hospitals, assisted living facilities, home care providers and other subacute and specialty care providers. Many of these companies have greater financial and other resources than Unison and some are nonprofit or charitable organizations. No assurance can be given that Unison will have the resources to compete successfully with such companies. In addition, cost containment efforts, which encourage more efficient utilization of general acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of general acute care hospitals have converted portions of their facilities to other purposes, including various types of long-term and subacute care. The Company believes that significant competitive factors include the quality and spectrum of care and services provided, the reputation of the medical personnel employed, the physical appearance of the facilities and, in the case of private-pay patients, the level of charges for services. Because the Company's facilities compete primarily on a local and regional basis, rather than on a national basis, the competitive position of the Company varies from facility to facility. The Company seeks to meet competition in each locality by improving the quality and types of services provided in and the appearance of its facilities, by establishing a reputation within the local medical communities for providing quality care, and by responding appropriately to regional variations in demographics and preferences. There is no price competition with respect to Medicare and Medicaid patients because revenues for services administered to such patients are based on strictly controlled fixed rates and cost reimbursement principles.

         Unison's pharmacy and laboratory businesses compete with national, regional and local pharmacies and medical reference laboratories, some of which have significantly greater financial and other resources than Unison. The Company's strategy for its pharmacy services focuses on the expansion of services beyond dispensing tablet, capsule and liquid medications to include more intensive and higher margin IV therapy services, antibiotic and hydration therapies, pain management and chemotherapy. No assurance can be given that Unison will have the resources to compete successfully with such companies. Unison believes that the primary factor in competing for pharmacy business is prompt service and that the primary factor in competing for laboratory business is prompt and accurate test results.

GOVERNMENT REGULATION.

         The federal government and all states in which Unison operates regulate various aspects of Unison's business. All of the Company's skilled nursing facilities are certified or approved as providers under one or more of the Medicaid or Medicare programs. To participate in the

Medicare or Medicaid program, each facility must comply with federal participation requirements and meet additional state licensure requirements. All of these programs are currently the subject of numerous legislative and regulatory proposals at both federal and state levels, some of which could adversely affect Unison. The Federal Social Security Act (the "Act") authorizes the Secretary of the Department of Health and Human Services to execute agreements with state survey agencies to determine whether skilled nursing facilities meet the federal participation requirements for Medicare. State survey agencies perform the same survey tasks for nursing facilities participating or seeking to participate in the Medicaid program. The results of Medicare and Medicaid surveys are used by the Health Care Financing Administration ("HCFA") and Medicaid state agencies as the basis for decisions to execute, deny or terminate provider agreements with facilities.

         PAYMENT FOR SERVICES. Unison derives a significant portion of its net revenues, directly or indirectly, from the Medicare and Medicaid programs. These programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings and funding restrictions, all of which could limit or reduce reimbursement for Unison's services. Any significant decrease in Medicare or Medicaid reimbursement amounts could have a material adverse effect on Unison. Unison also obtains payment from private insurers, including managed care organizations and private pay patients. The Company's facilities also have contracts with private payors, including health maintenance organizations and other managed care organizations, to provide certain healthcare services to cover patients for a set per diem payment for each patient. There can be no assurance that the rates paid to Unison by these payors will remain at current levels or be adequate to reimburse Unison for the cost of providing services to covered beneficiaries. In addition, cost increases due to inflation without corresponding increases in reimbursement could adversely affect Unison's business.

         THE BALANCED BUDGET ACT. The Balanced Budget Act, signed into law on August 5, 1997, makes numerous changes to the Medicare and Medicaid programs, which may impact Unison. The Balanced Budget Act mandates the establishment of a prospective payment system ("PPS") for Medicare skilled nursing facility services, under which facilities will be paid a fixed fee for virtually all covered services based upon their patients' assessed acuity. PPS will be phased in over a four-year period, effective for Unison's facilities on January 1, 1999. During the first three years, payments will be based on a blend of the facility's historical costs and calculated federal rates. Thereafter, the per diem rates will be based 100% on federal rates, adjusted for inflation and geographical data. Under PPS, each patient's clinical status is evaluated and placed into one of 44 payment categories. The patient's payment category dictates the amount that the provider will receive to care for the patient on a daily basis. The per diem rate will cover (i) all routine inpatient costs currently paid under Medicare Part A, (ii) certain ancillary and other items and services currently covered separately under Medicare Part B on a "pass-through" basis, and (iii) certain capital costs. The final rules and new per diem rates were published on May 22, 1998 and were open for public comment until July 13, 1998. There can be no assurance that payments under PPS will be comparable to current levels and that PPS will not have a material adverse impact on Unison's liquidity, results of operations or financial condition.

         For Medicare patients receiving services on an outpatient basis under Medicare Part B, effective July 1, 1998, reimbursement for ancillary services such as rehabilitation therapy, drugs, medical supplies and other items, will be based on a fee schedule. In addition, effective January 1, 1999, there will be an annual per-patient cap of $1,500 on reimbursement for Part B and outpatient physical and speech therapy services and an annual per-patient cap of $1,500 or reimbursement for Part B and outpatient occupational therapy services. There can be no assurance that these fee schedules will not have a material adverse effect on the Company.

         The Balanced Budget Act also contains changes to the Medicaid program, the most significant of which is the repeal of the Boren Amendment. The Boren Amendment required state Medicaid programs to pay rates that are reasonable and adequate to meet the costs that must be incurred by a nursing facility in order to provide care and services in compliance with applicable standards. Effective October 1, 1997, states have more flexibility in establishing payment rates. Indiana and Colorado will adopt case-mix prospective payment systems effective October 1, 1998 and January 1, 1999, respectively. Unison is unable to predict whether any other states will change their reimbursement policies and, if so, what effect such changes would have on the Company. There can be no assurance that any changes to the Medicaid program will not have a material adverse impact on the Company.

         THE MEDICARE PROGRAM. The Medicare Program is a federally funded and administered health insurance program for individuals age 65 and over or who are disabled as defined by the Social Security Administration. The Medicare Program covers patients requiring daily skilled nursing and other rehabilitation care following a minimum three-day stay in a general or acute care hospital, but does not cover patients requiring only intermediate or custodial levels of care.

         Until the implementation of PPS, Medicare reimburses the skilled nursing facility based on a reasonable cost standard. With certain exceptions, payment for skilled nursing facility services is made retrospectively with each facility receiving an interim payment during the year for its expected reimbursable costs. The interim payment is later adjusted to reflect actual allowable direct and indirect costs of services based on the submission of an annual cost report. Each facility is also subject to limits on reimbursement for routine costs. Exceptions to these limits are available for, among other things, the provision of atypical services. Due in part to the provision of subacute services, Unison's costs for care delivered to Medicare patients in certain of its long-term and specialty healthcare facilities have exceeded the routine cost limits. Although management believes that Unison will recover these routine cost limit exception requests, failure to obtain such exceptions could adversely affect Unison's results of operations.

         Medicare covers and pays for rehabilitation therapy services furnished in facilities in various ways. For rehabilitation services provided directly, specific guidelines exist for evaluating the reasonable cost of physical therapy, occupational therapy and speech language pathology services. Medicare applies salary equivalency guidelines in determining the reasonable cost of physical therapy and respiratory services, which is the cost that would be incurred if the therapist were employed by a nursing facility, plus an amount designed to compensate the provider for certain general and administrative overhead costs. Until April 1, 1998, Medicare paid for occupational therapy and speech language pathology services on a reasonable cost basis, subject to the so-called "prudent buyer" rule for evaluating the reasonableness of the costs. Unison's gross margins for services reimbursed under the salary equivalency guidelines are significantly less than services reimbursed under the "prudent buyer" rule.

         In January 1998, HCFA issued rules applying salary equivalency limits to certain speech and occupational therapy services and revised existing physical and respiratory therapy limits. The new limits are effective for services provided on or after April 1, 1998. For the year ended December 31, 1997, Unison's revenues and contribution margin from speech and occupational therapy services amounted to $31.2 million and $13.1 million, respectively. The imposition of salary equivalency guidelines on speech language pathology and occupational therapy services could significantly impact Unison's margins in 1998. The revised guidelines will be in effect until nursing facilities transition to PPS. Under PPS, the reimbursement for these services provided to nursing facility patients will be a component of the total reimbursement allowed per patient and the salary equivalency guidelines will no longer be applicable. Unison's client nursing facilities, both affiliated and nonaffiliated, will transition to PPS on January 1, 1999.

         Current Medicare regulations that apply to transactions between related parties are relevant to the amount of Medicare reimbursement that the Company is entitled to receive for the rehabilitation and respiratory therapy and pharmaceutical services that it provides to Unison facilities. These related party regulations require that, among other things, (i) the Company's therapy and pharmacy subsidiaries must each be a bona fide separate organization; (ii) a substantial part of the services of each subsidiary is transacted with nonaffiliated entities, and there is an open, competitive market for such services; (iii) the services provided by such subsidiary commonly are obtained by long-term and subacute care facilities from other organizations and are not a basic element of patient care provided by such facilities; and (iv) the prices charged to the Company's long-term and subacute care facilities by such subsidiaries are in line with the charges for such services in the open market and no more than the prices charged by its therapy and pharmacy subsidiaries under comparable circumstances to nonaffiliated entities in order to satisfy the "substantial part" requirement of such regulations. In instances where this issue has been litigated by others, no consensus has emerged as to the appropriate threshold necessary to satisfy the "substantial part" requirement.

         In the fourth quarter of 1997, Unison Healthcare was informed by its Medicare fiscal intermediary that it is challenging reimbursement for certain services provided at Unison facilities by Sunbelt, a Unison Healthcare subsidiary which provides physical, speech and occupational therapy services to both affiliated and nonaffiliated long-term care facilities. Although the Company intends to vigorously pursue reimbursement of the challenged items, in the fourth quarter of 1997 it recorded a reduction in Medicare revenues in connection with this related party issue. When PPS and the fee schedules are implemented, the Medicare impact of the related party rule will be eliminated. Sunbelt is currently held for possible disposition.

         THE MEDICAID PROGRAM. All of Unison's nursing facilities are certified to participate in applicable state Medicaid programs. Medicaid is a joint federal-state medical assistance program for individuals who meet certain income and resource standards. Facilities participating in the Medicaid program are required to meet state licensing requirements to be certified in accordance with the state and federal regulations and to enter into contracts with the state agency to provide services at rates established by the state. States have considerable flexibility in establishing their

Medicaid reimbursement systems, and as a result, the payment methodologies and rates vary significantly from state to state. All of the states in which Unison operates Medicaid-certified facilities, except for Texas and Arizona, use a cost-based reimbursement system under which reimbursement rates are determined by the state from cost reports filed annually by each facility on a retrospective basis. Reimbursable costs normally include the costs of providing healthcare services to patients, administrative and general costs, and the costs of property and equipment. Not all costs incurred are reimbursed, however, because of cost ceilings applicable to both operating and fixed costs. Some state Medicaid programs include an incentive allowance for providers whose costs are less than the ceilings and who meet other requirements. In addition, certain Medicaid payments are subject to relatively long collection cycles and payment delays due to budget shortfalls in state Medicaid programs.

         Currently, several states, including Texas, utilize case-mix prospective payment systems, pursuant to which payment levels increase based on a patient's acuity level and need for services. Indiana and Colorado will adopt case-mix prospective payment systems effective October 1, 1998 and January 1, 1999, respectively. Arizona has developed a managed care program for its Medicaid beneficiaries, whereby subcontractors, usually county health departments, receive negotiated capped rates from the state. The subcontractors then negotiate contracts with nursing facilities to provide patient care.

         ENFORCEMENT PROCEEDINGS AND SANCTIONS; CERTIFICATION REQUIREMENTS. Under the Omnibus Reconciliation Act of 1987 ("OBRA"), HCFA has promulgated survey, certification and enforcement rules governing skilled nursing facilities and nursing facilities participating in the Medicare and Medicaid programs. Among other things, the HCFA rules governing survey and certification of long-term care facilities define a number of terms used in the survey and certification process. The rules require states to enact state plans to incorporate the provisions of the rules, including the full range of remedies for nursing facilities subject to the jurisdiction of the state Medicaid agency. Additional remedies are available.

         Unannounced standard surveys must be conducted at least every 15 months with a state-wide average of 12 months. In addition to the standard survey, survey agencies have the authority to conduct surveys as frequently as necessary to determine whether facilities comply with requirements of participation, to determine whether facilities have achieved correction and to monitor care if there is a change of ownership or management of a facility. Furthermore, the state survey agency must review all complaint allegations and conduct a standard or an abbreviated standard survey to investigate complaints of violations of regulatory requirements by long-term care facilities if a review of the complaint shows that a deficiency in one or more of the federal requirements may have occurred and only a survey will determine whether a deficiency or deficiencies exist. If a facility has been found to furnish substandard quality of care, or to have deficiencies requiring "significant improvement," it is subject to an extended survey. The extended survey is intended to identify policies and procedures which may have caused a facility to furnish substandard quality of care.

         HCFA's rules allow either HCFA or state agencies to impose one or more remedies provided under the rules for any particular deficiency. Facilities must provide a plan of correction for all deficiencies regardless of whether a remedy is imposed. Available remedies include termination of provider agreement, temporary management, denial of payment for new admissions, civil money penalties, closure of the facility in emergencies or transfer of residents or both, and state monitoring. States may also adopt optional remedies. The rules divide remedies into three categories. Category 1 remedies include directed plans of correction, state monitoring and directed in-service training. Category 2 remedies include denial of payment for new admissions, denial of payment for all individuals (imposed only by HCFA), and civil money penalties of $50 to $3,000 per day. Category 3 remedies include temporary management, immediate termination or civil money penalties of $3,050 to $10,000 per day. The rules define situations in which one or more of the penalties must be imposed.

         The HCFA certification, survey and enforcement regulations impose significant burdens on long-term care facilities. The regulations may require state survey agencies to take aggressive enforcement actions. The breadth of the rules create uncertainty over how the rules will be implemented and the standards of compliance.

         Unison believes that its facilities substantially comply with the various state licensure and Federal certification requirements applicable to them. However, in the ordinary course of its business, Unison sometimes receives notices of alleged deficiencies for failure to comply with regulatory requirements. Unison reviews such notices and attempts to take corrective action. Unison's facilities sometimes receive notices from state agencies which result in fines and/or the agencies taking steps to decertify the facilities from participation in Medicare and Medicaid programs. In 1996 the Company received notices of monetary penalties related to two of its Texas facilities in the aggregate amount of approximately $168,000. These fines are currently being appealed. In February 1998, Unison closed its Oaks at Boise facility in Boise, Idaho, after voluntarily terminating its participation in the Medicare program and relocating the patients. Unison had been in negotiations with the owners for disposition of the facility when it encountered regulatory problems. Negotiations broke down and Unison closed the facility. Unison was assessed a penalty amounting to $25,875 for violations of Medicare regulations, payment of which has not been demanded due to the bankruptcy filing.

         CERTIFICATES OF NEED. Many states (although not every state in which Unison operates) have adopted certificate of need or similar health planning laws which generally require prior state agency approval of certain acquisitions, new bed additions or services or capital expenditures. To the extent that such approvals are required for Unison to expand its operations or enter new geographic markets, Unison could be adversely affected by its inability to obtain the necessary approvals and could incur delays and expenses associated with obtaining such approvals. Currently, the states with certificate of need requirements in which the Company operates include Michigan and Alabama. In addition, Colorado and Texas have placed moratoriums on bed additions.

         PATIENT REFERRAL REGULATIONS. Unison is also subject to federal and state laws that prohibit direct and indirect payments between healthcare providers that are intended to induce or encourage the referral of patients to a particular provider of items or services. Violation of these laws may result in criminal fines, imprisonment and exclusion from the Medicare and Medicaid programs. Federal regulations establish certain safe harbors from liability under this statute. While failure to satisfy all of the criteria for a safe harbor does not necessarily mean that an arrangement is unlawful, arrangements that are of the same generic kind as those for which a safe harbor is available may be subject to scrutiny if they fail to qualify for the appropriate safe harbor. In addition, under separate statutes, submission of claims for payment that are deemed to be false or fraudulent, or for items or services that are "not provided as claimed," may lead to civil monetary penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state healthcare programs.

         Under Medicare conditions of participation and some state licensure laws, Unison, because of its method of service delivery, is required to contract with healthcare providers, practitioners and suppliers, including hospitals, facilities, physicians, pharmacies and medical equipment companies. Some of these individuals or entities may refer, or be in a position to refer, patients to Unison, and Unison may refer, or be in a position to refer, patients to certain of these individuals or entities. The Health Insurance Portability and Accountability Act ("HR 3103"), which was signed by President Clinton on August 21, 1996, has for the first time established a procedure requiring the Secretary of the Department of Health and Human Services to issue advisory opinions concerning some activity punishable under federal healthcare fraud statutes. To the Company's knowledge, none of its patients were referred under practices which are in violation of HR 3103. Although Unison believes its practices are not in violation of these laws, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with Unison's practices.

         Other laws prohibit physician referrals for certain "designated health services" rendered to Medicare and Medicaid patients by a provider in which the referring physician has an ownership interest or other financial relationship. Various exceptions are available for financial arrangements that would otherwise prohibit physician self-referrals. Many states have also enacted physician self-referral laws that apply whether or not Medicare or Medicaid payments are involved. Similar penalties, including fines and loss of licensure or eligibility to participate in government reimbursement programs, apply to violations of these state self-referral laws. These self-referral laws could require Unison to modify its contractual arrangements in order to satisfy an available exception, or limit the ability of physicians with whom Unison has compensation arrangements to refer patients to Unison.

         The nursing home industry has been a target of focus by government regulators seeking to discover and prosecute claims of healthcare fraud and from time to time Unison has received inquiries related to such claims. Medicare intermediaries and carriers have been given new instructions from HCFA concerning investigating and referring for prosecution suspected instances of Medicare and Medicaid fraud and abuse. In May 1996, the federal government announced the first year results of its "Operation Restore Trust" initiative. This initiative is a combined federal and state effort designed to combat healthcare fraud, waste and abuse and specifically targets the Medicare and Medicaid programs in connection with services of home health agencies, nursing homes and durable medical equipment suppliers. These entities are targeted because they account for the fastest growing cost areas in the Medicare and Medicaid programs. Operation Restore Trust originally focused on California, Florida, Illinois, New York and Texas. It is now extended to all states and is concerned with detection of suspected nursing facility fraud and abuse. This effort is focused on problems with claims for services not rendered or not provided as claimed and claims falsified to circumvent coverage limitations on medical supplies. The Company expects efforts of this sort to continue.

         PHARMACY. Pharmacists and those providing pharmacy services in the United States are regulated by state statutes and the rules and regulations of state boards of pharmacy. Currently, Unison operates pharmacies only in Texas and Indiana. As required by Texas and Indiana law, Unison and its pharmacists are licensed as a retail pharmacy and as pharmacists, respectively. In addition, both state and federal regulators prohibit the dispensing of certain drugs or medicines other than pursuant to a prescription written by a licensed practitioner. In order to implement these restrictions, regulations impose strict recordkeeping requirements with respect to the handling and dispensing of controlled substances, small quantities of which are maintained in Unison's pharmacy for use in filling prescriptions. These requirements also impose significant recordkeeping obligations upon Unison and its pharmacists. Unison is subject to regular audits by governmental authorities to monitor compliance with recordkeeping and other requirements imposed by law and regulation. Penalties for failure to comply with applicable regulations can range from imposition of fines to the suspension or revocation of the license of the pharmacy, one or more pharmacists, or both. As of June 30, 1998, Unison provided pharmacy services to 11 Company-affiliated and 30 non-affiliated skilled nursing facilities in East Texas, and 13 Unison-affiliated and 10 non-affiliated skilled nursing facilities in Indiana (including the Disposition Facilities), and 14 other Unison-affiliated skilled nursing facilities in Alabama, Arizona and Colorado.

         LABORATORY. Laboratories providing laboratory services in the United States are regulated by state statutes and the rules and regulations of the Clinical Laboratory Improvement Act of 1988 ("CLIA"). All laboratories must have a certificate of compliance or a certificate of accreditation for laboratory testing. Laboratories which have certificates must permit HCFA or a HCFA agent to conduct an inspection to assess the laboratory's compliance with the requirements of CLIA. The most recent inspection of Ampro's three laboratories revealed no deficiencies. Currently, Ampro operates laboratories in Missouri, Texas and Tennessee. As of June 30, 1998, Ampro provided laboratory services to two Company affiliated and 86 non affiliated skilled nursing facilities in Texas, 18 non affiliated skilled nursing facilities in Tennessee, and 122 non affiliated skilled nursing facilities in Missouri.

EMPLOYEES.

           As of June 30, 1998, Unison employs approximately 4,530 individuals (including full-time and part-time employees), of which approximately 3,550 employees work at Unison's nursing facilities, 100 employees work at Unison Healthcare's corporate and regional offices, 70 employees work in Unison's pharmacy operations, 690 employees work for Sunbelt and 120 employees work in the Company's medical reference laboratories. Among its clinical staff, Unison employs approximately 290 registered nurses, 530 licensed practical nurses and 1,400 certified nursing assistants. Unison has two collective bargaining agreements covering approximately 250 nursing facility employees. One of the collective bargaining agreements is with the 160 employees at Unison's Nightingale West facility, which is currently held for disposition.

           Unison's employee benefits include medical, long-term disability and life insurance. The Company also offers a 401-K retirement plan to all eligible employees.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS.

         The following table sets forth certain information with respect to the current directors and executive officers of Debtors.

           UNISON HEALTHCARE
           -----------------
           Name                                     Age     Position(2)
           ----                                     ---     -----------
           Michael A. Jeffries                      48      President, Chief Executive Officer, Director
           Clayton Kloehr                           41      Senior Vice President-Finance, Treasurer, Director
           Nir E. Margalit                          40      Executive Vice President, General Counsel, Secretary, Director
           Jimmy L. Fields                          47      Senior Vice President and Chief  Financial Officer
           Terry Troxell                            47      Senior Vice President-Clinical Operations
           John T. Casey                            52      Director
           Tyrrell L. Garth                         50      Director(3)
           John T. Lynch, Jr.                       50      Director
           Mark W. White                            58      Director

           QUEST
           -----
           Name                                     Age     Position
           ----                                     ---     --------
           L. Robert Oberfield                      60      President
           Michael A. Jeffries                      48      Chief Executive Officer, Director
           Clayton Kloehr                           41      Chief Financial Officer,  Treasurer, Director
           Nir E. Margalit                          40      Secretary
           Jimmy L. Fields                          47      Vice President

           SUNBELT THERAPY (ALABAMA)
           -------------------------
           Name                                     Age     Position
           ----                                     ---     --------
           Paul G. Henderson                        42      President
           Michael A. Jeffries                      48      Chief Executive Officer, Director
           Clayton Kloehr                           41      Chief Financial Officer, Treasurer, Director
           Nir E. Margalit                          40      Secretary
           Jimmy L. Fields                          47      Vice President

------------------------
(2) Mr. Bruce Whitehead was a Director from August 1995, until his resignation from the Board of Directors on May 29, 1998. Similarly, Mr. David Kremser served as a Director from November 1, 1996, until his resignation from the Board of Directors on May 29, 1998.

(3) Mr. Garth was a Director from August 1995, until his resignation from the Board of Directors on August 6, 1998.

           ALL OTHER DEBTORS
           -----------------
           Name                                     Age     Position
           ----                                     ---     --------
           Michael A. Jeffries                      48      President, Chief Executive Officer, Director
           Clayton Kloehr                           41      Chief Financial Officer, Treasurer, Director
           Nir E. Margalit                          40      Secretary
           Jimmy L. Fields                          47      Vice President

         MICHAEL A. JEFFRIES has served as President, Chief Executive Officer and Director of Unison Healthcare since September 8, 1997. Mr. Jeffries is also the Chief Executive Officer and a Director of Quest and Sunbelt and the President, Chief Executive Officer and a Director of Unison Healthcare's other subsidiaries. From 1989 to August 1997, Mr. Jeffries was Senior Vice President and a Director of Horizon/CMS Healthcare, a publicly traded long-term care company. From 1983 to 1989, Mr. Jeffries was employed by Beverly Enterprises, the nation's largest long-term care company, most recently as Senior Vice President, Operations. Prior thereto Mr. Jeffries was the Director of Operations and Chief Financial Officer of Mid-America Nursing, a regional nursing home system in Kansas.

         L. ROBERT OBERFIELD has been President of Quest since it was organized in March 1995. From December 1992 to March 1995, he was employed by Sunscript Pharmacy Corp., a subsidiary of Sun Healthcare Company, most recently as President. From September 1990 to December 1992 he was employed by RDS Acquisition Corp. ("RDS"). RDS commenced bankruptcy proceedings in December 1991. At the time the proceedings commenced, Mr. Oberfield was the Senior Vice President of RDS, and he served as its President thereafter until December 1992.

         PAUL G. HENDERSON has served as President of Sunbelt since the acquisition of Sunbelt by Unison in March 1996. For the past six years, Mr. Henderson has been active in the founding and management of physical therapy service providers (such as Sunbelt) and in providing patient care.

         JIMMY L. FIELDS has served as Executive Vice President and Chief Financial Officer since April 1, 1998. From 1995 to March 1998 he was the Chief Financial Officer and Director of Health Care Operations for Fountains Retirement Communities, Inc., a senior housing and long-term care company. From 1993 to 1995 Mr. Fields was the Chief Operating Officer of Retirement Management Corporation, an operator of long-term care facilities. From 1983 to 1993 Mr. Fields was an executive with various long-term care companies including The Multicare Companies, Inc., where he served as Chief Financial Officer and Chief Operations Officer. Mr. Fields is a certified public accountant.

         NIR E. MARGALIT has served as Executive Vice President, General Counsel, Secretary and a Director of Unison Healthcare and Secretary of all other Debtors since February 15, 1998. From 1995 to February 1998, when he joined Unison, Mr. Margalit was Vice President, General Counsel and Secretary of Starwood Hotels and Resorts Worldwide, Inc., a publicly traded hotel paired share real estate investment trust. From 1993 to 1995, Mr. Margalit was Vice President, Development and Special Counsel of Capstar Hotels. Prior thereto, Mr. Margalit was an attorney in private practice.

         TERRY TROXELL has served as Director of Professional Services of Unison Healthcare since it commenced operations in July 1992. In November 1994, she became Vice President of Clinical Operations of Unison Healthcare and in September 1996 she became Senior Vice President of Clinical Operations. From July 1991 until July 1992, Ms. Troxell served as Director of Professional Services of Samaritan Senior Services, Inc. She was employed by the Arizona Department of Health from 1985 until 1991, where she served as Program Manager of Health Care Facility Licensure and Enforcement, overseeing the licensing, certification and enforcement of all licensed healthcare facilities in Arizona. Ms. Troxell is a licensed Registered Nurse and a Certified Gerontologist Clinical Specialist. She sits on the American Health Care Association's national board as Regional Vice president and serves on its Advocacy Panel Committee and Long-Term Care Nurse Council. She is a member of the American Gerontological Nurses Association and the Association for Professionals in Infection Control and Epidemiology.

         CLAYTON KLOEHR has served as Senior Vice President-Finance and Treasurer of Unison Healthcare since July 1, 1997. Mr. Kloehr is also the Chief Financial Officer, Treasurer and a Director of each of the other Debtors. From August 1995 through June 30, 1997, Mr. Kloehr was an independent financial consultant. From February 1995 until August 1995, Mr. Kloehr was BritWill's Treasurer. During the 14 years prior thereto Mr. Kloehr was employed by Placid Oil Company, a privately held oil exploration and production company based in Dallas, Texas, most recently as Manager of Treasury Operations.

         JOHN T. CASEY has served as a Director of Unison Healthcare since August 1995. Mr. Casey is the Chairman and Chief Executive Officer of Physician Reliance Network, a publicly traded provider of cancer treatment services. From 1995 to 1997, Mr. Casey was the Chief Executive Officer of InteCare LLC, a hospital management firm in Irving, Texas. From 1991 to 1995, Mr. Casey was the Chief Operating Officer of American Medical International, a publicly traded hospital management company. Prior thereto, Mr. Casey was President of Samaritan Health Services, a hospital and long-term care provider.

         TYRRELL L. GARTH served as a Director of Unison Healthcare from August 1995 until his resignation on August 6, 1998. Mr. Garth became President of Cheyenne Capital in Beaumont, Texas, a personal investment firm, in 1996. Prior thereto he was a partner in the law firm of Moore, Landry, Garth, Jones, Barmeister and Hulett, LLP, which served as general counsel to BritWill prior to its acquisition by Unison Healthcare in August 1995.

         JOHN T. LYNCH, JR. has been a director of Unison Healthcare since June 1992. Mr. Lynch was also a director of BritWill between 1992 and its acquisition by Unison Healthcare in August 1995. In January 1990, he co-founded Trouver Capital Partners, L.P. ("Trouver"), a private investment banking firm and serves as one of its general partners. Mr. Lynch was Managing Director and a member of the Health Care Finance Group of Furman Selz Incorporated, and was Managing Director and head of Health Care Finance Groups at Thomson McKinnon Securities, Inc. and Dean Witter Reynolds, Inc. for the period 1980 through 1990.

         MARK W. WHITE has served as a Director of Unison Healthcare since August 1995. Mr. White has been an attorney in private practice since 1987 and also serves as the President of

GeoVox, Inc., a security systems company. From 1983 to 1987, Mr. White served as Governor of the State of Texas.


                           RELATED PARTY TRANSACTIONS

          BRITWILL ACQUISITION. In August 1995, Unison Healthcare's predecessor, SunQuest, acquired BritWill from Whitehead Family Investments, Ltd., a Texas limited partnership, and other BritWill shareholders in a stock purchase transaction. The General Partner of Whitehead Family Investments, Ltd. ("WFIL") at the time of the BritWill Acquisition was BritWill Texas Investments Company ("BritWill Texas Investments"), a Delaware corporation. The President of BritWill Investments at the time of the BritWill Acquisition was Mr. Whitehead.

          The consideration given by Unison Healthcare in connection with the BritWill Acquisition in August 1995 included: (a) a debenture that was subsequently converted into 561,815 shares of Unison's common stock; (b) a combination of promissory notes and lump sum contingent payment obligations totaling $25 million (collectively the "Loan Documents"), together with a monthly contingent payment obligation and an Additional Payment Obligation (as defined in the Loan Documents); and (c) indemnifications and guarantees by Unison Healthcare and certain of its subsidiaries and affiliates of certain debts and obligations of BritWill.

          The Loan Documents issued as consideration for the BritWill Acquisition were issued to Mr. Whitehead as agent for 100% of the former shareholders of BritWill, and to WFIL, by its general partner, BritWill Texas Investments. Mr. Whitehead directly or indirectly held or controlled approximately 81.5% of BritWill's outstanding stock, and served as BritWill's Chairman of the board of directors. At the time of the BritWill Acquisition in August 1995, the BritWill Acquisition Obligations were unsecured. As a result of the BritWill Acquisition, Mr. Whitehead became, beneficially, one of Unison Healthcare's largest shareholders and, at the same time, one of Debtor's largest creditors. At the time Unison Healthcare acquired BritWill, Messrs. Garth, Lynch and White were also BritWill shareholders and directors, and Mr. Garth served as outside counsel. Messrs. Garth and White were not directors of Unison Healthcare prior to the BritWill Acquisition.

          As former shareholders of BritWill, Messrs. Whitehead, Garth, Lynch and White have participated pro rata in some or all acquisition payments made and acquisition obligations incurred by Unison in connection with the BritWill Acquisition (the "BritWill Acquisition Obligations"). The BritWill Acquisition Obligations paid, in total, include $13.6 million of principal, $853,000 of interest, $5.2 million of payments on monthly contingent payment obligations and 561,815 shares of Unison Healthcare Common Stock. On or about January 9, 1997, Unison Healthcare paid $9.75 million of the Notes proceeds to Mr. Whitehead and his affiliated entities as and for a payment on the unsecured BritWill Acquisition Obligations. Messrs. Garth and Lynch have transferred their interests in the BritWill Acquisition Obligations to their children, and Mr. White transferred his interest to Mr. Whitehead.

         MR. WHITEHEAD.(4) Mr. Whitehead has (or had) a direct or indirect material interest in the following additional transactions with BritWill or Unison.

- Prior to Unison Healthcare's acquisition of BritWill, Mr. Whitehead sold certain healthcare facilities or related interests to BritWill and acquired certain other direct and indirect financial interests and obligations related to BritWill's healthcare facilities, some of which have continued thereafter. Through BritWill Investments-Texas, Ltd. ("Brit-Texas"), Mr. Whitehead is the indirect owner and lessor of six of the nursing facilities that the Company leases in Texas (including three facilities that were subleased to an unrelated party effective March 1, 1997). The annual base rent for these facilities amounts to $1.1 million, which is approximately the amount of the annual payment obligations on the related $10.2 million acquisition mortgage loan secured by those facilities from Omega. Mr. Whitehead is also the guarantor of the Company's obligations with respect to the facilities that are leased from Omega.

- Mr. Whitehead directly or indirectly owned all of the interests, except for Mr. Garth's $400,000 interest, in a $2.5 million promissory note payable to BritWill (the "Participation Note"). The Participation Note was refinanced by BritWill when it was acquired by Unison Healthcare, and the resulting $3.4 million refinancing note (the "Renewal Note") was ultimately repaid from the proceeds of Unison Healthcare's initial public offering (the "IPO") in December 1995.

-        From time to time both before and after the BritWill Acquisition, Mr.
         Whitehead has made loans and other financial accommodations to BritWill and Unison. In addition to the Renewal Note and a portion of the BritWill Acquisition Obligations, $750,000 of loans from Mr. Whitehead or his affiliates was repaid from the proceeds of the IPO. A Unison Healthcare subsidiary is obligated to repay to Brit-Texas five unsecured promissory notes in the aggregate amount of $2.3 million with interest at rates ranging from 9.0% to 10.75%. In addition, in 1996 Mr. Whitehead loaned $1.0 million to Unison Healthcare for working capital purposes. This loan was repaid in 1996 with the proceeds from a $7.5 million bank financing, which was in turn repaid from the proceeds of the Notes.

         SIGNATURE ACQUISITION. On October 31, 1996 Unison Healthcare acquired Signature (the "Signature Acquisition") for an initial aggregate purchase price of approximately $50.7 million comprised of cash and promissory notes totaling approximately $38.2 million and 1,509,434 shares of Unison Healthcare's common stock. Signature was founded in 1987 by Mr. Kremser,

------------------------
(4) In August 1995, subsequent to the BritWill Acquisition, Mr. Whitehead became a director of Unison Healthcare, and on August 10, 1995, became Chairman of the Board of Directors of Unison Healthcare. Moreover, in March, 1997, the Board of Unison created a three (3) person "executive committee" (the "Executive Committee") comprised of Messrs. Whitehead, Kremser (acting as Chair of the Executive Committee), and Lynch, which Executive Committee exercised all of the functions of the Board from its creation until February 1998, at which time a Special Restructuring Committee of the Unison Healthcare Board was created to deal solely with restructuring issues facing Unison Healthcare and its subsidiaries and affiliates. Mr. Whitehead remained as Chairman of the Unison Healthcare Board and a member of the Executive Committee until he resigned from all such positions on May 29, 1998.

who served as its Chairman, President, Chief Executive Officer and Director until Signature was acquired by Unison Healthcare.

                In October 1996, Unison Healthcare paid Mr. Kremser and other related parties in cash the sum of approximately $37 million from the Notes proceeds. Even after this cash payment was made, approximately $1.1 million in notes (placed in escrow) was still payable to Mr. Kremser and others representing the balance of the obligations resulting from the Signature Acquisition. In March 1997, Mr. Kremser and the Kremser related parties, as former shareholders of Signature, received an additional $2.5 million in convertible promissory notes (amounting to approximately $1.8 million) and shares of Unison Healthcare common stock as further consideration for the Signature Acquisition. The Signature Acquisition Obligations were unsecured at the time they were incurred.

         MR. KREMSER.(5) Mr. Kremser has (or had) a direct or indirect material interest in the following additional transactions with Unison:

- The Board of Directors of Unison Healthcare entered into a Services Agreement with Mr. Kremser commencing March 31, 1997. As compensation for his services to the Company in all capacities, Mr. Kremser received cash compensation of $7,500 per week plus expenses as well as options for 50,000 shares of Unison Healthcare Common Stock at an exercise price of $2.875 per share, fully vested. Cash compensation ended in September 1997. Mr. Kremser and the Company are also parties to an indemnification agreement and a tolling agreement in respect of claims he may have against the Company.

         THE 1997 LOANS. On April 21, 1997, the Company obtained a $2.95 million unsecured loan (the "April 1997 Loan") for general working capital purposes from BritWill Investments Company Ltd. ("BritWill Investments") and Elk Meadows Investments, L.L.C. ("Elk Meadows"), entities owned and/or controlled by Messrs. Whitehead and Kremser, respectively, as joint lenders. The Company paid a loan fee of $29,500 at the closing of the April 1997 Loan, and also agreed to pay all of the lenders' out-of-pocket expenses, including attorneys' fees and costs. As part of the April 1997 Loan, Unison Healthcare and Memphis, Ampro, Arkansas, Cornerstone, Decatur, Douglas Manor, Gamma, Henderson, Memphis, Quest, Rehab, Safford, Sunbelt (Arizona), Sunbelt (Alabama), and Therapy Health (collectively the "Unison Affiliates") purportedly granted a lien and security interest in and to the accounts receivable of the Unison Affiliates (the "April 1997 Lien").

                On September 24, 1997, the Company entered into a Modification Agreement with Elk Meadows and BritWill Investments (the "Modification Agreement"), which amended the April 1997 Loan to provide for a total of $1 million of new loans from Elk Meadows and BritWill Investments, in the amount of $500,000 each (collectively, the "September 1997 Loan" and together with the April 1997 Loan, the "1997 Loans"). Pursuant to the Modification Agreement, collateral for the April 1997 Loan was also deemed to be collateral for the

------------------------
(5) From November 1, 1996 on, Mr. Kremser served as a director of Unison, and from March, 1997 on served as Chairman (and one of three members) of the Executive Committee until his resignation from the board on May 29, 1998.

September 1997 Loan. The Modification Agreement also provided that collateral for the April 1997 Loan and September 1997 Loan would also secure repayment of the BritWill Acquisition Obligations and the Signature Acquisition Obligations, which were theretofore unsecured obligations.

         MR. LYNCH. In addition to his interests as a former director and shareholder of BritWill, Mr. Lynch is a General Partner of Trouver. Trouver (a) earned financial advisory fees of $675,000 in connection with the BritWill Acquisition, (b) assisted Unison in securing lease or management agreements in respect of four long-term care facilities for which it received fees of approximately $179,000 (these facilities were disposed of in 1998), and (c) earned financial advisory fees of approximately $84,000 from Unison Healthcare in connection with the Ampro Acquisition. On December 15, 1997, Trouver was retained by Unison to perform certain financial advisory services in connection with the Company's restructuring efforts. The Company also entered into an agreement with Woodhill Capital Corporation ("Woodhill"), an entity of which Mr. Lynch is president and sole shareholder, providing for the services of Mr. Lynch as a financial advisor beginning March 1, 1997. Under the terms of the agreement, Woodhill received $15,000 per month plus expenses until the agreement was terminated in February 1998. Mr. Lynch was also granted options to purchase 50,000 shares of Common Stock at an exercise price of $3.125 per share, fully vested. Woodhill received a fee amounting to $350,000 in connection with the sale of the $20 million of Senior Notes in November 1997.

         MR. GARTH. In addition to his aforementioned interests, Mr. Garth's company, Cheyenne Capital, received consulting fees of $24,000 per year from Unison Healthcare in connection with the start-up and oversight of nine facilities acquired in the BritWill Acquisition. These facilities were previously owned by Mr. Garth. The consulting agreement was terminated on December 31, 1996.

         MR. OBERFIELD. Mr. Oberfield serves as the president and is the minority shareholder of Unison Healthcare's Quest Pharmacies subsidiary. The Shareholders Agreement between Mr. Oberfield and Unison Healthcare contains a put and call feature annually, whereby, beginning February 1, 1998 and effective May 1, 1998, Unison Healthcare may require Mr. Oberfield to sell his stock in the subsidiary (the "Quest Stock") to Unison Healthcare or Mr. Oberfield may require Unison Healthcare to purchase his Quest Stock at a price based on a defined formula. In connection with the Company's restructuring plan, Unison Healthcare has entered into a Stock Purchase Agreement with Mr. Oberfield whereby Mr. Oberfield will transfer his 25% equity interest in the subsidiary to Unison Healthcare. The purchase price for the Quest Stock will be $4.0 million, payable in cash amounting to $1.5 million and $2.5 million Promissory Note. The Quest Stock purchased will collateralize the Promissory Note. The Promissory Note will bear interest at 8.0%, payable quarterly. Principal reductions are payable annually over a three-year period. The purchase is scheduled to close by May 19, 1999, but not later than the Effective Date of the Plan.

         MR. HENDERSON. Effective February 1, 1996, Unison Healthcare purchased 90% of the outstanding stock of Sunbelt from Mr. Henderson and Paige Plash. In consideration for the stock of Sunbelt, Unison Healthcare paid $800,000 in cash, issued term notes for $1.0 million in the aggregate (the "Sunbelt Notes"), and issued subordinated convertible debentures in the aggregate amount of $1.8 million (the "Debentures"). Approximately 56.2% of the purchase price was paid to Mr. Henderson. Interest on the Sunbelt Notes and Debentures accrued at 10.0%, payable quarterly. The Sunbelt Notes and Debentures were converted in January 1997 into 105,196 shares of Unison Healthcare Common Stock with the aggregate balance of $2.0 million paid in cash. In November 1996, Unison Healthcare purchased the remaining 10% of Sunbelt stock effective as of February 1, 1996. The purchase price, payable 50% to each of Mr. Henderson and Mr. Plash, amounted to $1.4 million plus a guaranteed payment of $709,000. Consideration for the purchase (excluding the guaranteed payments) was comprised of promissory notes in the aggregate amount of $1.2 million and 27,942 shares of Unison Healthcare Common Stock. A principal reduction on the promissory note in the amount of approximately $918,000 was due in January 1998. This payment has not been made and is a general unsecured claim of the Company.


                         SELECTED FINANCIAL INFORMATION


         The selected financial data presented below are derived from Unison's audited financial statements for the years ended December 31, 1995, 1996 and 1997. The audited financial statement for the year ended December 31, 1997 and notes thereto is attached as Annex 2 hereto.

                                     UNISON
                    (dollars in thousands, except per share)

                                                                      YEARS ENDED DECEMBER 31,
                                                               1995(1)         1996(1)        1997(1)
                                                               -------         -------        -------
     STATEMENT OF OPERATIONS DATA:
     Total revenues                                            $68,488        $148,674       $224,366
     Expenses:
         Wages and related                                      35,047          85,789        116,137
         Other operating                                        24,032          64,771         84,566
         Rent                                                    6,673          15,658         16,119
         Interest                                                1,176           5,824         20,076
         Depreciation and                                        1,311           4,561          9,974
             amortization
         Impairment losses and
             Other charges                                          --           3,865         27,185
                                                             ---------        --------       --------
             Total expenses                                     68,239         180,468        274,057
                                                             ---------        --------       --------
     Income (loss) before income taxes                             249         (31,794)       (49,691)
     Income tax expense (benefit)                                  132          (8,356)        (2,480)
                                                             ---------        --------       --------
     Net income (loss)                                       $     117        $(23,438)      $(47,211)
                                                             =========        ========       ========

     Net income (loss) per share                                 $0.05          $(5.01)        $(7.41)
     Shares used in per share calculation                    2,280,213       4,676,037      6,370,834


                                                                        AT DECEMBER 31,
                                                                1995            1996          1997
                                                                ----            ----          ----
     BALANCE SHEET DATA:
     Cash and cash equivalents                                  $6,169         $17,409      $   5,295
     Working capital (deficiency)                                 (927)        (13,955)      (151,068)
     Total assets                                               81,301         230,921        192,167
     Total debt                                                 26,737         157,138        172,797
     Stockholders' equity (deficit)                             20,903          11,689        (34,034)


                                                                       YEARS ENDED DECEMBER 31,
                                                                 1995(1)       1996(1)         1997(1)
                                                                 -------       -------         -------
      OTHER DATA:
      Skilled nursing facilities(2):
          Number of facilities                                      45              54             49
          Number of licensed beds                                4,629           5,455          4,839
          Patient days                                         581,410       1,203,655      1,524,025

                                                                       YEARS ENDED DECEMBER 31,
                                                                 1995(1)       1996(1)         1997(1)
                                                                 -------       -------         -------
OTHER DATA:

      Assisted living facilities(2):
          Number of facilities                                       3               6              6
          Number of units                                          229             325            325

      Sources of patient revenues:
          Medicare                                                26.9%           29.5%          32.1%
          Private pay                                             17.2            17.0           16.2
                                                                 -----           -----          -----
              Quality mix                                         44.1            46.5           48.3
          Medicaid                                                55.9            53.5           51.7
                                                                 -----           -----          -----
              Total                                              100.0%          100.0%         100.0%
                                                                 =====           =====          =====


(1) All acquisitions which occurred in 1995 and 1996, except for the merger with Ampro, are reflected from the date of each acquisition in the historical operating results of the Company.
(2)      Number of facilities, beds and units expressed are at end of period


                              RESULTS OF OPERATIONS

         For the year ended December 31, 1997, Unison reported a net loss of $47.2 million compared to a net loss of $23.4 million for 1996 and net income of $117,000 in 1995. The Company recorded charges for the write-down of impaired assets and reserves for disposition costs amounting to $27.2 million in 1997 and $3.9 million in 1996. Net loss for the six months ended June 30, 1998 amounted to $9.8 million.

        Revenues increased to $224.4 million in 1997 from $148.7 million in 1996 and $68.5 million in 1995. These increases are due primarily to acquisitions and the growth in ancillary services provided, both to Unison facilities and unrelated entities. Revenues for the six months ended June 30, 1998 amounted to $102.8 million.

         Wages and related expenses amounted to $116.1 million in 1997 compared to $85.8 million in 1996 and $35.0 million in 1995. As a percentage of revenues, wages and related expenses increased from 51.2% in 1995 to 57.7% in 1996, and decreased to 51.8% in 1997. The decrease from 1996 to 1997 is a result of improved controls over labor costs in the Company's facilities and reductions in corporate overhead. For the six months ended June 30, 1998, wages and related expenses amounted to $52.4 million, or 51.0% of revenues.

         Other operating expenses amounted to $84.6 million in 1997 compared to $64.8 million in 1996 and $24.0 million in 1995. As a percentage of revenues, wages and related expenses increased from 35.1% in 1995 to 43.6% in 1996, and decreased to 37.7% in 1997. The decrease in 1997 is a result of the Company's cost containment initiatives. For the six months ended June 30, 1998, other operating expenses amounted to $37.2 million, or 36.2% of revenues.

         Interest expense increased to $20.1 million in 1997 from $5.8 million in 1996 and $1.2 million in 1995. The increase is due to the sale of the Notes on October 31, 1996 as well as increased borrowings for working capital. Interest expense for the six months ended June 30, 1998 amounted to $9.9 million.

         Following approval of the Plan, the Company's leverage will be substantially reduced. Management projects that the Company will have sufficient cash flow to meet its debt service obligations and working capital requirements.


                 SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES

COMMENCEMENT OF THE CHAPTER 11 CASES.

         Prior to the May 28 Chapter 11 filing by the Unison Debtors, the Company initiated negotiations to reach a consensual restructuring of its existing debt with Omega, the Ad Hoc Committee, and certain entities related to Messrs. Whitehead and Kremser. An agreement-in-principle with respect to a consensual restructuring was concluded on June 15, 1998, with Omega and the Ad Hoc Committee, the terms of which are reflected in the Plan.

         Subsequently, on May 28, 1998 (the "Petition Date"), Unison Healthcare and twenty-nine (29) of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Three Unison subsidiaries, BritWill I, BritWill II and BritWill Indiana had previously filed voluntary Chapter 11 petitions on January 7, 1998 (the "BritWill Petition Date"). All thirty-three
(33) cases were procedurally consolidated for administrative purposes and have been jointly administered under Case No. 98-06583-PHX-GBN. Since the Petition Date, the Unison Debtors and the BritWill Debtors have operated their businesses and managed their properties as debtors-in-possession, under the authority of Sections 1107(a) and 1108 of the Bankruptcy Code. No motions seeking the appointment of a trustee have been filed.

  THE BRITWILL DEBTORS.

         FIRST DAY ORDERS. The BritWill Debtors were precluded by their Chapter 11 filings from continuing certain activities vitally necessary to the continued operation of their business. Accordingly, during the initial days of these cases, the BritWill Debtors sought and received Bankruptcy Court approval to:
(i) operate their consolidated cash management system and maintain certain bank accounts; (ii) continue to make certain payments to or for the benefit of employees; and (iii) enter into a postpetition financing arrangement.

         POST PETITION FINANCING. On the BritWill Petition Date, the BritWill Debtors obtained Bankruptcy Court approval for the interim use of cash collateral. Subsequently, the BritWill Debtors negotiated with HCFP to provide debtor-in-possession financing to such entities pursuant to Section 364(c) and
(d). A hearing was held on January 29, 1998, at which time the Bankruptcy Court approved the financing on a final basis.

         OMEGA'S LIFT STAY MOTION. On February 18, 1998, Omega filed a motion for relief from stay (the "Stay Relief Motion") seeking termination of the automatic stay with respect to fourteen nursing homes that are the subject of three Master Leases between Omega and the BritWill Debtors. Omega asserts that the Master Leases terminated prior to the BritWill Petition Date and, therefore, Omega is within its rights to evict the BritWill Debtors from the facilities in question. The BritWill Debtors, with the support of Unison and the Creditors' Committee, sought unsuccessfully to have the motion converted to an adversary proceeding. Prior to the hearing on the Stay Relief Motion in July 1998, Omega and the BritWill Debtors stipulated to a 90-day continuance of the hearing, given the anticipated filing of the Plan and resolution of Omega's claims.

         RETENTION OF COUNSEL TO BRITWILL DEBTORS. On January 8, 1998, the BritWill Debtors sought Bankruptcy Court approval of their retention of Gallagher & Kennedy, P.A. (the "Gallagher Firm") as counsel to the BritWill Debtors. The retention of the Gallagher Firm was approved by order dated January 12, 1998.

         UNSECURED CREDITORS' COMMITTEE. Upon the filing of the BritWill Debtors' Chapter 11 Cases, the United States Trustee ("UST") filed notice of the appointment of the Creditors' Committee. Shortly thereafter, the Creditors' Committee retained Milbank, Tweed, Hadley & McCloy (the "Milbank Firm") as counsel. Given the relatedness of the Debtors and the significant involvement of the Creditors' Committee and its counsel in the BritWill Debtors' Chapter 11 Cases, the Unison Debtors sought to have a joint committee appointed upon the commencement of the Unison Debtors' Chapter 11 Cases. On the Petition Date, the Court authorized the appointment of a joint committee and on July 1, 1998, the UST filed a notice of second amended appointment, which identified the following creditors to the joint Creditors' Committee:

IBJ Shroder Bank & Trust Company                     Freedom Medical/formerly Tri-Med, Inc.
One State Street                                     3799 W. S.R. 62, #104
New York, NY  10004                                  Boonville, IN  47601

Sundance Rehabilitation Corporation                  Kinetic Concepts Inc.
3802 W. 96th Street, #100                            8023 Vantage
Indianapolis, IN 46468                               San Antonio, TX  78230

Columbia Medical Center of Sherman                   Laidlaw & Co.
111 Gallagher Drive                                  100 Park Avenue
Sherman, TX  75090                                   New York, NY  10017

Healthcare Services Group, Inc.                      U.S. Bank National Association
2643 Huntingdon Pike                                 180 E. 5th Street, Suite 200
Huntingdon Valley, PA  19006                         St. Paul, MN  55101

RCS Subacute, Inc.
3901 W. 86th Street, #397
Indianapolis, IN  46268

         Debtors have kept the Creditors' Committee informed about their business operations and have responded to requests for information. Debtors have discussed the terms of the Plan with the Creditors' Committee and have sought the approval of the Creditors' Committee for proposed actions outside the ordinary course of Debtors' business operations. The Creditors' Committee and its professional advisors consult regularly with Debtors and Debtors' professionals regarding the administration of Debtors' Chapter 11 Cases.

THE UNISON DEBTORS.

         FIRST DAY ORDERS. The Unison Debtors were precluded by their Chapter 11 filings from continuing certain activities vitally necessary to the continued operation of their businesses. Accordingly, in the initial days of these cases, the Unison Debtors sought and received Bankruptcy Court approval to: (i) operate their consolidated cash management system and maintain certain bank accounts;
(ii) pay certain prepetition claims of vendors and suppliers identified by the Unison Debtors as being essential; (iii) continue to make certain payments to or for the benefit of employees; (iv) use cash collateral; and (v) enter into a postpetition financing arrangement.

         CASH COLLATERAL. As part of the first day orders, the Bankruptcy Court approved the use of cash collateral by: (i) Signature and six of its subsidiaries (the "Signature Debtors"); and (ii) Quest, Ampro and Sunbelt Therapy and each of their respective subsidiaries and affiliates (the "Ancillary Debtors").

         Subsequent to the entry of the first day order, Unison negotiated the terms of an agreed order for the use of cash collateral by the Signature Debtors with the secured creditor, NHI. In addition to replacement liens in its collateral, NHI is also granted as adequate protection a monthly payment equal to NHI's pre-petition debt service.

         Parties purporting to hold security interests in the Ancillary Debtors' cash collateral, including Kremser And Affiliates and Whitehead And Affiliates, filed objections to the Ancillary Debtors continued use of cash collateral. The objections were resolved on an interim basis by, inter alia, the granting of replacement liens and the requirement that the Ancillary Debtors produce certain financial and operational information to the objecting parties. On July 17, 1998, the Bankruptcy Court entered the fourth interim order authorizing the Ancillary Debtors' use of cash collateral, which is in effect through September 8, 1998.

         POSTPETITION FINANCING. Prior to the Petition Date, Unison and certain of its subsidiaries that operate healthcare facilities negotiated with HCFP to provide debtor-in-possession financing to such entities pursuant to Section 364(c) and (d). An interim order approving the financing was entered on the Petition Date. A final hearing was held on June 18, 1998, at which time the Bankruptcy Court approved the financing on a final basis.

         RETENTION OF COUNSEL TO UNISON DEBTORS. On the Petition Date the Bankruptcy Court approved the Unison Debtors' retention of Squire, Sanders & Dempsey L.L.P., as counsel to the Unison Debtors.

MATTERS PERTAINING TO ALL DEBTORS.

         MOTION TO APPOINT AN EXAMINER. On or about July 17, 1998, BritWill Investments and UNHC Real Estate Holdings, Inc. (fka Brit-Texas) filed a motion, pursuant to Section 1104(c) of the Bankruptcy Code, requesting that the Bankruptcy Court order the appointment of an examiner in Debtors' Chapter 11 Cases.

         CLASS ACTION LITIGATION. Certain of Debtors' shareholders have filed lawsuits asserting securities law violations and other tort claims against certain Debtors and certain of their pre-petition officers and directors. The class action, Martin Grossman, et al. v. Unison Healthcare Corporation, et al. (CIV-97-0583-PHX-SMM), was consolidated in the United States District Court for the District of Arizona in September 1997. In June 1998, an action, John D. Filkoski, et al. v. Unison Healthcare Corporation, et al., 98-CV-4270 (Dist. Ct. Colo., Denver, Co.), was commenced in Colorado District Court, County of Denver. Plaintiffs in the Filkoski action voluntarily dismissed the Company from the litigation on June 24, 1998. The automatic stay prohibits the continuation of the class actions against any of the Debtors.

         DEBTORS' PREFERENCE LITIGATION. On July 31, 1998, certain of the Debtors commenced an adversary proceeding (Adversary No. 98-540) against Whitehead And Affiliates and Kremser And Affiliates to set aside certain alleged preferential transfers arising in connection with the BritWill Acquisition, the Signature Acquisition and the 1997 Loans. The Plan also preserves numerous claims and causes of action held by Debtors. See "OTHER SIGNIFICANT PROVISIONS OF THE PLANS -- Preservation and Prosecution of Litigation Claims."


                           THE PLAN OF REORGANIZATION

         A copy of the Plan accompanies this Disclosure Statement as Annex 1 and is incorporated herein by reference. The following summary of the material provisions of the Plan is qualified in its entirety by reference to all of the provisions of the Plan, including the definitions therein of certain terms used below.

BRIEF EXPLANATION OF CHAPTER 11 REORGANIZATION.

         Chapter 11 of the Bankruptcy Code is the principal reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and shareholders. Confirmation of a plan of reorganization is the principal objective of a Chapter 11 case.

         In general, a Chapter 11 plan of reorganization (i) divides claims and equity interests into separate classes, (ii) specifies the property that each class is to receive under the plan, and (iii) contains other provisions necessary to the reorganization of the debtor. A Chapter 11 plan may specify that certain classes of claims or equity interests are either to be paid in full upon the effective date of the plan, reinstated or their legal, equitable and contractual rights are to remain unchanged by the reorganization effectuated by the plan. Such classes are referred to under the Bankruptcy Code as "unimpaired" and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the holders of claims or equity interest in such classes. A Chapter 11 plan also may specify that certain classes will not receive any distribution of property. Such classes are deemed to reject the plan and, therefore, need not be solicited to vote to accept or reject the plan.

         All the other classes of claims and equity interests are "impaired" claims and equity interests which are entitled to vote on the plan. As a condition to confirmation, the Bankruptcy Code generally requires that each impaired class of claims or equity interests vote to accept a plan. Acceptances must be received (i) from the holders of claims constituting at least two-thirds in dollar amount and more than one-half in number of the allowed claims in each impaired class of claims that have voted to accept or reject the plan, and (ii) from the holders of at least two-thirds in amount of the allowed equity interests in each impaired class of equity interest that have voted to accept or reject the plan. If any class or classes of claims or equity interests entitled to vote with respect to the plan rejects the plan, upon request of the plan proponents, the Bankruptcy Court may nevertheless confirm the plan if certain minimum treatment standards are met with respect to such class or classes.

         Chapter 11 of the Bankruptcy Code does not require each holder of a claim or equity interest to vote in favor of a plan of reorganization in order for the bankruptcy court to confirm the plan. However, the Bankruptcy Court must find that the plan of reorganization meets a number of statutory tests (other than the voting requirements described in this section) before it may confirm, or approve, the plan of reorganization. Many of these tests are designed to protect the interest of holders of claims or equity interest who do not vote to accept the plan of reorganization but who will nonetheless be bound by the plan's provisions if it is confirmed by the Bankruptcy Court.

SOLICITATION OF ACCEPTANCES OF THE PLAN.

         The Debtors are seeking acceptances of the Plan from holders of Allowed Claims classified as Classes 5, 6, 7, 8 and 9 under the Plan, which Classes are the only impaired Classes entitled to vote under the Plan. The holders of Notes Securities Claims and Equity Interests and Equity Interest Related Claims (Classes 10 and 12, respectively, under the Plan) are deemed to reject the Plan.

         If the requisite acceptances have been received, Debtors will use the acceptances as evidenced by Ballots solicited pursuant to this Disclosure Statement to seek confirmation of the Plan under Chapter 11 of the Bankruptcy Code.

         In the event that any impaired Class is determined to have rejected the Plan in accordance with Section 1126 of the Bankruptcy Code, Debtors may use the provisions of Section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of the Plan. See "VOTING AND CONFIRMATION -- Confirmation - The Cram Down Alternative."

         Debtors believe that this Disclosure Statement complies with applicable bankruptcy and non-bankruptcy law. This Disclosure Statement and the Plan (delivered herewith as Annex 1, including all Exhibits thereto) are being transmitted to all known holders of impaired claims. Debtors believe that this Disclosure Statement contains adequate information for all holders of impaired claims to cast an informed vote to accept or reject the Plan.

         IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT, EACH HOLDER OF AN IMPAIRED CLAIM WILL RECEIVE THE SAME PRO RATA CONSIDERATION AS OTHER HOLDERS OF CLAIMS, WHETHER OR NOT SUCH HOLDER VOTED TO ACCEPT THE PLAN. MOREOVER, UPON CONFIRMATION, THE PLAN WILL BE BINDING UPON ALL CREDITORS AND EQUITY INTEREST HOLDERS OF DEBTORS REGARDLESS OF WHETHER OR NOT SUCH CREDITORS AND EQUITY INTEREST HOLDERS VOTED TO ACCEPT THE PLAN.

VOTING ON THE PLAN.

         As more fully described above, only impaired classes of claims and equity interest are entitled to vote on a plan of reorganization. The Plan designates 12 separate Classes of Claims and Equity Interests - seven are impaired and, thus, entitled to vote. The five remaining Classes under the Plan are unimpaired and, accordingly, not entitled to vote. Of the seven impaired Classes, the members of Classes 10 and 12 are deemed to reject the Plan. For instructions on how to vote on the Plan, see "VOTING AND CONFIRMATION."

UNIMPAIRED CLASSES.

         The following Classes of Claims are not impaired under the Plan, and pursuant to Section 1126(f) of the Bankruptcy Code, are conclusively deemed to have accepted the Plan and are not entitled to vote on the Plan:

                  Class 1           Priority Wage Claims

                  Class 2           Priority Benefit Plans Contribution Claims

                  Class 3           Secured Tax Claims

                  Class 4           Miscellaneous Secured Claims

                  Class 11          Subsidiary and Affiliate Equity Interests

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.

         Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify claims against a debtor. Under Section 1122 of the Bankruptcy Code, a plan must classify claims and equity interests into classes that contain substantially similar claims and interests. The Plan divides the Claims of known Creditors and the Equity Interests into Classes and sets forth the treatment offered each Class. Debtors believe they have classified all Claims and Equity Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code, but it is possible that a Creditor or Equity Interest holder may challenge such classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, it is the present intention of Debtors, to the extent permitted by the Bankruptcy Code and the provisions of the Plan, to amend or revoke such Plan and file an amended or different Plan that would make modifications to the classification of Claims or Equity Interests that are required by the Bankruptcy Court for confirmation.

SUMMARY OF TREATMENT OF AND DISTRIBUTIONS TO CREDITORS UNDER THE PLAN.

         The following describes the Plan's classification of Claims against and Equity Interests in Debtors and the treatment the holders of Allowed Claims and Allowed Equity Interests would receive under the Plan. The treatment of Claims set forth below is consistent with the requirements of Section 1129(a)(9)(A) of the Bankruptcy Code.

         1. UNCLASSIFIED CLAIMS. Pursuant to Section 1123(a)(1) of the Bankruptcy Code, the following Claims are designated as unclassified under
Article 3 of the Plan.

                  A. ADMINISTRATIVE CLAIMS. Administrative Claims are generally any Claims that arise after the Petition Date in conjunction with the business and operations of the Company or the administration of the Company's Chapter 11 Case and allowed under Section 503(b), Section 507(b) or Section 546(c)(2) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code. To the extent that a Claim is Allowed as an Administrative Claim pursuant to Section 365(d)(3) of the Bankruptcy Code, such Claim will also be treated as an Administrative Claim pursuant to Article 1.2 of the Plan. Administrative Claims include, for example, quarterly fees payable pursuant to
Section 1930 of Title 28 of the United States Code, Claims for the payment of Professional Fees, Reclamation Claims and Preserved Ordinary Course Administrative Claims.

                  - PROFESSIONAL FEES. Claims for Professional Fees are Claims of professionals providing service to parties involved in the Chapter 11 Case. These Claims are defined in Article 1.152 of the Plan.

                  - RECLAMATION CLAIMS. These are Claims by Creditors arising out of the sale of goods to Debtors, in the ordinary course of the Creditor's business, provided that such Creditor has otherwise satisfied the requirements of Section 546(c) of the Bankruptcy Code.

                  - PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. These are generally Claims for liabilities incurred in the ordinary course of Unison's business during the Chapter 11 Case.

                  B. TREATMENT.

                  GENERALLY. Each Allowed Administrative Claim (including all accrued U.S. Trustee quarterly fees), other than Preserved Ordinary Course Administrative Claims and Reclamation Claims, shall be paid in full in Cash (or otherwise satisfied in accordance with its terms) upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the 10th Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Unison have agreed or shall agree. All requests for payment of Administrative Claims (except for Professional Fees and Preserved Ordinary Course Administrative Claims) must be filed by the Administrative Claims Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtors and Reorganized Unison. All final applications for allowance and disbursement of Professional Fees must be filed by the Professional Fee Bar Date.

                  PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. Each Allowed Preserved Ordinary Course Administrative Claim shall be paid by Reorganized Unison pursuant to either: (a) the terms and conditions under which such Claim arose; or (b) in the ordinary course of Reorganized Unison's business. Such payments shall be made by Reorganized Unison without further action by the holder of such Claim.

                  HCFP DIP LOAN CLAIMS. The HCFP DIP Loan Claims shall be Allowed Claims and paid pursuant to the terms of the DIP Financing Orders, but in all events no later than the Effective Date.

                  ALLOWED PRIORITY TAX CLAIMS. Each Allowed Priority Tax Claim, if any, will be paid in full in Cash on the Effective Date; provided, however, that Reorganized Unison may elect to pay such Claims through deferred Cash payments over a period not exceeding six (6) years after the date of assessment of such Claim, of a value as of the Effective Date, equal to the amount of such Allowed Claim. In that event, such payments shall be made in equal annual installments of principal, plus interest accruing from the Effective Date at the rate on the unpaid portion of Allowed Priority Tax Claim set forth in Internal Revenue Code Sections 6621 and 6622. The first such payment shall be payable on the latest of: (a) the Effective Date; (b) the tenth (10th) Business Day after the date on which an order allowing such Claim becomes a Final Order; and (c) such other time as is agreed upon by the holder of such Claim and Reorganized Unison, provided, however, that Reorganized Unison shall have the right to prepay any such Allowed Priority Tax Claim, or any remaining balance of such Claim, in full or in part, at any time on or after the Effective Date, without premium or penalty.

                  RECLAMATION CLAIMS. All requests for payment of Reclamation Claims must be filed by the Bar Date or the holders thereof shall be forever barred from asserting such Reclamation Claim against Debtors and Reorganized Unison. Each allowed Reclamation Claim shall be paid in full in cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such claim is Allowed during the Chapter 11

Cases, or as soon thereafter as practicable; and (iv) such date as the holder of such Reclamation Claim and Reorganized Unison have agreed or shall agree.

         2. CLASSIFIED CLAIMS. The treatment of Classified Claims, to the extent Allowed, is generally discussed below. A Claim is in a particular Class only to the extent that such Claim fits within the description of such Class and is in such other and different Class or Classes to the extent that the remainder of such Claim fits within the description of such other Class or Classes. The treatment of classified Claims and the provisions governing distributions on account of Allowed Claims is set forth in Articles 5 and 6 of the Plan. You should refer to the Plan itself for the operative language governing the treatment of your particular Claim.

                  A. CLASS 1 - ALLOWED PRIORITY WAGE CLAIM. Priority Wage Claims are defined in Section 1.149 of the Plan as Allowed Claims entitled to priority under Section 507(a)(3) of the Bankruptcy Code. Each holder of an Allowed Priority Wage Claim which has not been paid as of the Effective Date will be paid in cash, in full, as provided in Article 5.1 of the Plan. As of the Effective Date, Debtors estimate that their liability for such Priority Wage Claims is zero.

                  B. CLASS 2 - ALLOWED PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS. These Claims are defined in Article 1.147 of the Plan as Allowed Claims entitled to priority under Section 507(a)(4) of the Bankruptcy Code. Each holder of an Allowed Priority Benefit Plan Contribution Claim which has not been paid as of the Effective Date will be paid in cash, in full, as provided in Article
5.2 of the Plan. Debtors estimate that their liability for such Priority Benefit Plan Contribution Claims is zero.

                  C. CLASS 3 - SECURED TAX CLAIMS. These Claims are defined in
Article 1.171 of the Plan as any Claim of any state or local governmental unit which is secured by a lien upon property of the Company. Each holder of a Secured Tax Claim which has not been paid as of the Effective Date shall be paid in cash, in full, as provided in Article 5.3 of the Plan. As of the Effective Date, Debtors estimate that their liability for such Secured Tax Claims will be $125,000.

                  D. CLASS 4 - MISCELLANEOUS SECURED CLAIMS. Class 4 is comprised of Secured Claims (including the NHI Secured Claims) not otherwise classified under the Plan. Each holder of a Miscellaneous Secured Claim shall be considered to be in its own separate subclass within Class 4, and each such subclass shall be deemed to be a separate Class for purposes of this Plan. Secured Claims in Class 4 will be treated in one of several alternative methods, as specified by the Bankruptcy Code and Article 5.4 of the Plan. Debtors estimate that, as of the Effective Date, Allowed Miscellaneous Secured Claims will be $19,564,000.

                  E. CLASS 5 - OMEGA SECURED CLAIMS. Class 5 consists of the Omega Secured Claims, which are defined in Article 1.138 of the Plan. The Omega Secured Claims is comprised of four subclaims: (1) the Omega Mortgage Guarantee Claims; (2) the Omega Indiana Rejection Claims; (3) the Omega Hasmark Facilities Rejection Claims; and (4) the Omega Miscellaneous Secured Claim. As more fully set forth in Article 6.1 of the Plan, the Omega Secured Claims shall be satisfied as follows:

            1. OMEGA MORTGAGE GUARANTEE CLAIMS. In satisfaction of the Omega Mortgage Guarantee Claims, on the Effective Date Unison and BritWill II shall execute and deliver to Omega the New Omega Guarantee, which shall be an absolute and unconditional guarantee of payment to supersede and replace any and all of the Debtors' guarantees of Brit-Texas obligations. The New Omega Guarantee shall be in an amount not to exceed $3 million and will be secured by the New Omega Guarantee Collateral.

            2. OMEGA INDIANA REJECTION CLAIM. The Omega Indiana Rejection Claim shall be satisfied as follows: (a) the Indiana Returned Facilities shall be turned over to Omega on the Effective Date if not surrendered prior to that time. The Indiana Returned Facilities shall then be deleted from the Indiana Master Lease, with a rent reduction attributable to the Indiana Returned Facilities as set forth in Article 7.2.4 of the Plan; and (b) (i) cash in the amount of $1 million to be paid as part of the Omega Effective Date Payment, and
(ii) the Indiana Returned Facility Note.

            3. OMEGA HASMARK FACILITIES CLAIMS. The Omega Hasmark Facility Claim shall be satisfied as follows:

                  (a) On the Effective Date, the Hasmark Facilities shall be deleted from the Texas Master Lease and Omega shall be paid $1 million in Cash as part of the Omega Effective Date Payment in full satisfaction of any Claims resulting from such deletion; and upon payment of the amount set forth above, the rent under the Omega New Master Lease shall be reduced $120,000 per year, commencing with a pro rata reduction on the Effective Date upon payment of the amount set forth above.

                  (b) Provided Omega has been paid the amount set forth above, if Omega acquires, within its sole discretion, fee and leasehold interests in the Hasmark Facilities (or any portion thereof) after the Effective Date (or before the Effective Date provided the Debtors or Reorganized Unison pays the amount set forth above), Omega shall promptly quit claim to Reorganized Unison or its assignee its interests in such Hasmark Facilities, which transfer shall be without any representations, express or implied, with respect to the nature of title being transferred.

            4. OMEGA MISCELLANEOUS SECURED CLAIM. The Allowed Omega Miscellaneous Secured Claim shall be paid in Cash on the Effective Date, or be provided such other treatment as agreed to between Omega and the Debtors.

            5. FEES AND EXPENSES OF OMEGA. Any and all fees and costs of Omega relating to the Omega Secured Claims shall be paid to Omega upon the closing of the Signature Sale Leaseback Transaction, which fees and costs shall be Allowed in the amount of $500,000.00 (the "Closing Allowance"), which amount shall cover (irrespective of the actual amount thereof): (a) any and all commitment fees associated with the Signature Sale Leaseback Transaction as discussed in Article
7.1 of the Plan; (b) any and all past and prospective legal fees and other costs and expenses owed to Omega relating to the Omega Secured Claims or otherwise;
(c) all closing costs for the Signature Sale Leaseback Transaction and the Omega New Master Lease.

            F. CLASS 6 - BRITWILL ACQUISITION CLAIMS. The BritWill Acquisition Claims are defined in Article 1.19 of the Plan as the Claims, including any such Claims that are disputed Claims, held by Whitehead And Affiliates resulting from the BritWill Acquisition. The adjudication as to the Allowed amounts (if any) of the BritWill Acquisition Claims shall be determined pursuant to Article 10 of the Plan, and shall be prosecuted (or compromised) by the Claims Litigation LLC. The Disputed BritWill Acquisition Claims shall not be entitled to any distributions under this Plan until the Class 6 Claims are Allowed. Reorganized Unison will escrow approximately 600,000 shares of New Common Stock for the Class 6 Claims (the "Class 6 Reserved Stock"). Upon entry of a Final Order Allowing the BritWill Acquisition Claims, the holder(s) of such Allowed Claims shall receive, subject to the terms of certain agreements as described in
Article 6.2.2 of the Plan, a number of shares of the Class 6 Reserved Stock equal to the percentage of the Class 6 Reserved Stock which the amount of such Allowed Claims represents of $12,589,000.00.

            G. CLASS 7 - SIGNATURE ACQUISITION CLAIMS. These Claims are defined in Article 1.179 of the Plan as, collectively, the purported secured obligations against Debtors resulting from the Signature Acquisition. The adjudication as to the Allowed amounts (if any) of the Signature Acquisition Claims shall be determined pursuant to Article 10 of the Plan, and shall be prosecuted (or compromised) by the Claims Litigation LLC. The Disputed Signature Acquisition Claims shall not be entitled to any distributions under the Plan until the Class 7 Claims are Allowed. Reorganized Unison will escrow approximately 250,000 shares of New Common Stock for the Class 7 Claims (the "Class 7 Reserved Stock"). Upon entry of a Final Order Allowing the Signature Acquisition Claims, the holder(s) of such Allowed Claims shall receive, subject to the terms of certain agreements as described in Article 6.3.2 of the Plan, a number of shares of Class 7 Reserved Stock equal to the percentage of the Class 7 Reserved Stock which the amount of such Allowed Claims represents of $5,095,000.00.

            H. CLASS 8 - CONVENIENCE CLAIMS. Class 8 is comprised of Convenience Claims as defined in Article 1.49 of the Plan. Each Allowed Convenience Claim shall be paid in Cash the lesser of: (a) the amount of such Allowed Claim; or
(b) the sum of $1,000.00. All such Allowed Convenience Claim shall be paid upon the latest of: (i) the Effective Date, or as soon thereafter as practicable;
(ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and Reorganized Unison have agreed.

            I. CLASS 9 - GENERAL UNSECURED CLAIMS. General Unsecured Claims are defined in Article 1.80 of the Plan as any Claim that is not secured by a charge against or interest in property in which the Debtors' Estate has an interest. As described more fully in Article 6.5 of the Plan, in full satisfaction (subject to Article 6.5.7 of the Plan) of the Allowed Class 9 General Unsecured Claims, on the Effective Date, each holder of an Allowed Class 9 General Unsecured Claim as of the Distribution Record Date shall receive (subject to Article 6.5.2 of the Plan): (a) its Pro Rata distribution of approximately 5,635,400 shares of the New Common Stock; (b) from the Claims Litigation LLC, its Pro Rata distribution of Claims Litigation LLC Shares; and (c) its Pro Rata share of the New Senior Notes.

            J. CLASS 10 - NOTES SECURITIES CLAIMS. Notes Securities Claims are defined in Article 1.120 of the Plan as all Claims, if any, whether asserted prior to or after the Petition Date based on alleged violations of applicable federal or state securities laws: (a) arising from the rescission of a purchase or sale, or offer to purchase or sell, any Notes or Senior Notes; and (b) for damages arising from the purchase or sale of any such Notes or Senior Notes. The holders of Notes Securities Claims will receive no distribution under the Plan, and any and all such claims will be discharged under the Plan.

            K. CLASS 11 - SUBSIDIARY AND AFFILIATE EQUITY INTERESTS. Subsidiary And Affiliate Equity Interests are defined in Article 1.185 of the Plan as all of the common stock or other equity interests issued by Amberwood, American Professional, Ampro, Arbors, Arkansas, BritWill Funding, BritWill Healthcare, BritWill I, BritWill II, BritWill Indiana, Brookshire, Cedar Care, Christopher, Cornerstone, Decatur, Douglas, Gamma, Henderson, Los Arcos, Memphis Clinical, Pueblo Norte, Quest, Rehab, Rio Verde, Safford, Sherwood, Signature Health, Signature Management, Sunbelt Therapy (Alabama), Sunbelt Therapy (Arizona), Sunquest, and Therapy Health, and held by Unison Healthcare or a Unison subsidiary or Affiliate, including, if applicable, any warrants, options, or rights to purchase any such stock or equity interests. On the Effective Date, Reorganized Unison (and its subsidiaries, as applicable) shall continue to hold and own the Subsidiary And Affiliate Equity Interests, and those entities shall continue as subsidiaries or Affiliates (as the case may be) of Reorganized Unison.

            L. CLASS 12 - EQUITY INTERESTS AND EQUITY INTERESTS RELATED CLAIMS. Equity Interests And Equity Interests Related Claims are defined in Articles
1.71 and 1.72 of the Plan as any interest in Unison, including any right to purchase or otherwise acquire any such Equity Interests and any Claim arising from the rescission of a purchase or sale of an Equity Interest, or for damages arising from the purchase or sale of an Equity Interest, or any Claim by any Person that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such Claim. Subject to Article
6.7.2 of the Plan, in satisfaction of all Allowed Equity Interests and Equity Interest Related Claims, subject to the following sentence, on the Effective Date each holder of an Equity Interest and Equity Interest Related Claim shall receive its Pro Rata portion of the New Warrants from the Disbursing Agent pursuant to Article 12 of the Plan. In the event that: (a) the Bankruptcy Court determines that the treatment of, and distributions to, Class 12 under the Plan violates the provisions of Section 1129(b) of the Bankruptcy Code (to the extent such provisions may be applicable); or (b) the SEC asserts that the New Warrants or the New Warrant Shares must be registered pursuant to the Securities Act or otherwise; or (c) the Bankruptcy Court determines that the issuance of the New Warrants is not covered by the exemptions provided in Section 1145 of the Bankruptcy Code, then the Equity Interests shall be cancelled and extinguished on the Confirmation Date without further act or action under any applicable agreement, law, regulation, order or rule, and neither the holders of Equity Interests nor the holders of Allowed Equity Interest Related Claims shall receive or retain any rights, property or distributions on account of their Equity Interests or Equity Interest Related Claims, as the case may be.

                    OTHER SIGNIFICANT PROVISIONS OF THE PLAN

SUBSTANTIVE CONSOLIDATION.

      The Plan incorporates the substantive consolidation of Debtors' assets and liabilities. Substantive consolidation means that the assets and liabilities of the 33 Debtors will be pooled and all of Debtors' creditors will share in that common pool. If Debtors' estates were not substantively consolidated, it would be necessary to have 33 separate plans of reorganization, with each creditor receiving a distribution from the debtor with which the particular creditor did business. Substantive consolidation of Debtors' estates is necessary because Debtors operate as a single business enterprise and have no means of separating their assets and liabilities by individual Debtor in order to formulate 33 individual plans of reorganization. Moreover, Debtors' creditors, in many cases, would similarly be unable to determine with which particular Debtors they did business. Substantive consolidation is an equitable remedy that must be approved by the Bankruptcy Court. The Plan constitutes a motion for substantive consolidation by Debtors.

      The Debtors believe that the standards for substantive consolidation of the Debtors are easily met. Specifically, Debtors believe there is a substantial identity between the entities to be consolidated, that consolidation is needed to avoid harm to creditors and that the demonstrated benefits of consolidation heavily outweigh any harm to an individual creditor. Moreover, the facts surrounding Debtors' business clearly warrant substantive consolidation. Those facts consist of the following:

      - All but one of the corporate Debtors are wholly owned by Unison or by a subsidiary of Unison. Unison holds a 75% equity interest in Quest.

      - The directors and officers of Debtors are substantially the same individuals. See "THE DEBTORS - Current Executive Officers and Directors."

      - The Board of Directors of Unison Healthcare regularly meets and discusses policy for all Debtors. The Boards of Directors of the subsidiary Debtors do not hold regular meetings. These Boards only take action by routinely signing resolutions that conform with those of the Board of Directors of Unison Healthcare.

      - Corporate policy is created and executed for all Debtors at the direction of the management of Unison Healthcare. Operational decisions are made and carried out for all Debtors by the management of Unison Healthcare from the corporate headquarters located in Scottsdale. All major capital projects must be approved in advance by an officer of Unison Healthcare.

      - None of Debtors operate independently of Unison Healthcare. Unison Healthcare's corporate management team provides direction and oversight for all Debtors in the areas of cash management, budgeting, accounting controls, staffing, growth and marketing strategies, accounts receivable management and the integration and quality of services between Debtors. Unison Healthcare provides additional support in the areas of workers compensation, liability and casualty insurance, legal services, risk management, regulatory compliance, government reimbursement, management information systems and purchasing. Moreover, a substantial number of Debtors' supply contracts with major vendors are in the name of Unison Healthcare or are negotiated by the senior management of Unison Healthcare.

      -     Consolidated books and records are maintained for all Debtors.

      - Unison Healthcare prepares consolidated financial statements. The Company, through Unison Healthcare, files consolidated reports with the Securities and Exchange Commission and prepares consolidated tax returns. Unison provides information on a consolidated basis to third parties for the purpose of determining creditworthiness.

      -     Debtors have provided guarantees of each other's obligations.

      - Even if Debtors undertook the time and expense necessary to attempt to separate their assets and liabilities, such separation could not be accomplished. The expense and effort required to undertake the impossible task of separating Debtors' assets and liabilities would impair Debtors' ability to operate and would diminish the possibility of Debtors' successful reorganization.

      The foregoing facts clearly evidence that the enmeshment of Debtors' affairs and their operation as a single economic entity justify substantive consolidation of Debtors' assets and liabilities. The foregoing facts also clearly evidence that substantive consolidation is necessary because separating Debtors' assets and liabilities is a practical impossibility and because the time and expense of attempting such a futile task would seriously impair Debtors' ability to reorganize.

      As a result of the substantive consolidation of all Debtors, (i) the Chapter 11 Cases will be deemed to be one consolidated case; (ii) all property of any of Debtors will be deemed to be property of a consolidated entity consisting of all Debtors, (iii) all Claims against any Debtor will be deemed to be a Claim against a consolidated entity consisting of all Debtors, and any proof of claim filed against one or more of Debtors will be deemed to have been filed against the consolidated entity unless otherwise provided in the Plan,
(iv) all Equity Interests in any Debtor other than Unison Healthcare will be deemed extinguished; (v) all intercompany Claims by and among Debtors will be eliminated; (vi) all guarantees by one Debtor in favor of any other Debtors will be eliminated; and (vii) for purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, Debtors will be treated as one entity so that, subject to the other provisions of Section 553, debts due to any of Debtors may be set off against the debts of any of Debtors. Substantive consolidation will not merge or otherwise affect the separate legal existence of each Debtor for licensing, regulatory or other purposes, other than with respect to distribution rights under this Plan. Moreover, substantive consolidation will have no effect on valid, enforceable and unavoidable liens, except for liens that secure a Claim that is eliminated by virtue of substantive consolidation and liens against collateral that ceases to exist by virtue of substantive consolidation. Furthermore, substantive consolidation will not create a Claim in a class different from the class in which a Claim would have been placed in the absence of substantive consolidation. The substantive consolidation contemplated under the Plan shall not effect any applicable date(s) for purposes of pursuing any Avoidance Actions.

DESCRIPTION OF REORGANIZED UNISON.

      MANAGEMENT OF REORGANIZED UNISON. The following table identifies the proposed officers and directors of Reorganized Unison on and after the Effective Date:


       REORGANIZED UNISON

       Name                       Age   Position
       ----                       ---   --------

       Michael A. Jeffries         48   President,  Chief Executive  Officer,
                                        Director

       Clayton Kloehr              41   Senior    Vice     President-Finance,
                                        Treasurer, Director

       Nir E. Margalit             40   Executive  Vice  President,   General
                                        Counsel, Secretary,  Director

       Jimmy L. Fields             47   Senior  Vice   President   and  Chief
                                        Financial Officer

       Terry Troxell               47   Senior    Vice     President-Clinical
                                        Operations


       QUEST

       Name                       Age   Position
       ----                       ---   --------

       L. Robert Oberfield         60   President

       Michael A. Jeffries         48   Chief Executive Officer, Director

       Clayton Kloehr              41   Chief Financial  Officer,  Treasurer,
                                        Director

       Nir E. Margalit             40   Secretary

       Jimmy L. Fields             47   Vice President


       SUNBELT THERAPY (ALABAMA)

       Name                       Age   Position
       ----                       ---   --------

       Paul G. Henderson           42   President

       Michael A. Jeffries         48   Chief Executive Officer, Director

       Clayton Kloehr              41   Chief Financial  Officer,  Treasurer,
                                        Director

       Nir E. Margalit             40   Secretary

       Jimmy L. Fields             47   Vice President


       ALL OTHER DEBTORS

       Name                       Age   Position
       ----                       ---   --------

       Michael A. Jeffries         48   President,  Chief Executive  Officer,
                                        Director

       Clayton Kloehr              41   Chief Financial  Officer,  Treasurer,
                                        Director

       Nir E. Margalit             40   Secretary

       Jimmy L. Fields             47   Vice President

      For information concerning the above-identified individuals, see "THE DEBTORS -- Current Executive Officers and Directors."

EXECUTIVE COMPENSATION.

      PROSPECTIVE COMPENSATION OF MANAGEMENT. As more fully discussed in Article
7.8 of the Plan, the Board of Directors of Reorganized Unison (or such committee of the Board as appropriate) will evaluate the Senior Management within three
(3) months after the Effective Date to determine: (a) which members of Senior Management will be given employment contracts on a post-Effective Date basis (the "New Contracts"); (b) the terms of those New Contracts; and (c) the terms of participation in the Options and Cash Bonuses discussed below. Compensation to senior officers of Reorganized Unison are set forth on the following table together with the historic salary levels for such individuals.

                             Pre-Reorganization        Post-Reorganization
           Name                 Annual Salary             Annual Salary
           ----                 -------------             -------------
Michael A. Jeffries                $315,000                  $315,000
L. Robert Oberfield                $172,000                  $172,000
Paul G. Henderson                  $175,000                  $175,000
Jimmy L. Fields                    $170,000                  $170,000
Nir E. Margalit                    $170,000                  $170,000
Terry Troxell                      $135,000                  $135,000
Clayton Kloehr                     $154,000                  $154,000

      SEVERANCE PACKAGES. In order to induce senior and midlevel management employees to remain in Debtors' employ and to continue to serve the Creditors' interests during the pendency of these Chapter 11 Cases, Debtors intend to seek Bankruptcy Court authorization to adopt and implement severance benefit packages (the "Severance Packages") for their key management personnel.

      - SENIOR SEVERANCE PACKAGES. The Debtors propose that the five (5) senior management employees ("Senior Management") receive, subject to the conditions below, a Senior Severance Package comprised of one year's salary payable in the event of an involuntary termination without cause on or before three months after the Effective Date.

      The Board of Directors of Reorganized Unison (or a committee appointed by the Board), as it exists after the Effective Date, will evaluate the Senior Management within three months after the Effective Date to determine:

            a) which members of Senior Management will be given employment contracts ("New Contracts") after the Effective Date, which must be in substantially the same form as the existing employment contracts between the Debtors and Senior Management, at substantially similar compensation terms as currently existing, and contain not less than twelve months severance (specifically excluding any terms or provisions contained in the executive severance agreements dated on or about April 30, 1998 (the "April Severance Agreements");

            b) the terms of those New Contracts; and

            c) the terms of participation in the Post Effective Date Options and Cash Bonuses referenced below;

      In addition to their Senior Severance Packages, the Debtors will reimburse Mr. Jeffries (CEO) and Mr. Fields (CFO) the closing costs for their homes in Albuquerque, New Mexico and Tucson, Arizona, respectively, not to exceed $25,000 for Mr. Jeffries and $30,000 for Mr. Fields (the "Closing Costs Reimbursement");

      If any member of Senior Management declines to accept an offered New Contract, that member may be terminated without a Severance Package.

      Upon the Bankruptcy Court's approval of the Senior Severance Packages, each member of Senior Management will have waived and released all other claims for severance or other termination payments as may have existed before the Petition Date other than the Closing Costs Reimbursement, and the terms of the Senior Severance Packages as set forth here supersede and replace, in their entirety, any prepetition severance or termination agreements or arrangements.

      - MID-LEVEL SEVERANCE PACKAGES. Debtors propose that the approximately eleven (11) individuals that comprise mid-level management ("Mid-Level Management") receive, provided they agree to remain through the Interim Period, the one-year's salary severance payment provided in their existing employment contracts, which will remain in full force and effect in accordance with their assumption under Section 365(a) of the Bankruptcy Code by Debtors.

      A sale of Quest will not constitute an involuntary termination for purposes of entitlement to Mid-Level Severance Package benefits for Mr. Oberfield or Mr. Roberts. No severance payments will be made, and any severance rights will expire: a) for Mr. Oberfield, on Unison's purchase of the 25% interest in Quest from Mr. Oberfield; and b) for Mr. Henderson and Mr. Plash, on the sale of Sunbelt Therapy Management Services, Inc.

      Upon the Bankruptcy Court's approval of the Mid-Level Severance Packages, each member of Mid-Level Management will have waived and released all other claims for severance or any other termination payments (whether contained in employment contracts or otherwise) as may have existed before the Petition Date, and the terms of the Mid-Level Severance Packages supersede and replace, in their entirety, any prepetition severance or termination agreements or arrangements.

      - OTHER MANAGEMENT. Debtors propose that other management ("Other Management") receive, provided they agree to remain through the Interim Period, a severance payment equal to a percentage of their annual salary.

      - MAINTENANCE OF STATUS QUO. Other than the revisions to severance rights as set forth above, the basic terms of employment of Senior Management, Mid-Level Management and Other Management (such as compensation, insurance and other benefits, etc.) will remain in full force and effect throughout the Interim Period.


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
      POST EFFECTIVE DATE OPTIONS FOR SENIOR MANAGEMENT. The board of Reorganized Unison, within three (3) months of the Effective Date, shall allocate to Senior Management retained under New Contracts a five year option to purchase New Common Stock and a five year option to purchase additional New Common Stock subject to the Company achieving certain performance goals.

      CASH BONUSES. In addition to the foregoing, the board of Reorganized Unison, within six (6) months of the Effective Date, shall allocate and direct to be paid to Senior Management retained under New Contracts an aggregate cash bonus of $250,000.00, with the terms and conditions for such bonuses (such as performance criteria) to be set by the board of Reorganized Unison.

PROVISIONS GOVERNING DISTRIBUTIONS.

      The provisions for the timing and manner of making distributions under the Plan are generally discussed below. All parties are referred to Article 6 of the Plan for the operative language governing the distributions and payments to specific Classes of Creditors. In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will control.

      GENERALLY. Except as otherwise provided in the Plan, Reorganized Unison, or a Disbursing Agent on its behalf, will make the Cash payments and other distributions provided for under the Plan. The Cash distributions required to be made on account of Allowed Administrative Claims (excepting therefrom Allowed Preserved Ordinary Course Claims), Allowed Priority Wage Claims, Allowed Priority Benefit Plan Contribution Claims, Allowed Priority Tax Claims, and Allowed Convenience Claims will be made upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth
(10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claims and Reorganized Unison have agreed or shall agree.

      DISTRIBUTIONS TO CLASS 9. The provisions governing distributions to Creditors holding Allowed Claims in Class 9 are set forth in Article 6.5 of the Plan. On the Effective Date, Reorganized Unison will execute and issue: (a) the New Senior Notes; (b) the New Senior Notes Indenture; (c) the New Senior Notes Security Documents; and (d) the New Senior Notes Guarantee. Each holder of an Allowed Class 9 Claim, as of the Distribution Record Date, shall share Pro Rata (subject to Articles 6.5.9 and 6.5.11 of the Plan) in the New Senior Notes and related documents and instruments. The New Senior Notes received by the holders of the Senior Notes will be entitled to the rights under the Sharing Agreement set forth in Article 6.1.2(c) of the Plan.

      With respect to each holder of an Allowed Notes Claim or Senior Notes Claim, as of the Distribution Record Date, Reorganized Unison will distribute such holder's Pro Rata share of New Common Stock to the Disbursing Agent, on the Distribution Date. As soon as practicable after the New Senior Notes Indenture Trustee receives the Debt Instruments pursuant to Article 6.5.4 of the Plan: (a) the New Senior Notes Indenture Trustee will pay Pro Rata Share of the New Senior Notes in accordance with the terms of the Plan and the New Senior Notes Indenture; (b) the Disbursing Agent will issue the Pro Rata Share of the New Common Stock; and (c) the Claims Litigation LLC will distribute the Pro Rata Claims Litigation LLC Shares.


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
      With respect to each holder of an Allowed General Unsecured Claim other than a Notes Claim or Senior Notes Claim, on the Distribution Date: (a) the New Senior Notes Indenture Trustee will pay the Pro Rata Share of the New Senior Notes as such payments come due; (b) the Disbursing Agent will issue the Pro Rata share of the New Common Stock on the Distribution Date; and (c) the Claims Litigation LLC will distribute the Pro Rata Claims Litigation LLC Shares.

      If all of the Class 6 Reserved Stock and the Class 7 Reserved Stock is not issued to the holders of the Class 6 and Class 7 Claims pursuant to Articles 6.2 and 6.3 of the Plan, after completion of the Claims resolution procedure contemplated in the Plan, all of the unissued shares of the Class 6 and Class 7 Reserved Stock will be issued to the holders of Allowed Class 9 Claims, Pro Rata, as set forth in Article 6.5.3 of the Plan.

      DISTRIBUTIONS TO CLASS 11. The provisions governing distributions to holders of Allowed Equity Interests in Class 11 are set forth in Article 12 of the Plan. With respect to each holder of an Allowed Equity Interest as of the Distribution Record Date, Reorganized Unison shall distribute such holder's Pro Rata Share of the New Warrants to the Transfer Agent on the Distribution Date. As soon as practicable after the Transfer Agent receives such holder's security pursuant to Article 12.2 of the Plan, the Transfer Agent shall distribute the New Warrants to such holder in accordance with the terms of this Plan and the New Warrant Agreement.

      OBJECTIONS TO CLAIMS. After the Effective Date, objections to Claims shall be made and objections to Claims made previous thereto shall be pursued by Reorganized Unison, the Claims Litigation LLC (as to the Litigation Claims), or any other party properly entitled to do so after notice to Reorganized Unison and approval by the Bankruptcy Court. Any objections made after the Effective Date shall be filed and served not later than ninety (90) days after the Effective Date; provided, however, that such period may be extended by order of the Bankruptcy Court for good cause shown.

      SETTLEMENT OF OBJECTIONS AFTER EFFECTIVE DATE. From and after the Effective Date, Reorganized Unison and the Claims Litigation LLC (with respect to the Litigation Claims) may litigate to judgment, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims or Disputed Equity Interests, and Reorganized Unison and the Claims Litigation LLC, as applicable, may settle or compromise any Disputed Claim, Disputed Equity Interest, and/or Litigation Claim without notice and a hearing and without approval of the Bankruptcy Court.

      DISTRIBUTIONS TO DISPUTED CLAIMS. In order to facilitate distribution of Pro Rata shares to holders of Allowed Claims, and if and to the extent there are Disputed Claims in any Class, the Disbursing Agent will set aside in a separate designated reserve account the payments or distributions applicable to such Disputed Claims as if such Disputed Claims were Allowed Claims, pending the allowance or disallowance of such Disputed Claims. All amounts applicable to Disputed Claims in Class 9 shall be segregated in a separate interest bearing account from which shall be deducted the reasonable costs, expenses, and fees incurred by the: (a) Disbursing Agent in administering distributions; and (b) Reorganized Unison in objecting to, litigating and settling on Disputed Claims in Class 9. In the event that Reorganized Unison wishes to deposit or hold a lesser amount than required herein and is unable to reach an agreement with the holder of the Disputed

Claim or the Disbursing Agent, as the case may be, on the amount to be deposited or held, the Bankruptcy Court shall fix the amount after notice and hearing. Upon Final Order with respect to a Disputed Claim, the holder of such Disputed Claim, to the extent it has been determined to be an Allowed Claim, will receive from the Disbursing Agent that payment or distribution to which it would have been entitled if the portion of the Claim so Allowed had been Allowed as of the Effective Date. Such payment or distribution will be made as soon as practical after the order Allowing the Claim has become a Final Order. The balance of the amount held by the Disbursing Agent after such payment applicable to a previously Disputed Claim that has been disallowed in whole or in part, will be returned to Reorganized Debtors, except with regard to a previously Disputed Claim in Class 9, in which event, the balance will be distributed Pro Rata amongst the holders of Allowed Claims in Class 9 or continue to be held by the Disbursing Agent with regard to Disputed Claims not yet resolved.

MEANS FOR IMPLEMENTATION OF PLAN.

      SIGNATURE SALE LEASEBACK TRANSACTION. On or before the Effective Date, Debtors will consummate the Signature Sale Leaseback Transaction in which Omega will purchase fee simple title to the Signature Facilities for a total amount of up to $40 million (with the amount of $500,000.00 from those proceeds being used as and for the Closing Allowance as set forth in Article 6.1.5 of the Plan). The proceeds will be utilized as follows:

      - SATISFACTION OF NHI SECURED CLAIMS. Approximately $19 million of the Signature Sale Leaseback Transactions will be used to satisfy the Allowed Class 4 NHI Secured Claims.

      - EXERCISE OF OPTION. In conjunction with the Signature Sale Leaseback Transaction, Reorganized Unison will exercise its option to purchase The Arbors Health Care Center in Arizona for approximately $3.2 million.

      - WORKING CAPITAL. The remainder of the Signature Sale Leaseback Transaction Proceeds will be utilized for the working capital requirements of Reorganized Unison.

      - RENT FOR SIGNATURE FACILITIES UNDER OMEGA NEW MASTER LEASE. Upon the closing of the Signature Sale Leaseback Transaction, the Signature Facilities will be leased back to Reorganized Unison as part of the Omega New Master Lease Facilities covered by the Omega New Master Lease discussed in Article 7.2 of the Plan.

      EXECUTION OF THE OMEGA NEW MASTER LEASE. As more fully described in
Article 7.2 of the Plan, on the Effective Date, the Indiana Master Lease and Texas Master Lease shall be amended and restated by the Omega New Master Lease which shall encompass the Omega New Master Lease Facilities, and be guaranteed by the Omega New Master Lease Guarantors pursuant to the Omega New Master Lease Guarantee. Some of the principal provisions of the Omega New Master Lease shall be as follows:


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
      - INITIAL TERM/RENEWAL OPTION. The initial term of the Omega New Master Lease will be fourteen (14) years commencing on the Effective Date with one fourteen (14) year renewal option by the Omega New Master Lessees. Any renewal must be on a global basis encompassing all Omega New Master Lease Facilities.

      - SECURITY DEPOSITS. A security deposit equal to three (3) months rent on each of the Omega New Master Lease Facilities (including the Signature Facilities), will be payable at the execution of the Omega New Master Lease.

      - COVENANTS. The Omega New Master Lease will contain customary operating and creditors' rights covenants, all to be agreed upon between Omega, the Omega New Master Lessees, and the Omega New Master Lease Guarantors. Accounts receivable borrowing will be permitted on the Omega New Master Lease Facilities only if certain financial ratios are met by the Lessees. In addition, the Omega New Master Lessees will be permitted to finance equipment with an annual lease or finance payment not to exceed the aggregate amount existing as of the Confirmation Date with the maximum aggregate amount to be reduced over the three (3) years following the Effective Date to an amount to be agreed upon by Reorganized Unison and Omega. No other borrowings by the Omega New Master Lessees will be permitted.

      - RENTAL ADJUSTMENT FOR INDIANA RETURNED FACILITIES. From and after the Pro Forma Date (as defined in the Plan), the Debtors or Reorganized Unison will have no further liability for rental attributable to the Indiana Returned Facilities. Unison and BritWill Indiana (as reorganized) will be responsible for all obligations of the Indiana Returned Facilities arising or accrued on or prior to the Pro Forma Date and with all of Omega's security securing such obligations and Omega will be responsible for all obligations arising or accruing after the Pro Forma Date.

      SALE OF NEW PREFERRED STOCK TO OMEGA. On the Effective Date, Omega will purchase, and Reorganized Unison shall issue, the New Preferred Stock as described in Article 11 of the Plan, with the proceeds therefrom to be used by Reorganized Unison for working capital purposes.

      OBTAINING NEW LINE OF CREDIT. As more fully set forth in Article 13.2 of the Plan, one of the conditions precedent to the occurrence of the Effective Date is that Reorganized Unison has obtained a New Line of Credit and it is ready to fund.

      PURCHASE OF MINORITY INTEREST IN QUEST. On the Effective Date, the Quest Purchase Option shall be assumed and consummated, thereby making Quest a wholly owned affiliate of Reorganized Unison.

      COUNSEL TO THE AD HOC COMMITTEE. As part of the distributions otherwise distributable to the holders of Notes and Senior Notes pursuant to this Plan, and as compensation in connection with making a substantial contribution to the Chapter 11 Cases, on the Effective Date, legal counsel to the Ad Hoc Committee shall be reimbursed for its reasonable fees and expenses incurred in connection with the Chapter 11 Cases.


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
EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

      Except as provided in Article 6.1 of the Plan relating to Omega (which shall control as to any executory contract and/or unexpired leases between the Debtors and Omega), the executory contracts and unexpired leases between the Debtors and any Person shall be dealt with as provided below.

      ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases set forth on the schedule of assumed executory contracts filed with the Bankruptcy Court as part of the Plan Supplement that exist between the Debtors and any Person will be deemed assumed by Reorganized Unison as of the Effective Date, except for any executory contract or unexpired lease: (a) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; or (b) as to which a motion for approval or rejection of such executory contract or unexpired lease, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date. The Texas Master Lease and Indiana Master Lease shall be assumed, as modified and supplemented pursuant to Articles 6.1 and 7.2 of this Plan and as more fully set forth in the Omega New Master Lease, on the Effective Date.

      REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases that exist between the Debtors and any Person and are either set forth on the schedule of rejected executory contracts and unexpired leases filed with the Bankruptcy Court as part of the Plan Supplement, or which do not appear in the Plan Supplement will be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date.

      APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order will constitute: (a) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to the Plan or otherwise during the Chapter 11 Cases; and (b) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan or otherwise during the Chapter 11 Cases. Notwithstanding anything contained herein to the contrary, as part of the Plan Supplement the Debtors will have the right to add or delete any executory contract or unexpired lease that is initially an assumed executory contract or an assumed unexpired lease on the Schedules.

      CURE OF DEFAULTS. On the Effective Date or as soon thereafter as is practicable, Reorganized Unison will Cure any defaults under any executory contract or unexpired lease assumed pursuant to this Plan in accordance with
Section 365(b)(1) of the Bankruptcy Code.

      POST-PETITION DATE CONTRACTS AND LEASES. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtors, will be performed by the Debtors or Reorganized Unison, as applicable, in the ordinary course of their business.

      BAR DATE. All proofs of claims with respect to Claims arising from the rejection of any executory contract or unexpired lease rejected pursuant to the Plan must be filed with the

Bankruptcy Court no later than THIRTY (30) DAYS after the Confirmation Date. Any Claim not filed within such time will be forever barred. With respect to any executory contract or unexpired lease that was rejected by the Debtors prior to the Confirmation Date, the deadline for filing such Claims shall be as set forth in the Bar Date Order.

      INDEMNIFICATION OBLIGATIONS. Any obligations of the Debtors to indemnify any Person serving as a fiduciary of any employee benefit plan or program of the Debtors, pursuant to charter, by-laws, contract or applicable state law will be deemed to be, and shall be treated as, an executory contract and assumed by Reorganized Unison on the Confirmation Date. Any obligation of the Debtors to indemnify, reimburse, or limit the liability of any Person, including but not limited to any officer or director of any of the Debtors, any Broker Dealer, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtors which relate to any acts or omissions which occurred prior to the Petition Date: (a) will be rejected, canceled, and discharged pursuant to the Plan as of the Confirmation Date; and (b) any and all Claims resulting therefrom will be disallowed pursuant to Section 502(e) of the Bankruptcy Code. Notwithstanding any of the foregoing, nothing contained in the Plan shall impact, impair or prejudice the rights of any Person covered by any applicable directors and officers liability insurance policy and/or any applicable errors and omissions policy (collectively, "D&O Policies") with respect to such policy or policies. Moreover, Reorganized Unison will maintain in force for a period of two (2) years following the Effective Date appropriate D&O Policies covering pre-Effective Date directors and officers of the Debtors and containing substantially the same provisions and limits of coverage as the policies that were in force on the Petition Date, and Reorganized Unison will also be responsible for paying the deductible or retention amounts under such policies for such two-year period.

PRESERVATION AND PROSECUTION OF LITIGATION CLAIMS.


      In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan, all Litigation Claims and Related Party Creditor Defenses will be retained and reserved for the benefit of Reorganized Unison and the holders of Allowed Claims in Classes 6, 7, and 9.


      ESTABLISHMENT OF CLAIMS LITIGATION LLC. On the Effective Date, Reorganized Unison will establish the Claims Litigation LLC and cause all Related Party Creditor Defenses and Litigation Claims to be assigned to the Claims Litigation LLC as a representative or agent of the Debtors. In addition, on the Effective Date the Claims Litigation LLC will be appointed, pursuant to Section 1123(b)(3)(B), as representative and agent of the Debtors to prosecute, or compromise and/or abandon the Litigation Claims on behalf of, and with the consent of, Reorganized Unison. At the request of the Claims Litigation LLC Board of Managers, Reorganized Unison, from time to time, will advance sums, not to exceed a cumulative total of $700,000 ($250,000 on the Effective Date) to the Claims Litigation LLC for payment of reasonable expenses of the Claims Litigation LLC as and when incurred as set forth in Article 10.2.1 of the Plan. Please refer to Article 10 of the Plan for a complete discussion of the Claims Litigation LLC.


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
      SPECIFIC CLAIMS PRESERVED. During the course of the Chapter 11 Cases, with the assistance of their court-approved professionals, Debtors continue to investigate causes of action available to them under the Bankruptcy Code and applicable state law. The Plan preserves all causes of action available to Debtors, including all objections to Claims and all other causes of action arising under the Bankruptcy Code, unless the Plan specifically provides otherwise.

      Specifically reserved and preserved are all claims, rights or causes of action arising out of or related to: (1) the BritWill Acquisition, (2) the Signature Acquisition, (3) such further related transactions to (1) and (2) above, including, but not limited to, an April 1997 loan and September 1997 loan by Elk Meadows and BritWill Investments; (4) the business operation of Debtors for the period July 1, 1992 to May 28, 1998, including as related to the foregoing but not limited to, any claims for breach of contract, fraud, misrepresentation, negligence, misappropriation of business opportunities or trade secrets, corporate waste, fraudulent conveyance, constructive trust, breach of fiduciary duty, self-dealing or any claims for indemnity, or any claims arising from an employment relationship with any Debtors; (5) the Related Party Avoidance Actions; (6) the Avoidance Actions; (7) the Related Party Creditor Defenses; and (8) all other Litigation Claims (collectively, the "Preserved Claims"). Each Debtor specifically reserves the Preserved Claims as to: (a) each and every member of Kremser and Affiliates and Whitehead and Affiliates; (b) any officer or director of any Debtor for the period July 1, 1992 to May 28, 1998; or (c) any entity or individual who is determined to be
(i) the alter-ego of the foregoing; (ii) any entity the aforementioned might successfully claim are necessary parties for purposes of joinder under the Federal Rules of Civil Procedure; or (iii) any entity in whose hands the proceeds and benefit of any impermissible conduct has flowed.

SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN.

      Reorganized Unison shall issue for distribution in accordance with the provisions of the Plan the New Common Stock, the New Preferred Stock, the New Warrants, the New Warrant Shares and the New Senior Notes required for distribution or sale pursuant to the provisions of the Plan. Please refer to
Article 11 of the Plan for a complete discussion of the securities to be issued in connection with the Plan.

      COMMON STOCK. Principal provisions of the New Common Stock are summarized as follows:

      - AUTHORIZATION. The Reorganized Unison Certificate will authorize the issuance of thirteen million (13,000,000) shares of New Common Stock. On the Effective Date Reorganized Unison will issue five million six hundred thirty-five thousand four hundred (5,635,400) shares of such New Common Stock pursuant to Article 6.5 of the Plan which will represent approximately seventy-five percent (75%) of the equity in Reorganized Unison on a fully diluted basis if the Class 6 Reserved Stock and Class 7 Reserved Stock is issued in full to the holders of Allowed Claims in Classes 6 and 7; and approximately eighty-six percent (86%) of the equity in Reorganized Unison on a fully diluted basis if the New Class 6 Reserved Stock and Class 7 Reserved Stock is not issued to holders of Claims in Classes 6 and 7.


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
      - PAR VALUE. The New Common Stock will have a par value of $.001 per share.

      - RIGHTS. The New Common Stock will have such rights with respect to dividends, liquidation, voting and other matters as are set forth in the Reorganized Unison Certificate and as provided under applicable law, including, without limitation, the right to one vote per share.

      - EXCHANGE LISTING. Reorganized Unison will use its reasonable best efforts to register the New Common Stock on a national securities exchange or automated quotation system prior to, or as soon as practicable after, the distribution to holders of Allowed Claims entitled to receive New Common Stock.

      - REGISTRATION RIGHTS. Any Person who receives ten percent (10%) or more of the New Common Stock on account of its Allowed Claim under the Plan will be deemed to have entered into the New Common Stock Registration Agreement with respect to that stock, and shall have the rights afforded under that agreement.

      NEW PREFERRED STOCK. Principal provisions of the New Preferred Stock are summarized as follows:

      - AUTHORIZATION. The Reorganized Unison Certificate will authorize the issuance of three hundred and two thousand (302,000) shares of New Preferred Stock which shall, upon conversion as provided in Article
            11.2.5 of the Plan, represent four percent (4%) of the equity in Reorganized Unison on a fully diluted basis.

      - PAR VALUE. The New Preferred Stock will have a par value of $.001 per share.

      - PURCHASE PRICE. The purchase price for the New Preferred Stock will be $3.0 million, to be paid by Omega on or prior to the Effective Date.

      - RIGHTS. The New Preferred Stock will have such rights with respect to dividends, liquidation, voting and other matters as are set forth in the Certificate of Designation filed with the Delaware Secretary of State and as provided under applicable law, including but not limited to a preference over the New Common Stock upon liquidation in the amount of $3.0 million and a five percent (5%) dividend payable semi-annually.

      - CONVERTIBILITY. Each share of New Preferred Stock will be convertible, at the option of the holder, into one (1) share of New Common Stock at any time on or prior to the fifth anniversary of the Effective date.

      NEW WARRANTS. Principal provisions of the New Warrants are as follows:

      - AUTHORIZATION. The Plan authorizes (subject to the provisions of Article 6.7.2 of the Plan) the issuance of New Warrants to purchase approximately three hundred seventy eight thousand (378,000) shares of New Common Stock, which, if and to the extent exercised, will represent up to approximately five percent (5%) of the equity of Reorganized Unison on a fully diluted basis.

      - EXERCISE PRICE. The New Warrants will have a per share exercise price equal to 1.25 times the Initial Price.

      - EXERCISE; EXPIRATION. The New Warrants will be exercisable by the holder thereof at any time on or prior to the fifth anniversary of the Effective Date, at which time all unexercised New Warrants will expire.

      - RIGHTS. The New Warrants will not be redeemable. The number of shares purchasable upon exercise of the New Warrants will, in the aggregate, equal a maximum of five percent (5%) of the equity in Reorganized Unison on a fully diluted basis, and will be subject to standard anti-dilution provisions. The holders of the New Warrants will not have any voting or other rights as shareholders of Reorganized Unison in respect thereof.

      NEW SENIOR NOTES. Principal provisions of the New Senior Notes are as follows:

      - AUTHORIZATION. The Plan authorizes the issuance of the New Senior Notes in the amount of $24.4 million less the Effective Date Excess Cash payment set forth in Article 11.4.4(a) of the Plan, pursuant to the New Senior Notes Indenture.

      - SECURITY. The New Senior Notes will be secured by the New Senior Notes Collateral.

      - INTEREST RATE. The New Senior Notes will bear interest, payable as set forth in Article 11.4.4, in arrears, at a fixed rate equal to eleven percent (11%) per annum.

      - MATURITY AND AMORTIZATION. The New Senior Notes will mature on the fourth anniversary of the Effective Date, and will be payable as follows:

            (a) On the Effective Date, the Effective Date Excess Cash will be paid to reduce the principal due and owing on the New Senior Notes. Under no circumstances will Reorganized Unison be required to access its New Line Of Credit or otherwise borrow to make all or any portion of this Effective Date Payment;

            (b) If and when the New Senior Notes Collateral or any portion thereof is sold, the proceeds therefrom (less costs of sale) will be used to prepay the New Senior Note, which payment will be applied: (i) first to outstanding fees and costs under the New Senior Note Indenture (if any); (ii) then to accrued interest; and (iii) then to principal;


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
            (c) Interest only will be payable semi-annually for the first and second years after issuance;

            (d) On the third anniversary of the Effective Date, a payment equal to accrued interest plus a principal reduction of $2.0 million will be made; and

            (e) All unpaid interest, fees, costs and principal will be fully due and payable on the fourth anniversary of the Effective Date.

      - PREPAYMENT PENALTY. The New Senior Notes will contain no prepayment penalty.

      - GUARANTEES. The New Senior Notes will be guaranteed by all subsidiaries and Affiliates of Reorganized Unison pursuant to the New Senior Notes Guarantee other than the Omega New Master Lessees.

      - OTHER RIGHTS. The holders of the New Senior Notes received by the holders of the Senior Notes will have those rights under the Sharing Agreement with respect to the Indiana Returned Facility Note set forth in Article 6.1.2(c) of the Plan.

      SECTION 1145 EXEMPTION. It is the Company's position that, in accordance with Section 1145 of the Bankruptcy Code, the issuance of the New Common Stock, the New Preferred Stock, the New Senior Notes, and the Claims Litigation LLC Shares under this Plan is exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or Broker Dealer in such securities and is deemed to be a public offer of such securities. With respect to the issuance of the New Warrants and the New Warrant Shares upon exercise of the New Warrants, the issuance of such securities under the Plan shall be exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any state or local law requiring registration of such securities only to the extent the Bankruptcy Court determines, as part of the Confirmation Hearing and pursuant to the Confirmation Order, that such issuance is exempt under the provisions of
Section 1145 of the Bankruptcy Code.

TITLE TO PROPERTY; DISCHARGE; INJUNCTION.

      REVESTING OF ASSETS. Subject to the provisions of the Plan, the property of the Estates of Debtors will vest in Reorganized Unison on the Effective Date. As of the Effective Date, all such property of Debtors shall be free and clear of all liens, Claims and Equity Interests of holders thereof, except as otherwise provided herein. From and after the Effective Date, Reorganized Unison may operate their business, and may use, acquire and dispose of their property free of any restrictions of the Bankruptcy Code, including the employment of and payment to professionals, except as otherwise provided in the Plan or the Confirmation Order.

      DISCHARGE. Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims, including any interest accrued on General Unsecured Claims from the Petition Date and termination of all Equity Interests. Except as provided in the Plan or the Confirmation Order, Confirmation shall: (a) discharge Debtors and Reorganized Unison from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is allowed pursuant to Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Equity Interests and other rights of Equity Interests in Debtors except as expressly provided herein.

      INJUNCTION. Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest, Equity Interest Related Claim, or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors or Reorganized Unison (including any officer or director acting as a representative of Debtors or Reorganized Unison); (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against Debtors, Reorganized Unison, or their respective property; (c) creating, perfecting or enforcing any lien or encumbrance against Debtors, Reorganized Unison, or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to Debtors, Reorganized Unison, or their respective property; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or the Bankruptcy Code.

      EXCULPATION. Neither Debtors, Reorganized Unison, the Creditors Committee, the Ad Hoc Committee, Omega nor any of their respective officers, directors, employees, financial advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or Equity Interest, including the holder of any Equity Interest Related Claim, or any other party in interest, or any of their respective members or former members, agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, or the consummation of the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan or in the context of the Chapter 11 Cases. No holder of a Claim, Equity Interest or Equity Interest Related Claim, or any other party in interest, including their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, shall have any right of action against the Debtors, Reorganized Unison, the Creditors Committee, the Ad Hoc Committee, Omega or any of their respective officers, directors, employees, financial advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, except for their willful misconduct.

                                   FEASIBILITY

GENERAL FEASIBILITY ANALYSIS.

      Pursuant to Section 1129(a)(11) of the Bankruptcy Code, one of the requirements for confirmation of a plan of reorganization is a determination by the Bankruptcy Court that the plan is feasible -- that is, that confirmation of the plan is not likely to be followed by liquidation or by the need for a further financial restructuring, unless such is specifically provided for in the plan. For purposes of determining whether the Plan meets this requirement, Debtors have analyzed the Reorganized Unison's future prospects and its ability to meet its obligations under the Plan. Debtors believe that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of Reorganized Unison.

      A: (i) projected balance sheet as of the Effective Date of the Plan; (ii) projected cash flows statement; and (iii) projected income statement, are set forth below. These projections were prepared by the Company and include projections of the expected results of operations of the Company assuming the disposition of the Company's rehabilitation therapy subsidiary and the Disposition Facilities.

      BASED ON THE RESULTS OF OPERATIONS AND CASH FLOWS, DEBTORS BELIEVE THAT THE PLAN COMPLIES WITH THE FINANCIAL FEASIBILITY STANDARDS FOR CONFIRMATION SET FORTH IN SECTION 1129(a)(11) OF THE BANKRUPTCY CODE. DEBTORS BELIEVE THAT THE ASSUMPTIONS ARE REASONABLE, THAT THE PROJECTIONS ARE ATTAINABLE BY REORGANIZED UNISON ON AN OPERATIONAL BASIS AND THAT REORGANIZED UNISON WILL HAVE SUFFICIENT FUNDS AVAILABLE TO MEET ITS OBLIGATIONS UNDER THE PLAN.

      THE PROJECTIONS AND ANALYSES CONTAINED HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY DEBTORS, REORGANIZED UNISON, OR ANY OTHER PERSON, INCLUDING ANY PROFESSIONALS EMPLOYED BY, OR ANY OFFICERS, DIRECTORS, EMPLOYEES OR OTHER REPRESENTATIVES OF SUCH PARTIES, THAT ANY PROJECTED RESULTS OF OPERATIONS OR RECOVERIES WILL BE REALIZED. ACTUAL RESULTS ACHIEVED BY REORGANIZED UNISON MAY VARY MATERIALLY FROM THE PROJECTED RESULTS. HOLDERS OF CLAIMS AND EQUITY INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS IN REACHING THEIR DECISIONS OF WHETHER TO ACCEPT OR REJECT THE PLAN.

      KEY ASSUMPTIONS UNDERLYING THE OPERATING PLAN AND THE PROJECTIONS. The projections assume that, after the Effective Date, Unison will operate 32 skilled nursing facilities with 3,284 licensed beds and 3 assisted living facilities with 214 units. In addition, Unison will continue its pharmacy and laboratory ancillary businesses. Unison's therapy business is assumed to be sold by December 31, 1998, with the proceeds from this sale used to repay a portion of the New Senior Note. No further acquisitions or dispositions have been assumed.

      For purposes of the projections, the common equity of Reorganized Unison has been assumed to have a value of $65 million. This assumption is based upon recent trading multiples of public companies comparable to Unison and recent transactions in the merger market involving companies comparable to Unison.

      The projections further assume inflation of 2-3% and that, after the Effective Date, Unison gradually returns to levels of occupancy, quality mix and working capital experienced prior to its financial difficulties.
Specifically:

      - Occupancy levels are projected to increase from approximately 81.4% in fiscal 1998 to approximately 88.3% in fiscal 2003.

      - The Quality Mix (percentage of private pay and Medicare revenues) is projected to improve from approximately 47.4% in fiscal 1998 to approximately 48.8% in fiscal 2003.

      The impact of implementation of PPS is assumed to be neutral. Medicare reimbursement rates projected to be flat through fiscal 2000 and then increase 1% per annum thereafter. Reimbursement rates for Medicaid and private payors are assumed to increase 3% and 5% per annum respectively.

      Capital Expenditures over the projected period are assumed to be $.3 million for the two months from November 1, 1998 through December 31, 1998, $4.0 million for fiscal 1999, $2.7 million for fiscal 2000, $2.4 million for fiscal 2001, $1.5 million for fiscal 2002 and $1.5 million for fiscal 2003.

      The rate for income taxes is assumed to be 40%.

      As a result of the foregoing, earnings before interest, taxes, depreciation and amortization as a percentage of revenues is expected to grow from 6.27% in fiscal 1998 to 8.11% in 2003.

                          UNISON HEALTHCARE CONSOLIDATED
                             PROJECTED BALANCE SHEET
                                    ($ 000'S)

                                           PRO FORMA
                                           OCT-31-98   DEC-31-98   DEC-31-99   DEC-31-00   DEC-31-01   DEC-31-02   DEC-31-03
                                           --------    --------    --------    --------    --------    --------    --------
Cash                                       $  5,976    $  3,398    $  2,657    $  4,040    $  4,762    $  2,399    $  7,224
Accounts Receivable (net)                    33,687      31,056      22,018      22,965      23,787      24,741      25,545
Inventory                                     2,149       2,133       2,176       2,220       2,264       2,309       2,356
Prepaid Expenses & Other                      8,676       8,998      10,998      10,998      10,998      10,998      10,998
                                           --------    --------    --------    --------    --------    --------    --------
   Total Current Assets                      50,488      45,585      37,849      40,223      41,811      40,448      46,122

Property, Plant & Equipment (net)             6,898       6,419       8,342       9,253       9,864       9,596       9,329
Goodwill, Lse Op Rts & Oth Intang (net)      75,031      73,954      60,008      54,410      48,812      43,214      37,616
Other Assets                                  6,660       6,535       6,535       6,535       6,535       6,535       6,535
                                           --------    --------    --------    --------    --------    --------    --------
   Total Assets                            $139,076    $132,493    $112,735    $110,422    $107,023    $ 99,794    $ 99,603
                                           ========    ========    ========    ========    ========    ========    ========

Accounts Payable                           $  3,140    $  2,931    $  2,711    $  2,806    $  2,888    $  2,984    $  3,065
Accrued Expenses                             11,803      10,947       7,807       7,877       8,156       8,349       8,855
Reserves                                      3,329       2,540           0           0           0           0           0
Accrued Business Taxes                        3,251       2,833       2,624       2,624       2,624       2,624       2,624
Notes Payable                                     0           0           0           0           0       1,499           0
Current Maturities of Long Term Debt          2,045       2,045       1,732       2,009       4,324       1,174         634
                                           --------    --------    --------    --------    --------    --------    --------
   Total Current Liabilities                 23,567      21,296      14,874      15,315      17,992      16,630      15,177

Long Term Debt                               32,246      28,465      16,733      14,232       7,908       1,012         378
Deferred Taxes                               14,305      14,305      14,305      14,305      14,305      14,305      14,305
Other Long Term Liabilities                     958         908         883         883         883         883         883
Liabilities Subject to Compromise                 0           0           0           0           0           0           0
                                           --------    --------    --------    --------    --------    --------    --------
   Total Liabilities                         71,076      64,973      46,795      44,735      41,088      32,830      30,743

Preferred Stock                               3,000       3,000       3,000       3,000       3,000       3,000       3,000
Common Stockholders' Equity                  65,000      64,520      62,940      62,687      62,935      63,964      65,860
                                           --------    --------    --------    --------    --------    --------    --------
   Total Equity                              68,000      67,520      65,940      65,687      65,935      66,964      68,860

   Total Liabilities & Equity              $139,076    $132,493    $112,735    $110,422    $107,023    $ 99,794    $ 99,603
                                           ========    ========    ========    ========    ========    ========    ========

                         UNISON HEALTHCARE CONSOLIDATED
                              PROJECTED CASH FLOWS
                                    ($ 000'S)

                                         TWO MONTHS   FULL YEAR   FULL YEAR   FULL YEAR   FULL YEAR   FULL YEAR
                                          DEC-31-98   DEC-31-99   DEC-31-00   DEC-31-01   DEC-31-02   DEC-31-03
                                           -------     -------     -------     -------     -------     -------
Net Income                                    (455)     (1,430)       (103)        398       1,179       2,046
Depreciation & Amortization                  1,405       7,411       7,411       7,411       7,411       7,411
                                           -------     -------     -------     -------     -------     -------
   Gross Operating Cash Flow                   950       5,981       7,308       7,810       8,590       9,457

(Increase) in Accounts Receivable            2,631       9,038        (947)       (822)       (954)       (804)
(Increase) in Inventory                         16         (43)        (44)        (44)        (45)        (46)
(Increase) in Prepaid Expenses & Other        (322)     (2,000)          0           0           0           0
Increase in Accounts Payable                  (209)       (220)         95          83          96          81
Increase in Accrued Liabilities             (1,269)     (2,914)        234         204         236         199
Increase in Other Current Liabilities       (1,207)     (2,749)          0           0           0           0
                                           -------     -------     -------     -------     -------     -------
   Cash Flow from Working Capital Cycle        589       7,094       6,647       7,229       7,923       8,886

(Increase) in Other Assets                     124           0           0           0           0          (0)
Increase in Other Liabilities                  (50)        (25)         (0)         (0)         (0)         (0)
Capital Expenditures (net of sales)            151       4,611      (2,724)     (2,424)     (1,546)     (1,546)
                                           -------     -------     -------     -------     -------     -------
   Cash Flow from Operations                   814      11,680       3,923       4,805       6,377       7,341

Change in Debt                              (3,368)    (12,271)     (2,389)     (3,933)     (8,590)     (2,367)
Liabilities ST Compromise                        0           0           0           0           0           0
Interco Adjustments                              0           0           0          (0)         (0)          0
Dividends                                      (25)       (150)       (150)       (150)       (150)       (150)
Equity Adjustments                               0           0           0           0           0           0

Change in Cash                              (2,578)       (741)      1,383         722      (2,362)      4,824
Beginning Cash                               5,976       3,398       2,657       4,040       4,762       2,399
Ending Cash                                  3,398       2,657       4,040       4,762       2,399       7,224

                         UNISON HEALTHCARE CONSOLIDATED
                           PROJECTED INCOME STATEMENT
                          ($ IN 000'S EXCEPT PER SHARE)


                                                   FY1998        FY1999          FY2000         FY2001       FY2002         FY2003
                                                  ---------     ---------      ---------      ---------     ---------     ---------
Revenues                                          $ 195,740     $ 147,020      $ 153,625      $ 158,507     $ 164,864     $ 170,221

Wages and Related                                    98,808        64,037         66,136         68,110        70,699        72,874
Other Operating Expenses                             69,582        58,404         60,635         62,615        65,115        67,315
                                                  ---------     ---------      ---------      ---------     ---------     ---------
EBITDAR                                              27,351        24,580         26,854         27,782        29,050        30,032
EBITDAR%                                              13.97%        16.72%         17.48%         17.53%        17.62%        17.64%

Rent                                                 15,071        14,870         15,209         15,504        15,913        16,231
                                                  ---------     ---------      ---------      ---------     ---------     ---------
EBITDA                                               12,281         9,709         11,645         12,278        13,138        13,801
EBITDA %                                               6.27%         6.60%          7.58%          7.75%         7.97%         8.11%

Depreciation and Amortization                         9,903         7,411          7,411          7,411         7,411         7,411
                                                  ---------     ---------      ---------      ---------     ---------     ---------
EBIT                                                  2,378         2,298          4,234          4,867         5,727         6,390
Impairment losses and Restructuring Costs             1,749            (0)             0              0             0             0
Interest Expense (net)                                1,951         2,150          1,914          1,725         1,283           502
                                                  ---------     ---------      ---------      ---------     ---------     ---------
Pre Tax Income                                       (1,322)          148          2,321          3,142         4,444         5,888

Taxes                                                   119         1,578          2,424          2,744         3,264         3,842
                                                  ---------     ---------      ---------      ---------     ---------     ---------
Net Income                                           (1,440)       (1,430)          (103)           398         1,179         2,046

Preferred Dividends                                      25           150            150            150           150           150
Available for Common                                 (1,465)       (1,580)          (253)           248         1,029         1,896
Earnings per Share (based on 6,500,000 shares)    $   (0.23)    $   (0.24)     $   (0.04)     $    0.04     $    0.16     $    0.29

Skilled Nursing Facilities                               32            32             32             32            32            32
Licensed Beds                                         3,284         3,284          3,284          3,284         3,284         3,284

Assisted Living Facilities                                3             3              3              3             3             3
Number of Units                                         214           214            214            214           214           214

Sources of Patient Revenues
Medicare                                              31.61%        32.08%         31.63%         31.44%        31.16%        30.84%
Private Pay                                           15.77%        16.28%         16.76%         17.22%        17.57%        17.92%
                                                  ---------     ---------      ---------      ---------     ---------     ---------
  Quality Mix                                         47.37%        48.36%         48.39%         48.66%        48.74%        48.76%
Medicaid                                              52.63%        51.64%         51.61%         51.34%        51.26%        51.24%
                                                  ---------     ---------      ---------      ---------     ---------     ---------
  Total                                              100.00%       100.00%        100.00%        100.00%       100.00%       100.00%

Occupancy %                                           81.35%        85.10%         87.00%         87.31%        88.20%        88.30%

                                  RISK FACTORS

         The restructuring of Unison involves a degree of risk, and this Disclosure Statement and certain of the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainty. Reorganized Unison's actual results could differ materially from those anticipated in such forward-looking statements as a result of a variety of factors, including those set forth in the following risk factors and elsewhere in this Disclosure Statement. Creditors should consider carefully the following factors, in addition to the other information contained in this Disclosure Statement, prior to submitting a vote to accept or reject the Plan.

REORGANIZATION FACTORS.

         As with any plan of reorganization or other financial transaction, there are certain risk factors that must be considered. It should be noted that all risk factors cannot be anticipated, that some events will develop in ways that were not foreseen and that many or all of the assumptions which have been used in connection with this Disclosure Statement and the Plan will not be realized exactly as assumed. Some or all of such variations may be material. While efforts have been made to be reasonable in this regard, there can be no assurance that subsequent events will bear out the analyses set forth herein. Under the Plan, some of the principal risks that holders of Claims should be aware of are as follows.

- There is a risk that one or more of the required conditions or obligations under the Plan will not occur, be satisfied or waived, as the case may be, resulting in the inability to confirm the Plan.

- The total amount of all Claims filed in these Chapter 11 Cases may be materially in excess of the estimated final amounts of Allowed Claims assumed in the development of the Plan and in the valuation estimates provided herein. The actual amount of all Allowed Claims in any Class may differ significantly from the estimates provided herein. Accordingly, the amount and timing of the distributions that will ultimately be received by any particular holder of an Allowed Claim in any Class may be materially and adversely affected should the estimates be exceeded as to any Class.

- A number of other uncertainties may adversely impact Reorganized Unison's future operations including, but not necessarily limited to, economic recession, increased competition, adverse regulatory agency actions, acts of God, or similar circumstances. Many of these factors will be substantially beyond the control of Reorganized Unison, and a change in any factor or combination of factors could have a material adverse effect on Reorganized Unison's financial condition, cash flows and results of operations.

- There can be no assurance that Reorganized Unison will be able to continue to generate sufficient funds to meet its obligations and necessary capital expenditures, notwithstanding the significant improvements in Reorganized Unison's operations and financial condition. Although Reorganized Unison's financial projections assume that Reorganized Unison will generate sufficient funds to meet its working capital needs for the foreseeable future, its ability to gain access to additional capital, if needed, cannot be assured, particularly in view of possible competitive factors and industry conditions.

         In addition to risks associated with the restructuring process, the following risks affecting the Company's business should be considered:

LIMITED OPERATING HISTORY; HISTORY OF LOSSES AND ACCUMULATED DEFICIT.

         Unison began operations in 1992. Since then, except for a small net profit in the fourth quarter of 1995 (and the pooling effect of the Ampro Acquisition completed in October 1996, described more fully at "THE DEBTORS--Acquisitions"), it has reported net losses for every period, culminating in losses of $23.4 million for 1996, $47.2 million for 1997 and $9.8 million for the six months ended June 30, 1998. The Company's future profitability will depend on many factors, including its ability to control costs, occupancy levels, government regulation and reimbursement policies, competition, its ability to attract and retain qualified personnel at competitive rates, and general economic conditions. While the Company has instituted revenue enhancement and cost containment programs and has completed the integration of recent acquisitions, there can be no assurance that the Company will be profitable in the future.

MANAGEMENT RESIGNATIONS AND DEPENDENCE ON SKILLED PERSONNEL.

         Three of Unison's executive officers, including its Chief Executive Officer, Chief Financial Officer and Executive Vice President of Acquisitions, resigned in April 1997 and its Chief Operating Officer resigned in October 1997. In addition, the Company's prior General Counsel and several facility administrators resigned during 1997. The Company hired a CEO in September 1997 and replaced its CFO and General Counsel in 1998. Although the pre-petition resignations of senior managers is not expected to have a material adverse impact on Unison's future results of operations, the loss of certain other key personnel could adversely affect Unison's results of operations and its efforts to rebuild its financial health. Unison's business strategy also depends on its ability to attract and retain qualified clinical management, marketing and other personnel. Unison competes with general acute care hospitals, rehabilitation facilities, nursing homes, ambulatory care facilities and other healthcare providers for the services of physicians, registered nurses, therapists and other clinical personnel. Such clinical personnel are in high demand and are often subject to competing offers. There can be no assurance that Unison will be able to attract and retain the qualified personnel necessary for its business and planned growth.

RELIANCE ON REIMBURSEMENT FROM GOVERNMENT SOURCES.

         The Company is reimbursed under the Medicare program for its actual allowable direct and indirect costs of services based on the submission of an annual cost report. Each facility is also subject to limits on reimbursement for routine costs. Exceptions to these limits are available for, among other things, the provision of atypical services. Due in part to the provision of subacute services, Unison's costs for the care delivered to Medicare patients in certain of its nursing facilities have exceeded the routine cost limits in the aggregate amount of $1.8 million and $2.3 million and $2.7 million in 1995, 1996 and 1997, respectively. The Company has filed 18 exception requests with HCFA with respect to 1995, requesting reimbursement for excess costs. Unison was granted interim (pending audit) routine cost limit exceptions for 16 of the 18 facilities in the aggregate amount of approximately $1.5 million. However, in the fourth quarter of 1997, the fiscal intermediary audited the Company's 1995 Medicare cost reports and, as a result, the Company recorded a provision for potential audit adjustments of approximately $1.2 million. The Company is currently in the process of filing exception requests related to 1996 and 1997. Although management believes that the Company will recover these routine cost limit exceptions, failure to obtain such exceptions could adversely affect the Company's results of operations.

         Governmental payors and their paying agencies and private third-party payor sources have instituted cost containment measures of various kinds designed to limit payments made for long-term care and ancillary services, and there can be no assurance that future measures will not materially and adversely affect reimbursement to the Company. Revenues received from the Medicare program for services provided in Unison's facilities represented approximately 32.1% and 34.2% of Unison's 1997 actual and pro forma long-term care revenues. The Medicare program is subject to statutory and regulatory changes, retroactive and prospective rate adjustments, complex reimbursement audits, paying agency discretion and interpretations, administrative rulings and funding restrictions, all of which could have the effect of limiting or reducing reimbursement levels for Unison's services. Any significant decrease in Medicare reimbursement levels, or the imposition of significant restrictions on participation in the Medicare program, could have a material adverse effect on Unison. There can be no assurance that the Company's facilities will continue to satisfy the requirements for participation in the Medicare program.

         Revenues received from state Medicaid programs for services provided in the Company's facilities represented approximately 51.7% and 49.8% of Unison's 1997 actual and pro forma long-term care revenues. The Company's facilities are subject to risks of changes in Medicaid reimbursement and payment delays resulting from budgetary shortfalls of state Medicaid programs. Many states have enacted or are considering enacting measures that are designed to reduce their Medicaid expenditures and to make certain changes to private healthcare insurance. There are also a number of legislative proposals including cost caps and the establishment of Medicaid prospective payment systems for nursing facilities. Indiana and Colorado will adopt case-mix prospective payment systems effective October 1, 1998 and January 1, 1999, respectively. Unison is unable to predict what other changes may occur to state reimbursement policies or what effect any such changes would have on the Company. There can be no assurance that any changes to the Medicaid program would not have a material adverse impact on the Company's financial condition or results of operations.

HEALTH CARE REFORM.

         The Balanced Budget Act, signed into law on August 5, 1997, is intended to reduce Medicare payments by $115 billion over the next five years and makes numerous changes to Medicare and Medicaid programs. The Balanced Budget Act mandates the establishment of a PPS for Medicare skilled nursing facility services, under which facilities will be paid a fixed fee for virtually all covered services. PPS will be phased in over a four-year period, effective for the Company's facilities on January 1, 1999. During the first three years, payments will be based on a blend of the facility's historical costs and calculated federal rates. Thereafter, the per diem rates will be based 100% on federal rates. In addition, effective January 1, 1999, there will be an


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
annual per-patient cap of $1,500 on reimbursement for combined Part B and outpatient physical and speech therapy services and an annual cap of $1,500 on reimbursement for Part B and outpatient occupational therapy services. There can be no assurance that payments under PPS will be comparable to current levels and that PPS will not have a material adverse impact on the Company's results of operations or financial condition.

         The Balanced Budget Act also contains changes to the Medicaid program, the most significant of which is the repeal of the Boren Amendment. The Boren Amendment required state Medicaid programs to pay rates that are reasonable and adequate to meet the costs that must be incurred by a nursing facility in order to provide care and services in compliance with applicable standards. Effective October 1, 1997, states have more flexibility in establishing payment rates. The State of Indiana is changing its Medicaid program to a prospective payment system effective October 1, 1998 and Colorado is implementing a prospective payment system effective January 1, 1999. The Company does not believe that the change in Indiana's reimbursement system will negatively impact Unison's results of operations or financial condition, and has not yet determined the impact of the change in Colorado's system. Unison is unable to predict whether any other states will change their reimbursement policies and, if so, what effect such changes would have on the Company. There can be no assurance that any changes to the Medicaid program will not have a material adverse impact on the Company.

         In an attempt to limit the federal budget deficit, there have been, and Unison expects that there will continue to be, a number of other proposals to limit Medicare and Medicaid payments for services. Unison cannot predict whether any of these proposals will be adopted or, if adopted, the effect, if any, such proposals would have on Unison. There can be no assurance that the rates paid to Unison by Medicare, Medicaid or other payors will be adequate to reimburse Unison for the cost of providing services. In addition, cost increases due to inflation without corresponding increases in reimbursement would adversely affect the Company's business.

EXTENSIVE GOVERNMENT REGULATIONS.

         The operation of skilled nursing facilities is subject to federal, state and local laws relating to, among other things, the number of beds, the provision of ancillary services, the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies, fire prevention and compliance with building codes, as well as those relating to other businesses, such as those mandating fair employment practices and prohibiting damage to the environment. Skilled nursing facilities are also subject to periodic inspection by governmental and other authorities to assure compliance with various standards and to maintain continued licensing under state law and certification under the Medicare and Medicaid programs. As of July 6, 1998, Unison had no outstanding deficiencies for substandard care. Although the Company generally has been able to secure necessary approvals or licenses in the past, it voluntarily closed one facility in 1996 and one in 1997 due to violations of Medicare regulations, and the failure to obtain or renew any required regulatory approvals or licenses could adversely affect Unison's ability to offer existing or additional services, to receive Medicaid and Medicare payments, and to expand the scope of its operations, any of which could materially adversely affect the Company's business. See "THE DEBTORS--Operations-Quality Management".


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
         In May 1996, HCFA announced the first year results of its "Operation Restore Trust" initiative, designed to combat Medicare and Medicaid fraud, waste and abuse by home health agencies, nursing homes and durable medical equipment suppliers. Operation Restore Trust originally focused on five states and is now extended to all states and is focused on problems with claims for services not rendered or not provided as claimed and claims falsified to circumvent coverage limitations on medical supplies. In addition, HCFA certification, survey and enforcement regulations impose significant burdens on long-term care facilities. The regulations may require state survey agencies to take aggressive enforcement actions, such as imposing fines, decertifying facilities, banning admission or revoking necessary licenses and closing facilities. Additional remedies are available. Published reports indicate that in the initial surveys conducted, as many as 70% of the facilities surveyed were not in compliance with the new rules. There can be no assurance that these rules, or future rules or legislation, will not have a material adverse effect on the Company.

COMPETITION FOR PATIENTS AND EMPLOYEES.

         The industries in which Unison operates are highly competitive. Unison competes with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, long-term care hospitals, assisted living facilities, home care providers and other subacute and specialty care providers, both for patients and for nurses and other key personnel. Many of these companies have greater financial and other resources than Unison. A number of states in which Unison operates do not have "certificate of need" or similar laws restricting the construction of competing facilities. No assurance can be given that Unison will have the resources to compete successfully with such companies.


                        CERTAIN FEDERAL TAX CONSEQUENCES

         The following discussion sets forth the material federal income tax consequences of the Plan to the Debtors and holders of certain Claims. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), final, temporary, and proposed Treasury regulations thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service or opinion of counsel has been or will be sought as to the federal income tax consequences of the Plan.

         The description that follows does not include all matters that may be relevant to any particular holder and could be affected by the specific facts and circumstances pertaining to such holder. Certain holders, including financial institutions, broker-dealers, tax-exempt entities, insurance companies, and foreign persons may be subject to special rules not discussed below.

         ALL HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISERS AS TO THEIR PARTICULAR TAX CONSEQUENCES ASSOCIATED WITH THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, OR ANY PROPOSED LEGISLATION. FURTHER, THERE CAN BE NO ASSURANCE THAT THE TAX CONSEQUENCES TO THE DEBTORS WILL BE AS

DISCUSSED, SINCE SUCH TAX CONSEQUENCES WILL BE SUBJECT TO FUTURE EVENTS THAT CANNOT BE PREDICTED WITH CERTAINTY.

CONSEQUENCES TO HOLDERS OF CERTAIN CLAIMS.

         IMPORTANCE OF WHETHER CERTAIN DEBT INSTRUMENTS CONSTITUTE "SECURITIES". As discussed below with respect to the various Classes of Claims, the federal income tax consequences to the Claim holders of the exchanges provided for by the Plan will depend, in part, on whether such exchanges qualify as a recapitalization or other "reorganization" as defined in the Tax Code. This, in turn, will depend, in part, on whether the Claims and certain debt instruments constitute "securities" for federal income tax purposes ("Securities" or "Security"). The term "security" is not defined in the Tax Code or in the regulations, and has not been clearly defined in court decisions. Although there are a number of factors that may affect the determination of whether a debt instrument is a Security, one of the most important factors is the original term of the instrument, i.e., the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as Securities and instruments with a term of less than five years are likely not to be treated as Securities. Debtors are not rendering federal income tax advice as to whether any of the debt instruments discussed below are, or are not, Securities. ACCORDINGLY, DEBTORS RECOMMEND THAT THE CLAIM HOLDERS CONSULT WITH THEIR TAX ADVISERS AS TO THE PROPER TREATMENT OF THE RESPECTIVE DEBT INSTRUMENTS.

         CLASS 1 AND CLASS 2 PRIORITY CLAIMS. Under the Plan, holders of Allowed Priority Wage and Benefit Plan Contribution Claims generally will be paid in full in cash on the Effective Date, or as soon as reasonably practicable thereafter. Such holders must include such amounts in their gross income in the taxable year in which such amounts are actually or constructively received by them. Amounts of income tax and employment tax will be deducted and withheld form such payments as required by law.

         CLASS 4 MISCELLANEOUS SECURED CLAIMS. Holders of Allowed Class 4 Miscellaneous Secured Claims will receive one of the four following treatments:
(1) they will have their Claims paid in full in cash on the Effective Date; (2) they will receive a one-time cash payment to cure past defaults and have their Claims otherwise paid in accordance with their original contractual terms; (3) they will have the collateral securing such Claims released to them; or (4) they will be treated in accordance with terms of the Debt Instruments evidencing such Claims and the legal, equitable and contractual rights to which the holders of such Claims are entitled will not be altered. Holders of Allowed Class 4 Miscellaneous Secured Claims who receive Cash (in full payment of their Claims or to cure past defaults in their reinstated Claims) or who receive collateral for their Claims will recognize gain or loss measured by the difference between the amount of Cash or the fair market value of the collateral (other than any portion of such cash or collateral attributable to accrued but unpaid interest) and the adjusted tax basis in the Claims (other than any portion of such basis allocable to accrued but unpaid interest). To the extent that the remainder of a Claim evidenced by a Debt Instrument is reinstated without causing a "significant modification" (as such term is defined and used in Section 1.1001-3 of the Treasury Regulations) of the Claim, there should be no additional federal income tax


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
consequences to the holder of such Claim Similarly, there should be no federal income tax consequences to the holder of a Claim whose contractual rights with respect to such Claim remain unaltered by the Plan.

         If a Claim evidenced by a Debt Instrument is reinstated or modified in a way that is considered a significant modification of the Debt Instrument, the holder of such Claim will be treated for federal income tax purposes as having exchanged the Debt Instrument for a new Debt Instrument. The holder of such Claim will realize gain or loss on the deemed exchange measured by the difference between: (i) the issue price of the new Debt Instrument (or if the holder is a cash basis taxpayer the fair market value of the new Debt Instrument) (other than any portion of such Debt Instrument allocable to accrued but unpaid interest); and (ii) the holder's adjusted basis in the original Debt Instrument. Gain or loss realized generally will be recognized unless the both the original and new Debt Instruments constitute Securities. See "CERTAIN FEDERAL TAX CONSEQUENCES --Consequences to Creditors - Class 6 and Class 7 Britwill and Signature Acquisition Claims and Class 9 General Unsecured Claims."

         CLASS 5 OMEGA SECURED CLAIMS. The holder of the Class 5A Omega Mortgage Guarantee Claims will receive the New Omega Guarantee in exchange for such Claims. The Class 5A Omega Mortgage Guarantee Claims relate to a certain debt obligation owing from Brit-Texas to Omega. If the New Omega Guarantee constitutes a "significant modification" of the debt obligation, then Omega will be treated for federal income tax purposes as if it had exchanged such debt obligation for a new modified debt obligation. Such deemed exchange of debt obligations will be a taxable exchange, in which case Omega would recognize gain or loss measured by the difference between the issue price of the new debt obligation (other than any portion of the new debt obligation attributable to accrued but unpaid interest) and Omega's adjusted basis in the original debt obligation (other than any portion of the such basis attributable to accrued but unpaid interest). The New Omega Guarantee will likely result in a significant modification of the debt obligation if the debt obligation is a nonrecourse debt obligation. If the debt obligation is a recourse debt obligation, however, the New Omega Guarantee will result in a significant modification of the debt obligation only if there is a change in payment expectations.

         Under the Plan: (1) the holder of the Class 5B Omega Indiana Rejection Claim will receive a Cash payment and the Indiana Returned Facility Note on the Effective Date in exchange for such Claim; and (2) the holder of the Class 5C Omega Hasmark Facilities Claim will receive a Cash payment in exchange for such Claim. The Cash, and the issue price of the Indiana Returned Facility Note, will likely trigger ordinary income to the holder of each such Claim for the year in which the Cash and Note is received.

         The holder of the Class 5D Omega Miscellaneous Secured Claim will be paid in full in Cash on the Effective Date in exchange for the Claim, or be provided such other treatment as agreed to between the holder of such Claim and Debtors. If the Class 5D Omega Miscellaneous Secured Claim is paid in full in Cash, the holder of such Claim will recognize gain or loss measured by the difference between (i) the amount of Cash received (other than any portion of the Cash allocable to accrued but unpaid interest) and (ii) the holder's adjusted tax basis in such Claim (other than any portion of such basis allocable to accrued but unpaid interest).


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
         CLASS 6 AND CLASS 7 BRITWILL AND SIGNATURE ACQUISITION CLAIMS; CLASS 9 GENERAL UNSECURED CLAIMS. Under the Plan: (1) holders of Allowed Class 6 Britwill Acquisition Claims and Class 7 Signature Acquisition Claims will receive New Common Stock; and (2) holders of Allowed Class 9 General Unsecured Claims will receive New Common Stock, New Senior Notes and Claims Litigation LLC Shares. Gain or loss will be realized to the extent that the sum of the fair market value of the New Common Stock, plus the fair market value of any Claims Litigation LLC Shares received by the Claim holder, plus the issue price of any New Senior Notes (or, if the holder is a cash basis taxpayer, the fair market value of such Notes) (other than any portion of consideration allocable to accrued but unpaid interest) received by the Claim holder exceeds (or is less than) the adjusted basis of the Allowed Class 6, Class 7 or Class 9 Claims (other than any portion of the basis in such Claims allocable to accrued by unpaid interest). The amount of gain recognized, if any, for federal income tax purposes depends (in part), however, on whether the Class 6, Class 7 or Class 9 Claims and New Senior Notes constitute Securities.

         If the holder's Allowed Britwill Acquisition Claim constitutes a Security, then the exchange of such Claim for New Common Stock may constitute a tax-free reorganization exchange under Section 354(a) of the Tax Code. If so, the holder will not recognize gain or loss on the exchange. If the holder's Allowed Britwill Acquisition Claim is not a Security, then the holder of such Claim will recognize gain or loss on the exchange of such Claim for New Common Stock equal to the amount of gain or loss realized.

         If the holder's Allowed Signature Acquisition Claim constitutes a Security, then the exchange of such Claim for New Common Stock may constitute a tax-free exchange under Section 354(a) of the Tax Code. If so, the holder will not recognize gain or loss on the exchange. If the holder's Allowed Signature Acquisition Claim is not a Security, then the holder of such Claim will recognize gain or loss on the exchange of such Claim for New Common Stock equal to the amount of gain or loss realized.

         If the holder's Allowed General Unsecured Claim constitutes a Security, then the exchange of the Allowed General Unsecured Claim for New Common Stock, New Senior Notes and Claims Litigation LLC Shares may constitute a partially tax-free reorganization exchange under Sections 354(a) and 356(a) of the Tax Code. If so, any realized loss will not be recognized for federal income tax purposes and the amount of realized gain that will be recognized will depend on whether the New Senior Notes also constitute Securities. If the New Senior Notes constitute Securities, a holder's realized gain will be recognized in an amount equal to the lesser of (i) the amount of gain realized or (ii) the sum of (A) the fair market value of Claims Litigation LLC Shares received (other than any portion of such Shares allocable to accrued but unpaid interest) and (B) the fair market value of the excess, if any, of the principal amount of the New Senior Notes (other than any portion of such Notes allocable to accrued but unpaid interest) over the principal amount of Allowed General Unsecured Claims (other than any portion of such Claims allocable to accrued but unpaid interest). If the New Senior Notes are not Securities, any realized gain will be recognized in an amount equal to the lesser of (i) the amount of gain realized or (ii) the sum of (A) the fair market value of the Claims Litigation LLC Shares (other than any portion of such Shares allocable to accrued but unpaid interest) and the fair


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
market value of the New Senior Notes (other than any portion of such Notes allocable to accrued but unpaid interest).

         If the holder's Allowed Class 9 General Unsecured Claim does not constitute a Security, then the holder of such Claim will recognize gain or loss on the exchange of such Claim for New Common Stock, New Senior Notes and Claims Litigation LLC Shares in an amount equal to the gain or loss realized on the exchange.

         CLASS 8 CONVENIENCE CLAIMS. Holders of Allowed Class 8 Convenience Claims will receive a one time Cash payment on the Effective Date in exchange for their Claims. The exchange of Class 8 Convenience Claim for Cash will be a taxable exchange. As a result, a holder of an Allowed Class 8 Convenience Claim will recognize gain or loss on the exchange measured by the difference between:
(i) the amount of Cash received (other than any portion of the ash allocable to accrued but unpaid interest); and (ii) the holder's adjusted tax basis in such Claim (other than any portion of the basis allocable to accrued but unpaid interest).

         CLASS 10 NOTES SECURITIES CLAIMS. The holders of Allowed Class 10 Notes Securities Claims will receive no distributions under the Plan. The holders of such Claims may claim a loss for federal income tax purposes equal to their adjusted basis in their Claims. The loss generally will be a capital loss unless the holder did not hold such Claim as a capital asset, in which case the loss will be an ordinary loss.

         CLASS 12 EQUITY INTERESTS AND EQUITY INTEREST RELATED CLAIMS. Under the Plan, the holders of Allowed Class 12 Equity Interests and Equity Interest Related Claims may receive New Warrants to purchase shares of New Common Stock for 1.25 times the Initial Price in exchange for such Claims. If so, gain or loss generally will be realized to the extent that the fair market value of the New Warrants exceeds (or is less than) the adjusted basis of the Allowed Equity Interest or Equity Interest Related Claim. Any gain or loss realized by the holder of an Allowed Equity Interest will not be recognized. In addition, if a holder's Allowed Equity Interest Related Claim constitutes a Security, any gain or loss realized on the exchange will not be recognized. However, if the holder's Equity Interest Related Claim is not a Security, the holder of such Claim will recognize gain or loss on the exchange of the Allowed Equity Interest Related Claim for the New Warrants equal to the amount of gain or loss realized on the exchange.

         Alternatively, under certain circumstances, the Equity Interests will be canceled and extinguished and the holders of Equity Interests and Equity Interest Related Claims will not receive any distributions under the Plan. The holders of Equity Interests and Equity Interest Related Claims generally will be entitled to claim a loss for federal income tax purposes equal to their adjusted basis in their Equity Interests and Equity Interest Related Claims. The loss will be a capital loss unless the holder did not hold the Equity Interest or Equity Interest Related Claim as a capital asset, in which case the loss will be an ordinary loss.

         CHARACTER OF GAIN, BASIS, AND HOLDING PERIOD. The character of the various potential gains, losses, and income described above as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors. These factors include

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whether the particular Claim constitutes a capital asset in the hands of the
Claim holder, whether the Claim has been held for more than one year, whether the Claim was purchased at a discount, and whether and to what extent the Claim holder has previously claimed a bad debt deduction with respect to such Claim.

         In the case of any exchange described above that constitutes a reorganization, the Claim holder's basis in the Security received will equal the Claim holder's adjusted tax basis in the Security surrendered, decreased by the amount of Cash and the value of any additional property or rights received, and increased by any gain recognized in respect of the Claim. The Claim holder's holding period for the Security received will include the Claim holder's holding period for the Security surrendered, provided such Security was held as a capital asset. The Claim holder's basis in any non-Security property or rights received in the exchange will be equal to the fair market value of such property or rights, and the holding period of such property or rights will begin on the day after receipt thereof.

         In the case of any exchange described above that does not constitute a reorganization, the Claim holder's basis in all property and rights received will be equal to the fair market value of such property or rights. The Claim holder's holding period of such property or rights will begin on the day after receipt thereof.

         TREATMENT OF ACCRUED BUT UNPAID INTEREST. Holders of Claims that have not previously included in their taxable income accrued but unpaid interest on a Claim may be treated as receiving taxable interest to the extent any consideration they receive under the Plan is allocable to such accrued but unpaid interest. Holders of Claims that have previously included in their taxable income accrued but unpaid interest on a Claim may be entitled to recognize a deductible loss to the extent such accrued but unpaid interest is not satisfied under the Plan. The proper allocation between principal and interest of amounts received in exchange for a Claim is unclear and may be affected by, among other things, the rules in the Tax Code relating to imputed interest, original issue discount, market discount, and bond issuance premium. Thus, it is possible that the Service may take the position that a pro rata portion of the consideration received by a holder of an interest bearing obligation must be allocated to interest, or that consideration must be allocated first to accrued but unpaid interest and then to principal. In this regard, holders of Claims should consult their own tax advisors.

         ORIGINAL ISSUE DISCOUNT. The New Senior Notes are not expected to have original issue discount because they are not expected to have "issue prices" less than their "stated redemption prices at maturity." (Original issue discount must be recognized as income over the term of the debt instrument pursuant to Sections 1271 through 1275 of the Tax Code.) Where a debt instrument (such as the New Senior Notes) is issued in exchange for another debt instrument (such as the Notes Claims and Senior Notes Claims, which are included in the Class 9 General Unsecured Claims), and neither the newly issued debt instrument nor the prior debt instrument is traded on an established securities market, the issue price of the new debt instrument is its stated principal amount if the instrument bears "adequate stated interest."

         The General Unsecured Claims have not been, and it is expected that New Senior Notes will not be, traded on an established securities market It is further expected that the New

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Senior Notes, which bear interest at a fixed rate equal to 11% per annum, will have adequate stated interest. Accordingly, the issue price and the stated redemption price at maturity of the New Senior Notes should be equal to the principal amounts thereof, and thus the New Senior Notes should have no original issue discount.

         BACKUP WITHHOLDING. All distributions under the Plan, including distributions by the Claims Litigation LLC, are subject to applicable withholding. Under the Tax Code, interest, dividends and other reportable payments may, under certain circumstances, be subject to backup withholding at a 31% rate. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including corporations and financial institutions.

CONSEQUENCES TO DEBTORS.

         SIGNATURE SALE LEASEBACK TRANSACTION. The Plan contemplates the consummation, on or before the Effective Date, of a transaction in which Debtors will sell the Signature Facilities and leaseback certain of the Signature Facilities. Debtors would recognize gain (or loss) on the sale of the Signature Facilities measured by the difference between (i) the sum of (A) cash and the fair market value of property received by Debtors and (B) any liabilities of Debtors that are assumed by the purchaser of the Signature Facilities, and (ii) Debtors' adjusted basis in the Signature Facilities. To the extent that Debtors recognize gain on the sale of the Signature Facilities, that gain will be able to be offset to the extent that Debtors would otherwise have a net operating loss for the taxable year that includes the sale leaseback transaction or have available net operating loss carryovers ("NOLs") from prior taxable years to the taxable year that includes the sale leaseback transaction. If the sale of the Signature Facilities occurs within the taxable year of Debtors that includes the Effective Date (or in any prior taxable year), the NOLs available to offset any gain recognized by Debtors on such sale will be determined without regard to any reduction that may be required as a result of the exclusion from Debtors' income of any discharge of indebtedness income. See "CERTAIN FEDERAL TAX CONSEQUENCES --Consequences to Debtors - Discharge of Indebtedness and Reduction of Tax Attributes." If, for the taxable year that includes the sale of the Signature Facilities, Debtors have positive taxable income (prior to any offset by NOLs), Debtors may be subject to the alternative minimum tax. See "CERTAIN FEDERAL TAX CONSEQUENCES --Consequences to Debtors - Alternative Minimum Tax."

         DISCHARGE OF INDEBTEDNESS AND REDUCTION OF TAX ATTRIBUTES. The principal amount of Debtors' aggregate outstanding indebtedness will be substantially reduced under the Plan. Generally, the cancellation or other discharge of indebtedness triggers ordinary income to a debtor unless payment of the liability would have given rise to a deduction. The amount of such discharge of indebtedness income generally will equal the excess of the principal amount (as determined for federal income tax purposes) of the indebtedness discharged over the aggregate value of cash and other property (including stock of Debtors) transferred in satisfaction of the debt. If debt is discharged in a case under the Bankruptcy Code, however, no ordinary income to the debtor generally results. Instead, certain tax attributes otherwise available to the debtor are reduced, in most cases by the amount that would otherwise be included as ordinary income.

         Tax attributes are subject to reduction generally in the following order: (i) NOLs from prior taxable years or from the year in which the discharge occurs; (ii) general business credit carryovers; (iii) minimum tax credits; (iv) capital losses and capital loss carryovers; (v) the tax basis of the debtor's depreciable and non-depreciable assets, including inventory; (vi) passive activity loss and credit carryovers; and (vii) foreign tax credit carryovers. Attribute reduction is calculated only after the tax for the year of discharge has been determined, and asset basis reduction applies to property held by the debtor at the beginning of the taxable year following the taxable year in which the discharge occurs. Asset basis reduction is generally not required in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the discharge over the aggregate of the debtor's liabilities immediately after the discharge. In very general terms, the basis of property other than inventory and notes and accounts receivable is reduced before the basis of inventory and notes and accounts receivable.

         Debtors believe that the amount of the discharge of indebtedness income realized as a result of the Plan will result in a substantial reduction of Debtors' tax attributes. It is anticipated that Debtors' NOLs will be eliminated and that Debtors will be required to reduce the basis in their depreciable assets to a significant extent. These attribute reductions will likely have the effect of subjecting Debtors to greater federal income tax liabilities in taxable years subsequent to the year in which the discharge occurs than would occur absent the attribute reductions.

         LIMITATION ON USE OF NOLS. Debtors, which are a group of corporations filing consolidated federal income tax returns (a "Consolidated Group"), will very likely experience an "ownership change" for purposes of Section 382 of the Tax Code upon consummation of the Plan. In general, a Consolidated Group experiences an ownership change if the percentage of stock of the parent corporation of such group owned by one or more stockholders that each own at least five percent of the stock of such corporation (or certain specified groups of stockholders) increases by more than 50 percentage points within a prescribed time period. In general, after a Consolidated Group of corporations experiences an ownership change, the amount of NOLs (and "built-in losses," if any, as defined for this purpose) arising before the ownership change that the group is permitted to use each year after the ownership change may not exceed a specified amount, referred to as the "Section 382 Limitation" and described below.

         Assuming that the Consolidated Group experiences an ownership change, it may qualify for the so-called "Bankruptcy Exception" from the Section 382 Limitation under Tax Code Section 382(l)(5); however, the effect on the NOLs required under the Bankruptcy Exception may impose a greater tax burden on the Consolidated Group than the alternative of being subject to the Section 382 Limitation. This might be the case, for example, if, within two years after the ownership change resulting from consummation of the Plan, Reorganized Unison experiences another ownership change If the Bankruptcy Exception is utilized and another ownership change occurs within the two-year period referred to above, then Reorganized Unison's Section 382 Limitation for any year thereafter would be zero and Reorganized Unison would not be permitted to reduce otherwise taxable income by any NOLs attributable to pre-ownership change years.

         If the Consolidated Group anticipates that the Bankruptcy Exception will impose a tax burden on it greater than that resulting from application of the Section 382 Limitation, the Consolidated Group will likely elect not to have the Bankruptcy Exception apply. The Consolidated Group would then be subject to the Section 382 Limitation, which, pursuant to Tax Code Section 382(l)(6), would be calculated by multiplying the "long-term tax-exempt rate" (which is a rate announced monthly by the Service and is 5.15% for the month of August 1998) by the sum of (i) the value of the outstanding stock of the members of the Consolidated Group (other than such stock owned by a Consolidated Group member) immediately before consummation of the Plan plus (ii) the increase in the value of the Debtors resulting from the discharge of creditor claims pursuant to the Plan.

         As indicated above, it is anticipated that Debtors' NOLs attributable to the pre-ownership change years will be eliminated as a result of Debtors' realization of discharge of indebtedness income. In that case, Debtors' NOLs attributable to pre-ownership change years will not be impacted by the ownership change rules of Tax Code Section 382.

         ALTERNATIVE MINIMUM TAX. A corporation is required to pay alternative minimum tax to the extent that 20% of alternative minimum taxable income ("AMTI") exceeds the corporation's regular tax liability for the year. AMTI generally is equal to a corporation's regular taxable income with certain adjustments to eliminate or limit the availability of certain deductions or other beneficial allowances and to include in income certain amounts not generally included in computing regular income tax liability. Of special importance is a rule that limits the availability of loss carryovers under the alternative minimum tax. For purposes of computing AMTI, a corporation may offset not more than 90% of its AMTI with available NOLs. This limitation may result in alternative minimum tax liability for Debtors for the taxable year that includes the sale of the Signature Facilities, regardless of the amount of NOLs that are available. Accordingly, although Debtors may have sufficient NOLs to offset any gain on the sale of the Signature Facilities, the corporate alternative minimum tax may cause Debtors to have some federal income tax liability for the taxable year including such sale.

TAXATION OF CLAIMS LITIGATION LLC.

         On the Effective Date, Reorganized Unison will establish the Claims Litigation LLC for litigation and/or resolution of all Litigation Claims (including the Related Party Creditor Defenses) and paying all related expenses. Claims Litigation LLC Shares, evidencing the right to receive a pro rata distribution from the Claims Litigation LLC, will be distributed to the holders of Allowed Class 9 General Unsecured Claims on the Effective Date, or as soon as practicable after the Effective Date. (Certain holders of Allowed Class 9 General Unsecured Claims who are required to surrender their Debt Instruments evidencing their Claims, and who fail to do so by the Effective Date, or as soon as reasonably practicable after the Effective Date, generally will not receive a distribution of Claims Litigation LLC Shares until they in fact surrender such Debt Instruments. The tax consequences to the holders of Allowed Class 9 General Unsecured Claims upon receiving the Claims Litigation LLC Shares are discussed under the heading "FEDERAL TAX CONSEQUENCES -- Consequences to Creditors - Class 6 and Class 7 Britwill and Signature Acquisition Claims and Class 9 General Unsecured Claims." In is anticipated that the Claims

Litigation LLC will be taxed as a partnership for federal income tax purposes, in which case the holders of the Claims Litigation LLC Shares will be taxable on their distributive share of the items of income, gain, loss, deduction or credit of the Claims Litigation LLC.


                         CERTAIN SECURITIES LAWS MATTERS

GENERAL DISCUSSION.

         The Confirmation Order will authorize the issuance of the New Common Stock, the New Preferred Stock, the New Senior Notes, the Claims Litigation LLC Shares, the New Warrants and the New Warrant Shares issuable upon exercise of the New Warrants. These instruments will be issued without registration under the Securities Act, or under any state or local law, generally in reliance on the exemptions set forth in Section 1145 of the Bankruptcy Code.

         In order for the issuance of securities to be exempt from registration under Section 1145(a) of the Bankruptcy Code, three principal requirements must be satisfied: (a) the securities must be issued "under a plan" of reorganization by a debtor, its successor under a plan of reorganization, or an affiliate participating in a joint plan of reorganization with the debtor; (b) each recipient of the securities must hold a claim against the debtor, an interest in the debtor, or a claim or an administrative expense against the debtor; and (c) the securities be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or other property.

         The Company believes that the issuance of the New Common Stock, the New Preferred Stock, the New Senior Notes, the Claims Litigation LLC Shares, the New Warrants and the New Warrant Shares issuable upon exercise of the New Warrants will be eligible for the exemption provided by Section 1145(a) of the Bankruptcy Code because the issuance satisfies the exemption's requirements: (a) the securities to be issued will be securities of the Company, which is a Debtor, and the issuance of the securities is specifically mandated under the Plan; (b) the recipients of the securities hold claims against or interests in the Company; and (c) the recipients will receive the securities in exchange for their claims against and interest in the Debtors.

RESALE CONSIDERATIONS.

         Pursuant to Section 1145 of the Bankruptcy Code, the resale or disposition by the recipients of the New Common Stock, the New Preferred Stock, the New Senior Notes, the Claims Litigation LLC Shares, the New Warrants and the New Warrant Shares to be issued upon exercise of the New Warrants will also be exempt from registration under the Securities Act and state and local securities laws, unless the recipient is deemed to be an "underwriter" under Bankruptcy Code Section 1145(b). Bankruptcy Code Section 1145(b) defines four types of underwriters:

                  a. a person who purchases a claim against, interest in or claim for administrative expense in the case concerning a debtor, with a view to distributing any security received in exchange for that claim or interest;

                  b. a person who offers to sell securities offered or sold under a plan for the holders of those securities;

                  c. a person who offers to buy those securities from the holders of such securities, if the offer is (i) made with a view to distribution of the securities, or (ii) made under an agreement made in connection with the plan, its consummation or the offer or sale of securities under the plan;

                  d. a person who is an "issuer" with respect to the securities as the term "issuer" is defined in Section 2(11) of the Securities Act.

         Under Section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer of the securities, or any person under direct or indirect common control with the issuer of the securities (an "affiliate"). Any person or group of persons who act in concert, who receive a substantial amount of securities pursuant to the Plan, may be deemed to be an "issuer" under the foregoing definition and, therefore, an "underwriter" under Section 1145(b) of the Bankruptcy Code. Whether a person would be deemed to be an issuer and therefore an underwriter with respect to the securities to be issued pursuant to the Plan for purposes of the Bankruptcy Code will depend on a number of factors. These factors include:
(a) the person's equity interest in the Company; (b) the distribution and concentration of other equity interests in the Company; (c) whether the person is an officer or director of the Company; (d) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of the Company; and (e) whether the person actually has such power notwithstanding the absence of formal indicia of control. Accordingly, the Company expresses no view on whether any person would be an "underwriter" or an "affiliate" with respect to the securities to be issued pursuant to the Plan.

         To the extent that a person receiving securities under the Plan is deemed to be an "underwriter" of the securities of the Company, resales by that person likely would not be exempted by Section 1145 from registration under the Securities Act, or other applicable law, except in "ordinary trading transactions" (within the meaning of Section 1145(b)(1) of the Bankruptcy Code).

         The Bankruptcy Code does not define the term "ordinary trading transactions," and the Securities and Exchange Commission ("SEC") has not given definitive guidance with respect to the proper construction of the term. However, the Company believes that a transaction will be an "ordinary trading transaction" if it is carried out on an exchange or in the over-the-counter market at a time when the Company is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and does NOT involve any of the following:

         (i) either (x) concerted action by two or more recipients of securities issued under a plan of reorganization in connection with the sale of those securities, or (y) concerted action by distributors on behalf of one or more of such recipients in connection with sales, or (z) both;

         (ii) the preparation or use of informational documents concerning the offering of the securities to assist in the resale of the securities, other than the disclosure statement approved in connection with the plan (and any supplement thereto) and documents filed with the SEC by the debtors or the reorganized company pursuant to the Exchange Act; or

         (iii) special compensation to brokers or dealers in connection with the sale of the securities designed as a special incentive to resell the securities, other than compensation that would be paid pursuant to arms-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale or similar securities of a similar issuer.

         In addition, a person deemed to be an "underwriter" under Bankruptcy Code Section 1145 solely because he is an affiliate (as defined in the Securities Act) may be able to sell securities received under the Plan without registration, in accordance with Rule 144 under the Securities Act, which permits public sales of securities received pursuant to a plan by statutory underwriters subject to the availability to the public of current information regarding the Company, volume limitations, and certain other conditions (without complying with the holding period requirement of Rule 144(d)).

         The Company will execute registration rights agreements in favor of those persons who, on the Effective Date, receive in exchange for their Allowed Claims more than ten percent (10%) of the New Common Stock ("Restricted Holders"). The registration rights agreement grants such Restricted Holders certain registration rights with respect to their shares of New Common Stock. See "OTHER SIGNIFICANT PROVISIONS OF THE PLAN Securities to be issued in connection with the Plan."

         GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER OR AN AFFILIATE, THE COMPANY MAKES NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRANSFER THE NEW CLASS A COMMON STOCK, THE NEW COMMON STOCK, THE NEW PREFERRED STOCK, THE NEW SENIOR NOTES, THE CLAIMS LITIGATION LLC SHARES, THE NEW WARRANTS AND THE NEW SHARES ISSUABLE UPON EXERCISE OF THE NEW WARRANTS. THE DEBTOR RECOMMENDS THAT POTENTIAL RECIPIENTS OF SECURITIES UNDER THE PLAN CONSULT WITH THEIR OWN COUNSEL CONCERNING LIMITATIONS ON THEIR RIGHT TO TRANSFER THOSE SECURITIES.

TRUST INDENTURE ACT.

         Issuance of the New Senior Notes requires compliance with the Trust Indenture Act of 1939. The indenture for the New Senior Notes will be qualified under the Trust Indenture Act of 1939.

DELIVERY OF DISCLOSURE STATEMENT.

         Under Bankruptcy Code Section 1145(a)(4), "stockbrokers" (as that term is defined in the Bankruptcy Code) wishing to sell securities received under the Plan qualify for the exemption from registration under Bankruptcy Code Section 1145 for sales during the first 40 days after the Effective Date of the Plan, provided that they deliver a copy of this Disclosure Statement (and any supplement to it ordered by the Bankruptcy Court) at or before the time of sale of any security issued under the Plan. The requirement specifically applies to trading and other after-market transactions in the securities issued under the Plan.


                            ALTERNATIVES TO THE PLAN

         If the Plan is not confirmed or consummated, the alternatives include:
(i) liquidation of Debtors under Chapter 7 of the Bankruptcy Code; or (ii) confirmation of an alternative Chapter 11 plan.

LIQUIDATION UNDER CHAPTER 7.

         In evaluating the Plan, Debtors have considered the alternative of a liquidation of Debtors' assets under Chapter 7 of the Bankruptcy Code. Debtors believe that the Plan will significantly enhance the prospects for recovery which may be achieved under the Chapter 11 Plan as opposed to a Chapter 7 liquidation.

         In a Chapter 7, an independent trustee would be appointed to liquidate the estate. The Chapter 7 trustee would make all of his or her own decisions with respect to the liquidation of the estate, the hiring of professionals, the pursuit of any claims or litigation, the payment of or objection to Claims, and the distribution of any ultimate dividend. The Chapter 7 trustee would be paid pursuant to the provisions of the Bankruptcy Code, although, in certain circumstances, a Chapter 7 trustee can apply to the Bankruptcy Court for a different type of compensation.

         It is difficult to compare with any certainty what Creditors might receive under a Chapter 7 liquidation versus what Creditors will receive under the Plan. Debtors believe, however, that the Plan will result in a more timely and greater ultimate recovery to Creditors than would be the case under Chapter 7.

         As demonstrated by the Liquidation Analysis discussed and set forth below, Debtors strongly believe that in a Chapter 7 liquidation, the holders of Allowed General Unsecured Claims would receive, at best, a minimal distribution. Debtors do not believe that liquidation under Chapter 7 offers an even remotely competitive alternative to the Plan.

ALTERNATIVE PLANS.

         If the Plan is not confirmed, Debtors could attempt to formulate a different plan of reorganization. Debtors believe, however, that significant additional costs, risks and delays would be incurred in connection with any alternative plan, and that no party in interest has more incentive to create the best possible plan for Creditors than Debtors.

         With this in mind, Debtors believe that it is highly unlikely that any alternative plan could be developed which would provide greater value or certainty of closure than the Plan prepared by Debtors.


                              LIQUIDATION ANALYSIS

         In order for the Plan to be confirmed by the Bankruptcy Court, Section 1129(a)(7) of the Bankruptcy Code requires Creditors receive under the Plan as much or more than such Creditors would receive if Debtors were liquidated under Chapter 7. This is the so-called best interest of creditors test. Specifically, Debtors believe that the members of each impaired Class will receive more under the Plan than they would in a liquidation. The liquidation analysis set forth below was prepared by Debtors.

                              LIQUIDATION ANALYSIS

                                                                    EST. BOOK VALUE                  EST. PERCENTAGE
                                                                     AT OCTOBER 31,                     RECOVERY
                                                                          1998
                                                                     --------------                    -----------

         Current Assets
         Cash                                                        $    2,967         100%           $    2,967
         Accounts Receivable                                         $   33,687          25%           $    8,422
         Inventory                                                   $    2,149           0%           $        -
         Prepaid expenses and other assets                           $    8,676           0%           $        -
         Total Current Assets                                        $   47,479                        $   11,389

         Property and equipment                                      $   25,365          90%           $   22,829
         Lease operating rights and other intangible assets          $   80,237          25%           $   20,059
         Goodwill                                                    $   27,796           0%           $        -
         Other assets                                                $    8,989          10%           $      899
         Total assets                                                $  189,866                        $   55,175

         Less:
         Liquidation Expenses                                                                          $  (2,000)
         Professional Fees                                                                             $  (1,000)
         Trustee Fees                                                                                  $  (1,655)
         TOTAL AVAILABLE FOR DISTRIBUTION                                                              $   50,520

         LESS
         Post-petition Payables and Expenses                                                           $   18,194
         Secured Claims                                                                                $   26,120
         Tax Claims                                                                                    $    1,517

         TOTAL AVAILABLE FOR UNSECURED CLAIMS                                                          $    4,689

         TOTAL UNSECURED CLAIMS                                                                        $  168,499
         Percentage Recovery                                                            2.78%

                             VOTING AND CONFIRMATION

VOTING PROCEDURES.

         GENERALLY. Only those Classes which are impaired under the Plan are entitled to vote to accept or reject the Plan. In that regard, Classes 5, 6, 7, 8 and 9 are the only Classes impaired under the Plan and entitled to vote. Classes 10 and 12 are deemed to reject the Plan and need not vote. Ballots will be sent to the known holders of Claims and Equity Interests whether or not such Claims and Equity Interests are disputed. Only the holders of Allowed Claims and Equity Interests, or Claims and Equity Interests that have been temporarily allowed or have been estimated by the Bankruptcy Court, which are impaired are entitled to vote on the Plan. Any Claims and Equity Interests as to which an objection has been timely filed and has not been withdrawn or dismissed, or which has been scheduled as disputed, contingent, or unliquidated, is not entitled to vote, unless the Bankruptcy Court, pursuant to Bankruptcy Rule 3018(a), upon application by the holder of such Claims or Equity Interests, temporarily allows the Claim or Equity Interest in an amount that the Bankruptcy Court deems proper for the purposes of voting on the Plan.

         SUBMISSION OF BALLOTS. A Ballot for accepting or rejecting the Plan is enclosed for use by those Classes entitled to vote on the Plan. Holders of Claims and Equity Interests entitled to vote should carefully read the instructions contained on the Ballot and complete, date, make an appropriate election, sign the Ballot, and transmit the Ballot in the enclosed, self addressed envelope or via facsimile to the Claims Agent. The Claims Agent may be contacted at:

                  Claims Agent
                  PricewaterhouseCoopers
                  2901 North Central Avenue
                  Suite 1000
                  Phoenix, Arizona  85012-2755
                  Attn:    Michael A. Tucker
                           Ted M. Burr
                  Telephone:  (602) 280-1800
                  Facsimile:  (602) 280-1985


TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE CLAIMS AGENT BY 12:00 MIDNIGHT, PHOENIX TIME, ON _________, 1998 (THE "EXPIRATION DATE").

CONFIRMATION.

         REQUIREMENTS FOR CONFIRMATION. In order to confirm the Plan, Section 1129 of the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and Debtors, including: (i) that the Plan has classified Claims and Equity Interests in a permissible manner; (ii) that the Plan complies with the applicable provisions of the Bankruptcy Code; (iii) that Debtors have complied with the applicable provisions of the Bankruptcy Code;
(iv) that Debtors
have proposed the Plan in good faith and not by any means forbidden by law; (v) that the Plan has been accepted by the requisite votes of Creditors (except to the extent that Confirmation is available under Section 1129(b) of the Bankruptcy Code); (vi) that the Plan is feasible and that Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of Reorganized Unison; (vii) that the Plan is in the "best interest" of Creditors and the holders of Equity Interests, by providing all parties with distributions in an amount not less than such parties would receive if Debtors were liquidated under Chapter 7; (viii) that all fees and expenses payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on Confirmation, have been paid or the Plan provides for the payment of such fees on the Effective Date; and (ix) that the Plan provides for the continuation after the Effective Date of all retiree benefits, if any, as defined in Section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to Section 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period and since the time at which the debtor became obligated to provide such benefits.

         THE CRAM DOWN ALTERNATIVE. In the event that any impaired Class of Claims or Equity Interests does not accept the Plan, Debtors will nevertheless seek to confirm the Plan under the so-called "cram down" provisions of Section 1129(b) of the Bankruptcy Code.

         Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if the plan is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. The Bankruptcy Court may confirm the Plan at the request of Debtors if the Plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired Class that has not accepted the Plan. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

         A plan is fair and equitable as to a class of secured claims that rejects such plan if the plan provides: (a)(i) that the holders of claims included in the rejecting class retain the liens securing those claims whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and (ii) that each holder of a claim of such class receive on account of that claim deferred cash payments totaling at least the allowed amount of that claim of a value as of the effective date of the plan, of at least the value of the holders' interest in the estate's interest in such property; (b) for the sale, subject to Section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens or proceeds under clause (a) or (b) of this subparagraph; or (c) for the realization by such holders of the indubitable equivalent of such claims.

         A plan is fair and equitable as to a class of unsecured claims which rejects a plan if the plan provides (a) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim, or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

         A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest, or (b) that the holder of any interest that is junior to the interest of such class will not receive or retain under the plan on account of such junior interest any property at all.

         CONFIRMATION HEARING. Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan. Section 1128(b) provides that any party in interest may object to Confirmation of the Plan. The Bankruptcy Court has scheduled a hearing on confirmation of the Plan on __________, 1998, commencing at ______ o'clock a.m./p.m., Arizona time. The hearing on confirmation may be continued from time to time or adjourned as announced in open court. The location of the hearing on confirmation is as follows:

                  UNITED STATES BANKRUPTCY COURT
                  The Honorable George B. Nielsen
                  Courtroom 4
                  10th Floor
                  2929 N. Central Avenue
                  Phoenix, Arizona  85012

         OBJECTIONS. Any objections to confirmation of the Plan must be in writing, state with specificity both the legal and factual basis of any such objection, and be filed with the Bankruptcy Court at the location set forth above, and served by hand-delivery or facsimile to the following parties on or before _____ p.m., Arizona time, on __________, 1998.

                  Thomas J. Salerno
                  Craig D. Hansen
                  Christopher D. Johnson
                  Kathleen T. Tobin
                  SQUIRE, SANDERS & DEMPSEY L.L.P.
                  Two Renaissance Square
                  40 North Central, Suite 2700
                  Phoenix, Arizona 85004
                  Telephone: (602) 528-4000
                  Facsimile: (602) 253-8129
                  Counsel to Debtors

                          CONCLUSION AND RECOMMENDATION

         Debtors, Omega and the Ad Hoc Committee believe that confirmation of the Plan is in the best interests of Debtors and their Creditors. The Plan provides for an equitable distribution to Creditors. ACCORDINGLY, DEBTORS RECOMMEND THAT CREDITORS VOTE TO ACCEPT THE PLAN.

Dated:                     Respectfully submitted,
August 10, 1998

                           UNISON HEALTHCARE CORPORATION



                           By: /s/ Michael A. Jeffries
                               ---------------------------
                               Its CEO and President

SQUIRE, SANDERS & DEMPSEY L.L.P.
40 North Central Avenue, Suite 2700
Phoenix, Arizona  85004
(602) 528-4000

By: /s/ Kathleen Tobin
    ----------------------------
         Thomas J. Salerno
         Craig D. Hansen
         Christopher D. Johnson
         Kathleen Tobin
Counsel to Unison Debtors

GALLAGHER & KENNEDY
2600 North Central Avenue
Phoenix, Arizona  85004
(602) 530-8000

By: /s/ Charles R. Sterbach
    ----------------------------
         Charles R. Sterbach
         Joseph E. Cotterman
Counsel to Britwill Debtors

                                                                    EXHIBIT 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA

In re:                                         ) In Proceedings Under Chapter 11
                                               )
UNISON HEALTHCARE CORPORATION, a               ) Case Nos. B-98-06583-PHX-GBN
Delaware corporation, and related proceedings, )  Through B-98-06612-PHX-GBN
                                               )
                           Debtors.            )
-----------------------------------------------)
                                               )
In re:                                         )
                                               ) Case Nos. B-98-0173-PHX-GBN
BRITWILL INVESTMENTS-I, INC., a Delaware       )  Through B-98-0175-PHX-GBN
Corporation, and related proceedings,          )
                                               )   (Jointly Administered)
                           Debtors.            )
-----------------------------------------------)

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                              DATED AUGUST 10, 1998

SQUIRE, SANDERS & DEMPSEY L.L.P.
Two Renaissance Square
40 North Central Avenue, Suite 2700
Phoenix, Arizona  85004
(602) 528-4000

Attorneys:     Thomas J. Salerno
               Craig D. Hansen
               Christopher D. Johnson
               Kathleen T. Tobin

Counsel to Unison Debtors


GALLAGHER & KENNEDY
2600 North Central Avenue
Phoenix, Arizona  85004-3020
(602) 530-8000


Attorneys:     Charles R. Sterbach
               Joseph E. Cotterman



Counsel to BritWill Debtors

                               APPLICABLE DEBTORS

UNISON HEALTHCARE CORPORATION                            [X]
(Case No. 98-06583-PHX-RGM)

BRITWILL INVESTMENTS-I, INC.                             [X]
(Case No. 98-0173-PHX-GBN)

BRITWILL INVESTMENTS-II, INC.                            [X]
(Case No. 98-0174-PHX-GBN)

BRITWILL INDIANA PARTNERSHIP                             [X]
(Case No. 98-0175-PHX-GBN)

SUNQUEST SPC, INC.                                       [X]
(Case No. 98-06584-PHX-SSC)

BRITWILL HEALTHCARE COMPANY                              [X]
(Case No. 98-06585-PHX-SSC)

BRITWILL FUNDING CORPORATION                             [X]
(Case No. 98-06602-PHX-CGC)

MEMPHIS CLINICAL LABORATORY, INC.                        [X]
(Case No. 98-06588-PHX-CGC)

AMERICAN PROFESSIONAL HOLDINGS, INC.                     [X]
(Case No. 98-06587-PHX-GBN)

AMPRO MEDICAL SERVICES, INC.                             [X]
(Case No. 98-06609-PHX-GBN)

GAMMA LABORATORIES, INC.                                 [X]
(Case No. 98-06611-PHX-SSC)

SIGNATURE HEALTH CARE CORPORATION                        [X]
(Case No. 98-06591-PHX-SSC)

BROOKSHIRE HOUSE INC.                                    [X]
(Case No. 98-06608-PHX-RGM)

CHRISTOPHER NURSING CENTER, INC.                         [X]
(Case No. 98-06596-PHX-JMM)

AMBERWOOD COURT, INC.                                    [X]
(Case No. 98-06597-PHX-RGM)

THE ARBORS HEALTH CARE CORPORATION                       [X]
(Case No. 98-06598-PHX-CGC)

LOS ARCOS, INC.                                          [X]
(Case No. 98-06603-PHX-RGM)

PUEBLO NORTE, INC.                                       [X]
(Case No. 98-06604-PHX-RTB)

RIO VERDE NURSING CENTER, INC.                           [X]
(Case No. 98-06606-PHX-CGC)

SIGNATURE MANAGEMENT GROUP, INC.                         [X]
(Case No. 98-06605-PHX-GBN)

CORNERSTONE CARE CENTER, INC.                            [X]
(Case No. 98-06595-PHX-RTB)

ARKANSAS, INC.                                           [X]
(Case No. 98-06590-PHX-GBN)

DOUGLAS MANOR, INC.                                      [X]
(Case No. 98-06589-PHX-CGC)

SAFFORD CARE, INC.                                       [X]
(Case No. 98-06593-PHX-RTB)

REHABWEST, INC.                                          [X]
(Case No. 98-06594-PHX-CGC)

QUEST PHARMACIES, INC.                                   [X]
(Case No. 98-06586-PHX-RGM)

SUNBELT THERAPY MANAGEMENT SERVICES, INC. (ALABAMA)      [X]
(Case No. 98-06607-PHX-RTB)

DECATUR SPORTS FIT & WELLNESS CENTER, INC.               [X]
(Case No. 98-06601-PHX-SSC)

THERAPY HEALTH SYSTEMS, INC.                             [X]
(Case No. 98-06600-PHX-GBN)

HENDERSON & ASSOCIATES REHABILITATION, INC.              [X]
(Case No. 98-06599-PHX-SSC)

SUNBELT THERAPY MANAGEMENT SERVICES, INC. (ARIZONA)      [X]
(Case No. 98-06592-PHX-RGM)

CEDAR CARE, INC.                                         [X]
(Case No. 98-06612-PHX-GBN)

SHERWOOD HEALTHCARE CORP.                                [X]
(Case No. 98-06610-PHX-SSC)

         UNISON HEALTHCARE CORPORATION, and its affiliates and subsidiaries, the debtors and debtors-in-possession in the above-referenced jointly administered Chapter 11 cases (including the BRITWILL DEBTORS, as defined below), hereby jointly propose the following plan of reorganization. All creditors and holders of equity interests should refer to the Disclosure Statement (as that term is defined herein) for a discussion of the Debtors' history, business, properties, results of operations and financial projections for future operations and for a summary and analysis of the plan of reorganization and certain related matters.

         ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ARE ENCOURAGED TO READ THE PLAN OF REORGANIZATION, THE DISCLOSURE STATEMENT AND THE RELATED SOLICITATION MATERIALS IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

         Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in Article 15 to this Plan, the Debtors expressly reserve the right to alter, amend or modify the plan of reorganization, one or more times before its substantial consummation.

                                TABLE OF CONTENTS

FOR THE DISTRICT OF ARIZONA................................................    1

TABLE OF CONTENTS..........................................................    I

ARTICLE 1 DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME.....    4

   A.   DEFINITIONS........................................................    4
      1.1    Ad Hoc Committee..............................................    4
      1.2    Administrative Claim..........................................    4
      1.3    Administrative Claim Bar Date.................................    5
      1.4    Affiliate.....................................................    5
      1.5    Allowed Claim.................................................    5
      1.6    Amberwood.....................................................    6
      1.7    American Professional.........................................    6
      1.8    Ampro.........................................................    6
      1.9    Arbors........................................................    6
      1.10   Arkansas......................................................    6
      1.11   Avoidance Actions.............................................    6
      1.12   Bankruptcy Code...............................................    6
      1.13   Bankruptcy Court..............................................    6
      1.14   Bankruptcy Rules..............................................    7
      1.15   Bar Date......................................................    7
      1.16   Brit-Texas....................................................    7
      1.17   Brit-Texas Facilities.........................................    7
      1.18   Brit-Acquisition..............................................    7
      1.19   BritWill Acquisition Claims...................................    7
      1.20   BritWill Debtors..............................................    7
      1.21   BritWill Funding..............................................    7
      1.22   BritWill Healthcare...........................................    7
      1.23   BritWill I....................................................    7
      1.24   BritWill II...................................................    8
      1.25   BritWill Indiana..............................................    8
      1.26   Broker Dealer.................................................    8
      1.27   Brookshire....................................................    8
      1.28   Business Day..................................................    8
      1.29   Cash..........................................................    8
      1.30   Cedar Care....................................................    8
      1.31   Chapter 11 Cases..............................................    8
      1.32   Christopher...................................................    8
      1.33   Claim.........................................................    8
      1.34   Claims Resolution Procedure...................................    9
      1.35   Claims Litigation LLC.........................................    9
      1.36   Claims Litigation LLC Board of Managers.......................    9
      1.37   Claims Litigation LLC Members Agreement.......................    9
      1.38   Claims Litigation LLC Shares..................................    9
      1.39   Class.........................................................    9
      1.40   Class 6 Reserved Stock........................................   10
      1.41   Class 7 Reserved Stock........................................   10
      1.42   Confirmation..................................................   10
      1.43   Confirmation Date.............................................   10
      1.44   Confirmation Hearing..........................................   10
      1.45   Confirmation Order............................................   10
      1.46   Consenting Noteholders........................................   10


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
      1.47   Consolidated Estates..........................................   10
      1.48   Contingent Claim..............................................   10
      1.49   Convenience Claims............................................   11
      1.50   Cornerstone...................................................   11
      1.51   Creditor......................................................   11
      1.52   Creditor Ballot...............................................   11
      1.53   Creditors' Committee..........................................   11
      1.54   Cure..........................................................   11
      1.55   Debt Instrument...............................................   12
      1.56   Debtors.......................................................   12
      1.57   Decatur.......................................................   12
      1.58   DIP Financing Orders..........................................   12
      1.59   Disbursing Agent..............................................   12
      1.60   Disclosure Statement..........................................   13
      1.61   Disputed Claim................................................   13
      1.62   Disputed Equity Interest......................................   14
      1.63   Distribution Date.............................................   14
      1.64   Distribution Record Date......................................   14
      1.65   Douglas.......................................................   14
      1.66   EBITDA........................................................   14
      1.67   EBITDARM......................................................   15
      1.68   Effective Date................................................   15
      1.69   Effective Date Cash...........................................   15
      1.70   Effective Date Excess Cash....................................   15
      1.71   Equity Interest...............................................   15
      1.72   Equity Interest Related Claim.................................   15
      1.73   Estate or Estates.............................................   16
      1.74   Exchange Act..................................................   16
      1.75   Filkoski Claims...............................................   16
      1.76   Final Order...................................................   16
      1.77   Forbearance Agreement.........................................   16
      1.78   GAAP..........................................................   16
      1.79   Gamma.........................................................   16
      1.80   General Unsecured Claim.......................................   16
      1.81   Hasmark Facilities............................................   17
      1.82   HCFP..........................................................   17
      1.83   HCFP DIP Loan Claims..........................................   17
      1.84   Henderson.....................................................   17
      1.85   Indiana Master Lease..........................................   17
      1.86   Indiana Returned Facilities...................................   17
      1.87   Indiana Returned Facility Note................................   17
      1.88   Initial Price.................................................   18
      1.89   IRS...........................................................   18
      1.90   Kremser And Affiliates........................................   18
      1.91   Litigation Claims.............................................   18
      1.92   Los Arcos.....................................................   18
      1.93   Management Options............................................   18
      1.94   Memphis Clinical..............................................   18
      1.95   New Common Stock..............................................   19
      1.96   New Common Stock Registration Agreement.......................   19
      1.97   New Line of Credit............................................   19
      1.98   New Line of Credit Agreement..................................   19
      1.99   New Line of Credit Promissory Note............................   19
      1.100    New Omega Guarantee.........................................   19
      1.101    New Omega Guarantee Collateral..............................   19
      1.102    New Omega Guarantee Security Documents......................   20


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
      1.103    New Preferred Stock.........................................   20
      1.104    New Senior Notes............................................   20
      1.105    New Senior Notes Allocation Schedule........................   20
      1.106    New Senior Notes Collateral.................................   21
      1.107    New Senior Notes Guarantee..................................   21
      1.108    New Senior Notes Indenture..................................   21
      1.109    New Senior Notes Indenture Trustee..........................   21
      1.110    New Senior Notes Security Documents.........................   21
      1.111    New Unison Stock............................................   21
      1.112    New Warrants................................................   21
      1.113    New Warrant Shares..........................................   22
      1.114    NHI.........................................................   22
      1.115    NHI Secured Claims..........................................   22
      1.116    Non-Consenting Noteholders..................................   22
      1.117    Notes.......................................................   22
      1.118    Notes Indenture.............................................   22
      1.119    Notes Indenture Trustee.....................................   22
      1.120    Notes Securities Claims.....................................   22
      1.121    Notes Subordination Agreement...............................   22
      1.122    Notice and a Hearing........................................   23
      1.123    Omega.......................................................   23
      1.124    Omega Effective Date Payment................................   23
      1.125    Omega Hasmark Facilities Rejection Claim....................   23
      1.126    Omega Indiana Facilities....................................   23
      1.127    Omega Indiana Leasehold Mortgage Facilities.................   23
      1.128    Omega Indiana Rejection Claim...............................   23
      1.129    Omega Indiana Returned Facilities...........................   24
      1.130    Omega Miscellaneous Secured Claim...........................   24
      1.131    Omega Mortgage Guarantee Claims.............................   24
      1.132    Omega New Master Lease......................................   24
      1.133    Omega New Master Lease Collateral...........................   24
      1.134    Omega New Master Lease Facilities...........................   25
      1.135    Omega New Master Lease Guarantee............................   25
      1.136    Omega New Master Lease Guarantors...........................   25
      1.137    Omega New Master Lessees....................................   25
      1.138    Omega Secured Claims........................................   25
      1.139    Omega Subordination Rights..................................   25
      1.140    Omega Texas Facilities......................................   25
      1.141    Person......................................................   26
      1.142    Petition Date...............................................   26
      1.143    Plan........................................................   26
      1.144    Plan Distributed Cash.......................................   26
      1.145    Plan Supplement.............................................   26
      1.146    Preserved Ordinary Course Administrative Claim..............   26
      1.147    Priority Benefit Plan Contribution Claim....................   27
      1.148    Priority Tax Claim..........................................   27
      1.149    Priority Wage Claim.........................................   27
      1.150    Pro Rata....................................................   27
      1.151    Professional Fee Bar Date...................................   27
      1.152    Professional Fees...........................................   27
      1.153    Pueblo Norte................................................   27
      1.154    Quest.......................................................   28
      1.155    Quest Purchase Option.......................................   28
      1.156    Reclamation Claims..........................................   28
      1.157    Rehab.......................................................   28
      1.158    Reinstated or Reinstatement.................................   28

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
      1.159    Related Party Avoidance Action..............................   29
      1.160    Related Party Creditors.....................................   29
      1.161    Related Party Creditor Claims...............................   29
      1.162    Related Party Creditor Defenses.............................   29
      1.163    Reorganized Unison..........................................   29
      1.164    Reorganized Unison By-Laws..................................   30
      1.165    Reorganized Unison Certificate..............................   30
      1.166    Rio Verde...................................................   30
      1.167    Safford.....................................................   30
      1.168    Schedules...................................................   30
      1.169    SEC.........................................................   30
      1.170    Secured Claim...............................................   30
      1.171    Secured Tax Claims..........................................   30
      1.172    Securities Act..............................................   30
      1.173    Senior Management...........................................   30
      1.174    Senior Notes................................................   31
      1.175    Senior Notes Indenture......................................   31
      1.176    Senior Notes Indenture Trustee..............................   31
      1.177    Sherwood....................................................   31
      1.178    Signature Acquisition.......................................   31
      1.179    Signature Acquisition Claims................................   31
      1.180    Signature Health............................................   31
      1.181    Signature Facilities........................................   31
      1.182    Signature Management........................................   32
      1.183    Signature Sale Leaseback Transaction........................   32
      1.184    Subordinated Claim..........................................   32
      1.185    Subsidiary And Affiliate Equity Interests...................   32
      1.186    Sunbelt Therapy (Alabama)...................................   32
      1.187    Sunbelt Therapy (Arizona)...................................   32
      1.188    Sunquest....................................................   33
      1.189    Taxes.......................................................   33
      1.190    Texas Master Lease..........................................   33
      1.191    Therapy Health..............................................   33
      1.192    Transfer Agent..............................................   33
      1.193    Unison......................................................   33
      1.194    Unison Debtors..............................................   33
      1.195    Voting Record Date..........................................   33
      1.196    Whitehead And Affiliates....................................   33
   B.   COMPUTATION OF TIME................................................   34
   C.   RULES OF INTERPRETATION............................................   34

ARTICLE 2 SUBSTANTIVE CONSOLIDATION OF DEBTORS' ESTATES....................   34

      2.1    Request for Substantive Consolidation.........................   34
      2.2    Effect of Substantive Consolidation...........................   35
      2.3    Exceptions To Substantive Consolidation.......................   36

ARTICLE 3 TREATMENT OF UNCLASSIFIED CLAIMS.................................   36

      3.1    Treatment of Administrative Claims............................   36
      3.2    Preserved Ordinary Course Administrative Claims...............   37
      3.3    HCFP DIP Loan Claims..........................................   37
      3.4    Allowed Priority Tax Claims...................................   37
      3.5    Allowed Reclamation Claims....................................   38

ARTICLE 4 DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS............   38

      4.1    Summary of Classification.....................................   39
      4.2    Specific Classification.......................................   41

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
ARTICLE 5 DESIGNATION OF AND PROVISIONS FOR TREATMENT OF
          CLASSES OF CLAIMS NOT IMPAIRED BY THE PLAN.......................   43

      5.1    Class 1 - Priority Wage Claims................................   43
      5.2    Class 2 - Priority Benefit Plan Contribution Claims...........   43
      5.3    Class 3 - Secured Tax Claims..................................   44
      5.4    Class 4 - Miscellaneous Secured Claims........................   44
      5.5    Class 11 - Subsidiary And Affiliate Equity Interests..........   45

ARTICLE 6 DESIGNATION OF AND PROVISIONS FOR TREATMENT OF...................   45

      6.1    Class 5 - Omega Secured Claims................................   45
      6.2    Class 6 - BritWill Acquisition Claims.........................   53
      6.3    Class 7 - Signature Acquisition Claims........................   54
      6.4    Class 8 - Convenience Claims..................................   55
      6.5    Class 9 - General Unsecured Claims............................   55
      6.6    Class 10 - Notes Securities Claims............................   62
      6.7    Class 12 - Equity Interests And Equity Interests Related
                        Claims ............................................   62

ARTICLE 7 MEANS FOR IMPLEMENTATION OF PLAN.................................   63

      7.1    Signature Sale Leaseback Transaction..........................   63
      7.2    Execution Of The Omega New Master Lease.......................   64
      7.3    Sale Of New Preferred Stock To Omega..........................   66
      7.4    Issuance Of New Common Stock And New Warrants.................   66
      7.5    Corporate Structure...........................................   66
      7.6    New Certificate Of Incorporation And Bylaws...................   66
      7.7    No Corporate Action Required..................................   67
      7.8    Directors And Officers........................................   68
      7.9    Post-Effective Date Financing.................................   71
      7.10   Duties Of Indenture Trustees..................................   71
      7.11   Name Change...................................................   71
      7.12   Purchase Of Minority Interest In Quest........................   71
      7.13   New Line of Credit............................................   71
      7.14   Counsel to Ad Hoc Committee...................................   72

ARTICLE 8 EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........................   72

      8.1    Assumption or Rejection of Executory Contracts and Unexpired
             Leases........................................................   72

ARTICLE 9 CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES..........   75


ARTICLE 10 PRESERVATION AND PROSECUTION OF LITIGATION CLAIMS...............   75

      10.1   Preservation Of Litigation Claims.............................   75
      10.2   Establishment of Claims Litigation LLC........................   75
      10.3   Distribution Of Claims Litigation LLC Funds...................   77
      10.4   Preservation Of Insurance.....................................   77

ARTICLE 11 SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN.............   77

      11.1   Common Stock..................................................   77
      11.2   New Preferred Stock...........................................   78
      11.3   New Warrants..................................................   79
      11.4   New Senior Notes..............................................   80
      11.5   Section 1145 Exemption........................................   82

ARTICLE 12 PROVISIONS GOVERNING DISTRIBUTIONS TO HOLDERS OF ALLOWED EQUITY
           INTERESTS IN CLASS 11...........................................   82

      12.1   Transfer Agent................................................   82
      12.2   Surrender Of Securities.......................................   83

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
      12.3   Distribution Record Date......................................   83
      12.4   Delivery Of Distributions.....................................   84
      12.5   Fees And Expenses.............................................   84

ARTICLE 13 TITLE TO PROPERTY; DISCHARGE; INJUNCTION........................   85

      13.1   Conditions To Confirmation....................................   85
      13.2   Conditions To Effectiveness...................................   87
      13.3   Waiver Of Conditions..........................................   88

ARTICLE 14 NON-ALLOWANCE OF PENALTIES AND FINES............................   88


ARTICLE 15 TITLE TO PROPERTY; DISCHARGE; INJUNCTION........................   89

      15.1   Revesting of Assets...........................................   89
      15.2   Discharge.....................................................   89
      15.3   Injunction....................................................   89
      15.4   Exculpation...................................................   90

ARTICLE 16 RETENTION OF JURISDICTION.......................................   91

      16.1   Jurisdiction..................................................   91

ARTICLE 17 MODIFICATION, AMENDMENT, AND WITHDRAWAL OF PLAN.................   93


ARTICLE 18 MISCELLANEOUS...................................................   94

      18.1   Filing of Objections to Claims................................   94
      18.2   Settlement of Objections After Effective Date.................   94
      18.3   Distributions.................................................   95
      18.4   Effectuating Documents; Further Transactions; Timing..........   96
      18.5   Exemption From Transfer Taxes.................................   96
      18.6   Revocation or Withdrawal of the Plan..........................   97
      18.7   Binding Effect................................................   97
      18.8   Governing Law.................................................   97
      18.9   Modification of Payment Terms.................................   97
      18.10    Providing For Claims Payments...............................   97
      18.11    Set Offs....................................................   98
      18.12    Notices.....................................................   99
      18.13    Statutory Committee.........................................  101
      18.14    Severability................................................  101
      18.15    Withholding And Reporting Requirements......................  102
      18.16    Quarterly Fees To The United States Trustee.................  102
      18.17    Fractional Shares; Odd Lots; De Minimis Distributions.......  102
      18.18    Method Of Payment...........................................  103
      18.19    Payment Dates...............................................  103

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                                   ARTICLE 1

          DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

A. DEFINITIONS.

         For purposes of this Plan of Reorganization (the "Plan"), except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

         As used in this Plan, the following terms shall have the meanings specified below:

         1.1 AD HOC COMMITTEE. The ad hoc committee of holders of the Notes, the members of which are set forth in the Plan Supplement.

         1.2 ADMINISTRATIVE CLAIM. A Claim for any cost or expense of administration of the Chapter 11 Cases allowed under Sections 503(b), 507(b) or 546(c)(2) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, but not limited to: (i) fees payable pursuant to Section 1930 of Title 28 of the United States Code; (ii) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases; and (iii) all Professional Fees approved by the Bankruptcy Court pursuant to interim and final allowances. To the extent that a Claim is allowed as an administrative claim pursuant to Section 365(d)(3) of the Bankruptcy Code, such Claim shall also be deemed an "Administrative Claim" under this section.

         1.3 ADMINISTRATIVE CLAIM BAR DATE. The date or dates established by the Bankruptcy Court for the filing of Administrative Claims, excepting, therefrom claims for Professional Fees and Preserved Ordinary Course Administrative Claims.

         1.4 AFFILIATE. This term will refer to and mean with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage or adoption not more remote than first cousins with such natural Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         1.5 ALLOWED CLAIM. Any Claim, or any portion thereof, against the
Debtors: (a) proof of which, requests for payment of which, or application for allowance of which, was filed or deemed to be filed on or before the Bar Date, Administrative Claim Bar Date or the Professional Fee Bar Date, as the case may be, for filing proofs of claim or requests for payment for Claims of such type against the Debtors; (b) if no proof of claim is filed, which has been or hereafter is listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; or (c) a Claim that is allowed under the Plan or in any contract, instrument, indenture or other agreement entered into in connection with the Plan and, in any case of a Claim described in subsections
(a) or (b) only, the portion of any such Claim as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The term "Allowed," when used to modify a reference in the Plan to any Claim or Class of Claims, shall mean a Claim (or any Claim in any such Class) that is so allowed, e.g. an "Allowed Secured Claim" is a Claim that has been allowed to the extent of the value, as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of any interest in property of the Estate of the Debtor securing such Claim.

         1.6 AMBERWOOD. Amberwood Court, Inc., a Colorado corporation, and its successors and assigns.

         1.7 AMERICAN PROFESSIONAL. American Professional Holding, Inc., a Utah corporation, and its successors and assigns.

         1.8 AMPRO. Ampro Medical Services, Inc., a Texas corporation, and its successors and assigns.

         1.9 ARBORS. The Arbors Health Care Center, Inc., an Arizona corporation, and its successors and assigns.

         1.10 ARKANSAS. Arkansas, Inc., a Colorado corporation, and its successors and assigns.

         1.11 AVOIDANCE ACTIONS. This term refers to and means all statutory causes of actions preserved for the Estates under Sections 510, 542, 543, 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code.

         1.12 BANKRUPTCY CODE. The Bankruptcy Reform Act of 1978, Title 11, United States Code, as applicable to the Chapter 11 Cases, as now in effect or hereafter amended, 11 U.S.C. Sections 101 et seq.

         1.13 BANKRUPTCY COURT. The Bankruptcy Court for the District of Arizona or such other court as may have jurisdiction over the Chapter 11 Cases.

         1.14 BANKRUPTCY RULES. Collectively the Federal Rules of Bankruptcy Procedure, the local rules of the Bankruptcy Court and the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases, as now in effect or hereinafter amended.

         1.15 BAR DATE. The date or dates established by the Bankruptcy Court for the filing of proofs of claim for all Creditors, excepting therefrom, Administrative Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional Fees.

         1.16 BRIT-TEXAS. BritWill Investments Texas, Ltd., a Texas limited partnership, and its successors and assigns.

         1.17 BRIT-TEXAS FACILITIES. Collectively Colonial Pines Healthcare, West Place Nursing Center, South Place Nursing Center and the Hasmark Facilities. The Brit-Texas Facilities are more fully described in the Plan Supplement.

         1.18 BRIT-ACQUISITION. The August 1995 stock purchase transaction in which Unison acquired BritWill Healthcare from Whitehead And Affiliates.

         1.19 BRITWILL ACQUISITION CLAIMS. Collectively the Claims, including any such Claims that are Disputed Claims, held by Whitehead And Affiliates resulting from the BritWill Acquisition. The BritWill Acquisition Claims are described more fully in the Plan Supplement.

         1.20 BRITWILL DEBTORS. Collectively BritWill I, BritWill II and BritWill Indiana.

         1.21 BRITWILL FUNDING. BritWill Funding Corporation, a Delaware corporation, and its successors and assigns.

         1.22 BRITWILL HEALTHCARE. BritWill HealthCare Company, a Delaware corporation, and its successors and assigns.

         1.23 BRITWILL I. BritWill Investments-I, Inc., a Delaware corporation, and its successors and assigns.

         1.24 BRITWILL II. BritWill Investments-II, Inc., a Delaware corporation, and its successors and assigns.

         1.25 BRITWILL INDIANA. BritWill Indiana Partnership, an Arizona General Partnership, and its successors and assigns.

         1.26 BROKER DEALER. Any Person registered as a securities dealer under the Exchange Act.

         1.27 BROOKSHIRE. Brookshire House, Inc., a Colorado corporation, and its successors and assigns.

         1.28 BUSINESS DAY. Any day other than a Saturday, Sunday or other day on which commercial banks in Arizona are authorized or required by law to close.

         1.29 CASH. Currency, checks, negotiable instruments and wire transfers of immediately available funds.

         1.30 CEDAR CARE. Cedar Care, Inc., an Indiana corporation, and its successors and assigns.

         1.31 CHAPTER 11 CASES. The cases under Chapter 11 of the Bankruptcy Code in which the Unison Debtors and the BritWill Debtors are the debtors and debtors-in-possession pending before the Bankruptcy Court, including all adversary proceedings pending in connection therewith.

         1.32 CHRISTOPHER. Christopher Nursing Center, Inc., a Colorado corporation, and its successors and assigns.

         1.33 CLAIM. Any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured arising at any time before the Effective Date or relating to any event that occurred before the Effective Date; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         1.34 CLAIMS RESOLUTION PROCEDURE. The procedure set forth in Article 10 of the Plan for resolving Disputed Claims, including, but not limited to, the BritWill Acquisition Claims and the Signature Acquisition Claims.

         1.35 CLAIMS LITIGATION LLC. The [Arizona/Delaware] limited liability company established pursuant to and in accordance with Article 10 of the Plan and the Claims Litigation LLC Members Agreement for litigation and/or resolution of all Litigation Claims (including the Related Party Creditor Defenses), and paying all related expenses and for holding, liquidating and distributing the assets of the Claims Litigation LLC pursuant to the Claims Litigation LLC Members Agreement with no objective to engage in the conduct of a trade or business.

         1.36 CLAIMS LITIGATION LLC BOARD OF MANAGERS. Three (3) individuals who shall administer the Claims Litigation LLC pursuant to the terms of the Claims Litigation LLC Members Agreement.

         1.37 CLAIMS LITIGATION LLC MEMBERS AGREEMENT. The Agreement substantially in the form attached to the Plan Supplement as Exhibit "L" governing the operations of the Claims Litigation LLC.

         1.38 CLAIMS LITIGATION LLC SHARES. The membership units issued pursuant to this Plan and the Claims Litigation LLC Members Agreement evidencing the right to receive a Pro Rata distribution from the Claims Litigation LLC, pursuant to the terms and conditions set forth in the Claims Litigation LLC Members Agreement, which units shall be freely transferable.

         1.39 CLASS. A category of holders of Claims or Equity Interests as classified in the Plan.


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         1.40 CLASS 6 RESERVED STOCK. The approximately six hundred thousand
(600,000) shares of New Common Stock escrowed by Reorganized Unison for the Class 6 Claims.

         1.41 CLASS 7 RESERVED STOCK. The approximately two hundred fifty thousand (250,000) shares of New Common Stock escrowed by Reorganized Unison for the Class 7 Claim.

         1.42 CONFIRMATION. The entry by the Bankruptcy Court of the Confirmation Order.

         1.43 CONFIRMATION DATE. The date upon which the Bankruptcy Court enters the Confirmation Order confirming this Plan.

         1.44 CONFIRMATION HEARING. The duly noticed hearing held by the Bankruptcy Court on confirmation of the Plan pursuant to Section 1128 of the Bankruptcy Code. The Confirmation Hearing may be adjourned by the Bankruptcy Court from time to time without further notice other than the announcement of the adjourned date at the Confirmation Hearing.

         1.45 CONFIRMATION ORDER. An order entered by the Bankruptcy Court confirming the Plan containing, among other things, the provisions as set forth in Article 13.

         1.46 CONSENTING NOTEHOLDERS. The holders of the Notes bearing Cusip No. 909199 AB9, which are subject to subordination to the Senior Notes pursuant to the Notes Subordination Agreement.

         1.47 CONSOLIDATED ESTATES. The Estates of the Unison Debtors and the BritWill Debtors resulting from the substantive consolidation of the Debtors pursuant to and in accordance with Article 2 of the Plan.

         1.48 CONTINGENT CLAIM. A Claim which is either contingent or unliquidated on or immediately before the Confirmation Date.


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         1.49 CONVENIENCE CLAIMS. An Allowed General Unsecured Claim in an
amount of $1,000.00 or less, or any General Unsecured Claim in excess of $1,000.00 that is reduced to $1,000.00 by election of the holder thereof as provided on the Ballot; provided that, for purposes hereof, all such General Unsecured Claims held by an entity or by an entity and any Affiliate of such entity shall be aggregated and treated as one such General Unsecured Claim; and provided further that, for purposes hereof, if all or any part of a General Unsecured Claim was or is assigned, the General Unsecured Claim held by all assignees of such General Unsecured Claim shall be treated collectively as one such General Unsecured Claim for purposes of this definition.

         1.50 CORNERSTONE. Cornerstone Care Center, Inc., a Colorado corporation, and its successors and assigns.

         1.51 CREDITOR. Any holder of a Claim, whether or not such Claim is an Allowed Claim, encompassed within the statutory definition set forth in Section 101(a) of the Bankruptcy Code.

         1.52 CREDITOR BALLOT. The ballot or ballots that will be distributed with the Disclosure Statement to holders of Claims entitled to vote under the Plan in connection with solicitation of acceptances of the Plan.

         1.53 CREDITORS' COMMITTEE. Any Official Committee or Committees of General Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Section 1102(a)(1) of the Bankruptcy Code.

         1.54 CURE. The distribution on the Effective Date or as soon thereafter as practicable of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, or such other amount as may be agreed upon by the parties, under such executory contract or


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
unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

         1.55 DEBT INSTRUMENT. A physical debenture, bond, promissory note, note or other transferable instrument or document evidencing any payment obligation.

         1.56 DEBTORS. Collectively Unison, BritWill-I, BritWill-II, BritWill Indiana, Sunquest, BritWill Healthcare, BritWill Funding, Memphis Clinical, American Professional, Ampro, Gamma, Signature Health, Brookshire, Christopher, Amberwood, Arbors, Los Arcos, Pueblo Norte, Rio Verde, Signature Management, Cornerstone, Arkansas, Douglas, Safford, Rehab, Quest, Sunbelt Therapy (Alabama), Decatur, Therapy Health, Henderson, Sunbelt Therapy (Arizona), Cedar Care and Sherwood.

         1.57 DECATUR. Decatur Sports Fit & Wellness Center, Inc., an Alabama corporation, and its successors and assigns.

         1.58 DIP FINANCING ORDERS. Collectively: (a) the "Final Order: (I) Authorizing Debtors To Obtain Post-Petition Financing From HCFP Funding, Inc. Pursuant To 11 U.S.C. Sections 364(c)(1) And (d); (II) Granting Senior
Liens And Security Interests; (III) Granting Authority To Make Payments To Lender; And (IV) Granting Other Requested Relief" entered on January 29, 1998, as such Order may be extended, amended or otherwise modified in the context of the BritWill Debtors' Chapter 11 Cases; and (b) the "Stipulated Order Authorizing Debtors to Obtain Postpetition Financing from HCFP Funding, Inc. Pursuant to 11 U.S.C. Sections 364(c)(1) and (d)" entered on May 28, 1998, as such Order may be extended, amended, or otherwise modified in the context of the Unison Debtors' Chapter 11 Cases.

         1.59 DISBURSING AGENT. Reorganized Unison, or such other Person as may be retained by Reorganized Unison and approved by the Bankruptcy Court, to hold and distribute certain


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
consideration to the holders of Allowed Claims in Classes 1, 2, 3, 4, 5, and 8 of the Plan. With respect to distributions of the New Senior Notes to the holders of the Allowed Claims in Class 9, the New Senior Notes Indenture Trustee shall be the Disbursing Agent. With respect to distributions of New Common Stock and other property to the holders of the Allowed Claims in Class 9, the Transfer Agent shall be the Disbursing Agent. With respect to the distribution of the New Warrants to the Equity Interests and Equity Interest Related Claims, the Transfer Agent shall be the Disbursing Agent.

         1.60 DISCLOSURE STATEMENT. The written disclosure statement that relates to the Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time, which disclosure statement will be used to solicit votes to accept or reject the Plan by Creditors and holders of Equity Interests entitled to vote on such Plan.

         1.61 DISPUTED CLAIM. A Claim which is: (a) subject to timely objection interposed by the Debtors, or any party in interest entitled to file and prosecute such objection in the Chapter 11 Case, if at such time such objection remains unresolved; (b) a Claim that is listed by the Debtors as disputed, unliquidated or contingent in the Schedules; or (c) if no objection has been timely filed, a Claim which has been asserted in a timely filed proof of claim in an amount greater than or in a Class different than that listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; provided, however, that the Bankruptcy Court may estimate a Disputed Claim for purposes of allowance pursuant to Section 502(c) of the Bankruptcy Code. The term "Disputed", when used to modify a reference in the Plan to any Claim or Class of Claims, shall mean a Claim (or any Claim in such Class) that is a Disputed Claim as defined herein. In the event there is a dispute as to classification or priority of a Claim, it shall be considered a Disputed Claim in its entirety. Until such time as a Contingent Claim becomes fixed and absolute, such Claim shall be treated as a Disputed Claim and not an Allowed Claim for purposes related to voting, allocations, and distributions under the Plan. The BritWill Acquisition Claims and the Signature Acquisition Claims are Disputed Claims. In addition, any Claim held by any entity from which property is recoverable under Section 542, 543, 550 or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under Section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code shall be a Disputed Claim unless and until such entity or transferee has paid the amount, or turned over any such property for which such entity or transferee is liable under Section 522(i), 542, 543, 550 or 553 of the Bankruptcy Code.

         1.62 DISPUTED EQUITY INTEREST. An Equity Interest which is the subject of a timely objection interposed by the Debtors, or any party in interest entitled to file and prosecute any such objection in the Chapter 11 Cases, if at such time such objection remains unresolved.

         1.63 DISTRIBUTION DATE. The date, occurring as soon as practicable after the Effective Date, upon which distributions are made to holders of Allowed Claims and Equity Interests under the Plan.

         1.64 DISTRIBUTION RECORD DATE. The date or dates established by the Bankruptcy Court, which shall be the record date or dates for determining the holders of Senior Notes, Notes and Equity Interests entitled to receive the New Senior Note, New Common Stock, or New Warrants, as the case may be, pursuant to
Article 6 of the Plan.

         1.65 DOUGLAS. Douglas Manor, Inc., a Colorado corporation, and its successors and assigns.

         1.66 EBITDA. Earnings before interest, taxes, depreciation and amortization.


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
         1.67 EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees.

         1.68 EFFECTIVE DATE. The last to occur of: (a) the first Business Day that is at least eleven (11) days after the Confirmation Date and on which no stay of the Confirmation Order is in effect; and (b) the Business Day on which all of the conditions set forth in Article 13 to the Plan shall have been satisfied or waived.

         1.69 EFFECTIVE DATE CASH. All Cash and/or cash equivalents of the Debtors on the Effective Date prior to distribution or reservation of any amounts payable under this Plan.

         1.70 EFFECTIVE DATE EXCESS CASH. The Cash available for payment on the New Senior Note on the Effective Date pursuant to Article 11.4 hereof in an amount equal to Effective Date Cash less the sum (without duplication) of: (i) the amount necessary for the payment (or reserve) for outstanding Administrative Claims; (ii) the reserve for accrued Preserved Ordinary Course Administrative Claims, as of the Effective Date; (iii) the amount necessary for the payment of the Omega Effective Date Payment; (iv) the amount necessary for the consummation of the Quest Purchase Option; (v) the amount necessary for the payment (or reserve) for Allowed Convenience Claims; and (vi) the amount necessary for the payment (or reserve) for Reclamation Claims.

         1.71 EQUITY INTEREST. Any interest in Unison, including any right to purchase or otherwise acquire any such Equity Interests.

         1.72 EQUITY INTEREST RELATED CLAIM. Any Claim arising from the rescission of a purchase or sale of an Equity Interest, or for damages arising from the purchase or sale of an Equity Interest, or any Claim by any Person that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such Claim.


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         1.73 ESTATE OR ESTATES. The estates created for the Debtors in the
Chapter 11 Cases pursuant to Section 541 of the Bankruptcy Code.

         1.74 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

         1.75 FILKOSKI CLAIMS. Collectively those Claims held by John D. Filkoski, Michael F. Filkoski, Lisa M. Filkoski, and/or David D. Filkoski (and their respective successors and assigns) relating to the Signature Acquisition as set forth in the Plan Supplement.

         1.76 FINAL ORDER. An order or judgment which has not been reversed, stayed, modified or amended and is no longer subject to appeal, certiorari proceeding or other proceeding for review or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review or rehearing shall then be pending.

         1.77 FORBEARANCE AGREEMENT. The "Forbearance Agreement" dated December 1, 1997 between Unison and the Related Party Creditors pursuant to which the holders of the Senior Notes are stated third party beneficiaries.

         1.78 GAAP. The generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and Statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

         1.79 GAMMA. Gamma Laboratories, Inc., a Missouri corporation, and its successors and assigns.

         1.80 GENERAL UNSECURED CLAIM. A Claim not secured by a charge against, security interest, lien, encumbrance or interest in property in which the Debtors' Estate has an interest.


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
         1.81 HASMARK FACILITIES. Collectively Four States Care Center, Heritage Oaks and Texarkana Nursing Center as more specifically identified in the Plan Supplement.

         1.82 HCFP. HCFP Funding, Inc., a Delaware corporation, and its successors and assigns.

         1.83 HCFP DIP LOAN CLAIMS. The Allowed Claims for debtor-in-possession financing of HCFP pursuant to the DIP Financing Orders.

         1.84 HENDERSON. Henderson & Associates Rehabilitation, Inc., an Alabama corporation, and its successors and assigns.

         1.85 INDIANA MASTER LEASE. The "Master Lease" dated November 1, 1992 between Omega and BritWill I relating to the Omega Indiana Facilities

         1.86 INDIANA RETURNED FACILITIES. Collectively English Estates, English Senior Living, Capital Care Healthcare Center, Sunset Manor, Lockerbie Healthcare Center and Parkview Manor as more specifically described in the Plan Supplement.

         1.87 INDIANA RETURNED FACILITY NOTE. The promissory note made payable to Omega, which will be executed and delivered to Omega on the Effective Date of the Plan pursuant to Article 6.1 hereof. The Indiana Returned Facility Note shall: (a) be in the principal amount of THREE MILLION DOLLARS ($3,000,000.00);
(b) bear interest at the rate of seven percent (7%) per annum; (c) fully amortize over a seven (7) year period, with principal and interest payments made quarterly commencing with the first last day of the calendar quarter following the Effective Date; (d) be guaranteed by Unison and BritWill Healthcare; (e) be secured by all of the collateral held by Omega as of the Petition Date, as well as the Omega New Master Lease Collateral; and (f) shall be cross-defaulted with and to the Omega New Master Lease. The Indiana Returned Facility Note shall be substantially in the form set forth in the Plan Supplement.


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
         1.88 INITIAL PRICE. The value per share derived from a total equity value of $65,000,000.00 subject to adjustment should the Debtors (on or before the Effective Date) issue or incur debt more than $3,800,000.00 over $34.3 million (exclusive of any obligations resulting from the Signature Sale Leaseback Transaction).

         1.89 IRS. The Internal Revenue Service.

         1.90 KREMSER AND AFFILIATES. Collectively David A. Kremser, Bernice E. Kremser, Michael P. Kremser, Stanley A. Kremser, Holly M. Kremser, Elk Meadows Investments, LLC, all Affiliates of the foregoing and each of their respective successors and assigns.

         1.91 LITIGATION CLAIMS. All rights, claims, torts, liens, liabilities, obligations, actions, causes of action, Avoidance Actions (including the Related Party Avoidance Action), avoiding powers, proceedings, debts, contracts, judgments, offsets, damages and demands whatsoever in law or in equity, whether known or unknown, contingent or otherwise, that the Debtors, the Estates or the Consolidated Estates may have against any Person, including but not limited to, those listed in the Plan Supplement and the Related Party Creditor Defenses. Failure to list a Litigation Claim in the Plan Supplement shall not constitute a waiver or release by the Debtors and/or Reorganized Unison of such Litigation Claim.

         1.92 LOS ARCOS. Los Arcos, Inc., a Colorado corporation, and its successors and assigns.

         1.93 MANAGEMENT OPTIONS. The options to be allocated and issued by the board of directors of Reorganized Unison pursuant to Article 7 of the Plan which, when issued and exercised, will represent approximately five percent (5%) of the equity in Reorganized Unison on a fully diluted basis.

         1.94 MEMPHIS CLINICAL. Memphis Clinical Laboratory, Inc., a Tennessee corporation, and its successors and assigns.


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
         1.95 NEW COMMON STOCK. The thirteen million (13,000,000) authorized shares of common stock in Reorganized Unison described in Article 11, approximately six million five hundred thousand (6,500,000) of which are to be issued on the Effective Date pursuant to and in accordance with Articles 6.2, 6.3, and 6.5 of the Plan to, inter alia, the holders of Allowed Claims in Classes 6, 7 and 9.

         1.96 NEW COMMON STOCK REGISTRATION AGREEMENT. The agreement to be entered into on the Effective Date by Reorganized Unison and any holder of an Allowed General Unsecured Claim that will receive more than ten percent (10%) of the Common Stock issued under this Plan. The New Common Stock Registration Rights Agreement shall be substantially in the form in the Plan Supplement.

         1.97 NEW LINE OF CREDIT. The working capital line of credit evidenced by the New Line Of Credit Agreement and New Line Of Credit Promissory Note.

         1.98 NEW LINE OF CREDIT AGREEMENT. The agreement between Reorganized Unison and a working capital lender to be determined providing Reorganized Unison with a secured working line of credit of approximately FIFTEEN MILLION DOLLARS ($15,000,000.00) under terms and conditions agreeable to Reorganized Unison, Omega and the Ad Hoc Committee.

         1.99 NEW LINE OF CREDIT PROMISSORY NOTE. The promissory note or notes evidencing the New Line of Credit.

         1.100 NEW OMEGA GUARANTEE. The guarantee to be provided to Omega on the Effective Date pursuant to Article 6.1.1 of the Plan substantially in the form in the Plan Supplement.

         1.101 NEW OMEGA GUARANTEE COLLATERAL. Collectively: (a) a leasehold mortgage on the Omega Indiana Leasehold Mortgage Facilities; (b) the security deposits to be provided under the


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
Omega New Master Lease; and (c) a junior lien on accounts receivable generated by the Omega New Master Lease Facilities.

         1.102 NEW OMEGA GUARANTEE SECURITY DOCUMENTS. Collectively the documents evidencing the lien on the New Omega Guarantee Collateral substantially in the form in the Plan Supplement.

         1.103 NEW PREFERRED STOCK. The three hundred two thousand (302,000) authorized shares of Series A preferred stock in Reorganized Unison described in
Article 11 to be issued to Omega pursuant to Article 6.1 of the Plan on the Effective Date representing approximately four percent (4%) of the equity in Reorganized Unison on a fully diluted basis.

         1.104 NEW SENIOR NOTES. The 11% Senior Notes of Reorganized Unison in the original principal sum of TWENTY-FOUR MILLION FOUR HUNDRED THOUSAND DOLLARS ($24,400,000.00) to be issued and distributed pursuant to Article 6.5 of the Plan on the Distribution Date for the benefit of Allowed Claims in Class 9 and governed by the terms of the New Senior Notes Indenture contained in the Plan Supplement. A sample form of the New Senior Notes is set forth in the Plan Supplement.

         1.105 NEW SENIOR NOTES ALLOCATION SCHEDULE. The Schedule set forth in the Plan Supplement which sets forth: (i) the allocation to the holders of the Senior Notes of New Senior Notes otherwise distributable to the Consenting Noteholders, pursuant to Article 6.5.1 hereof; and (ii) the allocation to the Consenting Noteholders of New Common Stock and Claims Litigation Notes, pursuant to Article 6.5.1 hereof, in order to give effect, in each case, to the rights of the holders of the Senior Notes under the Notes Subordination Agreement so as to provide the holders of Senior Notes with New Senior Notes having an aggregate original principal amount on the


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
Effective Date equal to the Allowed Senior Note Claims plus the amount of accrued and unpaid interest for the period from the Unison Debtors Petition Date to the Effective Date.

         1.106 NEW SENIOR NOTES COLLATERAL. All of the stock and assets of Quest, Sunbelt Therapy (Arizona) and their respective subsidiaries.

         1.107 NEW SENIOR NOTES GUARANTEE. The guarantee of obligations of Reorganized Unison under the New Senior Notes, which guarantee shall be set forth in the New Senior Notes Indenture or in a separate guarantee agreement to be filed with the Bankruptcy Court as part of the Plan Supplement.

         1.108 NEW SENIOR NOTES INDENTURE. The Indenture to be entered into by Reorganized Unison and the New Senior Notes Indenture Trustee under which the New Senior Notes will be issued, which indenture shall be substantially the form of the indenture filed with the Bankruptcy Court as part of the Plan Supplement.

         1.109 NEW SENIOR NOTES INDENTURE TRUSTEE. IBJ Schroder Bank & Trust Company or its successor.

         1.110 NEW SENIOR NOTES SECURITY DOCUMENTS. Collectively the security agreement, pledge agreement, each substantially in the form set forth in the Plan Supplement, and any other documents evidencing or relating to the lien on the New Senior Notes Collateral to secure the New Senior Notes.

         1.111 NEW UNISON STOCK. Collectively the New Common Stock, the New Preferred Stock, the New Warrants and the New Warrant Shares.

         1.112 NEW WARRANTS. The warrants for the purchase of New Common Stock described in Article 11 to be made available to holders of Class 12 Equity Interests and Equity Interest Related Claims pursuant to and in accordance with Articles 6.7 and 12 of this Plan.


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
         1.113 NEW WARRANT SHARES. The New Common Stock issuable by Reorganized Unison upon exercise of the New Warrants.

         1.114 NHI. National Health Investors, Inc., a Maryland corporation.

         1.115 NHI SECURED CLAIMS. The Allowed Secured Claims of NHI secured by, inter alia, the Signature Facilities.

         1.116 NON-CONSENTING NOTEHOLDERS. The holders of the Notes bearing Cusip No. 909196 AA 5 which are not subject to subordination to the Senior Notes pursuant to the Note Subordination Agreement.

         1.117 NOTES. Collectively, the 12 1/4% Senior Notes due 2006 held by Consenting Noteholders and/or Non-Consenting Noteholders, originally issued in the aggregate principal amount of $100 million pursuant to the Notes Indenture. The Notes Claims are hereby allowed in the amount of $107,965,000.00.

         1.118 NOTES INDENTURE. The "Indenture" dated as of October 31, 1996, between Unison, the other Debtors and the Notes Indenture Trustee, pursuant to which the Notes were issued.

         1.119 NOTES INDENTURE TRUSTEE. First National Bank Association, or any other successor trustee under the Notes Indenture.

         1.120 NOTES SECURITIES CLAIMS. All Claims, if any, whether asserted prior to or after the Petition Date based on alleged violations of applicable federal or state securities laws: (a) arising from the rescission of a purchase or sale, or offer to purchase or sell, any Notes or Senior Notes; and (b) for damages arising from the purchase or sale of any such Notes or Senior Notes.

         1.121 NOTES SUBORDINATION AGREEMENT. That "Subordination Agreement" entered into on or about December 1, 1997 in which the Consenting Noteholders only agreed to subordinate to the Senior Notes, to the extent set forth therein, pursuant to the consent solicitation by Unison dated November 23, 1997.

         1.122 NOTICE AND A HEARING. This phrase shall have the same meaning as provided for in Section 102(1) of the Bankruptcy Code.

         1.123 OMEGA. Omega HealthCare Investors, Inc., a Maryland corporation.

         1.124 OMEGA EFFECTIVE DATE PAYMENT. Collectively: (a) the Cash payment in the amount of ONE MILLION DOLLARS ($1,000,000.00) as satisfaction of the Omega Hasmark Facilities Rejection Claim; and (b) the Cash payment of an additional ONE MILLION DOLLARS ($1,000,000.00) as partial satisfaction of the Omega Indiana Rejection Claims, as provided in Article 6.1 of the Plan; (c) any amounts due prior to the Effective Date, pursuant to Article 6.1.5, for rent under the existing Indiana Master Lease and Texas Master Lease; and (d) to the extent not paid, the Closing Allowance.

         1.125 OMEGA HASMARK FACILITIES REJECTION CLAIM. The Allowed Claim of Omega based upon the release of the Hasmark Facilities from the Texas Master Lease.

         1.126 OMEGA INDIANA FACILITIES. Collectively Wellington Manor, Cloverleaf of Knightsville and Kendalville Manor as more specifically described in the Plan Supplement.

         1.127 OMEGA INDIANA LEASEHOLD MORTGAGE FACILITIES. Collectively Owensville Convalescent, Boonville Convalescent, Holiday Manor and Willow Manor Convalescent as more specifically described in the Plan Supplement.

         1.128 OMEGA INDIANA REJECTION CLAIM. The Claims of Omega relating to the release of the Omega Indiana Returned Facilities from the Indiana Master Lease as treated in Article 6.1.2 of the Plan.


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
         1.129 OMEGA INDIANA RETURNED FACILITIES. Collectively English Estates, English Senior Living, Capital Care Healthcare Center, Sunset Manor, Lockerbie Healthcare Center and Parkview Manor.

         1.130 OMEGA MISCELLANEOUS SECURED CLAIM. The Allowed Secured Claim of Omega as evidenced by a promissory note dated April 29, 1996 in the original principal amount of $152,000.00 secured by the personality contained in Pine Haven Care Center located in Texarkana, Texas.

         1.131 OMEGA MORTGAGE GUARANTEE CLAIMS. The Claims amounting to approximately $10.2 million, plus accrued and unpaid interest and costs of collection; of Omega pursuant to a "Mortgage Note" dated November 30, 1993 between Omega and Brit-Texas secured by, inter alia: (a) mortgages on Heritage Oaks, Colonial Pines Healthcare, and West Place Nursing Center; and (b) leasehold mortgages on Four States Care Center, South Place Nursing Center, and Texarkana Nursing Center (all of which facilities are located in Texas) which Claims have been guaranteed by Unison and BritWill II.

         1.132 OMEGA NEW MASTER LEASE. That form of Master Lease covering the Omega Indiana Facilities, Omega Texas Facilities, the Signature Facilities, and potentially those Brit-Texas Facilities as set forth in Article 6.1 of the Plan, substantially in the form contained in the Plan Supplement.

         1.133 OMEGA NEW MASTER LEASE COLLATERAL. Collectively all existing collateral and all personal property owned or leased by the Omega New Master Lessees (which interest will be subordinate to the lessor's interest), including, without limitation: (a) to the extent permitted by law a security interest in licenses and permits; and (b) a subordinate security interest in accounts receivable of the Omega New Master Lease Facilities owned by or mortgaged to Omega with an intercreditor agreement with the lender of the New Line of Credit reasonably satisfactory to Omega.

         1.134 OMEGA NEW MASTER LEASE FACILITIES. Collectively the Omega Indiana Facilities, the Omega Texas Facilities, the Signature Facilities, and potentially those Brit-Texas Facilities described in Article 6.1.1 of the Plan.

         1.135 OMEGA NEW MASTER LEASE GUARANTEE. The unconditional guarantee of payment obligations by the Omega New Master Lease Guarantors with respect to the Omega New Master Lease substantially in the form contained in the Plan Supplement.

         1.136 OMEGA NEW MASTER LEASE GUARANTORS. Collectively Unison, Signature Health, BritWill Healthcare, BritWill I, Cedar Care and Sherwood.

         1.137 OMEGA NEW MASTER LESSEES. Jointly and severally and collectively Amberwood, Arbors, BritWill II, BritWill Indiana, Brookshire, Christopher, Los Arcos, Pueblo Norte, and Rio Verde.

         1.138 OMEGA SECURED CLAIMS. Collectively the Omega Mortgage Guarantee Claims, the Omega Indiana Rejection Claims and the Omega Hasmark Facilities Rejection Claims. The Omega Secured Claims are allowed, in an unliquidated amount, and will be treated as provided in Article 6 herein.

         1.139 OMEGA SUBORDINATION RIGHTS. The rights asserted or assertable by Omega relating to subordination of all Claims of Whitehead And Affiliates to all Claims of Omega pursuant to contractual and other agreements between Omega and Whitehead And Affiliates.

         1.140 OMEGA TEXAS FACILITIES. Collectively Heritage Plaza, Pine Haven Care Center, Reunion Plaza, Pine Grove Nursing Center, Pleasant Manor Living Center, and, to the extent


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Omega obtains fee title to such facilities, the Brit-Texas Facilities, all as more specifically described in the Plan Supplement.

         1.141 PERSON. An individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization or a government, governmental unit or any subdivision thereof or any other entity.

         1.142 PETITION DATE. As to the BritWill Debtors, January 7, 1998. As to the Unison Debtors, May 28, 1998. If not otherwise specified herein, Petition Date shall refer to January 7, 1998.

         1.143 PLAN. This Plan of Reorganization, either in its present form or as it may be amended, supplemented or modified from time to time, including all exhibits and schedules annexed hereto or referenced herein and the Plan Supplement.

         1.144 PLAN DISTRIBUTED CASH. The Cash to be paid pursuant to this Plan to the holders of Allowed Claims in all Classes and Allowed Unclassified Claims hereunder.

         1.145 PLAN SUPPLEMENT. The supplement filed with the Bankruptcy Court with the Plan or thereafter (but in all events no later than ten (10) days prior to the Confirmation Hearing) which contains all of the exhibits to the Plan as such exhibits may be subsequently amended, modified or supplemented. The Plan Supplement shall be a part of this Plan as if such exhibits were set forth more fully herein.

         1.146 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM. Administrative Claims that are based on liabilities incurred by the Debtors in the purchase, lease or use of goods and services in the ordinary course of its business, including, but not limited to, Administrative Claims due on account of services provided to the Debtors after the Petition Date by its employees, as well as


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security deposits which may need to be posted as part of the Cure of any assumed executory contract and/or unexpired lease.

         1.147 PRIORITY BENEFIT PLAN CONTRIBUTION CLAIM. Any Claim entitled to priority in payment under Section 507(a)(4) of the Bankruptcy Code.

         1.148 PRIORITY TAX CLAIM. Any Claim entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

         1.149 PRIORITY WAGE CLAIM. Any Claim entitled to priority in payment under Section 507(a)(3) of the Bankruptcy Code.

         1.150 PRO RATA. The ratio of an Allowed Claim or Allowed Equity Interest in a particular class to the aggregate amount of all such Allowed Claims or Allowed Equity Interests in any such Class.

         1.151 PROFESSIONAL FEE BAR DATE. The date, as set by order of the Bankruptcy Court, on or before which applications for compensation or expense reimbursement, including Professional Fees receivable pursuant to Section 503(b), must be filed with the Bankruptcy Court, and served on Reorganized Unison and its counsel.

         1.152 PROFESSIONAL FEES. The Administrative Claims for compensation and reimbursement submitted pursuant to Sections 328, 330, 331 or 503(b) of the Bankruptcy Code of Persons: (a) employed pursuant to an order of the Bankruptcy Court under Sections 327, 328 or 1103 of the Bankruptcy Code; or (b) for whom compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.

         1.153 PUEBLO NORTE. Pueblo Norte, Inc., a Colorado corporation, and its successors and assigns.

         1.154 QUEST. Quest Pharmacies, Inc., an Arizona corporation, and its successors and assigns.

         1.155 QUEST PURCHASE OPTION. The "Agreement" dated May 19, 1998, between Unison and L. Robert Oberfield relating to the purchase of the twenty-five percent (25%) interest in Quest held by L. Robert Oberfield for a total purchase price of $4 million.

         1.156 RECLAMATION CLAIMS. Any Claim against the Debtors by any Person arising out of the sale of goods to the Debtor, in the ordinary course of such Person's business, provided that such Person has otherwise satisfied the requirements of Section 546(c) of the Bankruptcy Code and the Uniform Commercial Code, as applicable.

         1.157 REHAB. RehabWest, Inc., a Colorado corporation, and its successors and assigns.

         1.158 REINSTATED OR REINSTATEMENT. These terms shall mean: (a) leaving unaltered the legal, equitable, and contractual rights of the holder of a Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code; or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (i) Curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required in order to accomplish Reinstatement.

         1.159 RELATED PARTY AVOIDANCE ACTION. Adversary Proceeding No. 98-540 pending as of the Confirmation Date against Elk Meadows Investments, LLC; BritWill Investments Company, Ltd.; UNHC Real Estate Holdings Ltd. (fka Brit-Texas), Bruce H. Whitehead; David A. Kremser; Bernice E. Kremser; Michael
P. Kremser; Stanley A. Kremser and Holly M. Kremser brought pursuant to Sections 544 and 547 of the Bankruptcy Code (as amended or otherwise modified from time to time) and any other adversary proceeding which may be filed against the Related Party Creditors prior to the Effective Date.

         1.160 RELATED PARTY CREDITORS. Collectively Whitehead And Affiliates and Kremser And Affiliates.

         1.161 RELATED PARTY CREDITOR CLAIMS. Collectively the Claims of Whitehead And Affiliates and Kremser And Affiliates.

         1.162 RELATED PARTY CREDITOR DEFENSES. Those Litigation Claims, claims and defenses relating to the Related Party Creditors in the nature of the Related Party Avoidance Action, other preferences, breaches of fiduciary duties, fraudulent conveyances, equitable subordination, breach of contract, the Forbearance Agreement and any and all other claims, defenses, and offsets asserted or assertable against the Related Party Creditors by the Debtors and/or an appropriate estate representative pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code.

         1.163 REORGANIZED UNISON. Collectively the Debtors, as reorganized and reconstituted, pursuant to the Plan on the Effective Date.

         1.164 REORGANIZED UNISON BY-LAWS. The Restated By-Laws of Reorganized Unison, which shall be substantially in the form set forth in the Plan Supplement.

         1.165 REORGANIZED UNISON CERTIFICATE. The Restated Certificate of Incorporation, which shall be substantially in the form set forth in the Plan Supplement.

         1.166 RIO VERDE. Rio Verde Nursing Center, Inc., a Colorado corporation, and its successors and assigns.

         1.167 SAFFORD. Safford Care, Inc., a Colorado corporation, and its successors and assigns.

         1.168 SCHEDULES. The schedules of assets and liabilities and any amendments thereto filed by the Debtors with the Bankruptcy Court in accordance with Section 521(1) of the Bankruptcy Code.

         1.169 SEC. The United States Securities and Exchange Commission.

         1.170 SECURED CLAIM. The Claim to the extent of the value of any interest in property of the Debtors Estate securing such Claim or to the extent of the amount of such Claim subject to setoff in accordance with Section 553 of the Bankruptcy Code, in either case as determined pursuant to Section 506(a) of the Bankruptcy Code.

         1.171 SECURED TAX CLAIMS. The Claim of any state or local governmental unit which is secured by a lien upon property owned by the Debtors by operation of applicable law, including, but not limited to, every such Claim for unpaid real and personal property taxes.

         1.172 SECURITIES ACT. The Securities Act of 1933, as amended, and the regulations promulgated thereunder.

         1.173 SENIOR MANAGEMENT. Collectively those Persons holding the offices as of the Confirmation Date of: (a) President/Chief Executive Officer; (b) Executive Vice President/General

Counsel; (c) Senior Vice President/Finance/Treasurer; (d) Executive Vice President/Chief Financial Officer; and (e) Senior Vice President/Clinical Operations.

         1.174 SENIOR NOTES. The 13% Senior Notes due 1999 (Cusip No. 909196 AB
3) originally issued on or about December 1, 1997 in the original principal amount of $20 million pursuant to the Senior Notes Indenture. The Senior Notes Claims are hereby Allowed in the amount of $21,298,000.00

         1.175 SENIOR NOTES INDENTURE. The "Indenture" dated as of December 1, 1997 pursuant to which the Senior Notes were issued.

         1.176 SENIOR NOTES INDENTURE TRUSTEE. IBJ Schroder Bank & Trust Company, or such other successor trustee under the Senior Notes Indenture.

         1.177 SHERWOOD. Sherwood HealthCare Corporation, an Indiana corporation, and its successors and assigns.

         1.178 SIGNATURE ACQUISITION. The October 31, 1996 stock purchase transaction in which Unison acquired Signature Health and four affiliated companies--Douglas, Safford, Arkansas and Cornerstone.

         1.179 SIGNATURE ACQUISITION CLAIMS. Collectively the purported secured obligations against the Debtors resulting from the Signature Acquisition as described more fully in the Plan Supplement.

         1.180 SIGNATURE HEALTH. Signature HealthCare Corporation, a Delaware corporation, and its successors and assigns.

         1.181 SIGNATURE FACILITIES. Collectively the facilities located in Colorado and Arizona known as Amberwood Court Care Center; The Arbors Health Care Center; Brookshire House; Los


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
Arcos Health Care Center; Pueblo Norte Nursing Center; Rio Verde Nursing Center; and Christopher House.

         1.182 SIGNATURE MANAGEMENT. Signature Management Group, Inc., a Colorado corporation, and its successors and assigns.

         1.183 SIGNATURE SALE LEASEBACK TRANSACTION. The sale leaseback transaction involving the Signature Properties, to be consummated on or before the Effective Date, as more fully described in Article 7 of the Plan.

         1.184 SUBORDINATED CLAIM. Any Claim or Equity Interest subordinated, for purposes of distribution or otherwise, pursuant to Section 510 of the Bankruptcy Code (including Section 510(a)).

         1.185 SUBSIDIARY AND AFFILIATE EQUITY INTERESTS. All of the common stock or other equity interests issued by Amberwood, American Professional, Ampro, Arbors, Arkansas, BritWill Funding, BritWill Healthcare, BritWill I, BritWill II, BritWill Indiana, Brookshire, Cedar Care, Christopher, Cornerstone, Decatur, Douglas, Gamma, Henderson, Los Arcos, Memphis Clinical, Pueblo Norte, Quest, Rehab, Rio Verde, Safford, Sherwood, Signature Health, Signature Management, Sunbelt Therapy (Alabama), Sunbelt Therapy (Arizona), Sunquest, and Therapy Health, and held by Unison or a Unison subsidiary or Affiliate, including, if applicable, any warrants, options, or rights to purchase any such stock or equity interests.

         1.186 SUNBELT THERAPY (ALABAMA). Sunbelt Therapy Management Services, Inc., an Alabama corporation, and its successors and assigns.

         1.187 SUNBELT THERAPY (ARIZONA). Sunbelt Therapy Management Services, Inc., an Arizona corporation, and its successors and assigns.

         1.188 SUNQUEST. SunQuest, SPC., Inc., an Arizona corporation, and its successors and assigns.

         1.189 TAXES. All income, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority.

         1.190 TEXAS MASTER LEASE. Collectively: (a) the "Master Lease" dated November 30, 1993 between Omega and BritWill II; and (b) the "Master Lease" dated December 31, 1994 between Omega and BritWill II, both of which relate to the Omega Texas Facilities.

         1.191 THERAPY HEALTH. Therapy Health Systems, Inc., a Mississippi corporation, and its successors and assigns.

         1.192 TRANSFER AGENT. Any qualified national transfer agent selected by Unison.

         1.193 UNISON. Unison HealthCare Corporation, a Delaware corporation, and its successors and assigns.

         1.194 UNISON DEBTORS. All of the Debtors other than the BritWill
Debtors.

         1.195 VOTING RECORD DATE. The date established by the Bankruptcy Court prior to the approval of the Disclosure Statement for purposes of determining the holders of record of the Senior Notes, Notes and Equity Interests entitled to vote on the Plan.

         1.196 WHITEHEAD AND AFFILIATES. Collectively Bruce H. Whitehead; Whitehead Family Investments, Ltd.; Brit-Texas; and BritWill Investments Company, Ltd., all Affiliates of the foregoing, and each of their respective successors and assigns.

B. COMPUTATION OF TIME.

      In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

C. RULES OF INTERPRETATION.

      For purposes of the Plan: (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan; (d) the words "herein," "hereof," "hereto," and "hereunder" refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (f) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

                                    ARTICLE 2

                  SUBSTANTIVE CONSOLIDATION OF DEBTORS' ESTATES
                            FOR DISTRIBUTION PURPOSES

      2.1 REQUEST FOR SUBSTANTIVE CONSOLIDATION. This Plan constitutes a motion for substantive consolidation of the liabilities and properties of all Debtors for purposes of distributions hereunder, and the confirmation of the Plan shall constitute approval of the motion by the

Bankruptcy Court. The Confirmation Order shall contain findings supporting and conclusions providing for substantive consolidation for purposes of distribution on the terms set forth in Article 2.2 of this Plan.

      2.2 EFFECT OF SUBSTANTIVE CONSOLIDATION. Except as expressly set forth in
Article 2.3, below, as a result of the substantive consolidation of the liabilities and properties of all Debtors: (a) the Chapter 11 Cases shall be consolidated into the case of Unison as a single consolidated case; (b) all property of the Estate of each Debtor shall be deemed to be property of the Consolidated Estates; (c) all Claims against each Estate shall be deemed to be Claims against the Consolidated Estates, any proof of claim filed against one or more of Debtors shall be deemed to be a single claim filed against the Consolidated Estates, and all duplicate proofs of claim for the same claim filed against more than one Debtor shall be deemed expunged; (d) unless otherwise provided in the Plan, all Equity Interests in any Debtor other than Unison shall be deemed extinguished for purposes of distributions under this Plan, and no distributions under this Plan shall be made on account of any such Equity Interests; (e) all intercompany obligations by and against Debtors shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such intercompany obligations; (f) except as specifically provided herein, all guarantees by one Debtor in favor of any other Debtors shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such guarantees; and (g) for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, Debtors shall be treated as one consolidated entity so that, subject to the other provisions of section 553, debts due to any of Debtors may be set off against the debts of any other of Debtors. Substantive consolidation shall not merge or otherwise affect the separate legal existence of each Debtor for licensing, regulatory or other purposes, other than with respect to distribution rights under this Plan. Moreover, substantive consolidation shall have no effect on valid, enforceable and unavoidable liens, except for liens that secure a Claim that is eliminated by virtue of substantive consolidation and liens against collateral that are extinguished by virtue of substantive consolidation; and substantive consolidation shall not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of substantive consolidation. The substantive consolidation contemplated herein shall not effect any applicable date(s) for purposes of pursuing any Avoidance Actions.

      2.3 EXCEPTIONS TO SUBSTANTIVE CONSOLIDATION. Notwithstanding the foregoing, the substantive consolidation shall not impact or otherwise affect provisions in this Plan which provide that specific entities comprising the Debtors or Reorganized Unison shall be liable on specific obligations under this Plan.

                                    ARTICLE 3

                        TREATMENT OF UNCLASSIFIED CLAIMS

      The Claims against the Debtors set forth in this Article 3 are not designated as Classes pursuant to Section 1123(a)(1) of the Bankruptcy Code. The holders of such Claims are not entitled to vote on the Plan. The treatment of the Claims set forth below is consistent with the requirements of Section 1129(a)(9)(A) of the Bankruptcy Code.

      3.1 TREATMENT OF ADMINISTRATIVE CLAIMS.

            3.1.1 GENERALLY. Each Allowed Administrative Claim (including all accrued U.S. Trustee quarterly fees), other than Preserved Ordinary Course Administrative Claims and Reclamation Claims, shall be paid in full in Cash (or otherwise satisfied in accordance with its terms) upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the 10th Business

Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Unison have agreed or shall agree.

            3.1.2 REQUESTS FOR PAYMENT. All requests for payment of Administrative Claims (except for Professional Fees and Preserved Ordinary Course Administrative Claims) must be filed by the Administrative Claims Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtors and Reorganized Unison. All final applications for allowance and disbursement of Professional Fees must be filed by the Professional Fee Bar Date. All such applications must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order, and all other orders governing payment of Professional Fees. Such applications may be later amended to include any fees and costs incurred after the Confirmation Date.

      3.2 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. Each Allowed Preserved Ordinary Course Administrative Claim shall be paid by Reorganized Unison pursuant to either: (a) the terms and conditions under which such Claim arose; or (b) in the ordinary course of Reorganized Unison's business. Such payments shall be made by Reorganized Unison without further action by the holder of such Claim.

      3.3 HCFP DIP LOAN CLAIMS. The HCFP DIP Loan Claims shall be Allowed Claims and paid pursuant to the terms of the DIP Financing Orders, but in all events no later than the Effective Date.

      3.4 ALLOWED PRIORITY TAX CLAIMS. Each Allowed Priority Tax Claim, if any, will be paid in full in Cash on the Effective Date; provided, however, that Reorganized Unison may elect to pay such Claims through deferred Cash payments over a period not exceeding six (6) years after the date of assessment of such Claim, of a value as of the Effective Date, equal to the amount of such

Allowed Claim. In that event, such payments shall be made in equal annual installments of principal, plus interest accruing from the Effective Date at the rate on the unpaid portion of Allowed Priority Tax Claim set forth in Internal Revenue Code Sections 6621 and 6622. The first such payment shall be payable on the latest of: (a) the Effective Date; (b) the tenth (10th) Business Day after the date on which an order allowing such Claim becomes a Final Order; and (c) such other time as is agreed upon by the holder of such Claim and Reorganized Unison, provided, however, that Reorganized Unison shall have the right to prepay any such Allowed Priority Tax Claim, or any remaining balance of such Claim, in full or in part, at any time on or after the Effective Date, without premium or penalty.

      3.5 ALLOWED RECLAMATION CLAIMS. All requests for payment of Reclamation Claims must be filed by the Bar Date or the holders thereof shall be forever barred from asserting such Reclamation Claim against the Debtors and Reorganized Unison. Each Allowed Reclamation Claim shall be paid in full in Cash upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the 10th Business Day after such Claim is Allowed during the Chapter 11 Cases, or as soon thereafter as practicable; and (d) such date as the holder of such Reclamation Claim and Reorganized Unison have agreed or shall agree.

                                    ARTICLE 4

              DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS

      Pursuant to this Plan and in accordance with Section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors and the holders of Equity Interests (except Administrative Claims, Priority Tax Claims, Reclamation Claims, and Preserved Ordinary Course Administrative Claims) are placed in the Classes described below. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Classes. A Claim is also classified in a particular Class only to the extent that such Claim has not been paid, released or otherwise satisfied prior to the Effective Date.

      4.1 SUMMARY OF CLASSIFICATION.

--------------------------------------------------------------------------------
CLASS 1:                                    Unimpaired

  Priority Wage Claims                       - no solicitation required
--------------------------------------------------------------------------------
CLASS 2:                                    Unimpaired

  Priority Benefit Plan                      - no solicitation required
  Contribution Claims
--------------------------------------------------------------------------------
CLASS 3:                                    Unimpaired

  Secured Tax Claims                         - no solicitation required
--------------------------------------------------------------------------------
CLASS 4:                                    Unimpaired

  Miscellaneous Secured Claims               - no solicitation required
(including the NHI Secured Claims)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CLASS 5:                                    Impaired

  Omega Secured Claims                      - entitled to vote

    -  CLASS 5A  Omega Mortgage
                 Guarantee Claims

    -  CLASS 5B  Omega Indiana Rejection
                 Claims

    -  CLASS 5C  Omega Hasmark
                 Facilities Claims

    -  CLASS 5D  Omega Miscellaneous
                 Secured Claim
--------------------------------------------------------------------------------
CLASS 6:                                    Impaired

  BritWill Acquisition Claims                - entitled to vote
--------------------------------------------------------------------------------
CLASS 7:                                    Impaired

  Signature Acquisition Claims               - entitled to vote
--------------------------------------------------------------------------------
CLASS 8:                                    Impaired

  Convenience Claims                         -entitled to vote
--------------------------------------------------------------------------------
CLASS 9:                                    Impaired

  General Unsecured Claims                   -entitled to vote
--------------------------------------------------------------------------------
CLASS 10:                                   Impaired

  Notes Securities Claims                    -deemed rejected
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CLASS 11:                                   Unimpaired

  Subsidiary And Affiliate Equity            -not entitled to vote
  Interests
--------------------------------------------------------------------------------
CLASS 12:                                   Impaired

  Equity Interests And Equity Interest       - deemed rejected
  Related Claims
--------------------------------------------------------------------------------

      4.2 SPECIFIC CLASSIFICATION.

            4.2.1 CLASS 1 - PRIORITY WAGE CLAIMS. Class 1 consists of all Claims that are entitled to priority under Section 507(a)(3) of the Bankruptcy Code.

            4.2.2 CLASS 2 - PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS. Class 2 consists of all Claims that are entitled to priority under Section 507(a)(4) of the Bankruptcy Code.

            4.2.3 CLASS 3 - SECURED TAX CLAIMS. Class 3 consists of all Secured Tax Claims. Each holder of a Secured Tax Claim shall be considered to be in its own separate subclass within Class 3, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

            4.2.4 CLASS 4 - MISCELLANEOUS SECURED CLAIMS. Class 4 consists of all Secured Claims (including the NHI Secured Claims) other than Secured Claims in Classes 3, 5, 6 and 7. Each holder of a Miscellaneous Secured Claim shall be considered to be in its own separate subclass within Class 4, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

            4.2.5 CLASS 5 - OMEGA SECURED CLAIMS. Class 5 consists of: (a) the Omega Mortgage Guarantee Claims (Class 5A); (b) the Omega Indiana Rejection Claim (Class 5B); (c) the Omega Hasmark Facilities Claims (Class 5C); and (d) the Omega Miscellaneous Secured Claims

(Class 5D). Each of the foregoing Claims shall be considered a separate subclass within Class 5, and each subclass shall be deemed a separate class for purposes of the Plan.

            4.2.6 CLASS 6 - BRITWILL ACQUISITION CLAIMS. Class 6 consists of the BritWill Acquisition Claims. The BritWill Acquisition Claims are Disputed by the Debtors. Each BritWill Acquisition Claim shall be considered a separate subclass within Class 6, and each subclass shall be deemed a separate class for purposes of the Plan.

            4.2.7 CLASS 7 - SIGNATURE ACQUISITION CLAIMS. Class 7 consists of the Signature Acquisition Claims. The Signature Acquisition Claims are Disputed by the Debtors. Each Signature Acquisition Claim shall be considered a separate subclass within Class 7, and each subclass shall be deemed a separate class for purposes of the Plan.

            4.2.8 CLASS 8 - ALLOWED CONVENIENCE CLAIMS. Class 8 consists of any Allowed General Unsecured Claim, other than any Claim evidenced by a Note or Senior Note, against the Debtors that is $1,000.00 or less, or that is greater than $1,000.00, but is voluntarily reduced by the holders thereof to $1,000.00. The option to reduce an Allowed General Unsecured Claim to the sum of $1,000.00, and to have such Allowed General Unsecured Claim treated as a Class 8 Claim must be made in the manner prescribed in the Ballot.

            4.2.9 CLASS 9 - GENERAL UNSECURED CLAIMS. Class 9 consists of all General Unsecured Claims not otherwise classified herein, including, without limitation, the Claims of: (a) the Consenting Noteholders; (b) the Non-Consenting Noteholders; (c) the Filkoski Claims; and (d) the holders of the Senior Notes.

            4.2.10 CLASS 10 - NOTES SECURITIES CLAIMS. Class 10 consists of any Notes Securities Claims which, pursuant to this Plan and Section 510 of the Bankruptcy Code, shall be subordinated to the Claims of all other Creditors.

            4.2.11 CLASS 11 - UNISON SUBSIDIARY AND AFFILIATE STOCK. Class 11 consists of the Subsidiary And Affiliate Equity Interests held by Unison.

            4.2.12 CLASS 12 - EQUITY INTERESTS AND EQUITY INTERESTS RELATED CLAIMS. Class 12 consists of the Equity Interests and the Equity Interest Related Claim.

                                    ARTICLE 5

                 DESIGNATION OF AND PROVISIONS FOR TREATMENT OF
                   CLASSES OF CLAIMS NOT IMPAIRED BY THE PLAN

      5.1 CLASS 1 - PRIORITY WAGE CLAIMS. Each Allowed Priority Wage Claim, if any, shall be paid in full in Cash upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the 10th Business Day after such Claim is allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Unison have agreed or shall agree. Class 1 is unimpaired under the Plan; and holders of Allowed Claims in Class 1 are not entitled to vote on the Plan.

      5.2 CLASS 2 - PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS. Each Allowed Priority Benefit Plan Contribution Claim, if any, shall be paid in full in Cash upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the 10th Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Unison have agreed or shall agree. Class 2 is unimpaired under the Plan; and holders of Allowed Claims in Class 2 are not entitled to vote on the Plan.


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      5.3 CLASS 3 - SECURED TAX CLAIMS. Each Allowed Secured Tax Claim shall be paid in full in Cash upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the 10th Business Day after such Claim is Allowed, or as soon thereafter as practicable; (d) the date on which such Secured Tax Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; and (e) such date as the holder of such Claims and Reorganized Unison have agreed or shall agree. Class 3 is unimpaired under the Plan; and holders of Allowed Claims in Class 3 are not entitled to vote on the Plan.

      5.4 CLASS 4 - MISCELLANEOUS SECURED CLAIMS. On the Effective Date, at Reorganized Unison's option, the holder of any Allowed Secured Claims in Class 4 shall receive one of the following alternative treatments:

            (a) The holder of such Claim shall be treated in accordance with the terms and conditions of all Debt Instruments evidencing such Claim and the legal, equitable, or contractual rights to which each holder of such Claim is entitled shall not otherwise be altered;

            (b) (i) Any default, other than a default of the kind specified in
Section 365(b)(2) of the Bankruptcy Code, shall be Cured or Reinstated;

                (ii) The maturity of the Claims shall be Reinstated as such maturity existed before any default;

                (iii) The other legal, equitable or contractual rights to which the holder of the Claim is entitled shall not otherwise be altered, provided, however, that as to any Allowed Secured Claim which is a nonrecourse claim and exceeds the value of the collateral securing the Claim, the collateral may be sold at a sale at which the holder of such Claim has an opportunity to bid; or


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            (c) On the Effective Date, or on such other date thereafter as may be agreed to by Reorganized Unison and the holder of such Claim, the Estates shall abandon the collateral securing such Claim to the holder thereof in full satisfaction and release of such Claim; or

            (d) On the Effective Date, the holder of such Claim shall receive, on account of such Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Claim shall agree, in full satisfaction and release of such Claim.

            Class 4 is unimpaired under the Plan; and the holders of Allowed Claims in Class 4 are not entitled to vote on the Plan.

      5.5 CLASS 11 - SUBSIDIARY AND AFFILIATE EQUITY INTERESTS. On the Effective Date, Reorganized Unison (and its subsidiaries, as applicable) shall continue to hold and own the Subsidiary And Affiliate Equity Interests, and those entities shall continue as subsidiaries or Affiliates (as the case may be) of Reorganized Unison. Class 11 is unimpaired under this Plan. The holders of the Class 11 Subsidiary And Affiliate Equity Interests are not entitled to vote on this Plan.

                                   ARTICLE 6

                 DESIGNATION OF AND PROVISIONS FOR TREATMENT OF
           CLASSES OF CLAIMS AND EQUITY INTERESTS IMPAIRED BY THE PLAN

      6.1 CLASS 5 - OMEGA SECURED CLAIMS. The Allowed Omega Secured Claims shall be satisfied as follows:

            6.1.1 OMEGA MORTGAGE GUARANTEE CLAIMS. As and for full satisfaction of the Omega Mortgage Guarantee Claims, on the Effective Date Unison and BritWill II shall execute and


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deliver to Omega the New Omega Guarantee which shall be an absolute and unconditional guarantee of payment to supersede and replace any and all of the Debtors' guarantees of Brit-Texas obligations.

                  (a) PROVISIONS OF THE NEW OMEGA GUARANTEE. The New Omega Guarantee shall have the following provisions and terms:

                        (i) The New Omega Guarantee shall be in an amount not to
            exceed THREE MILLION DOLLARS ($3,000,000.00) and interest after default thereon, plus reasonable fees and costs for collection if called upon;

                        (ii) The New Omega Guarantee shall be secured by the New
            Omega Guarantee Collateral;

                        (iii) The New Omega Guarantee shall not be
            cross-defaulted with either the Omega New Master Lease or any other obligations of the Debtors to Omega under the Plan;

                        (iv) If called upon, any amounts due thereunder shall be
            payable on a four (4) year, fully amortizing basis with no interest, except after default as provided above;

                        (v) Reorganized Unison shall retain any and all rights
            of subrogation, contribution, reimbursement and/or offset with respect to Whitehead And Affiliates relating to the New Omega Guarantee and any of the obligations to Omega covered thereby; and

                        (vi) The Omega Hasmark Rejection Claim has been paid.

                  (b) PROVISIONS REGARDING CERTAIN BRIT-TEXAS FACILITIES. If Omega obtains, through foreclosure or otherwise, the fee and leasehold interests in and to the


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      Brit-Texas Facilities free and clear of liens and underlying encumbrances except for customary permitted exceptions and other than the underlying leases on the leasehold Facility (other than the Hasmark Facilities, discussed in Article 6.1.3 below) at any time prior to the expiration of the Omega New Master Lease, Omega agrees to add those facilities to the Omega New Master Lease with rent and rent increases to provide Omega with the same payments which Omega is contractually entitled to receive under the Omega Mortgage Guarantee Claims under the same terms and conditions (and for the remaining term of) as the Omega New Master Lease.

                  (c) RESERVATION OF RIGHTS. Notwithstanding any of the foregoing, Omega shall be entitled to pursue any and all claims it has or may have against Whitehead And Affiliates, whether such claims are based on guarantees, the Omega Subordination Rights, fraud, misrepresentation or otherwise.

                  (d) ABILITY TO CAUSE RELEASE. If, on or after the Confirmation
      Date: (i) Omega has obtained fee and leasehold interests in and to the Brit-Texas Facilities (other than the Hasmark Facilities) as provided in this Article, and free and clear of liens and underlying encumbrances except for customary permitted exceptions and other than the underlying leases on those facilities; and (ii) Colonial Pines Healthcare, South Place Nursing Center and West Place Nursing Center have remained fully licensed and operational; and (iii) the Brit-Texas Facilities (other than the Hasmark Facilities) are added to the Omega New Master Lease as set forth herein; and (iv) Omega is reimbursed for its reasonable legal fees and costs incurred from and after June 15, 1998 in pursuing Whitehead And Affiliates (which shall not exceed $250,000.00 without the consent of the Debtors or Reorganized Unison); and (v) Reorganized Unison is otherwise current in its


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      obligations under this Plan to Omega, then Reorganized Unison shall be entitled to cause Omega to grant a full release to Whitehead And Affiliates except for any continuing obligations of Brit-Texas and/or Whitehead And Affiliates under any settlement between Brit-Texas and Omega or under any conveyance documents given by Brit-Texas to Omega.

            6.1.2 OMEGA INDIANA REJECTION CLAIM. The Omega Indiana Rejection Claim shall be satisfied as follows:

                  (a) SURRENDER OF INDIANA RETURNED FACILITIES. The Indiana Returned Facilities shall be turned over to Omega on the Effective Date if not surrendered prior to that time. The Indiana Returned Facilities shall then be deleted from the Indiana Master Lease, with a rent reduction attributable to the Indiana Returned Facilities as set forth in Article
      7.2.4 of the Plan. If Omega desires the Debtors or Reorganized Unison to operate the Indiana Returned Facilities for a transition period after surrender of those facilities, the Debtor or Reorganized Unison will do so, for the account of Omega, at a five percent (5%) of gross revenue management fee pursuant to a management agreement acceptable in form and substance to Unison.

                  (b) DISTRIBUTIONS. In full satisfaction of the Claims resulting from the revision to the Indiana Master Lease as set forth above, on the Effective Date Omega shall receive:

                        (i) ONE MILLION DOLLARS ($1,000,000.00) in Cash as part
            of the Omega Effective Date Payment; and

                        (ii) The Indiana Returned Facility Note.


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
                  (c) SHARING AGREEMENT. The Indiana Returned Facility Note shall be treated as follows with respect to the New Senior Notes:

                        (i) If by the second anniversary after the Effective
            Date, the holders of the Senior Notes receiving New Senior Notes have not had their Claims reduced in principal by at least fifty percent (50%) (including by virtue of the Effective Date Excess Cash payment as referenced in Article 11.4.4(a) of the Plan) or otherwise, then thereafter and until such time as the New Senior Notes received by the holders of the Senior Notes are paid in full, the Indiana Returned Facility Note shall share pari passu with such New Senior Notes received by the holders of the Senior Notes notwithstanding the original amortization or terms of the Indiana Returned Facility Note (the "Sharing Agreement");

                        (ii) The Sharing Agreement shall only be applicable as
            to payment of Cash, and shall not constitute a sharing or assignment of collateral securing the Indiana Returned Facility Note or the New Senior Note, respectively;

                        (iii) The Sharing Agreement shall only apply if there is
            no continuing default by Reorganized Unison on the obligations to Omega under the Plan (including under the documents executed in connection with the Plan);

                        (iv) Any principal deferred on the Indiana Returned
            Facility Note as a result of the Sharing Agreement shall bear interest at the rate of ten percent (10%) per annum from the date of deferral until paid;

                        (v) Notwithstanding any other provision in the Indiana
            Returned Facility Note, if the Sharing Agreement becomes operative, the deferral of the


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
            principal on the Indiana Returned Facility Note shall not be a default under that note or other obligations of Reorganized Unison to Omega; and

                        (vi) Notwithstanding any of the foregoing, no one other
            than the holders of the New Senior Notes received by the holders of the Notes shall have any rights with respect to the Sharing Agreement. The provisions of this Article 6.1.2(c) is a voluntary accommodation by Omega for the benefit of the New Senior Notes received by the holders of the Senior Notes. The New Senior Notes received by other Creditors under Article 6.5.1 shall not share in the benefits of this accommodation and intercreditor agreement. To the extent that holders of the Senior Notes receive payments that Omega would otherwise have received but for this Article 6.1.2(c), Omega shall be subrograted to the rights of the holders of the Senior Notes with regard to their interest in the New Senior Notes.

            6.1.3 OMEGA HASMARK FACILITIES CLAIMS. The Omega Hasmark Facility Claim shall be satisfied as follows:

                  (a) DELETION FROM TEXAS MASTER LEASE. On the Effective Date, the Hasmark Facilities shall be deleted from the Texas Master Lease; and Omega shall be paid ONE MILLION DOLLARS ($1,000,000.00) in Cash as part of the Omega Effective Date Payment in full satisfaction of any Claims resulting from such deletion.

                  (b) REDUCTION IN RENT. Upon payment of the amount set forth above, the rent under the Omega New Master Lease shall be reduced ONE HUNDRED TWENTY THOUSAND DOLLARS ($120,000.00) per year, commencing with a pro rata reduction on the Effective Date upon payment of the amount set forth above.


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
                  (c) TRANSFER OF HASMARK FACILITIES TO REORGANIZED Unison. Provided Omega has been paid the amount set forth above, if Omega acquires fee and leasehold interests in the Hasmark Facilities after the Effective Date (or before the Effective Date provided the Debtors or Reorganized Unison pays the amount set forth above), Omega shall promptly quit claim to Reorganized Unison or its assignee its interests in such Hasmark Facilities, which transfer shall be without any representations, express or implied, with respect to the nature of title being transferred. Notwithstanding the foregoing, the Debtors and Reorganized Unison acknowledge and agree that the amount, if any, which Omega bids for the Hasmark Facilities (or any portion thereof) at any foreclosure sale relating to those facilities will be, and is, within the sole discretion of Omega, and that Omega may not acquire fee or leasehold interest to the Hasmark Facilities. In the event that Omega does not acquire fee or leasehold interests in the Hasmark Facilities, Omega will have no obligations under this Article 6.1.3(c).

            6.1.4 OMEGA MISCELLANEOUS SECURED CLAIMS. The Allowed Omega Miscellaneous Secured Claim shall be paid in Cash on the Effective Date, or be provided such other treatment as agreed to between Omega and the Debtors.

            6.1.5 EXECUTION OF OMEGA NEW MASTER LEASE. On the Effective Date, Reorganized Unison shall execute the Omega New Master Lease, which shall act as an assumption (as amended and supplemented) of the Indiana Master Lease and Texas Master Lease, as provided in Article 7.2 of the Plan. As a condition to the execution of the Omega New Master Lease, all amounts due prior to the Effective Date for rent under the existing Indiana Master Lease and Texas Master Lease must be brought or paid current, except as expressly set forth in the Plan.

            6.1.6 FEES AND EXPENSES OF OMEGA. Any and all fees and costs of Omega relating to the Omega Secured Claims shall be paid to Omega upon the closing of the Signature Sale Leaseback Transaction, which fees and costs shall be Allowed in the amount of $500,000.00 (the "Closing Allowance"), which amount shall cover (irrespective of the actual amount thereof): (a) any and all commitment fees associated with the Signature Sale Leaseback Transaction as discussed in Article 7.1; (b) any and all past and prospective legal fees and other costs and expenses owed to Omega relating to the Omega Secured Claims or otherwise; (c) all closing costs for the Signature Sale Leaseback Transaction and the Omega New Master Lease, including but not limited to legal costs and expenses incurred by Omega, title insurance costs, transfer and recording taxes (if any), Phase I environmental costs, and any and all other closing costs. The $500,000.00 shall not include the security deposits required under the Omega New Master Lease.

            6.1.7 NO PREJUDICE. Notwithstanding any of the foregoing, no provision in this Plan or the Term Sheet shall be construed as or otherwise deemed to prejudice, impair or otherwise adversely effect any rights Omega has or may have against any Person other than Unison and Reorganized Unison, including but not limited to Whitehead And Affiliates and the Omega Subordination Rights.

            6.1.8 ADHERENCE TO OMEGA SUBORDINATION AGREEMENTS. Except as to the treatment in this Plan with respect to payments of any Allowed Claims in Classes 8 and 9, and unless ordered otherwise by a court of competent jurisdiction, Reorganized Unison shall abide by


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and not otherwise prejudice the Omega Subordination Rights, and will not pay any Cash or other property to Whitehead And Affiliates until all obligations of Brit-Texas to Omega are paid in full.

            6.1.9 IMPAIRMENT. The Allowed Omega Secured Claims are impaired under the Plan.

            6.1.10 TREATMENT OF OMEGA SECURED CLAIMS BASED ON ACCEPTANCE OF EACH OMEGA SUBCLASS. The treatment of the Allowed Omega Secured Claims set forth in this Section 6.1 is based on the acceptance of the Plan by each subclass in Class 5.

      6.2 CLASS 6 - BRITWILL ACQUISITION CLAIMS. The Disputed BritWill Acquisition Claims will be satisfied and otherwise treated as follows:

            6.2.1 CLAIMS RESOLUTION PROCEDURE. The BritWill Acquisition Claims are Disputed Claims, and constitute some of the Litigation Claims, Related Party Avoidance Action, and Related Party Creditor Defenses to be assigned to the Claims Litigation LLC under the provisions of Article 10 of this Plan. The adjudication as to the Allowed amounts (if any) of the BritWill Acquisition Claims shall be determined pursuant to Article 10 hereof, and shall be prosecuted (or compromised) by the Claims Litigation LLC. The Disputed BritWill Acquisition Claims shall not be entitled to any distributions under this Plan until the Class 6 Claims are Allowed. The Class 6 Claims shall be Allowed as and when (and in such amounts) set forth in a Final Order entered in accordance with
Article 10 of the Plan.

            6.2.2 ISSUANCE OF NEW COMMON STOCK. Upon entry of a Final Order Allowing the BritWill Acquisition Claims, the holder(s) of such Allowed Claims shall, subject to the Forbearance Agreement and Omega Subordination Rights, receive a number of shares of the Class 6 Reserved Stock equal to the percentage of the Class 6 Reserved Stock which the amount of such Allowed Claims represents of $12,589,000.00.

            6.2.3 NO PREJUDICE TO OMEGA SUBORDINATION RIGHTS. Notwithstanding any of the foregoing, nothing contained in this Article 6.2 is intended to, nor shall it, impair or prejudice the Omega Subordination Rights or any other rights held by Omega against a holder or holders of the Disputed Class 6 BritWill Acquisition Claims. In accordance with Section 6.5.10, Omega has agreed to waive and/or assign the Omega Subordination Rights to the extent necessary to give effect to the treatment of the holders of the Senior Notes in Class 9 provided in this Plan only after payment of all amounts owing to Omega with respect to the Brit-Texas Facilities. To the extent that Omega would be entitled to the receipt of such New Common Stock on account of the Omega Subordination Rights, all such stock will be deemed assigned to the holders of Senior Notes and then immediately reassigned to the Consenting Noteholders on account or the New Senior Notes allocated to the holders of the Senior Notes in accordance with the New Senior Notes Allocation Schedule.

            6.2.4 IMPAIRMENT. The holders of the Disputed Class 6 BritWill Acquisition Claims are impaired under the Plan.

      6.3 CLASS 7 - SIGNATURE ACQUISITION CLAIMS. The Disputed Signature Acquisition Claims will be satisfied and otherwise treated as follows:

            6.3.1 CLAIMS RESOLUTION PROCEDURE. The Signature Acquisition Claims are Disputed Claims, and constitute some of the Litigation Claims and Related Party Creditor Defenses to be assigned to the Claims Litigation LLC under the provisions of Article 10 of the Plan. The adjudication as to the Allowed amounts (if any) of the Signature Acquisition Claims shall be determined pursuant to
Article 10 hereof, and shall be prosecuted (or compromised) by the Claims Litigation LLC. The Disputed Signature Acquisition Claims shall not be entitled to any


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
distributions under this Plan until the Class 7 Claims are Allowed. The Class 7 Claims shall be Allowed as and when (and in such amounts) set forth in accordance with Article 10 of the Plan.

            6.3.2 ISSUANCE OF NEW CLASS A COMMON STOCK. Upon entry of a Final Order Allowing the Signature Acquisition Claims, the holder(s) of such Allowed Claims shall, subject to the Forbearance Agreement, receive a number of shares of Class 7 Reserved Stock equal to the percentage of the Class 7 Reserved Stock which the amount of such Allowed Claims represents of $5,095,000.00.

            6.3.3 IMPAIRMENT. The holders of the Disputed Class 7 Signature Acquisition Claims are impaired under the Plan.

      6.4 CLASS 8 - CONVENIENCE CLAIMS. Each Allowed Convenience Claim shall be paid in Cash the lesser of: (a) the amount of such Allowed Claim; or (b) the sum of $1,000.00. All such Allowed Convenience Claim shall be paid upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable;
(iii) the tenth (10th) Business Day after such Claim is allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and Reorganized Unison have agreed. The holders of Convenience Claims are impaired under the Plan.

      6.5 CLASS 9 - GENERAL UNSECURED CLAIMS. The Allowed General Unsecured Claims will be satisfied and otherwise treated as follows:

            6.5.1 THE NEW SENIOR NOTE; NEW COMMON STOCK; CLAIMS LITIGATION LLC SHARES. In full satisfaction (subject to Article 6.5.7, below) of the Allowed Class 9 General Unsecured Claims, on the Effective Date, each holder of an Allowed Class 9 General Unsecured Claim as of the Distribution Record Date shall receive (subject to Article 6.5.2, below): (a) its Pro Rata distribution of five million six hundred thirty-five thousand (5,635,000) shares of the New

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Common Stock; (b) from the Claims Litigation LLC its Pro Rata distribution of
Claims Litigation LLC Shares; and (c) its Pro Rata share of the New Senior Note. The New Senior Notes, New Common Stock and Claims Litigation LLC Shares distributed on a Pro Rata basis pursuant to the preceding sentence shall be reallocated as amongst the holders of the Senior Notes and the Consenting Notes Holders as set forth in the New Senior Notes Allocable Schedule.

            6.5.2 THE NEW SENIOR NOTES. On the Effective Date, Reorganized Unison shall execute and issue: (a) the New Senior Notes; (b) the New Senior Notes Indenture; (c) the New Senior Notes Security Documents; and (d) the New Senior Notes Guarantee. Each holder of an Allowed Class 9 Claim as of the Distribution Record Date shall share Pro Rata (subject to Articles 6.5.9 and 6.5.11) in the New Senior Notes and related documents and instruments. The holders of Senior Notes Claims receiving New Senior Notes shall be entitled to the rights under the Sharing Agreement set forth in Article 6.1.2(c) of the Plan. On or before ten (10) days before the Confirmation Date, the Debtors shall file the New Senior Notes Allocation Schedule with the Bankruptcy Court.

            6.5.3 DISBURSING AGENT. With respect to each holder of an Allowed Notes Claim or Allowed Senior Notes Claim, as of the Distribution Record Date Reorganized Unison shall distribute such holder's Pro Rata share of New Common Stock to the Disbursing Agent, on the Distribution Date. As soon as practicable after the New Senior Notes Indenture Trustee receives the Debt Instruments pursuant to Article 6.5.4, below: (a) the New Senior Notes Indenture Trustee shall distribute the Pro Rata Share of the New Senior Notes in accordance with the terms of this Plan and the New Senior Notes Indenture; (b) the Disbursing Agent shall issue and distribute the Pro Rata Share of the New Common Stock; and
(c) the Claims Litigation LLC shall issues and distribute the Pro Rata Claims Litigation LLC Shares. With respect to each holder of an Allowed

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General Unsecured Claim other than a Notes Claim or Senior Notes Claim, on the
Distribution Date: (a) the New Senior Notes Indenture Trustee shall pay the Pro Rata Share of the New Senior Notes as such payments come due; (b) the Disbursing Agent shall issue and distribute the Pro Rata share of the New Common Stock on the Distribution Date; and (c) the Claims Litigation LLC shall issue and distribute the Pro Rata Claims Litigation LLC Shares.

            6.5.4 SURRENDER OF SECURITIES OR DEBT INSTRUMENTS. On or before the Distribution Date, or as soon as practicable thereafter, each holder of a Debt Instrument evidencing an Allowed Claim on account of the Notes or the Senior Notes shall surrender or cause the surrender of such Debt Instrument to the New Senior Notes Indenture Trustee. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Debt Instrument is received by the New Senior Notes Indenture Trustee, or the unavailability of such Debt Instrument is reasonably established to the satisfaction of the New Senior Notes Indenture Trustee, and, with regard to New Common Stock, Reorganized Unison. In the event any holder of an Allowed Notes Claim or Senior Notes Claim seeks to establish the unavailability of the Debt Instrument evidencing such Claim, the New Senior Notes Indenture Trustee shall, within the first Business Day thirty (30) days after receipt of the holders evidence of unavailability and statement of indemnity of Reorganized Unison and the New Senior Notes Indenture Trustee: (a) provide the holder, in writing, with a detailed description regarding the unacceptability of such evidence and statement of indemnity; or (b) deliver to the Senior Notes Indenture Trustee, the Notes Indenture Trustee and Reorganized Unison a notice of compliance and distribute to such holder its Pro Rata Share of the New Senior Notes and Claims Litigation LLC Shares. Any such holder who fails to surrender or cause to be surrendered such Debt Instrument or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the New Senior Notes Indenture Trustee

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and Reorganized Unison prior to the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims in respect of such Debt Instrument and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized Unison notwithstanding any federal or state escheat laws to the contrary.

            6.5.5 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the transfer ledgers of the Senior Notes Indenture Trustee and the Notes Indenture Trustee shall be closed, and there shall be no further changes in the record holders of the Senior Notes or Notes. Reorganized Unison, the New Senior Notes Indenture Trustee, the Disbursing Agent, the Claims Litigation LLC Board of Managers, the Senior Notes Indenture Trustee and the Notes Indenture Trustee shall have no obligation to recognize any transfer of such Senior Notes or Notes occurring after the Distribution Record Date. Reorganized Unison, the Senior Notes Indenture Trustee, the Notes Indenture Trustee, the New Senior Notes Indenture Trustee (subject to the New Senior Notes Indenture), the Disbursing Agent and Claims Litigation LLC Board of Managers (subject to the Claims Litigation LLC Members Agreement) shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

            6.5.6 DELIVERY OF DISTRIBUTIONS. Distributions of the New Senior Notes will be made by the New Senior Notes Indenture Trustee to the holders of Allowed Notes Claims and Senior Notes Claims in accordance with the Plan at the address contained in the records of the Senior Notes Indenture Trustee, Notes Indenture Trustee, and/or the New Senior Notes Indenture Trustee. Distributions of New Common Stock will be made by the Disbursing Agent, and distribution of Claims Litigation LLC Shares shall be made by the Claims Litigation LLC, to


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holders of Senior Notes and Notes in accordance with the Plan at the addresses contained in the official records of the Senior Notes Indenture Trustee, the Notes Indenture Trustee and/or the New Senior Notes Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until Reorganized Unison, the Disbursing Agent, the New Senior Notes Indenture Trustee, the Notes Indenture Trustee and Claims Litigation LLC are notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Undeliverable distributions shall be returned to Reorganized Unison, until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date. After such date, all unclaimed property shall revert to Reorganized Unison and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

            6.5.7 ADDITIONAL DISTRIBUTIONS. If any or all of the Class 6 Reserved Stock and the Class 7 Reserved Stock is not issued to the holders of the Class 6 and Class 7 Claims pursuant to Articles 6.2 and 6.3 of the Plan after completion of the Claims resolution procedure contemplated in the Plan, such unissued shares of the Class 6 and Class 7 Reserved Stock shall be issued to the holders of Allowed Class 9 Claims, Pro Rata, as set forth in Articles
6.5.3 of the Plan.

            6.5.8 FEES AND EXPENSES. All unpaid reasonable fees, costs, charges, and any other expenses incurred under the Senior Notes Indenture and the Notes Indenture from and after the Unison Debtors' Petition Date, including any reasonable fees and expenses of professionals retained by the Senior Notes Indenture Trustee and the Notes Indenture Trustee as of the Effective Date, shall be paid by the Debtors or Reorganized Unison, as the case may be, to the Senior Notes


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Indenture Trustee and the Notes Indenture Trustee upon approval of the
Bankruptcy Court. After the Effective Date, all reasonable fees, costs, charges and expenses payable to the Senior Notes Indenture Trustee and the Notes Indenture Trustee (if any) and/or Transfer Agent under the Senior Notes Indenture and the Notes Indenture including any such items incurred by the Senior Notes Indenture Trustee or the Notes Indenture Trustee or Transfer Agent in their capacity as Disbursing Agent under this Plan, shall be paid by Reorganized Unison in accordance with the Senior Notes Indenture, the Notes Indenture or Transfer Agent agreement without further Bankruptcy Court approval.

            6.5.9 TREATMENT OF RIGHTS UNDER NOTES SUBORDINATION AGREEMENT. The Treatment set forth in Article 6.5 in respect of the Senior Notes and the Notes held by the Consenting Noteholders (including the allocations of New Senior Notes, New Common Stock and Claims Litigation LLC Shares pursuant to the New Senior Notes Allocation Schedule) represents a negotiated settlement of all subordination and other rights of the Senior Notes with respect to the Consenting Notes. In consideration of the treatment provided herein, on the Effective Date, all holders of Senior Notes Claims shall be deemed to have waived as against the Notes Indenture Trustee and the Consenting Noteholders any and all contractual subordination right pursuant to the Notes Subordination Agreement which they may otherwise have with respect to the distributions to be made to the Consenting Noteholders pursuant to this Plan and shall be deemed permanently enjoined from enforcing, or attempting to enforce any such contractual subordination rights with respect to such distributions. Accordingly, distributions to be made pursuant to this Plan on account of Notes Claims will not be subject to levy, garnishment, attachment or other legal process by any holder of Senior Notes Claims or any other Person by reason of claimed contractual subordination rights under the Notes Subordination Agreement or otherwise. In addition, but without limitation of


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the foregoing, a vote by a majority in principal amount of the holders of the
Senior Notes for acceptance of the Plan shall further constitute consent to a modification of the Senior Notes Indenture and the Senior Notes pursuant to
Section 8.2 and a direction by such majority to the Senior Notes Indenture Trustee to the extent necessary to fully give effect to the waiver of the Notes Subordination Agreement. Nothing in this Plan shall effect the subrogation rights of the Consenting Noteholders on account of the allocation, pursuant to the New Senior Notes Allocation Schedule, of property distributable to the Consenting Noteholders, but for the enforcement of the Notes Subordination Agreement provided for herein.

            6.5.10 ASSIGNMENT OF SUBORDINATION RIGHTS. On the Effective Date, Omega shall be deemed to have waived and/or assigned its rights to assert subordination of the Claims of Whitehead And Affiliates (without representation or warranty) only to the extent necessary to give effect to the treatment of the New Senior Notes as contained in this Plan and Article 6.2.3, and except as those rights relate to amounts owed by BritWill II to Brit-Texas, which rights shall be retained by Omega until all obligations owing to Omega with respect to the Brit-Texas Facilities are satisfied.

            6.5.11 RESERVATION OF RIGHTS UNDER FORBEARANCE AGREEMENT. If and to the extent that the Class 6 BritWill Acquisition Claims and Class 7 Signature Acquisition Claims are determined to be Allowed Claims in accordance with Articles 6.2.1 and 6.3.1, the holders of Allowed Senior Notes Claims reserve and any and all rights under the Forbearance Agreement. All such rights shall be subject to the subrogation rights of the Consenting Noteholders.

            6.5.12 IMPAIRMENT. The holders of the Allowed General Unsecured Claims are impaired under the Plan.


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      6.6 CLASS 10 - NOTES SECURITIES CLAIMS. The holders of Notes Securities
Claims will receive no distributions under the Plan, and any and all such Claims will be discharged under this Plan.

      6.7 CLASS 12--EQUITY INTERESTS AND EQUITY INTERESTS RELATED CLAIMS. The Allowed Equity Interests and Equity Interest Related Claims shall be satisfied as follows:

            6.7.1 ISSUANCE OF NEW WARRANTS. In full satisfaction of all Allowed Equity Interests and Equity Interest Related Claims, subject to the provisions of Article 6.7.2 below, on the Effective Date each holder of an Equity Interest and Equity Interest Related Claim shall receive its Pro Rata portion of the New Warrants from the Disbursing Agent pursuant to Article 12 of the Plan.

            6.7.2 ALTERNATIVE TREATMENT. In the event that: (a) the Bankruptcy Court determines that the treatment of, and distributions to, Class 12 under the Plan violates the provisions of Section 1129(b) of the Bankruptcy Code (to the extent such provisions may be applicable); or (b) the SEC asserts that the New Warrants or the New Warrant Shares must be registered pursuant to the Securities Act or otherwise; or (c) the Bankruptcy Court determines that the issuance of the New Warrants is not covered by the exemptions provided in Section 1145 of the Bankruptcy Code, then the Equity Interests shall be cancelled and extinguished on the Confirmation Date without further act or action under any applicable agreement, law, regulation, order or rule, and neither the holders of Equity Interests nor the holders of Allowed Equity Interest Related Claims shall receive or retain any rights, property or distributions on account of their Equity Interests or Equity Interest Related Claims, as the case may be.

            6.7.3 IMPAIRMENT. The holders of Equity Interests and Equity Interests Related Claims are impaired under the Plan.


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                                    ARTICLE 7

                        MEANS FOR IMPLEMENTATION OF PLAN

      7.1 SIGNATURE SALE LEASEBACK TRANSACTION. On or before the Effective Date, the Debtors shall consummate the Signature Sale Leaseback Transaction in which Omega shall purchase fee simple title to the Signature Facilities for a total amount of up to FORTY MILLION DOLLARS ($40,000,000.00), with the amount of $500,000.00 from those proceeds being used as and for the Closing Allowance as set forth in Article 6.1.5, resulting in net proceeds to the Debtors of up to $39,500,000.00. The proceeds shall be utilized as follows:

            7.1.1 SATISFACTION OF NHI SECURED CLAIMS. Approximately $19 million of the Signature Sale Leaseback Transactions shall be used to satisfy the Allowed Class 4 NHI Secured Claims.

            7.1.2 EXERCISE OF OPTION. In conjunction with the Signature Sale Leaseback Transaction, Reorganized Unison shall exercise its option to purchase The Arbors Health Care Center in Arizona for approximately $3.2 million, which shall be subject to the Signature Sale/Leaseback Transaction.

            7.1.3 WORKING CAPITAL. The remainder of the Signature Sale Leaseback Transaction Proceeds shall be utilized for the working capital requirements of Reorganized Unison.

            7.1.4 RENT FOR SIGNATURE FACILITIES UNDER OMEGA NEW MASTER LEASE. Upon the closing of the Signature Sale Leaseback Transaction, the Signature Facilities shall be leased back to Reorganized Unison as part of the Omega New Master Lease Facilities covered by the Omega New Master Lease discussed in
Article 7.2 below. The rent on the Signature Facilities under the Omega New Master Lease will commence at nine percent (9%) (the "Investment Yield") of the purchase price of each facility and will increase by 1.425% of the initial rent each year over the fourteen (14) year initial term and over any fourteen (14) year renewal lease term as contained in


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the Omega New Master Lease. This rent is based on the transaction closing on or before November 30, 1998. If a closing occurs later, to the extent that the yield on U.S. Treasury Notes maturing fourteen (14) years after closing (the "Treasury Yield") has increased or decreased from the Treasury Yield in effect on June 15, 1998, there will be a corresponding upward or downward adjustment; provided, however, that any upward adjustment will be limited to the increase in the Treasury Yield less twenty-five (25) basis points. By way of example, if the Treasury Yield decreases 30 basis points, the Investment Yield will be 8.7%; if the Treasury Yield increases 20 basis points, the Investment Yield will remain 9%; and if the Treasury Yield increases 30 basis points, the Investment Yield will be 9.05%.

      7.2 EXECUTION OF THE OMEGA NEW MASTER LEASE. On the Effective Date, the Indiana Master Lease and Texas Master Lease shall be amended and restated by the Omega New Master Lease which shall encompass the Omega New Master Lease Facilities, and be guaranteed by the Omega New Master Lease Guarantors pursuant to the Omega New Master Lease Guarantee. Some of the principal provisions of the Omega New Master Lease shall be as follows:

            7.2.1 INITIAL TERM/RENEWAL OPTION. The initial term of the Omega New Master Lease shall be fourteen (14) years commencing on the Effective Date with one fourteen (14) year renewal option by the Omega New Master Lessees. Any renewal must be on a global basis encompassing all Omega New Master Lease Facilities.

            7.2.2 SECURITY DEPOSITS. There shall be paid a security deposit equal to three (3) months rent on each of the Omega New Master Lease Facilities (including the Signature Facilities), payable at the execution of the Omega New Master Lease. Security deposits in excess of the above stated amount (if any) currently held by Omega pursuant to the Indiana Master Lease and the Texas


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Master Lease shall be remitted to Reorganized Unison upon closing of the Omega
New Master Lease; any deficiency shall be paid by Reorganized Unison.

            7.2.3 COVENANTS. The Omega New Master Lease shall contain customary operating and creditors' rights covenants, including reasonable limitations on restricted payments to Unison, all to be agreed upon between Omega, the Ad Hoc Committee, the Omega New Master Lessees, and the Omega New Master Lease Guarantors. Accounts receivable borrowing will be permitted on the Omega New Master Lease Facilities only if the ratio of the Omega New Master Lessees' cash flow (i.e. EBITDARM) to debt service (i.e. all fixed charges including estimated payments of accounts receivable financing) exceeds 1.55 to 1.00. Notwithstanding the foregoing, the calculation of EBITDARM shall not include the contingent liability based on the New Omega Guarantee. The Omega New Master Lessees will be permitted to finance equipment with an annual lease or finance payment not to exceed the aggregate amount existing as of the Confirmation Date with the maximum aggregate amount to be reduced over the three (3) years following the Effective Date to an amount to be agreed upon by Reorganized Unison and Omega. No other borrowings by the Omega New Master Lessees will be permitted.

            7.2.4 RENTAL ADJUSTMENT FOR INDIANA RETURNED FACILITIES. From and after the Pro Forma Date (defined below), the Debtors or Reorganized Unison will have no further liability for rental attributable to the Indiana Returned Facilities. Unison and BritWill Indiana (as reorganized) will be responsible for all obligations of the Indiana Returned Facilities arising or accrued on or prior to the Pro Forma Date and with all of Omega's security securing such obligations; and Omega will be responsible for all obligations arising or accruing after the Pro Forma Date.


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
                  (a) At the closing of the Omega New Master Lease, adjustment will be made among Omega and the Omega New Master Lessees so that rental payments on the Indiana Returned Facilities will be pro forma, based on transfer of the Indiana Returned Facilities to Omega as of the later of June 30, 1998 or the last day of a month 45 days after the Debtors, the Ad Hoc Committee and Omega jointly petition the Bankruptcy Court for an order permitting a Person designated by Omega to become manager of the Indiana Returned Facilities (the "Pro Forma Date").

      7.3 SALE OF NEW PREFERRED STOCK TO OMEGA. On the Effective Date, Omega shall purchase, and Reorganized Unison shall issue, the New Preferred Stock as described in Article 11, with the proceeds therefrom to be used by Reorganized Unison for working capital purposes.

      7.4 ISSUANCE OF NEW COMMON STOCK AND NEW WARRANTS. The Plan will satisfy a substantial portion of the Class 9 General Unsecured Claims, the Allowed Class 6 and 7 Claims, as well as Allowed Equity Interests and Equity Interest Related Claims (subject to Article 6.7.2 of the Plan), pursuant to the issuance of the New Common Stock and the New Warrants as described in Articles 6 and 11.

      7.5 CORPORATE STRUCTURE. At and after the Effective Date, Reorganized Unison shall have the ability to modify its corporate structure (such as by consolidation of subsidiaries and Affiliates, or otherwise), and the Reorganized Unison Certificate and Reorganized Unison Bylaws shall authorize such action; provided, however, that no such restructuring may impair or prejudice the rights of any holders of Allowed Claims as provided in the Plan.

      7.6 NEW CERTIFICATE OF INCORPORATION AND BYLAWS. As of the Effective Date, the certificates of incorporation and bylaws of the Debtors shall be amended and restated substantially in the forms of the Reorganized Unison Certificate and Reorganized Unison Bylaws, which provide


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
for, among other things, the authorization of any and all acts necessary to effectuate this Plan including, without limitation, the issuance of the New Common Stock, New Common Stock, New Preferred Stock, New Warrants and the New Warrant Shares. Such restated certificates of incorporation and bylaws shall also provide (to the extent required by Section 1123(a) and (b) of the Bankruptcy Code), for a provision prohibiting the issuance of non-voting equity securities. The initial members of the board of directors of Reorganized Unison shall serve until such directors, or their successors, are elected at a properly noticed and constituted stockholders' meeting of Reorganized Unison. After the Effective Date, Reorganized Unison may amend and restate the Reorganized Unison Certificate and Reorganized Unison Bylaws as permitted by applicable law.

      7.7 NO CORPORATE ACTION REQUIRED. As of the Effective Date: (a) the adoption of the Reorganized Unison Certificate and Reorganized Unison Bylaws or similar constituent documents for Reorganized Unison; (b) the initial selection of directors and officers for Reorganized Unison; (c) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements related to or contemplated by this Plan; and (d) the other matters provided for under or in furtherance of this Plan involving corporate action to be taken by or required of the Debtors or Reorganized Unison shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by the stockholders or directors of the Debtors and Reorganized Unison. As of the Effective Date, the term of each of the officers and directors of the Debtors not continuing in office, if any, shall terminate pursuant to the Confirmation Order without any further action by the stockholders or directors of the Debtors or Reorganized Unison.


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
      7.8 DIRECTORS AND OFFICERS. The initial directors of Reorganized Unison shall be selected by the holders of the Notes as of the Effective Date, which directors shall be satisfactory to Omega. Reorganized Unison shall provide all directors with indemnification rights and officers and directors liability insurance and shall compensate its directors in accordance with practices customary for public entities of its type. On the Effective Date, the operation of Reorganized Unison shall become the general responsibility of the respective boards of directors, who shall thereafter have responsibility for the management, control and operation of Reorganized Unison in accordance with the Plan, applicable law, the Reorganized Unison Certificate and the Reorganized Unison Bylaws. The names of the initial members of the board of directors, and the Senior Management will be as set forth in the Disclosure Statement. All such directors and executive officers of Reorganized Unison shall be deemed to have been elected or appointed as the case may be, pursuant to the Confirmation Order, but shall not take office until the Effective Date. Those directors and officers serving immediately before the Effective Date and not continuing in office after the Effective Date, if any, shall be deemed removed therefrom without cause as of the Effective Date pursuant to the Confirmation Order and shall be indemnified by Reorganized Unison for all actions taken by such directors and officers while acting as directors and officers for the Debtors in accordance with the respective charters, bylaws or contracts of Unison or applicable state law on account of services provided by such officers and directors to the Debtors from the Petition Date through and including the Effective Date. The existing directors of Unison, should they choose to do so, will continue to serve as directors of Unison from and after the Confirmation Date until the Effective Date. During the period from the Confirmation Date until the Effective Date, but not beyond the Effective Date, each of the non-officer existing directors of Unison will be compensated at $1,000.00 per meeting of the board of directors for so long as they continue to serve as directors of Unison.


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            7.8.1 SENIOR MANAGEMENT EVALUATION BY BOARD OF REORGANIZED UNISON.
The board of Reorganized Unison (or such committee of the board as appropriate) will evaluate the Senior Management within three (3) months after the Effective Date to determine: (a) which members of Senior Management will be given employment contracts on a post-Effective Date basis (the "New Contracts"); (b) the terms of those New Contracts; and (c) the terms of participation in the Options and Cash Bonuses referenced in Articles 7.8.2 and 7.8.3, below. The New Contracts must be in substantially the same form as the employment agreements held by Senior Management as of the Petition Date, at substantially similar compensation terms as currently existing and contain not less than twelve (12) months severance (but specifically excluding any terms or provisions contained in the executive severance agreements held by certain Senior Management on or about April 30, 1998).

            7.8.2 POST EFFECTIVE DATE OPTIONS FOR SENIOR MANAGEMENT. The board of Reorganized Unison, within three (3) months of the Effective Date, shall allocate to Senior Management retained under New Contracts options to purchase New Common Stock as follows:

                  (a) EFFECTIVE DATE OPTIONS. Five-year options to purchase up to three percent (3%) of the New Common Stock on a fully diluted basis, at a per share exercise price equal to the Initial Price, which shall vest as to one third (1/3) of the shares on each of the first three (3) anniversaries of the date of issuance.

                  (b) PERFORMANCE BASED OPTIONS. Five-year options to purchase up to an additional 2% of the New Common Stock on a fully diluted basis, at a per share exercise price equal to the Initial Price, which shall vest as to one third (1/3) of the shares on each of the first three (3) anniversaries of the date of issuance, subject to the following additional vesting conditions:


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
                        (i) If the EBITDA of Reorganized Unison (on a
            consolidated basis) for any fiscal year up to and including the fiscal year ending more than two years after the Effective Date exceeds THIRTEEN MILLION DOLLARS ($13,000,000.00) (without taking into consideration any obligations under the New Omega Guarantee) by TWO MILLION DOLLARS ($2,000,000.00) or more, such options shall vest in full. For purposes of EBITDA calculations for this Article 7.8.2(b)(i) and (ii) only, the Signature Sale Leaseback Transaction and obligations created thereby will be treated as secured debt.

                        (ii) If such EBITDA exceeds such currently projected
            amount by ONE MILLION DOLLARS ($1,000,000.00) or more but less than TWO MILLION DOLLARS ($2,000,000.00), such options shall vest ratably in the proportion that such EBITDA in excess of one million dollars bears to one million dollars.

                        (iii) Any of such options (including those issued to
            Senior Management who are no longer employed at the end of the two
            (2) year measurement period) which do not vest as provided above shall expire.

                  (c) MISCELLANEOUS. All options issued under this Article 7.8.2 shall include customary provisions for acceleration of vesting in the event of termination without cause or a change of control of Reorganized Unison.

            7.8.3 CASH BONUSES. In addition to the foregoing, the board of Reorganized Unison, within six (6) months of the Effective Date, shall allocate and direct to be paid to Senior Management retained under New Contracts an aggregate cash bonus of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00), with the terms and conditions for such bonuses (such as performance criteria) to be set by the board of Reorganized Unison.

      7.9 POST-EFFECTIVE DATE FINANCING. From and after the Effective Date, Reorganized Unison shall have sole and complete discretion to raise capital for any purpose authorized by the Reorganized Unison Articles in any manner consistent with the restrictions (if any) contained in this Plan.

      7.10 DUTIES OF INDENTURE TRUSTEES. Following the Effective Date, the Senior Notes Indenture and the Notes Indenture shall remain in effect to the extent required under this Plan and the Claims Litigation LLC. Except as set forth in this Plan with respect to the function as Disbursing Agent, the Notes Indenture Trustee and Senior Notes Indenture Trustee shall take only those actions (if any) as from time to time requested by the Claims Litigation LLC Board of Managers on behalf of the Claims Litigation LLC, in accordance with the Notes Indenture or Senior Notes Indenture. On the Effective Date, the indemnity obligations to the Notes Indenture Trustee and the Senior Notes Indenture Trustee shall become the obligations of Reorganized Unison, except that the Claims Litigation LLC shall in turn indemnify and hold harmless Reorganized Unison for all actions taken by the Notes Indenture Trustee and/or the Senior Notes Indenture Trustee (if any) at the request of the Claims Litigation LLC Board of Managers.

      7.11 NAME CHANGE. On or before the Effective Date, Unison shall effectuate a corporate name change to "Raintree HealthCare Corp."

      7.12 PURCHASE OF MINORITY INTEREST IN QUEST. On the Effective Date, the Quest Purchase Option shall be assumed and consummated, thereby making Quest a wholly owned affiliate of Reorganized Unison.

      7.13 NEW LINE OF CREDIT. On or prior to the Effective Date, Reorganized Unison shall execute the New Line of Credit Agreement and New Line of Credit Promissory Note evidencing the New Line of Credit for working capital purposes.


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      7.14 COUNSEL TO AD HOC COMMITTEE. As part of the distributions otherwise distributable to the holders of Notes and Senior Notes pursuant to this Plan, and as compensation in connection with making a substantial contribution to the Chapter 11 Cases, on the Effective Date, legal counsel to the Ad Hoc Committee shall be reimbursed for its reasonable fees and expenses incurred in connection with the Chapter 11 Cases.

                                    ARTICLE 8

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      8.1 ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Except as provided in Article 6.1 of the Plan relating to Omega (which shall control as to any executory contract and/or unexpired leases between the Debtors and Omega) the executory contracts and unexpired leases between the Debtors and any Person shall be dealt with as provided below.

            8.1.1 ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases set forth on the schedule of assumed executory contracts filed with the Bankruptcy Court as part of the Plan Supplement that exist between the Debtors and any Person shall be deemed assumed by Reorganized Unison as of the Effective Date, except for any executory contract or unexpired lease: (a) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; or (b) as to which a motion for approval or rejection of such executory contract or unexpired lease, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date. The Texas Master Lease and Indiana Master Lease shall be assumed, as modified and supplemented pursuant to Articles 6.1 and 7.2 of this Plan and as more fully set forth in the Omega New Master Lease, on the Effective Date.

            8.1.2 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases that exist between the Debtors and any Person and are either set forth on the schedule of rejected executory contracts and unexpired leases filed with the Bankruptcy Court as part of the Plan Supplement, or which do not appear in the Plan Supplement shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date.

            8.1.3 APPROVAL OF ASSUMPTION OR REJECTION. Entry of the
Confirmation Order shall constitute: (a) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to the Plan or otherwise during the Chapter 11 Cases; and (b) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan or otherwise during the Chapter 11 Cases. Notwithstanding anything contained herein to the contrary, as part of the Plan Supplement the Debtors shall have the right to add or delete any executory contract or unexpired lease that is initially an assumed executory contract or an assumed unexpired lease on the Schedules.

            8.1.4 CURE OF DEFAULTS. On the Effective Date or as soon thereafter as is practicable, Reorganized Unison shall Cure any defaults under any executory contract or unexpired lease assumed pursuant to this Plan in accordance with Section 365(b)(1) of the Bankruptcy Code.

            8.1.5 POST-PETITION DATE CONTRACTS AND LEASES. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtors, shall be performed by the Debtors or Reorganized Unison, as applicable, in the ordinary course of their business.

              8.1.6 BAR DATE. All proofs of claims with respect to Claims arising from the rejection of any executory contract or unexpired lease rejected pursuant to the Plan shall be filed with the Bankruptcy Court no later than THIRTY (30) DAYS after the Confirmation Date. Any Claim not filed within such time shall be forever barred. With respect to any executory contract or unexpired lease that was rejected by the Debtors prior to the Confirmation Date, the deadline for filing such Claims shall be as set forth in the Bar Date Order.

              8.1.7 INDEMNIFICATION OBLIGATIONS. Any obligations of the Debtors to indemnify any Person serving as a fiduciary of any employee benefit plan or employee benefit program of the Debtors, pursuant to charter, by-laws, contract or applicable state law shall be deemed to be, and shall be treated as, an executory contract and assumed by Reorganized Unison on the Confirmation Date. Any obligation of the Debtors to indemnify, reimburse, or limit the liability of any Person, including but not limited to any officer or director of any of the Debtors, any Broker Dealer, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtors which relate to any acts or omissions which occurred prior to the Petition Date: (a) shall be rejected, canceled, and discharged pursuant to the Plan as of the Confirmation Date; and
(b) any and all Claims resulting therefrom shall be disallowed pursuant to
Section 502(e) of the Bankruptcy Code. Notwithstanding any of the foregoing, nothing contained in the Plan shall impact, impair or prejudice the rights of any Person covered by any applicable directors and officers liability insurance policy and/or any applicable errors and omissions policy (collectively, "D&O Policies") with respect to such policy or policies. Moreover, Reorganized Unison shall maintain in force for a period of two (2) years following the Effective Date appropriate D&O Policies covering pre-Effective Date directors and officers of the Debtors and containing substantially the same provisions and limits of coverage as the policies that were in force on the Petition Date, and Reorganized

Unison shall also be responsible for paying the deductible or retention amounts under such policies for such two-year period.

                                   ARTICLE 9

             CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

         In the event that any impaired Class is determined to have rejected the Plan in accordance with Section 1126 of the Bankruptcy Code, the Debtors may use the provisions of Section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of the Plan.

                                   ARTICLE 10

                PRESERVATION AND PROSECUTION OF LITIGATION CLAIMS

         10.1 PRESERVATION OF LITIGATION CLAIMS. In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise expressly provided herein, all Litigation Claims and Related Party Creditor Defenses shall be retained and reserved for the benefit of Reorganized Unison and the holders of Allowed Claims in Classes 6, 7, and 9. For the avoidance of doubt, the holders of the Notes, the Notes Indenture Trustee, the holders of the Senior Notes and the Senior Notes Indenture Trustee shall retain all independent rights of action against Whitehead And Affiliates and Kremser And Affiliates, including, without limitations, claims for breach of contract and tortuous interference with contract by such Persons in connection with the BritWill Acquisition Claims and the Signature Acquisition Claims.

         10.2 ESTABLISHMENT OF CLAIMS LITIGATION LLC. On the Effective Date, Reorganized Unison shall: (a) execute the Claims Litigation LLC Members Agreement; (b) take all other steps necessary to establish the Claims Litigation LLC; and (c) cause all Related Party Creditor Defenses and Litigation Claims to be assigned to the Claims Litigation LLC as a representative or agent of the Debtors. In addition, on the Effective Date the Claims Litigation LLC shall be appointed pursuant to Section 1123(b)(3)(B) as representative and agent of the Debtors to prosecute, or compromise and/or abandon the Litigation Claims on behalf of, and with the consent of, Reorganized Unison in accordance with the Claims Litigation LLC Members Agreement. At the request of the Claims Litigation LLC Board of Managers, Reorganized Unison, from time to time, shall advance sums, not to exceed a cumulative total of SEVEN HUNDRED THOUSAND DOLLARS ($700,000.00), to the Claims Litigation LLC for payment of reasonable expenses of the Claims Litigation LLC as and when incurred as set forth in Article 10.2.1 below. Except as otherwise provided in this Article 10, the provisions of Articles 18.1, 18.2 and 18.3 hereof are applicable.

              10.2.1 CLAIMS LITIGATION LLC FUNDING. On the Effective Date, the Claims Litigation LLC shall be funded with TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) in Cash as an initial funding. Thereafter, if additional funds are needed for the reasonable and necessary expenses for the Claims Litigation LLC, Reorganized Unison shall loan up to an additional FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000.00) to the Claims Litigation LLC (the "Loan"), which Loan is to be repaid only if and when the Claims Litigation LLC obtains affirmative monetary recoveries as a result of prosecution or settlement of the Litigation Claims, and after reasonable and necessary expenses of the Claims Litigation LLC are deducted therefrom. The Loan shall have a first priority security interest in all assets of the Claims Litigation LLC. If the reasonable and necessary fees and costs of the Claims Litigation LLC exceed $700,000.00, they shall be paid only from monetary recoveries (if any) received by the Claims Litigation LLC after repayment of the Loan.


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         10.3 DISTRIBUTION OF CLAIMS LITIGATION LLC FUNDS. All funds received by the Claims Litigation LLC shall be applied and distributed in accordance with the Claims Litigation LLC Members Agreement.

         10.4 PRESERVATION OF INSURANCE. The Debtors' discharge and release from Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors or any other Person.

                                   ARTICLE 11

               SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

         Reorganized Unison shall issue for distribution, in accordance with the provisions of the Plan, the New Common Stock, the New Preferred Stock, the New Warrants, the New Warrant Shares and the New Senior Notes required for distribution or sale pursuant to the provisions of the Plan.

         11.1 COMMON STOCK. Principal provisions of the New Common Stock are summarized as follows:

              11.1.1 AUTHORIZATION. The Reorganized Unison Certificate shall authorize the issuance of thirteen million (13,000,000) shares of New Common Stock. On the Effective Date Reorganized Unison shall issue approximately five million six hundred thirty-five thousand four hundred (5,635,400) shares of such New Common Stock pursuant to Article 6.5 which will represent approximately seventy-five percent (75%) of the equity in Reorganized Unison on a fully diluted basis if the Class 6 Reserved Stock and Class 7 Reserved Stock is issued in full to the holders of Allowed Claims in Classes 6 and 7; and approximately eighty-six percent (86%)
of the equity in Reorganized Unison on a fully diluted basis if the New Class 6 Reserved Stock and Class 7 Reserved Stock is not issued to holders of Claims in Classes 6 and 7.

              11.1.2 PAR VALUE. The New Common Stock shall have a par value of $.001 per share.

              11.1.3 RIGHTS. The New Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are set forth in the Reorganized Unison Certificate and as provided under applicable law, including, without limitation, the right to one vote per share.

              11.1.4 EXCHANGE LISTING. Reorganized Unison will use its reasonable best efforts to register the New Common Stock on a national securities exchange or automated quotation system prior to, or as soon as practicable after, the distribution to holders of Allowed Claims entitled to receive New Common Stock.

              11.1.5 REGISTRATION RIGHTS. Any Person who receives ten percent (10%) or more of the New Common Stock on account of its Allowed Claim under this Plan will be deemed to have entered into the New Common Stock Registration Agreement with respect to that stock, and shall have the rights afforded under that agreement.

         11.2 NEW PREFERRED STOCK. Principal provisions of the New Preferred Stock are summarized as follows:

              11.2.1 AUTHORIZATION. The Reorganized Unison Certificate shall authorize the issuance of three hundred and two thousand (302,000) shares of New Preferred Stock which shall, upon conversion as provided in Article 11.2.5, represent four percent (4%) of the equity in Reorganized Unison on a fully diluted basis.

              11.2.2 PAR VALUE. The New Preferred Stock shall have a par value of $.001 per share.

              11.2.3 PURCHASE PRICE. The purchase price for the New Preferred Stock shall be THREE MILLION DOLLARS ($3,000,000.00) to be paid by Omega on or prior to the Effective Date.

              11.2.4 RIGHTS. The New Preferred Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are set forth in the Certificate of Designation filed with the Delaware Secretary of State and as provided under applicable law, including but not limited to a preference over the New Common Stock upon liquidation in the amount of THREE MILLION DOLLARS ($3,000,000.00) and a five percent (5%) dividend payable semi-annually.

              11.2.5 CONVERTIBILITY. Each share of New Preferred Stock shall be convertible, at the option of the holder, into one (1) share of New Common Stock at any time on or prior to the fifth anniversary of the Effective date.

         11.3 NEW WARRANTS. Principal provisions of the New Warrants are as follows:

              11.3.1 AUTHORIZATION. The Plan hereby authorizes (subject to the provisions of Article 6.7.2 of the Plan) the issuance of New Warrants to purchase approximately three hundred seventy eight thousand (378,000) shares of New Common Stock, which, if and to the extent exercised, shall represent up to approximately five percent (5%) of the equity of Reorganized Unison on a fully diluted basis.

              11.3.2 EXERCISE PRICE. The New Warrants shall have a per share exercise price equal to 1.25 times the Initial Price.

              11.3.3 EXERCISE; EXPIRATION. The New Warrants shall be exercisable by the holder thereof at any time on or prior to the fifth anniversary of the Effective Date, at which time all unexercised New Warrants shall expire.

              11.3.4 RIGHTS. The New Warrants will not be redeemable. The number of shares purchasable upon exercise of the New Warrants will, in the aggregate equal a maximum of five percent (5%) of the equity in Reorganized Unison on a fully diluted basis, and will be subject to standard anti-dilution provisions. The holders of the New Warrants will not have any voting or other rights as shareholders of Reorganized Unison in respect thereof.

         11.4 NEW SENIOR NOTES. Principal provisions of the New Senior Notes are as follows:

              11.4.1 AUTHORIZATION. The Plan hereby authorizes the issuance of the New Senior Notes in the approximate amount of TWENTY FOUR MILLION FOUR HUNDRED THOUSAND DOLLARS ($24,400,000.00), less the Effective Date Excess Cash payment set forth in Article 11.4.4(a), pursuant to the New Senior Notes Indenture.

              11.4.2 SECURITY. The New Senior Notes shall be secured by the New Senior Notes Collateral.

              11.4.3 INTEREST RATE. The New Senior Notes will bear interest, payable as set forth in Article 11.4.4, in arrears, at a fixed rate equal to eleven percent (11%) per annum.

         11.4.4 MATURITY AND AMORTIZATION. The New Senior Notes will mature on the fourth anniversary of the Effective Date, and will be payable as follows:

                 (a) On the Effective Date, the Effective Date Excess Cash shall be paid to reduce the principal due and owing on the New Senior Notes. Under no circumstances will Reorganized Unison be required to access its New Line Of Credit or otherwise borrow to make all or any portion of this Effective Date Payment;

                 (b) If and when the New Senior Notes Collateral or any portion thereof is sold, the proceeds therefrom (less costs of sale) shall be used to prepay the New Senior Note, which payment shall be applied: (i) first to outstanding fees and costs under the New Senior Note Indenture (if any); (ii) then to accrued interest; and (iii) then to principal;

                 (c) Interest only will be payable semi-annually for the first and second years after issuance;

                 (d) On the third anniversary of the Effective Date, a payment equal to accrued interest plus a principal reduction of TWO MILLION DOLLARS ($2,000,000.00) shall be made; and

                 (e) All unpaid interest, fees, costs and principal shall be fully due and payable on the fourth anniversary of the Effective Date.

              11.4.5 PREPAYMENT PENALTY. The New Senior Notes shall contain no prepayment penalty.

              11.4.6 GUARANTEES. The New Senior Notes shall be guaranteed by all subsidiaries and Affiliates of Reorganized Unison pursuant to the New Senior Notes Guarantee other than the Omega New Master Lessees.

              11.4.7 OTHER RIGHTS. The holders of the New Senior Notes received by the holders of the Senior Notes shall have those rights under the Sharing Agreement with respect to the Indiana Returned Facility Note set forth in
Article 6.1.2(c) of the Plan.

         11.5 SECTION 1145 EXEMPTION. In accordance with Section 1145 of the Bankruptcy Code, the issuance of the New Common Stock, the New Preferred Stock, the New Senior Notes, and the Claims Litigation LLC Shares under this Plan is exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or Broker Dealer in such securities and is deemed to be a public offer of such securities. With respect to the issuance of the New Warrants and the New Warrant Shares upon exercise of the New Warrants, the issuance of such securities under the Plan shall be exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any state or local law requiring registration of such securities only to the extent the Bankruptcy Court determines, as part of the Confirmation Hearing and pursuant to the Confirmation Order, that such issuance is exempt under the provisions of Section 1145 of the Bankruptcy Code.

                                   ARTICLE 12

            PROVISIONS GOVERNING DISTRIBUTIONS TO HOLDERS OF ALLOWED
                                     EQUITY

                              INTERESTS IN CLASS 11

         12.1 TRANSFER AGENT. With respect to each holder of an Allowed Equity Interest as of the Distribution Record Date, Reorganized Unison shall distribute such holder's Pro Rata Share of the New Warrants to the Transfer Agent on the Distribution Date. As soon as practicable after the

Transfer Agent receives such holder's security pursuant to Article 12.2 below, the Transfer Agent shall distribute the New Warrants to such holder in accordance with the terms of this Plan and the New Warrant Agreement.

         12.2 SURRENDER OF SECURITIES. On or before the Distribution Date, or as soon thereafter as practicable, each holder of a security evidencing an Allowed Equity Interest shall surrender such security to the Transfer Agent. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such security is received by the Transfer Agent or the unavailability of such security is reasonably established to the satisfaction of the Transfer Agent and Reorganized Unison. In the event any holder of Allowed Equity Interests seeks to establish the unavailability of such security evidencing such Equity Interests, the Transfer Agent shall, within the first Business Day thirty (30) days after receipt of the holders' evidence of unavailability and statement of indemnity of the Transfer Agent and Reorganized
Unison: (a) provide the holder, in writing, with a detailed description regarding the unacceptability of such evidence and statement of indemnity; or
(b) deliver to Reorganized Unison a notice of compliance and distribute to such holder its Pro Rata Share of the New Warrants. Any such holder who fails to surrender or cause to be surrendered such security or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Transfer Agent and Reorganized Unison prior to the first anniversary of the Effective Date shall be deemed to have forfeited all rights in respect of such security and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including dividends accrued thereon, shall revert to Reorganized Unison notwithstanding any federal or state escheat laws to the contrary.

         12.3 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the stock transfer ledgers of Unison shall be closed, and there shall be no further changes in the record holders of Equity Interests. Reorganized Unison and the Transfer Agent shall have no obligation to recognize any transfer of such Equity Interests occurring after the Distribution Record Date. Reorganized Unison and the Transfer Agent shall be entitled to recognize and deal for all purposes hereunder with only those record holders stated on the stock transfer ledgers as of the close of business on the Distribution Record Date.

         12.4 DELIVERY OF DISTRIBUTIONS. Distributions of the New Warrants will be made by the Transfer Agent to holders of the Allowed Equity Interests in accordance with the Plan at the addresses contained in the official stock transfer records of Reorganized Unison. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Transfer Agent is notified of such holder's then current address, at which time all required distributions shall be made to such holder. Undeliverable distributions shall be returned to Reorganized Unison until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date. After such date, all unclaimed New Warrants shall revert to Reorganized Unison and the Claim of any holder of an Allowed Equity Interest or successor to such holder with respect to such New Warrants shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

         12.5 FEES AND EXPENSES. All unpaid reasonable fees, costs, charges, and any other expenses incurred by the Transfer Agent from and after the Unison Debtors' Petition Date, including any reasonable fees and expenses of professionals retained by the Transfer Agent as of the Effective Date shall be paid by the Debtors or Reorganized Unison, as the case may be, to the Transfer Agent upon approval of the Bankruptcy Court. After the Effective Date, all reasonable fees, costs, charges and expenses payable to the Transfer Agent, including any such items incurred by the Transfer Agent in its capacity as Disbursing Agent for the New Warrants under this Plan, shall be paid by Reorganized Unison without further Bankruptcy Court approval.

                                   ARTICLE 13

                    TITLE TO PROPERTY; DISCHARGE; INJUNCTION

         13.1 CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan:

              13.1.1 APPROVAL OF DISCLOSURE STATEMENT. The Bankruptcy Court shall have entered a Final Order approving the Disclosure Statement with respect to this Plan.

              13.1.2 FORM OF CONFIRMATION ORDER. The Confirmation Order shall have been entered and be in form and substance reasonably acceptable to the Debtors, the Ad Hoc Committee and Omega. In the event that Debtors, the Ad Hoc Committee, or Omega are unable to reach an agreement with regard to the form and substance of the Confirmation Order, the Bankruptcy Court shall resolve all such disputes between the parties.

              13.1.3 SUBSTANCE OF CONFIRMATION ORDER. The Confirmation Order contains the following:

              (a) The provisions of the Confirmation Order are nonseverable and mutually dependent;

              (b) All executory contracts or unexpired leases assumed by Reorganized Unison during the Chapter 11 Cases or under this Plan shall remain in full force and effect for the benefit of Reorganized Unison notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

              (c) Except as expressly provided in this Plan, the Debtors are discharged effective upon the Effective Date from all Claims and any "debt" (as that term in defined in Section 101(12) of the Bankruptcy
         Code) that arose on or before the Effective Date, and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant to this Plan, or obligation of the Debtors incurred before the Effective Date, or from any conduct of the Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

              (d) The Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of Reorganized Unison or the need for further financial reorganizations;

              (e) The Confirmation Order, pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, specifically appoints the Claims Litigation LLC as a representative and agent of the Debtors to prosecute, compromise and/or abandon the Litigation Claims in accordance with the Plan and the Claim Litigation LLC Members Agreement; and

              (f) The Bankruptcy Court has made the following findings of fact and conclusions of law in the Confirmation Order: (i) the Omega New Master Lease is a true lease and not any type of financing or joint venture device; (ii) the Omega New Master Lease covers the facilities subject to the lease and may not be severed; (iii) there is fair and adequate consideration under any fraudulent conveyance or transfer statutes for each of the Omega New Master Lessees to be jointly and severally liable for all of the obligations of the other lessees under the Omega New Master Lease and for the obligations of Unison and BritWill Healthcare under the New Omega Guarantee; and (iv) the Omega New Master Lease and the New Omega Guarantee are made in good faith and not with any actual intent to hinder, delay or defraud either present or future creditors of any lessee under the Omega New Master Lease, or otherwise.

         13.2 CONDITIONS TO EFFECTIVENESS. The following are conditions precedent to the occurrence of the Effective Date:

              13.2.1 The Confirmation Date shall have occurred;

              13.2.2 The Confirmation Order shall be a Final Order, except that Debtors reserve the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal;

              13.2.3 No request for revocation of the Confirmation Order under
Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending;

              13.2.4 The Bankruptcy Court in the Confirmation Order shall have approved the retention of jurisdiction provisions in Article 17 of this Plan;

              13.2.5 All documents necessary to implement the transactions contemplated by this Plan shall be made in form and substance reasonably acceptable to the Debtors, Omega and the Ad Hoc Committee;

              13.2.6 Sufficient Effective Date Cash exists to make required distributions to holders of Allowed Claims required on the Distribution Date; and

              13.2.7 The New Line Of Credit has been obtained and is ready to fund, and the New Line Of Credit Agreement and New Line Of Credit Promissory Note have been executed by all necessary parties.

         13.3 WAIVER OF CONDITIONS. The conditions to Confirmation and the Effective Date may be waived in whole or in part by the unanimous consent of each of the Debtors and both Omega and the Ad Hoc Committee at any time without notice, an order of the Bankruptcy Court or any further action other than proceeding to Confirmation and consummation of the Plan. In the event that Debtors, Omega, and the Ad Hoc Committee are unable to reach an agreement with regard to Articles 13.1.2; 13.1.3 (other than 13.1.3(f)); 13.2.4; or 13.2.6 above, the Bankruptcy Court shall resolve all such disputes between the parties).

                                   ARTICLE 14

                      NON-ALLOWANCE OF PENALTIES AND FINES

         Except as expressly provided for herein, no distribution shall be made under this Plan on account of, and no Allowed Claim (whether Secured, Unsecured, priority or Administrative), will include any fine, penalty, exemplary or punitive damages relating to or arising from any default or breach by the Debtors, and any claim on account thereof shall be deemed disallowed, whether or not objection is filed to it.

                                   ARTICLE 15

                    TITLE TO PROPERTY; DISCHARGE; INJUNCTION

         15.1 REVESTING OF ASSETS. Subject to the provisions of this Plan, the property of the Estates of the Debtors shall vest in Reorganized Unison on the Effective Date. As of the Effective Date, all such property of the Debtors shall be free and clear of all liens, Claims and Equity Interests of holders thereof, except as otherwise provided herein. From and after the Effective Date, Reorganized Unison may operate their business, and may use, acquire and dispose of their property free of any restrictions of the Bankruptcy Code, including the employment of and payment to professionals, except as otherwise provided in the Plan or the Confirmation Order.

         15.2 DISCHARGE. Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims, including any interest accrued on General Unsecured Claims from the Petition Date and termination of all Equity Interests. Except as provided in the Plan or the Confirmation Order, Confirmation shall:
(a) discharge the Debtors and Reorganized Unison from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is allowed pursuant to Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Equity Interests and other rights of Equity Interests in the Debtors except as expressly provided herein.

         15.3 INJUNCTION. Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest, Equity Interest Related Claim, or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors or Reorganized Unison (including any officer or director acting as a representative of the Debtors or Reorganized Unison); (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized Unison, or their respective property; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized Unison, or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, Reorganized Unison, or their respective property; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or the Bankruptcy Code.

         15.4 EXCULPATION. Neither the Debtors, Reorganized Unison, the Creditors Committee, the Ad Hoc Committee, Omega nor any of their respective officers, directors, employees, financial advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or Equity Interest, including the holder of any Equity Interest Related Claim, or any other party in interest, or any of their respective members or former members, agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of confirmation of the Plan, or the consummation of the Plan, or the administration of the Plan except for their acts or omissions constituting willful misconduct, as finally determined by a court of competent jurisdiction and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan or in the context of the Chapter 11 Cases. No holder of a Claim, Equity Interest or Equity Interest Related Claim, or any other party in interest, including their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, shall have any right of action against the Debtors, Reorganized Unison, the Creditors Committee, the Ad Hoc Committee, Omega or any of their respective officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, except for their acts or omissions constituting willful misconduct as finally determined by a court of competent jurisdiction.


                                   ARTICLE 16

                            RETENTION OF JURISDICTION

         16.1 JURISDICTION. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:

              16.1.1 Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

              16.1.2 Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan;

              16.1.3 Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are a party and to hear, determine and, if necessary, liquidate, any Claims arising therefrom or cure amounts related thereto;

              16.1.4 Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

              16.1.5 Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications or motions involving the Debtors that may be pending on the Effective Date;

              16.1.6 Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan or the Disclosure Statement, except as otherwise provided herein;

              16.1.7 Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;

              16.1.8 Modify the Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Plan Supplement, or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Plan Supplement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

              16.1.9 Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided herein;

              16.1.10 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

              16.1.11 Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order except as otherwise provided herein;

              16.1.12 Enter an order closing the Chapter 11 Cases; and

              16.1.13 Adjudicate the Avoidance Actions, the Related Party Avoidance Action, and Litigation Claims (including those to be initiated and prosecuted by the Claims Litigation LLC), and any other cause of action or claims of the Debtors, including, but not limited to, the Related Party Creditor Defenses.

                                   ARTICLE 17

                 MODIFICATION, AMENDMENT, AND WITHDRAWAL OF PLAN

         Prior to the Confirmation Date, the Debtors may alter, amend, or modify the Plan or the Plan Supplement under Section 1127(a) of the Bankruptcy Code at any time provided that such modification does not materially adversely affect the treatment and rights of Omega, the Senior Notes or holders of General Unsecured Claims (including holders of the Notes) under this Plan. After the Confirmation Date and prior to substantial consummation of the Plan as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Plan Supplement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or holders of Equity Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.


                                   ARTICLE 18

                                  MISCELLANEOUS

         18.1 FILING OF OBJECTIONS TO CLAIMS. After the Effective Date, objections to Claims shall be made and objections to Claims made previous thereto shall be pursued by Reorganized Unison, the Claims Litigation LLC (as to the Litigation Claims), or any other party properly entitled to do so after notice to Reorganized Unison and approval by the Bankruptcy Court. Any objections made after the Effective Date shall be filed and served not later than NINETY (90) DAYS after the Effective Date; provided, however, that such period may be extended by order of the Bankruptcy Court for good cause shown.

         18.2 SETTLEMENT OF OBJECTIONS AFTER EFFECTIVE DATE. From and after the Effective Date, Reorganized Unison and the Claims Litigation LLC (with respect to the Litigation Claims) may litigate to judgment, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims or Disputed Equity Interests, and Reorganized Unison and the Claims Litigation LLC, as applicable, may settle or compromise any Disputed Claim, Disputed Equity Interest, and/or Litigation Claim without notice and a hearing and without approval of the Bankruptcy Court.

         18.3 DISTRIBUTIONS. In order to facilitate distribution of Pro Rata shares to holders of Allowed Claims, and if and to the extent there are Disputed Claims in any Class, the Disbursing Agent shall set aside in a separate designated reserve account the payments or distributions applicable to such Disputed Claims as if such Disputed Claims were Allowed Claims, pending the allowance or disallowance of such Disputed Claims. All amounts applicable to Disputed Claim in Class 9 shall be segregated in a separate interest bearing account from which shall be deducted the reasonable costs, expenses, and fees incurred by the: (a) Disbursing Agent in administering distributions; and (b) Reorganized Unison in objecting to, litigating and settling on Disputed Claims in Class 9. In the event that Reorganized Unison wishes to deposit or hold a lesser amount than required herein and is unable to reach an agreement with the holder of the Disputed Claim or the Disbursing Agent, as the case may be, on the amount to be deposited or held, the Bankruptcy Court shall fix the amount after notice and hearing. Upon Final Order with respect to a Disputed Claim, the holder of such Disputed Claim, to the extent it has been determined to be an Allowed Claim, shall receive from the Disbursing Agent that payment or distribution to which it would have been entitled if the portion of the Claim so Allowed had been Allowed as of the Effective Date. Such payment or distribution shall be made as soon as practical after the order Allowing the Claim has become a Final Order. The balance of the amount held by the Disbursing Agent after such payment applicable to a previously Disputed Claim that has been disallowed in whole and in part, shall be returned to Reorganized Debtors, except with regard to a previously Disputed Claim in Class 9, in which event, the balance shall be distributed Pro Rata amongst the holders of Allowed Claims in Class 9 or continue to be held by the Disbursing Agent with regard to Disputed Claims not yet resolved.

         18.4 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING. Each of the Debtors is hereby authorized and directed, as the case may be, to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, the Plan Supplement and any securities issued pursuant to the Plan. All transactions that are required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously. The Debtors and Reorganized Unison are authorized and directed to do such acts and execute such documents as are necessary to implement the Plan.

         18.5 EXEMPTION FROM TRANSFER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code: (a) the issuance, distribution, transfer or exchange of the New Common Stock, the New Preferred Stock, the New Warrants, the New Senior Notes, the Omega Master Lease, the Signature Sale/Leaseback Transaction or other Estate property; (b) the creation, modification, consolidation or recording of any deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or connection with this Plan or the Confirmation Order; (c) the making, assignment, modification or recording of any lease or sublease; or (d) the making, delivery or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, Confirmation Order or any transaction contemplated above, or any transactions arising out of, contemplated by or in any way related to the foregoing shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment and the appropriate state or local government officials or agents shall be, and hereby are, directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

         18.6 REVOCATION OR WITHDRAWAL OF THE PLAN. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date. If the Plan is withdrawn or revoked, then the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver of any Claims by or against the Debtors or any other Person in any further proceedings involving the Debtors. In the event this Plan is withdrawn or revoked, nothing set forth herein shall be deemed an admission of any sort and this Plan and any transaction contemplated thereby shall not be admitted into evidence in any proceeding.

         18.7 BINDING EFFECT. The Plan shall be binding upon, and shall inure to the benefit of, the Debtors, the holders of all Claims and Equity Interests, including the holders of Equity Interest Related Claims, and their respective successors and assigns.

         18.8 GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any document contained in the Plan Supplement, the rights, duties and obligations of the Debtors and any other Person arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Arizona, without giving effect to Arizona's choice of law provisions.

         18.9 MODIFICATION OF PAYMENT TERMS. Reorganized Unison reserves the right to modify the treatment of any Allowed Claim or Equity Interest in any manner adverse only to the holder of such Claim or Equity Interest at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim or Equity Interest treatment is being adversely affected.

         18.10 PROVIDING FOR CLAIMS PAYMENTS. Distributions to holders of Allowed Claims shall be made by the Disbursing Agent: (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Debtors have been notified or a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim; or (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to Reorganized Unison until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date. After such date, all unclaimed property shall revert to Reorganized Unison and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. Nothing contained in this Plan shall require the Debtors, Reorganized Unison or the Disbursing Agent to attempt to locate any holder of an Allowed Claim.

         18.11 SET OFFS. The Debtor and Reorganized Unison may, but shall not be required to, set off or recoup against any Claim or Equity Interest and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that arose prior to the Petition Date which the Debtors may have against the holder of such Claim or Equity Interest to the extent such Claims may be set off or recouped under applicable law, but neither the failure to do so nor the Allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Debtors or Reorganized Unison of any such claim that it may have against such holder.

         18.12 NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either: (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery; (c) reputable overnight courier service, freight prepaid; or (d) by telecopy or teletransmission, to be addressed as follows:

If to the Debtors:             UNISON HEALTHCARE CORPORATION
                               15300 North 90th Street
                               Suite 100
                               Scottsdale, Arizona  85260
                               Attn:   Nir E. Margalit, Esq.
                               Telephone:  (602) 423-1954
                               Fax:  (602) 607-4113

with a copy to:

                               SQUIRE SANDERS & DEMPSEY L.L.P.
                               Two Renaissance Square
                               40 North Central Avenue, Suite 2700
                               Phoenix, Arizona 85004
                               Attn:   Thomas J. Salerno, Esq.
                               Telephone:  (602) 528-4000
                               Fax:  (602) 253-8129

If to the Transfer Agent:      [to be provided]

If to Omega:                   OMEGA  HEALTHCARE  INVESTORS, INC.
                               905 West Eisenhower Circle
                               Suite 110
                               Ann Arbor, Michigan  48103
                               Attn:  F. Scott Kellman
                               Telephone:  (734) 747-9790
                               Fax:  (734) 996-0020
with a copy to:
                               DYKEMA GOSSETT PLLC
                               1577 North Woodward Avenue
                               Suite 300
                               Bloomfield Hills, Michigan  48304-2820
                               Attn:   Fred J. Fechheimer, Esq.
                               Telephone:  (248) 203-0700
                               Fax:  (248) 203-0763

If to the Notes Indenture
  Trustee:                     FIRST NATIONAL BANK ASSOCIATION
                               c/o First Trust National Association
                               180 East 5th Street
                               St. Paul Minnesota  55101
                               Attn:   Christine Robinette
                               Telephone:  (612) 244-8386
                               Fax:  (612) 244-0711

If to the New Senior
   Notes Indenture
   Trustee or The
   Senior Notes
   Indenture Trustee:          IBJ SCHRODER BANK & TRUST COMPANY
                               One State Street, 11th Floor
                               New York, New York  10004
                               Attn:   Corporate Finance Trust Services
                               Telephone:  (212) 858-2529
                               Fax:  (212) 858-2952

If to the Ad Hoc
Committee:                     THE AD HOC COMMITTEE OF NOTEHOLDERS OF UNISON
                               HEALTHCARE CORPORATION
                               c/o Wachtell Liption Rosen and Katz
                               51 West 52nd Street
                               New York, New York  10019
                               Attn:   Chaim J. Fortgang, Esq.
                               Telephone:  (212) 403-1000
                               Fax:  (212) 403-2000

              18.12.1 DELIVERY OF NOTICES. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this Plan, such communication shall be deemed delivered by the next noon at point of arrival occurring on a

Business Day following transmission; if sent by overnight courier pursuant to this Plan, such communication shall be deemed delivered within twenty-four (24) hours of deposit with such courier or noon of the first Business Day following such deposit, whichever first occurs; and if sent by U.S. Mail pursuant to this Plan, such communications shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service; or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Plan may change their address for the purposes of this Plan by giving notice thereof in accordance with this section.

         18.13 STATUTORY COMMITTEE. Any statutory committee or committees appointed in the Chapter 11 Cases and the Ad Hoc Committee shall terminate on the Effective Date and shall thereafter have no further responsibilities in respect of the Chapter 11 Cases, except with respect to preparation of filing of applications for compensation and reimbursement of expenses.

         18.14 SEVERABILITY. If any provision of this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable or that this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable or that this Plan is not confirmable pursuant to Section 1129 of the Bankruptcy Code, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregone, is valid and enforceable pursuant to its terms. If a provision which effects the rights of or conditions imposed on Omega is found to be void or unenforceable, Omega shall not be bound to close its obligations and agreements under the Plan unless Omega provides a waiver of the provision found to be void or unenforceable.

         18.15 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments and securities issued in connection therewith and distributions thereon, Reorganized Unison, the Disbursing Agent, the Notes Indenture Trustee and the New Senior Note Indenture Trustee, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. Reorganized Unison, the Disbursing Agent, the Notes Indenture Trustee, and the New Senior Note Indenture Trustee, as the case may be, shall be authorized to take any and all action that may be necessary to comply with such withholding and recording requirements. Notwithstanding any other provision of this Plan, each holder of an Allowed Claim that has received a distribution of New Common Stock, New Preferred Stock, New Warrants or Cash pursuant to this Plan, shall have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation on account of such distribution.

         18.16 QUARTERLY FEES TO THE UNITED STATES TRUSTEE. Reorganized Unison shall pay all quarterly fees payable to the Office of the United States Trustee for the Debtors after Confirmation, consistent with applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and 28 U.S.C. Section 1930(a)(6).

         18.17 FRACTIONAL SHARES; ODD LOTS; DE MINIMIS DISTRIBUTIONS. No fractional shares of New Common Stock or New Warrants shall be issued. The number of shares or warrants issuable under this Plan to any holder of an Allowed Claim, Equity Interest, and/or Equity Interest Related

Claim, as the case may be, will be rounded to the nearest whole number with shares representing less than one-half a share being rounded down, and one-half or more being rounded up.

         18.18 METHOD OF PAYMENT. Payments of Cash required to be made pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank at the election of the Person making such payment.

         18.19 PAYMENT DATES. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

         DATED:    Phoenix, Arizona

                   August 10th, 1998



                              Respectfully submitted,
                              UNISON HEALTHCARE CORPORATION,
                                a Delaware corporation, and its Subsidiaries and Affiliates (including the BritWill Debtors)

                              By /s/ Michael A. Jeffries
                                -----------------------------------------------
                                    Michael A. Jeffries
                                    Its:  CEO and President


SQUIRE, SANDERS & DEMPSEY L.L.P.



By: /s/ Kathleen T. Tobin
   ------------------------------------------------
      Thomas J. Salerno
      Kathleen T. Tobin
      attorneys for
      The UNISON DEBTORS,
      Co-Proponent of the Plan

GALLAGHER & KENNEDY

By: /s/ Charles R. Sterbach
   ------------------------------------------------
      Charles R. Sterbach, one of the attorneys for
      the BRITWILL DEBTORS,
      Co-Proponent of the Plan

                        PLAN SUPPLEMENT TABLE OF EXHIBITS
                        ---------------------------------


Exhibit "1"                  Members of Ad Hoc Committee Of Noteholders

Exhibit "2"                  BritWill Acquisition Claims

Exhibit "3"                  Signature Acquisition Claims

Exhibit "4"                  Filkoski Claims

Exhibit "5"                  New Senior Notes Security Documents

Exhibit "6"                  New Senior Notes Guarantee

Exhibit "7"                  New Senior Notes Indenture

Exhibit "8"                  Omega New Master Lease

Exhibit "9"                  Omega New Master Lease Guarantee

Exhibit "10"                 New Omega Guarantee And New Omega
                             Guarantee Security Documents

Exhibit "11"                 Indiana Returned Facility Note

Exhibit "12"                 Litigation Claims

Exhibit "13"                 Claims Litigation LLC Members Agreement

Exhibit "14"                 Reorganized Unison Certificate

Exhibit "15"                 Reorganized Unison By-Laws

Exhibit "16"                 Term Sheet

Exhibit "17"                 Assumed Executory Contracts/Unexpired Leases

Exhibit "18"                 Rejected Executory Contracts/Unexpired Leases

Exhibit "19"                 New General Unsecured Note

Exhibit "20"                 Identification Of Certain Facilities

Exhibit "21"                 New Common Stock Registration Agreement

Exhibit "22"                 Warrant Agreement

Exhibit "23"                 Series A Preferred Stock Certificate of Designation

                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA

In re:                                 )   In Proceedings Under Chapter 11
                                       )
UNISON HEALTHCARE CORPORATION, a       )
Delaware corporation, and related      )   Case Nos. B-98-06583-PHX-GBN
 proceedings,                          )     Through B-98-06612-PHX-GBN
                                       )
              Debtors.                 )
                                       )
                                       )
-------------------------------------- )
                                       )
In re:                                 )
                                       )
BRITWILL INVESTMENTS-I, INC., a        )
Delaware Corporation, and related      )   Case Nos. B-98-0173-PHX-GBN
 proceedings,                          )     Through B-98-0175-PHX-GBN
                                       )
              Debtors.                 )   (Jointly Administered)
                                       )
--------------------------------------


                             SUPPLEMENT TO DEBTORS'
                          JOINT PLAN OF REORGANIZATION
                              DATED AUGUST 10, 1998

SQUIRE, SANDERS & DEMPSEY L.L.P.            GALLAGHER & KENNEDY
Two Renaissance Square                      2600 North Central Avenue
40 North Central Avenue, Suite 2700         Phoenix, Arizona  85004-3020
Phoenix, Arizona  85004                     (602) 530-8000
(602) 528-4000

Attorneys:   Thomas J. Salerno              Attorneys:   Charles R. Sterbach
             Craig D. Hansen                             Joseph E. Cotterman
             Christopher D. Johnson
             Kathleen T. Tobin

Counsel to Unison Debtors                   Counsel to BritWill Debtors

                               APPLICABLE DEBTORS

                               ------------------

UNISON HEALTHCARE CORPORATION          /X/
(Case No. 98-06583-PHX-RGM)

BRITWILL INVESTMENTS-I, INC.           /X/
(Case No. 98-0173-PHX-GBN)

BRITWILL INVESTMENTS-II, INC.          /X/
(Case No. 98-0174-PHX-GBN)

BRITWILL INDIANA PARTNERSHIP           /X/
(Case No. 98-0175-PHX-GBN)

SUNQUEST SPC, INC.                     /X/
(Case No. 98-06584-PHX-SSC)

BRITWILL HEALTHCARE COMPANY            /X/
(Case No. 98-06585-PHX-SSC)


BRITWILL FUNDING CORPORATION           /X/
(Case No. 98-06602-PHX-CGC)

                                       /X/
MEMPHIS CLINICAL LABORATORY, INC.
(Case No. 98-06588-PHX-CGC)

AMERICAN PROFESSIONAL HOLDINGS, INC.   /X/
(Case No. 98-06587-PHX-GBN)


AMPRO MEDICAL SERVICES, INC.           /X/
(Case No. 98-06609-PHX-GBN)


GAMMA LABORATORIES, INC.               /X/
(Case No. 98-06611-PHX-SSC)

SIGNATURE HEALTH CARE CORPORATION      /X/
(Case No. 98-06591-PHX-SSC)

BROOKSHIRE HOUSE INC.                  /X/
(Case No. 98-06608-PHX-RGM)

CHRISTOPHER NURSING CENTER, INC.       /X/
(Case No. 98-06596-PHX-JMM)

AMBERWOOD COURT, INC.                  /X/
(Case No. 98-06597-PHX-RGM)

THE ARBORS HEALTH CARE CORPORATION     /X/
(Case No. 98-06598-PHX-CGC)

LOS ARCOS, INC.                        /X/
(Case No. 98-06603-PHX-RGM)

PUEBLO NORTE, INC.                     /X/
(Case No. 98-06604-PHX-RTB)

RIO VERDE NURSING CENTER, INC.         /X/
(Case No. 98-06606-PHX-CGC)

SIGNATURE MANAGEMENT GROUP, INC.       /X/
(Case No. 98-06605-PHX-GBN)

CORNERSTONE CARE CENTER, INC.          /X/
(Case No. 98-06595-PHX-RTB)

ARKANSAS, INC.                         /X/
(Case No. 98-06590-PHX-GBN)

DOUGLAS MANOR, INC.                    /X/
(Case No. 98-06589-PHX-CGC)

SAFFORD CARE, INC.                     /X/
(Case No. 98-06593-PHX-RTB)

REHABWEST, INC.                        /X/
(Case No. 98-06594-PHX-CGC)

QUEST PHARMACIES, INC.                 /X/
(Case No. 98-06586-PHX-RGM)

SUNBELT THERAPY MANAGEMENT SERVICES,
INC. (ALABAMA)                         /X/
(Case No. 98-06607-PHX-RTB)

DECATUR SPORTS FIT & WELLNESS CENTER,
INC.                                   /X/
(Case No. 98-06601-PHX-SSC)

THERAPY HEALTH SYSTEMS, INC.           /X/
(Case No. 98-06600-PHX-GBN)

HENDERSON & ASSOCIATES REHABILITATION,
INC.                                   /X/
(Case No. 98-06599-PHX-SSC)

SUNBELT THERAPY MANAGEMENT SERVICES,
INC. (ARIZONA)                         /X/
(Case No. 98-06592-PHX-RGM)

CEDAR CARE, INC.                       /X/
(Case No. 98-06612-PHX-GBN)

SHERWOOD HEALTHCARE CORP.              /X/
(Case No. 98-06610-PHX-SSC)

         This Supplement is filed in connection with the "Joint Plan Of Reorganization Dated August 10, 1998" (the "Plan) filed by the Unison Debtors and the BritWill Debtors (as defined therein), as that Plan may be supplemented and modified.

         This Plan Supplement will be supplemented as set forth in Article 1 of the Plan. RESPECTFULLY SUBMITTED this 10th day of August, 1998.

                                       SQUIRE, SANDERS & DEMPSEY L.L.P.
                                       Two Renaissance Square
                                       40 North Central Avenue, Suite 2700
                                       Phoenix, Arizona  85004-4441

                                       and

                                       GALLAGHER & KENNEDY
                                       2600 North Central Avenue
                                       Phoenix, Arizona  85004-3020



                                       By /s/ Kathleen T. Tobin
                                         ---------------------------------------
                                             Thomas J. Salerno
                                             Kathleen T. Tobin

                                       One of the Attorneys for the Debtors

                        PLAN SUPPLEMENT TABLE OF EXHIBITS
                        ---------------------------------


Exhibit "1"                  Members of Ad Hoc Committee Of Noteholders

Exhibit "2"                  BritWill Acquisition Claims

Exhibit "3"                  Signature Acquisition Claims

Exhibit "4"                  Filkoski Claims

Exhibit "5"                  New Senior Notes Security Documents

Exhibit "6"                  New Senior Notes Guarantee

Exhibit "7"                  New Senior Notes Indenture

Exhibit "8"                  New Senior Notes Allocation Schedule

Exhibit "9"                  Omega New Master Lease

Exhibit "10"                 Omega New Master Lease Guarantee

Exhibit "11"                 New Omega Guarantee And New Omega
                             Guarantee Security Documents

Exhibit "12"                 Indiana Returned Facility Note

Exhibit "13"                 Litigation Claims

Exhibit "14"                 Claims Litigation LLC Members Agreement

Exhibit "15"                 Reorganized Unison Certificate

Exhibit "16"                 Reorganized Unison By-Laws

Exhibit "17"                 Assumed Executory Contracts/Unexpired Leases

Exhibit "18"                 Rejected Executory Contracts/Unexpired Leases

Exhibit "19"                 Identification Of Certain Facilities

Exhibit "20"                 New Common Stock Registration Agreement

Exhibit "21"                 Warrant Agreement

Exhibit "22"                 Series A Preferred Stock Certificate of Designation

                                   EXHIBIT "1"

                   MEMBERS OF AD HOC COMMITTEE OF NOTEHOLDERS

                                   EXHIBIT "1"


                   MEMBERS OF AD HOC COMMITTEE OF NOTEHOLDERS


1.       Merrill Lynch Phoenix Fund, Inc.

2.       Capital Research And Management Company

3.        Morgan Stanley Dean Witter Advisors, Inc.


The members of the Ad Hoc Committee hold, collectively, approximately eighty percent (80%) of the outstanding dollar amount of the Notes.

                                   EXHIBIT "2"

                           BRITWILL ACQUISITION CLAIMS

                                   EXHIBIT "2"

                           BRITWILL ACQUISITION CLAIMS



No.    Entity                              Date                Amount

1      Unison, f/k/a SunQuest             8/15/95           $9,588,394.00 as
       HealthCare Corporation                               Converted Fixed
       (Buyer);                                             Obligation

       Bruce Whitehead as agent
       For former shareholders of
       BritWill HealthCare Co.
       (Seller)

2      Unison (Borrower);                 4/21/97           $1,475,000.00

       Elk Meadows Investment
       And BritWill Investments
       Company (Lender)

3      Unison (Borrower);                 9/25/97           $500,000

       BritWill Investments
       Company, Ltd. (Lender)

4.     BritWill Investments-II, Inc.      11/93             $1,400,000
       (Maker);
       BritWill Investments-TX,
       Ltd. (Lender)

5      Any and all indemnification claims relating to any of the foregoing

                                   EXHIBIT "3"

                          SIGNATURE ACQUISITION CLAIMS

                                   EXHIBIT "3"

                          SIGNATURE ACQUISITION CLAIMS


No.   Entity                                Date               Amount

1     Unison (Borrower);                  4/21/97           $1,475,000.00
      Elk Meadows Investment
      And BritWill Investments
      Company (Lender)

2     Unison (Borrower);                  9/25/97           $500,000.00
      Elk Meadows Investments,
      L.L.C. (Lender)

3     Unison (Maker);                    10/31/96           Notes in General
      (David Kremser & John                                 Account in escrow
      Filkoski (Payee))                                     totaling $500,000

                                                            Notes in Special
                                                            Account in escrow
                                                            Totaling $645,967

4     Unison (Borrower);                  3/17/97           $1,028,188.07
      David A. Kremser (Lender)

5     Unison (Borrower);                  3/17/97           $131,626.25
      Bernice E. Kremser (Lender)

6     Unison (Borrower);                  3/17/97           $131,626.25
      Michael P. Kremser (Lender)

7     Unison (Borrower);                  3/17/97           $131,626.25
      Stanley A. Kremser (Lender)

8     Unison (Borrower);                  3/17/97           $131,626.25
      Holly M. Kremser (Lender)

9     Any and all indemnification claims relating to any of the foregoing

                                   EXHIBIT "4"

                                 FILKOSKI CLAIMS


                                    [TO COME]

                                   EXHIBIT "5"

                       NEW SENIOR NOTES SECURITY DOCUMENTS


                                    [TO COME]

                                   EXHIBIT "6"

                           NEW SENIOR NOTES GUARANTEE


                                    [TO COME]

                                   EXHIBIT "7"

                           NEW SENIOR NOTES INDENTURE


                                    [TO COME]

                                   EXHIBIT "8"

                      NEW SENIOR NOTES ALLOCATION SCHEDULE


                                    [TO COME]

                                   EXHIBIT "9"

                             OMEGA NEW MASTER LEASE


                                    [TO COME]

                                  EXHIBIT "10"

                        OMEGA NEW MASTER LEASE GUARANTEE


                                    [TO COME]

                                  EXHIBIT "11"

                             NEW OMEGA GUARANTEE AND
                     NEW OMEGA GUARANTEE SECURITY DOCUMENTS


                                    [TO COME]

                                  EXHIBIT "12"

                         INDIANA RETURNED FACILITY NOTE


                                    [TO COME]

                                  EXHIBIT "13"

                                LITIGATION CLAIMS

                                LITIGATION CLAIMS

         Specifically reserved and preserved are all claims, rights or causes of action arising out of or related to: (1) the BritWill Acquisitions; (2) the Signature Acquisition; (3) such further related transactions to (1) and (2) above, including an April 1997 loan and September 1997 loan by Elk Meadows Investments LLC and BritWill Investments, Ltd.; (4) the business operation of the Debtors for the period July 1, 1992 to May 28, 1998, including as related to the foregoing but not limited to any claims for breach of contract, fraud, misrepresentation, negligence, misappropriation of business opportunities or trade secrets, corporate waste, fraudulent conveyance, constructive trust, breach of fiduciary duty, self-dealing or any claims for indemnity, or any claims arising from an employment relationship with any Debtors; (5) the Related Party Avoidance Action; (6) the Avoidance Actions; (7) the Related Party Creditor Defenses; and (8) all other Litigation Claims (collectively, the "Preserved Claims"). Each Debtor specifically reserves the Preserved Claims as to: (a) each and every member of Kremser And Affiliates and Whitehead And Affiliates; (b) any officer or directors of any of the Debtors for the period July 1, 1992 to May 28, 1998, or any entity or individual who is determined to be: (i) the alter-ego of the foregoing; or (ii) any entity the aforementioned might successfully claim are necessary parties for purposes of joinder under the Federal Rules of Civil Procedure; or (iii) any entity in whose hands the proceeds and benefit of any impermissible conduct has flowed.

                                  EXHIBIT "14"

                              CLAIMS LITIGATION LLC
                                MEMBERS AGREEMENT


                                    [TO COME]

                                  EXHIBIT "15"

                         REORGANIZED UNISON CERTIFICATE


                                    [TO COME]

                                  EXHIBIT "16"

                            REORGANIZED UNISON BYLAWS


                                    [TO COME]

                                  EXHIBIT "17"

                  ASSUMED EXECUTORY CONTRACTS/UNEXPIRED LEASES


                                    [TO COME]

                                  EXHIBIT "18"

                  REJECTED EXECUTORY CONTRACTS/UNEXPIRED LEASES


                                    [TO COME]

                                  EXHIBIT "19"

                      IDENTIFICATION OF CERTAIN FACILITIES

                                   EXHIBIT "S"
                      IDENTIFICATION OF CERTAIN FACILITIES

1.       HASMARK FACILITIES

         a.       FOUR STATES CARE CENTER
                  # 8 East Midway Street
                  Texarkana, TX  75501

         b.       HERITAGE OAKS
                  210 North Kenwood Street
                  Texarkana, TX  75501

         c.       TEXARKANA NURSING CENTER
                  4920 North Elizabeth Street
                  Texarkana, TX  75001


2.       INDIANA RETURNED FACILITIES

         a.       ENGLISH ESTATES
                  1585 Perryworth Road
                  Lebanon, IN  46052

         b.       ENGLISH SENIOR LIVING/ENGLISH ASSISTED LIVING
                  1015 North Lebanon Street
                  Lebanon, IN  46052

         c.       CAPITAL CARE HEALTHCARE CENTER
                  2115 North Central Avenue
                  Indianapolis, IN  46202

         d.       SUNSET MANOR
                  1109 South Indiana Street
                  Greencastle, IN  46135

         e.       LOCKERBIE HEALTHCARE CENTER
                  1626 North College Drive
                  Indianapolis, IN  46202

         f.       PARKVIEW MANOR
                  2424 East 46th Street
                  Indianapolis, IN  46205

3.       OMEGA INDIANA FACILITIES

         a.       WELLINGTON MANOR
                  1924 Wellesley Boulevard
                  Indianapolis IN  46219

         b.       CLOVERLEAF OF KNIGHTSVILLE
                  700 South Crawford Street
                  Knightsville, IN  47857

         c.       KENDALVILLE MANOR
                  1802 East Dowling Street
                  Kendalville, IN  46755

4.       OMEGA INDIANA LEASEHOLD MORTGAGE FACILITIES

         a.       BOONVILLE CONVALESCENT
                  725 South 2nd Street
                  Boonville, IN  47601

         b.       HOLIDAY MANOR
                  305 North 6th Street
                  Princeton, IN  47670

         c.       OWENSVILLE CONVALESCENT
                  Highway 165 west P.O. Box 369
                  Owensville, IN 47665

         d.       WILLOW MANOR CONVALESCENT
                  1321 Willow Street
                  Vincennes, IN  46591

5.       OMEGA TEXAS FACILITIES

         a.       HERITAGE PLAZA
                  600 West 52nd
                  Texarkana, TX  75501

         b.       PINE HAVEN CARE CENTER
                  4808 North Elizabeth Street
                  Texarkana, TX  755501

         c.       REUNION PLAZA
                  1401 Hampton Drive
                  Texarkana, TX  75503

         d.       PINE GROVE NURSING CENTER
                  Rt. 1, Box 1965
                  Center, TX  75935

         e.       PLEASANT MANOR LIVING CENTER
                  3650 S Highway 35-E
                  Waxahachie, TX  75165

         f.       COLONIAL PINES HEALTHCARE
                  1203 FM 1277 San Augustine, TX 75972

         g.       WEST PLACE NURSING CENTER
                  Highway 31 W, Box 232
                  Athens, TX  75751

         h.       SOUTH PLACE NURSING CENTER
                  150 Gibson Road
                  Athens, TX  75751

6.       SIGNATURE FACILITIES

         a.       AMBERWOOD COURT CARE CENTER
                  4686 East Asbury Circle
                  Denver, CO  80222

         b.       THE ARBORS HEALTHCARE CENTER
                  15 East Highway 260
                  Camp Verde, AZ  86322

         c.       BROOKSHIRE HOUSE
                  4660 East Asbury Circle
                  Denver, CO  80222

         d.       LOS ARCOS HEALTHCARE CENTER
                  800 West University Avenue
                  Flagstaff, AZ  86001

         e.       PUEBLO NORTE NURSING CENTER
                  2401 East Hunt Street
                  Show Low, AZ  85901

         f.       RIO VERDE HEALTHCARE CENTER
                  197 South Willard Street
                  Cottonwood, AZ  86326

         g.       CHRISTOPHER HOUSE NURSING CENTER
                  6270 West 38th Avenue
                  Wheat Ridge, CO  80333

7.       BRIT-TEXAS FACILITIES

         a.       COLONIAL PINES HEALTHCARE
                  (see 5(f), above)

         b.       FOUR STATES CARE CENTER
                  (see 1(a), above)

         c.       HERITAGE OAKS
                  (see 1(b), above)

         d.       TEXARKANA NURSING CENTER
                  (see 1(c), above)

         e.       SOUTH PLACE NURSING CENTER
                  (see 5(h), above)

         f.       WEST PLACE NURSING CENTER
                  (see 5(g), above)

                                  EXHIBIT "20"

                     NEW COMMON STOCK REGISTRATION AGREEMENT


                                    [TO COME]

                                  EXHIBIT "21"

                                WARRANT AGREEMENT


                                    [TO COME]

\


                                  EXHIBIT "22"

                            SERIES A PREFERRED STOCK
                           CERTIFICATE OF DESIGNATION


                                    [TO COME]

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Unison HealthCare Corporation

We have audited the accompanying consolidated balance sheets of Unison HealthCare Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of American Professional Holding, Inc. (Ampro) and Memphis Clinical Laboratory, Inc. (Memphis), which statements reflect net operating revenues constituting approximately 11% and net income constituting approximately 123% of the consolidated total revenues for the period ended December 31, 1995. Those statements relating to Ampro and Memphis for the year ended December 31, 1995 were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the data included for Ampro and Memphis, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for 1995, the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Unison HealthCare Corporation and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Unison HealthCare Corporation and subsidiaries will continue as a going concern. As discussed in Note 2 of the consolidated financial statements, on May 28, 1998, Unison HealthCare Corporation filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. This matter raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Phoenix, Arizona
July 14, 1998

                          UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                          DECEMBER 31,
                                                                                                -------------------------------
                                                                                                   1997                 1996
                                                                                                ---------             ---------
ASSETS
Current assets:
  Cash and cash equivalents ........................................................            $   5,295             $  17,409
  Accounts receivable (Notes 2,3, 10 and 13) .......................................               32,855                28,608
  Prepaid expenses and other current assets (Note 6) ...............................                7,768                 5,885
                                                                                                ---------             ---------
     Total current assets ..........................................................               45,918                51,902
Property and equipment, net (Notes 7 and 13) .......................................               25,588                30,830
Lease operating rights and other intangible assets, net (Note 8) ...................               84,487               113,781
Goodwill, net (Note 3) .............................................................               28,357                28,431
Security deposits and other assets (Note 9) ........................................                7,817                 5,977
                                                                                                ---------             ---------
                                                                                                $ 192,167             $ 230,921
                                                                                                =========             =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable (Note 11) .......................................................            $   7,592             $  10,505
  Accrued expenses (Note 12) .......................................................               24,617                21,437
  Current portion of notes payable and long-term debt due to
     related parties (Notes 2, 13 and 17) ..........................................               20,500                12,312
  Current portion of other notes payable and long-term debt (Notes 2, 10, 13 and 16)              144,277                21,603
                                                                                                ---------             ---------
     Total current liabilities .....................................................              196,986                65,857
Notes payable and long-term debt due to related parties, less
  current portion (Notes 2, 13 and 17) .............................................                   --                15,882
Other notes payable and long-term debt (Notes 2, 10, 13 and 16) ....................                8,020               107,341
Deferred taxes (Note 18) ...........................................................               16,013                24,791
Leasehold liability, net (Note 16) .................................................                4,246                 4,434
Other liabilities ..................................................................                  936                   927
                                                                                                ---------             ---------
     Total liabilities .............................................................              226,201               219,232
Stockholders' equity (deficit)  (Notes 14 and 15):
  Preferred stock, $.001 par value; authorized 1,000,000 shares;
     no shares issued or outstanding ...............................................                   --                    --
  Common stock, $.001 par value; authorized 25,000,000 shares;
    6,422,096 and 6,078,498 shares issued and outstanding in 1997 and 1996 .........                    5                     5
  Additional paid-in capital .......................................................               36,211                34,723
  Accumulated deficit ..............................................................              (70,250)              (23,039)
                                                                                                ---------             ---------
     Net stockholders' equity (deficit) ............................................              (34,034)               11,689
                                                                                                ---------             ---------
                                                                                                $ 192,167             $ 230,921
                                                                                                =========             =========

                             See accompanying notes.

                          UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (IN THOUSANDS, EXCEPT COMMON SHARES AND PER SHARE AMOUNTS)

                                                                             YEARS ENDED DECEMBER 31,
                                                           -----------------------------------------------------------
                                                              1997                     1996                    1995
                                                           -----------             -----------             -----------
Operating revenues:
  Net patient service revenues ................            $   222,090             $   146,379             $    64,947
  Other operating revenues ....................                  2,276                   2,295                   3,541
                                                           -----------             -----------             -----------
          Total operating revenues ............                224,366                 148,674                  68,488
Expenses:
  Wages and related ...........................                116,137                  85,789                  35,047
  Other operating .............................                 84,566                  64,771                  24,032
  Rent ........................................                 16,119                  15,658                   6,673
  Interest ....................................                 20,076                   5,824                   1,176
  Depreciation and amortization ...............                  9,974                   4,561                   1,311
  Impairment losses and other charges (Note 22)                 27,185                   3,865                      --
                                                           -----------             -----------             -----------
          Total expenses ......................                274,057                 180,468                  68,239
                                                           -----------             -----------             -----------
Income (loss) before income taxes .............                (49,691)                (31,794)                    249
Income tax expense (benefit) ..................                 (2,480)                 (8,356)                    132
                                                           -----------             -----------             -----------
Net income (loss) .............................            $   (47,211)            $   (23,438)            $       117
                                                           ===========             ===========             ===========

Net income (loss) per share ...................            $     (7.41)            $     (5.01)            $      0.05

Common shares used in per share calculation ...              6,370,834               4,676,037               2,280,213

                             See accompanying notes.

                                                    UNISON HEALTHCARE CORPORATION
                                                          AND SUBSIDIARIES

                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                                (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                            COMMON STOCK                                RETAINED
                                                    --------------------------        ADDITIONAL        EARNINGS
                                                    NUMBER OF                          PAID-IN        (ACCUMULATED
                                                      SHARES           AMOUNT          CAPITAL           DEFICIT)           TOTAL
                                                    ---------        ---------        ---------         ---------         ---------
Balance at January 1, 1995 .................        1,789,497        $       1        $     453         $     282         $     736
Sale of common stock in public offering,
  net of stock issuance costs ..............        2,000,000                2           14,612                --            14,614
Conversion of debenture ....................          424,251               --            5,286                --             5,286
Stock warrants issued ......................               --               --              150                --               150
Net income .................................               --               --               --               117               117
                                                    ---------        ---------        ---------         ---------         ---------

Balance at December 31, 1995 ...............        4,213,748                3           20,501               399            20,903
Costs of initial public offering ...........               --               --              (93)               --               (93)
Stock warrants exercised ...................          178,503               --               --                --                --
Conversion of debenture ....................          137,564               --            1,714                --             1,714
Common stock issued for acquisitions .......        1,537,376                2           12,701                --            12,703
Stock options exercised ....................           11,307               --              102                --               102
Tax benefit associated with exercise of
  stock options ............................               --               --               11                --                11
Repurchase of stock warrants ...............               --               --             (213)               --              (213)
Net loss ...................................               --               --               --           (23,438)          (23,438)
                                                    ---------        ---------        ---------         ---------         ---------

Balance at December 31, 1996 ...............        6,078,498                5           34,723           (23,039)           11,689
Common stock issued for acquisition ........          238,052               --              685                --               685
Conversion of Sunbelt notes payable ........          105,196               --              800                --               800
Stock options exercised ....................              350               --                3                --                 3
Net loss ...................................               --               --               --           (47,211)          (47,211)
                                                    ---------        ---------        ---------         ---------         ---------

Balance at December 31, 1997 ...............        6,422,096        $       5        $  36,211         $ (70,250)        $ (34,034)
                                                    =========        =========        =========         =========         =========


                                                       See accompanying notes.


                                                                  4

                                                    UNISON HEALTHCARE CORPORATION
                                                          AND SUBSIDIARIES

                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (IN THOUSANDS)


                                                                                               YEARS ENDED DECEMBER 31,
                                                                                    -----------------------------------------------
                                                                                      1997               1996                1995
                                                                                    ---------          ---------          ---------
OPERATING ACTIVITIES:
Net income (loss) .........................................................         $ (47,211)         $ (23,438)         $     117
Adjustments to reconcile net income (loss) to net cash used in operating activities:
  Impairment losses and other charges .....................................            27,185              3,865                 --
  Depreciation and amortization ...........................................             9,974              4,561              1,311
  Provision for doubtful accounts .........................................             2,039              2,742                 29
  Change in deferred taxes ................................................            (3,286)            (9,238)               (21)
  Minority interest expense ...............................................               299                138                 21
  Leasehold liability amortization ........................................              (188)              (188)               (78)
  Other charges and credits, net ..........................................                41                (69)                --
  Changes in operating assets and liabilities, net of acquisitions:
     Increase in net accounts receivable ..................................            (8,263)            (5,310)            (8,694)
     (Increase) decrease in prepaids and other ............................              (136)               825               (607)
     Increase in accounts payable and accrued expenses ....................             1,238              2,454              6,990
                                                                                    ---------          ---------          ---------
Net cash used in operating activities .....................................           (18,308)           (23,658)              (932)
                                                                                    ---------          ---------          ---------
INVESTING ACTIVITIES:
Purchase of equipment and leasehold improvements ..........................            (1,535)            (3,587)            (1,333)
Increase in intangibles and other assets ..................................              (205)            (2,707)            (1,397)
Increase in lease and insurance deposits ..................................            (1,840)            (1,204)              (272)
Acquisitions, net of cash acquired ........................................              (659)           (41,225)              (677)
                                                                                    ---------          ---------          ---------
Net cash used in investing activities .....................................            (4,239)           (48,723)            (3,679)
                                                                                    ---------          ---------          ---------
FINANCING ACTIVITIES:
Net increase (decrease) in revolving line of credit .......................             7,117               (789)            (2,916)
Proceeds from sale of accounts receivable .................................                --                 --              2,515
Proceeds from long-term borrowings ........................................            23,950            113,567              2,448
Payments on long-term borrowings ..........................................           (16,868)           (24,808)            (6,187)
Repayment of other long-term liabilities ..................................                --             (2,779)                --
Proceeds from initial public stock offering ...............................                --                 --             14,614
Change in bank overdrafts .................................................              (780)             3,043                 --
Repurchase of stock warrants ..............................................                --               (213)                --
Exercise of stock options .................................................                 3                102                 --
Increase in deferred financing costs ......................................            (2,989)            (4,502)                --
                                                                                    ---------          ---------          ---------
Net cash provided by financing activities .................................            10,433             83,621             10,474
                                                                                    ---------          ---------          ---------
  Net (decrease) increase in cash .........................................           (12,114)            11,240              5,863
Cash and cash equivalents at beginning of period ..........................            17,409              6,169                306
                                                                                    ---------          ---------          ---------
Cash and cash equivalents at end of period ................................         $   5,295          $  17,409          $   6,169
                                                                                    =========          =========          =========


                                                       See accompanying notes


                                                                 5

                          UNISON HEALTHCARE CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995
            (IN THOUSANDS, EXCEPT COMMON SHARE AND PER SHARE AMOUNTS)

1. DESCRIPTION OF BUSINESS

     Unison HealthCare Corporation, ("Unison" or "the Company") is a provider of long-term and specialty healthcare services. At December 31, 1997, Unison operated 55 facilities, including long-term care and specialty care and independent/assisted living facilities. Unison's operations are located in 11 states, principally in the Midwest and southwest regions of the United States.

     Unison changed its name from SunQuest HealthCare Corporation in November 1995. In August 1995, Unison acquired all of the common stock of BritWill HealthCare Company ("BritWill"). In March 1996, Unison acquired 90% of the common stock of four rehabilitation therapy centers (collectively "Sunbelt Therapy") and in November 1996 retroactively acquired the remaining 10%. In October 1996, Unison acquired all of the common stock of Signature Health Care Corporation and four affiliated companies ("Signature") (the "Signature Acquisition"). In October 1996, Unison completed a merger with two clinical laboratory companies, American Professional Holding, Inc. ("Ampro") and Memphis Clinical Laboratory, Inc. ("Memphis") (Note 4). Unison also operates institutional pharmacies and a Medicare Part B billing and supply company.

2. SUBSEQUENT EVENT

     On January 7, 1998, three of Unison's subsidiaries with operations in Texas and Indiana filed voluntary petitions for reorganization (the "Filings") under Chapter 11 ("Chapter 11") of Title 11 of the United States Code in the United States Bankruptcy Court. On May 28, 1998 Unison and all of its other subsidiaries also filed for reorganization under Chapter 11. Under Chapter 11, Unison will continue to manage its affairs and operate its business as a debtor-in-possession while it develops a reorganization plan that will restructure the Company and allow its emergence from Chapter 11. As a debtor-in-possession in Chapter 11, the Company may not engage in transactions outside of the ordinary course of business without approval, after notice and hearing, of the Bankruptcy Court.

     The Company is currently in default of substantially all of its debt and lease agreements (Notes 13 and 16). Accordingly, all unpaid principal of, and accrued prepetition interest on, such debt became immediately due and payable and is classified as a current liability in the accompanying consolidated balance sheet.

     The accompanying consolidated financial statements have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result should the Company be unable to continue as a going concern. The recent losses from operations and the related Filings raise substantial doubt about the Company's ability to continue as a going concern. The appropriateness of using the going concern basis is dependent upon, among other things: (i) the Company's ability to obtain and comply with debtor-in-possession financing agreements;
(ii) confirmation of a plan of reorganization under the Bankruptcy Code; (iii) the Company's ability to achieve profitable operations after such confirmation; and (iv) the Company's ability to generate sufficient cash from operations to meet its obligations.

     In accordance with the Bankruptcy Code, the Company can seek court approval for the rejection of executory contracts, including real property leases. Any such rejection may give rise to a pre-petition unsecured claim for breach of contract. In connection with the Chapter 11 proceedings, a review is being undertaken of all obligations under executory contracts, including real property leases. To date, the Company has received permission from the Bankruptcy Court to reject the leases of 13 nursing facilities and two regional offices.

     As a result of the reorganization proceedings, Unison may sell or otherwise realize assets and liquidate or settle liabilities for amounts other than those reflected in the accompanying consolidated financial statements. Further, a plan of reorganization could materially change the amounts currently recorded in the financial statements. The financial statements do not give effect to any adjustments to the carrying value of assets, or amounts and classification of liabilities that might be necessary as a consequence of these matters.

Restructuring Plan (unaudited)

     Unison has reached an agreement in principle (the "Term Sheet") with respect to restructuring of the Company's debt and equity, with Omega HealthCare Investors, Inc. ("Omega") and representatives of the 13% Senior Notes due 1999 (the "13% Senior Notes") and the 12-1/4% Senior Notes due 2006 (the "12-1/4% Senior Notes"). The Company also has secured a continuation of its accounts receivable line of credit with HealthCare Financial Partners ("Health Partners") (Note 10) in the amount of $11,000, which will be available to the Company for vendor payments and to meet working capital requirements during the Chapter 11 process. Unison has not reached an agreement in principle with Messrs. David A. Kremser and Bruce H. Whitehead, former directors of the Company (Notes 4, 13 and
17).

     Under the Term Sheet, the treatment of approximately $18,000 of disputed claims of entities related to Messrs. Whitehead and Kremser would depend upon the results of anticipated litigation over the possible disallowance or equitable subordination of such claims. If such claims are not disallowed or equitably subordinated to the claims of general unsecured creditors, the Whitehead and Kremser related entities would receive in full satisfaction of such claims 100% of the Class A Common Stock, representing approximately 11% of the fully diluted equity, of the reorganized Company. The Class A Common Stock would have rights identical to those of other common stockholders in the reorganized Company except that the Class A Common Stock would have an $18,000 liquidation preference over the remaining common stock. If such claims are disallowed or equitably subordinated, they would be canceled and receive nothing in the reorganization. In either event, the holders of the 13% Senior Notes would receive approximately $21,000 in new promissory notes of the Company in full satisfaction of their claims, and the Company's trade creditors and holders of the 12-1/4% Senior Notes would receive pro rata distributions of approximately $4,600 in new promissory notes and all of the Class B Common Stock of the reorganized Company. The Class B Common Stock will represent approximately 75% of the fully diluted equity of the reorganized Company if the Class A Common Stock is issued to the Whitehead and Kremser related entities, and approximately 86% of the fully diluted equity if the claims of the Whitehead and Kremser related entities are disallowed or equitably subordinated and canceled. Up to 5% of the fully diluted equity of the reorganized entity would be allocated to management incentive options. The Company's currently outstanding equity would be canceled and current stockholders would receive a pro rata distribution of warrants to purchase up to 5% of the fully diluted equity of the reorganized Company.

     The Term Sheet also provides for resolution of all claims of Omega against the Company under lease and mortgage arrangements affecting 20 of the Company's healthcare facilities. Omega would purchase seven facilities owned and operated by the Company for up to $40,000, yielding net cash proceeds to the Company of up to $18,000 after payment in full of transaction costs and indebtedness currently collateralized by such facilities. The facilities would then be leased back to Union at an initial lease rate of 9%. These facilities and 10 other facilities currently leased by Omega to the Company or subject to mortgage loans in favor of Omega would be combined into a single master lease at lease rates which are comparable to those currently in effect under the existing facility leases. Six leased facilities would be returned to Omega, and three additional facilities subleased by the Company to another operator would be excluded from the master lease, for which Omega would receive $2,000 in cash and a $3,000, seven-year promissory note as compensation. In addition, Omega would purchase $3,000 of the Company's new 5% cumulative preferred stock, convertible into 4% of the Company's fully diluted equity. All prepetition rent and mortgage payments due to Omega would be paid. The agreements set forth in the Term Sheet will be incorporated into an overall reorganization plan which will be subject to approval by the Bankruptcy Court and the Company's creditors.

3. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Unison and its subsidiaries. Significant intercompany transactions and balances have been eliminated in consolidation.

     Revenues and expenses related to the operations acquired from BritWill, Sunbelt Therapy, Signature and other acquisitions (Note 4) are included in Unison's results of operations for periods subsequent to the date of acquisition. The merger with Ampro and Memphis has been accounted for as a pooling of interests. Accordingly, the consolidated financial statements of Unison include the accounts of Ampro and Memphis for all periods presented.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Estimates are used when accounting for, among other things, the collectibility of receivables and third party settlements, depreciation and amortization, employee benefit plans, taxes, contingencies and evaluation of impairment of long-lived assets.

Net Operating Revenues

     Revenues are recognized when services are provided and products are delivered. Unison's revenues are derived primarily from providing long-term healthcare services. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient service revenue. The estimated third-party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

     Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Unison believes that it is substantially in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing which would have a material impact on Unison's consolidated financial condition or results of operations. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

     The Company has submitted to the Health Care Financing Administration ("HCFA") various requests for exceptions to the Medicare established routine cost limitations for reimbursement ("RCLs"). These exceptions are permitted under the Medicare regulations to allow providers reimbursement for treating higher acuity patients. For the years ended December 31, 1997 and 1996, Unison recorded approximately $2,722 and $2,260, respectively, of Medicare RCL exception revenues which are subject to audit and final approval by the fiscal intermediary. Based on consultation with outside reimbursement specialists, management believes that the ultimate resolution of third-party payor settlements will not have a material adverse impact on the consolidated financial position or results of operations of Unison.

     Unison receives fees for the management of long-term care facilities on behalf of the owners. Other operating revenues include management fees amounting to $1,725, $1,200 and, $1,730 in 1997, 1996 and 1995 respectively.

     Provision for doubtful accounts is made when the related revenue is recorded and is included in other operating expense. The provisions totaled $2,039, $2,742 and $29 in 1997, 1996 and 1995 respectively. Accounts, when determined to be uncollectible, are charged against the allowance for doubtful accounts. The allowance for doubtful accounts is determined by management using estimates of potential losses based on an analysis of current and past due accounts, collection experience in relation to amounts billed, prior settlements experience and other relevant information. The allowance for doubtful accounts totaled $7,423 and $3,776 at December 31, 1997 and 1996, respectively.

Cash and cash equivalents

     Cash and cash equivalents include amounts held in demand deposits at financial institutions and all highly liquid investments that have an original maturity of three months or less.

Inventories

     Inventories are comprised primarily of nursing facility supplies and pharmaceutical products and are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

     Property and equipment are stated at cost. Major renewals or improvements are capitalized, whereas ordinary maintenance and repairs are expensed as incurred. Depreciation and amortization is computed using the straight-line method for the lesser of the lease term or the estimated useful life of the respective asset.

Intangible Assets

     Certain costs incurred in the acquisition of facilities such as assembled workforce and covenants not to compete are amortized on a straight-line basis over five years. Lease operating rights (net of leasehold liabilities) have been recorded in connection with the acquisitions of BritWill and Signature (Note 4) and represent the difference between the aggregate consideration given for all of the acquired companies' assets, less the value of those assets which were identified and discretely valued as defined by an independent valuation. Lease operating rights are being amortized on a straight-line basis over the respective initial lease term, including probable renewal periods, not to exceed thirty years.

     Management believes that goodwill related to nursing home acquisitions has an unlimited useful life and, therefore, assigned a forty-year amortization period to goodwill resulting from such acquisitions. In determining its unlimited useful life, management considered factors such as policies of similar public healthcare and long-term care companies, nature of the long-term care industry which is positively impacted by the increasing age of the American population as well as the continual transfer of patients from a high cost acute care setting to a lower cost long-term care setting, profitability of companies in the long-term care industry, and the fact that nursing care services provided in nursing home facilities will be continuously needed in the future and are not subject to obsolescence.

     Goodwill resulting from various acquisitions is summarized as follows:

                                                                                                       DECEMBER 31,
                                                                 AMORTIZATION             -------------------------------------
                                                                PERIOD (YEARS)               1997                        1996
                                                             ------------------           ---------                    --------
     BritWill ..............................                         40                    $  7,000                    $  7,000
     Pharmacies ............................                         20                       1,402                       1,197
     Gamma Labs ............................                         15                       1,087                       1,087
     Sunbelt ...............................                         20                       5,425                       5,425
     Signature .............................                         40                       9,300                       9,300
     RehabWest .............................                         20                       5,029                       5,029
     Spine Rehab ...........................                         20                         845                          --
                                                                                           --------                    --------
                                                                                             30,088                      29,038
     Amortization ..........................                                                 (1,731)                       (607)
                                                                                           --------                    --------
                                                                                           $ 28,357                    $ 28,431
                                                                                           ========                    ========

     Costs incurred in obtaining long-term financing are amortized on a straight-line basis over the terms of the related indebtedness. Unison periodically assesses the recoverability of intangible assets by comparing the carrying amount of the intangible assets to the future benefits or undiscounted cash flows derived from that asset. Impairments are recognized in operating results if it is probable that the carrying value of the asset will not be recovered from future cash flows derived from that asset. The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), on January 1, 1996. Under SFAS 121, an impairment loss is recognized if the sum of the expected long-term cash flows is less than the carrying amount of the goodwill and other assets being evaluated (Note 22).

Income Taxes

     Unison accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred income taxes represent the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

Net Income (Loss) Per Share

     Net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common and dilutive equivalent shares outstanding.

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 replaces the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares actually outstanding during the period. Diluted earnings per share include the dilutive effect of options, warrants and convertible securities. The implementation of SFAS 128 has no impact on Unison's net income
(loss) per share for 1997 and prior years because the Company's options, warrants and convertible notes are antidilutive.

Reclassifications

     Certain reclassifications have been made to the 1995 and 1996 financial statements to conform to the 1997 presentation.

Recently Issued Pronouncements

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), was issued in June 1997. This statement establishes standards for reporting and displaying comprehensive income and its components in financial statements.

     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), was also issued in June 1997. This statement requires that public business enterprises report certain information about operating segments and related disclosures about products and services, geographic areas and major customers.

     Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits" ("SFAS No. 132"), was issued in February 1998. This statement standardizes disclosure requirements for pension and other post retirement benefits, requires additional information on changes in benefit obligations and fair values of plan assets, and eliminates certain existing disclosure requirements.

     SFAS Nos. 130, 131 and 132 will be effective for Unison's fiscal year ending December 31, 1998. The adoption of these statements is not expected to have an impact on the Company's consolidated results of operations, financial position or cash flows and should not require any significant changes in current disclosures.

4. SIGNIFICANT BUSINESS TRANSACTIONS, ACQUISITIONS AND DISPOSITIONS

     In August 1995, Unison acquired all of the common stock of BritWill, another long-term care company operating approximately 28 facilities located in Texas and Indiana (the "BritWill Acquisition"). The terms of the BritWill Acquisition were modified in April 1996, effective August 10, 1995, such that Unison acquired all of the outstanding stock of BritWill for a total fixed purchase amount of $20,600 plus, to the extent applicable, monthly contingent payments if Unison's monthly consolidated net patient revenues exceeded specified monthly amounts ranging from $8,000 to $11,989 for the period from September 9, 1995 through July 31, 2000. An additional lump sum contingent payment was payable on the earlier of: (i) August 9, 2000 if Unison had consolidated net patient revenues of not less than $150,000 for the twelve-month period ended June 30, 2000 or (ii) the sale by Unison of debt or equity securities exceeding $10,000. The purchase price was comprised of a $5,602 term note, an $8,000 subordinated promissory note (the "Subordinated Note"), and a $7,000 non-interest bearing convertible subordinated debenture (Note 13). The majority shareholder of BritWill, Bruce H. Whitehead, was the Chairman of Unison's Board of Directors from the time of the BritWill Acquisition until May 1998.

     During August 1996, as a result of the proposed acquisition of the common stock of Signature, the contingent payments became reasonably assured and Unison accrued the present value of the remaining contingent payments related to the BritWill Acquisition in an amount totaling $11,500 (the "Additional Payment Obligation") (Note 13). As a result of the recent Filing, the Additional Payment Obligation converted to a Converted Fixed Obligation. In connection with the BritWill Acquisition, Unison paid a financial advisory fee to Trouver Capital Partners, L.P. ("Trouver") amounting to $675. One of Unison's directors is a partner in Trouver. The acquisition was accounted for as a purchase. The contingent portions of the purchase price were initially added to lease operating rights when paid, and then in August 1996 when accrued. At December 31, 1997 and 1996, contingent payments and accruals amounting to $19,523 had been added to lease operating rights.

     Effective February 1, 1996, Unison acquired 90% of the common stock of Sunbelt Therapy, paying $800 in cash and issuing term notes aggregating $1,000 (the "Notes") and subordinated convertible debentures aggregating $1,800 (the "Debentures"). The transaction was accounted for as a purchase. In November 1996, Unison purchased the remaining 10% of Sunbelt Therapy effective February 1, 1996. The aggregate purchase price amounted to $1,418 plus a guaranteed payment amounting to $709. Consideration for the purchase was comprised of promissory notes in the aggregate amount of $1,876 and 27,942 shares of Unison common stock (Note 13).

     On October 31, 1996, Unison simultaneously completed mergers with Ampro and Memphis for aggregate consideration of $4,942. The outstanding shares of Ampro common stock were converted into the right to receive 521,000 shares of Unison common stock. Three shareholders who owned approximately 35% of the outstanding shares of Memphis received pro rata portions of 19,000 shares of Unison common stock and the holder of the remaining shares of Memphis received cash in the amount of $237 and a promissory note in the amount of $250. The total amount assigned to the 540,000 shares of Unison Common Stock issued was $4,455, based on the closing market price on October 31, 1996 of $8.25. The transaction has been recorded as a pooling of interests.

     On October 31, 1996, Unison acquired Signature, which operates 13 long-term care facilities in Colorado and Arizona. The initial aggregate purchase price of Signature amounted to approximately $50,653, comprised of cash and promissory notes totaling approximately $38,200 and 1,509,434 shares of Unison Common Stock. The amount assigned to the shares of Unison Common Stock issued was $12,453, based on the closing market price on October 31, 1996 of $8.25. In accordance with an adjustment provision of the Signature merger agreements relating to stockholders' equity, in March 1997 the former shareholders of Signature received additional consideration of $2,511, paid in convertible promissory notes of $1,827 (the "Convertible Notes") and 238,052 shares of Unison Common Stock with a market value of $2.875 per share or $685 (Note 13). The adjustment was recorded as an addition to the purchase price of Signature and added to lease operating rights. In connection with the Signature acquisition, Unison also acquired all of the outstanding stock of RehabWest, Inc. ("RehabWest"), a related rehabilitation services company, for a cash purchase price of $6,100. These acquisitions were accounted for as purchases. Mr. David A. Kremser, Signature's majority shareholder, was a director of Unison from the time of the Signature acquisition until May 1998.

     Effective January 1, 1997, Unison, through its Sunbelt Therapy subsidiary, purchased the assets of a rehabilitation therapy services company located in Mississippi. Consideration for the purchase was comprised of cash amounting to $600 and a $300 promissory note. Interest on the note bears interest at 10.0%, payable quarterly, and the principal balance is due January 2, 2002.

     On September 30, 1996, Unison announced a disposition plan designed to improve its long-term financial strength and operating performance. The original plan included the disposition of seven nursing facilities and was subsequently modified to include an aggregate of eight facilities (the "Disposition Facilities"). On March 1, 1997, Unison subleased four of the Disposition Facilities to an unrelated party. In 1998, Unison's disposition plan was expanded in connection with its restructuring program to include an additional 13 facilities. The provision for losses on disposal of the Disposition Facilities is included in impairment losses and other charges in the consolidated statement of operations (Note 22). Revenues and expenses related to the Disposition Facilities are included in the 1997 consolidated statement of operations in the aggregate amount of $12,539 and $12,792, respectively. In the first and second quarters of 1998, Unison disposed of nine facilities (leased or managed) via management agreements or lease terminations. As of July 10, 1998, eight facilities remain held for disposition.

5. STATEMENTS OF CASH FLOWS

     Supplemental information related to the statements of cash flows is set forth below:

                                                                                1997                1996                 1995
                                                                              -------              -------              -------
     Cash paid during year ended December 31 for :
        Interest ...............................................              $19,377              $ 3,014              $ 1,179
        Income taxes ...........................................                  799                  124                   92

     The Company's acquisitions involved the following noncash activities for the years ended December 31:

                                                                           1997                   1996                   1995
                                                                         --------               --------               --------
     Fair value of assets acquired .......................               $  1,100               $122,420               $ 59,421
     Liabilities assumed and incurred ....................                    441                 68,492                 58,744
     Common stock issued .................................                     --                 12,703                     --
                                                                         --------               --------               --------
                                                                         $    659               $ 41,225               $    677
                                                                         ========               ========               ========

     Other noncash financing activities for the years ended December 31 are as follows:

                                                                                      1997              1996              1995
                                                                                     ------            ------            ------
     Conversion of debentures into shares of common stock ...............            $  800            $1,174            $5,286
     Property and equipment purchased under capital leases ..............               729             7,205                --
     Accounts payable converted to debt .................................             3,206                --                --
     Common stock warrants issued .......................................                --                --               150

6. PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets as of December 31 are summarized as follows:

                                                                                             1997                         1996
                                                                                            ------                       ------
     Prepaid expenses ...............................................                       $  870                       $  938
     Deferred taxes (Note 18) .......................................                        5,079                        3,332
     Inventories ....................................................                        1,819                        1,615
                                                                                            ------                       ------
                                                                                            $7,768                       $5,885
                                                                                            ======                       ======

7. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31 are summarized as follows:

                                                                       LIFE (YEARS)              1997                    1996
                                                                     ---------------           --------                --------
     Land and building .................................                  15-25                $ 17,863                $ 21,757
     Equipment .........................................                   5-15                  11,652                  11,806
     Leasehold improvements ............................                  12-15                   3,066                   2,386
                                                                                               --------                --------
                                                                                                 32,581                  35,949
     Less accumulated depreciation .....................                                         (6,993)                 (5,119)
                                                                                               --------                --------
                                                                                               $ 25,588                $ 30,830
                                                                                               ========                ========

     Property and equipment includes assets acquired under capitalized leases of approximately $4,477 and $7,965 at December 31, 1997 and 1996, respectively. Accumulated depreciation related to capital leases amounted to $1,170 and $498 at December 31, 1997 and 1996, respectively.

8. LEASE OPERATING RIGHTS AND OTHER INTANGIBLE ASSETS

     Lease operating rights and other intangible assets as of December 31 are summarized as follows:

                                                                    AMORTIZATION
                                                                    PERIOD (YEARS)             1997                    1996
                                                                 ------------------         ---------                ---------
     Lease operating rights .............................               25-30               $  79,723                $ 108,050
     Capitalized assembled workforce ....................                   3                   1,845                    1,845
     Debt and bond issue costs ..........................                3-10                   7,882                    5,200
     Covenants not to compete ...........................                 2-5                     850                      850
     Other ..............................................                5-20                     956                    1,076
                                                                                            ---------                ---------
                                                                                               91,256                  117,021
     Less amortization ..................................                                      (6,769)                  (3,240)
                                                                                            ---------                ---------
                                                                                            $  84,487                $ 113,781
                                                                                            =========                =========

     The increase in debt and bond issue costs from 1996 to 1997 is primarily due to issue costs capitalized in connection with the 13% Senior Notes described in Note 13.

     The reduction in lease operating rights from 1996 to 1997 is primarily a result of the Company's evaluation of its long-lived assets for impairment in accordance with SFAS 121 (Note 22).

9. SECURITY DEPOSITS AND OTHER ASSETS

     Security deposits and other assets as of December 31 are summarized as follows:

                                                                                             1997                          1996
                                                                                           ------                        ------
     Security deposits ............................................                        $7,817                        $5,077
     Other ........................................................                            --                           900
                                                                                           ------                        ------
                                                                                           $7,817                        $5,977
                                                                                           ======                        ======

     In connection with certain lease agreements with Omega, Unison is required to maintain security deposits. Deposits held by Omega amounted to $3,739 at December 31, 1997 and 1996.

10. LINE OF CREDIT

     In March 1996, Unison's revolving lines of credit were replaced by a $10,000 revolving credit facility. Borrowings under this credit facility bear interest at the prime rate plus 2.0%, mature in 1998 and are collateralized by Unison's eligible accounts receivable. A commitment fee of .5% is payable on the unused portion. The agreement requires Unison to comply with certain financial and operational covenants including limitations on additional borrowings and sale of assets and alteration of Unison's existing capital structure. At December 31, 1997, Unison was fully drawn on this line of credit based on the amount of available collateral. In July 1998, as part of the restructuring plan (Note 2) Unison obtained a continuation of its line of credit in the amount of $11,000 with interest at the prime rate plus 3%, which will be available to the Company for working capital requirements during the Chapter 11 process. Although this line of credit expires in 1998, management has the intent and ability to renew or replace this line of credit and has therefore classified the outstanding balance of $7,117 at December 31, 1997 as long-term.

11. ACCOUNTS PAYABLE

     Accounts payable as of December 31 are summarized as follows:

                                                                                                1997                      1996
                                                                                              -------                   -------
     Trade payables .......................................................                   $ 5,329                   $ 7,462
     Checks drawn in excess of bank balances ..............................                     2,263                     3,043
                                                                                              -------                   -------
                                                                                              $ 7,592                   $10,505
                                                                                              =======                   =======

12. ACCRUED EXPENSES

     Accrued expenses as of December 31 are summarized as follows:

                                                                                               1997                       1996
                                                                                             -------                    -------
     Accrued compensation and benefits ..................................                    $ 9,843                    $ 8,487
     Purchase accounting liabilities ....................................                         --                      2,688
     Accrued interest ...................................................                      3,603                      2,879
     Accrued professional fees ..........................................                      1,585                      1,090
     Income and gross receipt taxes .....................................                      3,340                      3,106
     Reserve for dispositions ...........................................                      2,023                         --
     Other ..............................................................                      4,223                      3,187
                                                                                             -------                    -------
                                                                                             $24,617                    $21,437
                                                                                             =======                    =======

     The purchase accounting liabilities at December 31, 1996 represent additional consideration payable to the former shareholders of Signature amounting to $2,511 (Note 4) and an accrual of $177 for severance, exit and lease terminations.

13. NOTES PAYABLE AND LONG-TERM DEBT

     Notes payable and long-term debt due to related parties is summarized as follows:

                                                                                                       DECEMBER 31,
                                                                                            ----------------------------------
                                                                                              1997                      1996
                                                                                            --------                  --------
     Additional Payment Obligation ........................................                 $  9,588                  $ 11,500
     Subordinated Note ....................................................                       --                     8,000
     Working capital notes ................................................                    3,950                        --
     Notes in escrow ......................................................                    1,146                     1,146
     Convertible Notes ....................................................                    1,826                        --
     Subordinated notes payable to a related party ........................                    2,320                     2,767
     Other notes ..........................................................                    1,670                     4,781
                                                                                            --------                  --------
                                                                                              20,500                    28,194
     Less current portion .................................................                  (20,500)                  (12,312)
                                                                                            --------                  --------
                                                                                            $     --                  $ 15,882
                                                                                            ========                  ========

     In connection with the BritWill Acquisition (Note 4), Unison incurred the Subordinated Note in the amount of $8,000 and the Additional Payment Obligation of $11,500. The Subordinated Note was repaid in January 1997 with proceeds from the 12-1/4% Senior Notes. The Additional Payment Obligation represents the present value of the remaining monthly payments, ranging from $117 to $166 at interest rates ranging from 12% to 14% through the term of the obligation with a balloon payment of $8,146 due August 9, 2000. Unison is in arrears of monthly payments on the Additional Payment Obligation and has, therefore, classified this obligation as a current liability at December 31, 1997.

     On April 21, 1997, Unison obtained a $2,950 loan for general working capital purposes from affiliates of Messrs. Kremser and Whitehead. This loan matured on August 1, 1997. On September 25, 1997, Unison borrowed an additional $1,000 from Messrs. Whitehead and Kremser which was due on October 7, 1997. The loans bear interest at prime plus 2.0% and are collateralized by a pledge of certain accounts receivable and the stock of certain Unison subsidiaries. Unison is currently in default on its obligations to repay these loans. In addition to the foregoing, the loan documents state that the collateral pledged for the working capital loans also collateralizes all other obligations which may be due those individuals and/or entities which they control; and further that all such obligations are in default due to cross default provisions in these loan and security documents. These obligations are classified as current liabilities.

     A portion of the purchase consideration for Signature was comprised of promissory notes totaling $1,146, which were placed in escrow. Of this amount, $500 was due to be paid to Mr. Kremser and the other former shareholders of Signature on October 31, 1997. The remaining $646, subject to any outstanding claims, is due and payable on October 31, 1998. The notes in escrow are classified as current liabilities at December 31, 1997.

     In accordance with an adjustment provision of the Signature merger agreements related to stockholders' equity, in March 1997 the former shareholders of Signature received additional consideration of $2,511, paid in the form of the Convertible Notes amounting to $1,826 and 238,052 shares of Unison common stock at a conversion price of $2.875 per share. The Convertible Notes bear interest at 12.0% and were due on December 31, 1997. The Convertible Notes are classified as current liabilities at December 31, 1997.

     Subordinated notes payable to a related party are payable to BritWill Investments Texas, Ltd. ("BritWill Texas"), an affiliate of Mr. Whitehead. The notes are payable monthly with interest at 9% to 10% with the balance due in October 2004. Unison had made all required payments on these notes as of December 31, 1997 but is in arrears with respect to payments due subsequent to this date in the aggregate amount of approximately $195 as of June 30, 1998. The subordinated notes are classified as current liabilities as of December 31, 1997.

     Other notes include obligations of $1,626 to the former owners of Sunbelt Therapy. In connection with the purchase of Sunbelt Therapy (Note 4), Unison issued the Notes and Debentures in the aggregate amount of $2,800. In accordance with the terms of the Notes, the conversion price ($7.61) was equal to 85% of the average closing price of Unison's common stock ($8.95) for the 20-day trading period preceding notice of conversion on November 27, 1996. In January 1997, the Notes and Debentures were converted into 105,196 shares of Unison common stock with the balance of $2,000 paid in cash. Effective February 1, 1996, Unison purchased the remaining 10% minority ownership in Sunbelt Therapy (Note 4). The purchase price included notes payable in the aggregate amount of $1,876. Interest on the notes is payable quarterly beginning January 1997 at a rate of 9.0% per year, with scheduled principal reductions due annually through January 1999. Unison has not made the principal payment due in January 1998 in the amount of $918 and has therefore classified the entire obligation as a current liability at December 31, 1997.

     Other notes payable and long-term debt is summarized as follows:

                                                                                                       DECEMBER 31,
                                                                                        --------------------------------------
                                                                                           1997                         1996
                                                                                        ---------                    ---------
     12-1/4% Senior Notes ...........................................                   $ 100,000                    $ 100,000
     13% Senior Notes ...............................................                      20,000                           --
     Mortgage Note ..................................................                      18,422                       18,640
     Capital lease obligations (Note 16) ............................                       3,429                        7,759
     Notes payable to trade vendors .................................                       1,100                           52
     11.5% notes payable to Omega ...................................                         283                          283
     Line of Credit (Note 10) .......................................                       7,117                           --
     Term loans and other ...........................................                       1,946                        2,210
                                                                                        ---------                    ---------
                                                                                          152,297                      128,944
     Less current portion ...........................................                    (144,277)                     (21,603)
                                                                                        ---------                    ---------
                                                                                        $   8,020                    $ 107,341
                                                                                        =========                    =========

     On October 31, 1996, Unison completed the private placement of $100,000 of its 12-1/4% Senior Notes. The net proceeds of $94,550 were used to: (i) complete the acquisitions of Signature and RehabWest (Note 4); (ii) repay certain debt and contingent obligations; and (iii) for general corporate purposes. In January 1997, a portion of the proceeds from the 12-1/4% Senior Notes was used to repay the Subordinated Note and prepay $1,750 of the Additional Payment Obligation. Interest on the 12-1/4% Senior Notes is payable semiannually. The stated interest rate of 12 -1/4% per annum was subject to temporary increase if the 12-1/4% Senior Notes were not registered with the Securities and Exchange Commission (the "SEC") within specified time periods. The interest rate on the 12-1/4% Senior Notes was 13.75% and 14-1/4% (the maximum rate) as of December 31, 1997 and June 30, 1998, respectively. The 12-1/4% Senior Notes indenture contains certain covenants, including limitations on additional indebtedness, investments, transactions with affiliates, asset sales, payment of dividends and certain other transactions. The 12-1/4% Senior Notes are guaranteed by all of the Company's current and future subsidiaries on a full, unconditional, joint and several basis. All of Unison's subsidiaries are wholly owned with the exception of Quest Pharmacies, Inc., of which Unison owns 75%. As of June 30, 1998, Unison had not made the scheduled payment of interest on the 12-1/4% Senior Notes in the amount of $6,876 which was due May 1, 1998. The grace period with respect to such payment expired on May 31, 1998. The 12-1/4% Senior Notes are therefore in default and have been classified as a current liability as of December 31, 1997.

     On December 1, 1997, Unison completed the private placement of $20,000 of its 13% Senior Notes. The net proceeds to Unison in the amount of $19,200 were used for debt service and other working capital requirements. Commencing on March 1, 1998, interest is payable quarterly in arrears. Commencing on June 1, 1998 and each September 1, December 1, March 1 and June 1 thereafter until the maturity date of December 1, 1999, the rate of interest accruing on the 13% Senior Notes will increase by 0.50%. The interest rate is subject to additional temporary increases ("Additional Interest") if the 13% Senior Notes (or Exchange Notes with the same terms) are not registered with the SEC within specified time periods. On March 1, 1998, the interest rate increased to 13.25% and the rate of Additional Interest is subject to further increases of 0.25% every 90 days thereafter (up to a maximum rate of 15.0%) until such registration becomes effective. As of July 1, 1998, the interest rate on the 13% Senior Notes was 14.0%. Other terms and conditions of the 13% Senior Notes are essentially the same as those of the 12-1/4 % Senior Notes. As of June 30, 1998, Unison had not made scheduled payments of interest on the 13%

Senior Notes in the aggregate amount of $1,298. The grace periods with respect to such payments have expired and the 13% Senior Notes are in default. The 13.25% Senior Notes are classified as a current liability as of December 31, 1997.

     In connection with the Signature acquisition (Note 4), Unison assumed a 10.5% mortgage loan (the "Mortgage Note") collateralized by property and equipment of six of the Signature facilities. Principal and interest of $180 is payable monthly with a balloon payment due in April 2004. The Mortgage Note requires Unison to maintain consolidated net worth of at least $39,000 and a specified minimum current ratio. The Company is not in compliance with the net worth covenant. Unison did not receive a waiver of this covenant violation and, accordingly, classified the entire obligation of $18,422 as of December 31, 1997 as a current liability.

     In 1997, Unison converted the balances of certain of its trade accounts payable to promissory notes. The notes bear interest at 8.5% to 11.0% and are payable in monthly installments through September 1999. As of December 31, 1998, Unison was in arrears of payments on these notes and has therefore classified these obligations as current liabilities as of December 31, 1997.

     In April 1996, Unison issued 11.5% promissory notes to Omega related to capital improvements on two of its nursing facilities. The notes were due in full on September 30, 1996 and have therefore been classified as current liabilities as of December 31, 1997.

     Future maturities of notes payable and long-term debt at December 31, 1997 are as follows:

       Years ending December 31,
                   1998.....................................         $164,777
                   1999.....................................            7,612
                   2000.....................................               44
                   2001.....................................               47
                   2002.....................................              317
                                                                 ------------
                                                                     $172,797

14. STOCKHOLDER'S EQUITY

     In December 1995 and January 1996, Unison completed its initial public offering (the "IPO") resulting in the issuance of 2,000,000 shares of common stock at $9.00 per share. Proceeds from the IPO amounted to $14,614, net of expenses, of which $9,727 was used to repay debt (Notes 13 and 17). In connection with the IPO, Unison issued warrants to the representatives of the underwriters to purchase up to 120,000 shares of common stock, at an exercise price of $11.70 per share (market value at the date of grant), which approximates the fair value of consideration received at the date of issuance, in exchange for certain advisory services to be provided to Unison during the twelve-month period following the IPO. The warrants are exercisable for a five-year period beginning in December 1996.

     On August 10, 1995, Unison entered into a stock purchase warrant agreement with HealthPartners. The agreement entitled HealthPartners to purchase shares of Unison's common stock with an aggregate market value of $150, or approximately 16,667 shares based on the IPO price of $9.00 per share. The $150 was capitalized as a deferred financing cost and amortized over two years. In December 1996, HealthPartners exercised its option to require Unison to repurchase the warrants for $213 in cash, which was recorded as a reduction of additional paid-in capital.

     Effective December 31, 1994, Unison completed a stock purchase warrant agreement to satisfy amounts due to an individual who actively negotiated several of Unison's management and operating lease agreements. The warrants were exercised in 1996, whereby 178,000 shares of Unison common stock were purchased for two hundred dollars. Since the warrants were granted at less than fair market value, leasehold rights totaling $43 have been capitalized and are being amortized over the respective initial lease term.

     In August and October 1996, warrants to purchase an aggregate of 300,464 shares of common stock were issued to a commercial bank in connection with a short-term loan agreement. The exercise prices of the warrants are $12.80 and $13.00 (market value at the date of grant), which approximates the fair value of consideration received at the date of issuance, and the warrants expire on October 31, 2001.

     Unison's common stock was traded on The Nasdaq Stock Market's National Market System from December 19, 1995 to August 21, 1997. Effective August 22, 1997, Nasdaq moved Unison's securities to its SmallCap Market because the Company did not satisfy the minimum tangible net asset requirement for the listing of its stock on the National Market System. On February 23, 1998, new, more stringent quantitative maintenance requirements for continued listing on the Nasdaq SmallCap Market went into effect. Unison does not currently meet these requirements, and on April 15, 1998, Nasdaq delisted the Company's securities.

15. STOCK OPTIONS

     In July 1995, the Board of Directors approved the 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan offers two types of options: (i) a discretionary option grant program (the "Discretionary Program") under which eligible individuals may, at the discretion of the Board of Directors, be granted options to purchase shares of common stock at an exercise price determined by the Board of Directors; and (ii) the automatic option grant program (the "Automatic Program") under which grants of options will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of common stock at an exercise price equal to 100% of their fair market value on the grant date. Each grant under the Automatic Program vests over two years and is exercisable for ten years. Options granted in 1995 under the Discretionary Program vest over periods of two to four years. In January 1996, the 1995 Plan was amended by the Board of Directors to change the exercise price of all outstanding options from $10.00 to $9.00 per share, which was the IPO price (Note 14). The 1995 Plan was further amended: (i) in October 1996 to increase the number of shares of common stock authorized for issuance under the 1995 Plan from 511,046 to 800,000, and (ii) in August 1997 to 1,500,000.

     Unison has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of Unison's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if Unison had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1996 and 1995, respectively: risk-free interest rates of 5.0%, 5.0% and 5.0%; dividend yields of 0%, 0% and 0%; volatility factors of the expected market price of the Company's common stock of 1.32, .64 and .64 and a weighted-average expected life of the option of eight years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Unison's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Unison's pro forma information follows:

                                                                        1997                      1996                      1995
                                                                     ----------                ----------                ----------
     Pro forma net loss .............................                $   48,415                $   24,157                $       72
     Pro forma net loss per share ...................                $     7.60                $     5.16                $     0.03


     Information regarding the 1995 Plan is as follows:

                                                                      DISCRETIONARY PROGRAM                  AUTOMATIC PROGRAM
                                                                 --------------------------------     ------------------------------
                                                                   NUMBER        WEIGHTED-AVERAGE       NUMBER      WEIGHTED-AVERAGE
                                                                 OF OPTIONS       EXERCISE PRICE      OF OPTIONS     EXERCISE PRICE
     Shares under option:
       Outstanding at January 1, 1995
       Granted ........................................            261,520            $9.00             47,480            $9.00
       Cancelled ......................................             (8,684)            9.00                 --             9.00
                                                                   --------                             ------
       Outstanding at December 31, 1995 ...............            252,836             9.00             47,480             9.00
       Granted ........................................            412,412             9.47             92,500             9.50
       Canceled .......................................            (40,664)            9.24                 --
       Exercised ......................................            (11,307)            9.00                 --
                                                                   --------                            -------
       Outstanding at December 31, 1996 ...............            613,277             9.30            139,980             9.33
       Granted ........................................            913,466             2.63            122,500             2.44
       Canceled .......................................           (696,730)            8.06           (139,980)            9.33
       Exercised ......................................               (350)            9.00                 --
                                                                   --------                            -------
     Outstanding at December 31, 1997 .................            829,663             3.13            122,500             2.44
                                                                   ========                            =======

     Exercisable at December 31,
       1995 ...........................................                 --                                                   --
       1996 ...........................................            127,998             9.00             23,740             9.00
       1997 ...........................................            198,138             3.79             61,250             2.44
     Weighted-average fair value of options
       granted:
       1995 ...........................................                                                                   $6.18
       1996 ...........................................                                                                    6.39
       1997 ...........................................                                                                    2.38

     Exercise prices for options outstanding at December 31, 1997 ranged from $2.44 to $9.50. The weighted-average remaining contractual life of those options is 9.6 years.

     At December 31, 1997, 536,180 shares of common stock were available under the 1995 Plan for future awards.

16. LEASES

     As of December 31, 1997, Unison operated 42 facilities under noncancelable operating leases with lease terms ranging from five to twenty years plus renewal options. The lease agreements provide for either scheduled rent increases or contingent rent based on increases in the Consumer Price Index ("CPI"), Medicaid reimbursement rates, and number of licensed beds. Certain of the leases have purchase options determined by a specified formula. Unison is responsible for all taxes, maintenance and other executory costs.

     Unison leases 14 facilities from Omega of which nine facilities are in Indiana and five are in Texas, under three master lease agreements. Each of the Omega leases expires in 2005 and allows Unison up to three five-year renewal options. The Omega leases require Unison to pay stated rent, with annual increases based upon the greater of 5% of incremental revenues or the CPI, but limited to a maximum annual increase of 5%. The Omega leases grant Unison the right, but not the obligation, to purchase the Omega facilities upon the expiration of the initial lease term. At December 31, 1997, the aggregate minimum rent under these master leases was approximately $30,900 (subject to increase) during the remainder of their initial terms. The master leases require the Company to maintain specified cash flow to rent ratios, cash flow to debt service ratios, minimum cash, current ratio and tangible net worth. Unison also leases six facilities located in Texas from BritWill Texas (the "BritWill Texas Leases") for an initial term that expires in December 2005. The lease agreement with BritWill Texas requires the Company to pay to Omega monthly amounts equal to: (i) the amount of loan payments due to Omega from BritWill Texas pursuant to a loan agreement between those parties, which provided the financing for BritWill Texas' acquisition of the facilities, and (ii) lease payments on the facilities that are subleased by BritWill Texas to Unison. The BritWill Texas Leases contain cross default provisions with the Omega leases by which if Unison is in default with any Omega indebtedness or lease obligation, the Company is also in default under the BritWill Texas Leases. As of December 31, 1997 Unison was not in compliance with these covenants and had not obtained waivers of the covenant defaults from Omega or BritWill Texas.

     The Company leases six facilities formerly affiliated with Signature with monthly payments of $142 for an initial term that expires in 2005. The leases allow Unison the option to renew for three additional 10-year terms and the option to purchase the facilities through the end of the initial term or any renewal periods. The leases provide for certain restrictions on the maintenance and operation of the facilities and an annual 2.5% increase in rent.

     In connection with the BritWill Acquisition (Note 4), Unison recorded a leasehold liability in the amount of $4,700. This adjustment was based on an independent appraisal that valued the present value of the BritWill lease obligations based on market lease rates. The leasehold liability is being amortized over the aggregate lease term of approximately 25 years.

     Future minimum lease payments at December 31, 1997, by year and in the aggregate, under noncancelable lease arrangements with initial or remaining terms of one year or more consist of the following:

     YEAR ENDING DECEMBER 31,                                                                CAPITAL                   OPERATING
     ------------------------                                                               --------                   ---------
     1998 ................................................................                  $  1,203                   $ 15,447
     1999 ................................................................                     1,172                     15,059
     2000 ................................................................                       827                     14,442
     2001 ................................................................                       704                     13,697
     2002 ................................................................                       126                     13,532
     Thereafter ..........................................................                       292                     73,553
                                                                                            --------                   --------
     Total minimum lease payments ........................................                     4,324                   $145,730
                                                                                                                       ========
     Less amount representing interest ...................................                      (895)
                                                                                            --------
     Present value of net minimum lease payments .........................                     3,429
     Less current portion ................................................                      (850)
                                                                                            --------
     Long-term obligations ...............................................                  $  2,579
                                                                                            ========

     Unison's lease payments are senior to all unsecured debt.

17. RELATED PARTY TRANSACTIONS

     The Term Note, Subordinated Note, Convertible Debenture and Additional Payment Obligation issued as consideration for the BritWill Acquisition were issued to the former shareholders of BritWill (Note 13). The majority shareholder of BritWill was Whitehead Family Investments, Ltd. ("WFI"), which owned 81.5% of the stock of BritWill prior to the BritWill Acquisition. Mr. Whitehead is the president of the general partner of WFI and, together with a family trust, owns 100% of WFI.

     In connection with the BritWill Acquisition, a note payable to WFI in the amount of $3,375 was repaid with the proceeds from the IPO. Subsequent to the BritWill Acquisition, Unison also incurred notes payable to WFI in the aggregate amount of $750 bearing interest at the rate of 12%. These notes were repaid with the proceeds from the

IPO. With the BritWill Acquisition, Unison also assumed unsecured subordinated notes payable to BritWill Texas with an aggregate balance at December 31, 1997 of $2,320 (Note 13).

     In connection with the acquisition of Signature, Unison incurred debt obligations to Mr. Kremser and the other shareholders of Signature. A portion of the purchase consideration for Signature was comprised of promissory notes totaling $1,146 that were placed in escrow. In accordance with an adjustment provision of the Signature merger agreements related to stockholders' equity, in March 1997 the former shareholders of Signature received additional consideration of $2,511, comprised of the Convertible Notes amounting to $1,827 and 238,052 shares of Unison common stock (Note 4). In 1997, Unison obtained working capital loans in the aggregate amount of $3,950 from affiliates of Mr. Kremser and Mr. Whitehead (Note 13).

     As discussed in Note 13, Unison is in default with respect to its obligations to Messrs. Whitehead and Kremser and their affiliates in the aggregate amount of $17,327, as of December 31, 1997. Unison recorded interest expense on obligations to Mr. Kremser and affiliates in the amount of $348 and $15 in 1997 and 1996, respectively. Interest expense related to obligations to Mr. Whitehead and affiliates amounted to $1,327 in 1997 and $1,215 in 1996.

     In connection with the sale of the 13% Senior Notes, Unison paid an advisory fee of $350,000 to Woodhill Capital. One of Unison's directors is a partner of Woodhill Capital.

     Unison's lease payments to Omega, the owner of 14 facilities that the Company leases in Indiana and Texas, are personally guaranteed to $13,500 by Mr. Whitehead as well as collateralized by substantially all of the personal property of Unison. Unison also leases six facilities in Texas from BritWill Texas. Lease expense on the BritWill Texas facilities for the year ended December 31, 1997 and 1996 and the five months ended December 31, 1995 amounted to $1,241, $2,661 and $505, respectively (Note 16).

18. INCOME TAXES

     The components of the income tax expense (benefit) are as follows:

                                                                                   YEARS ENDED DECEMBER 31,
                                                               ---------------------------------------------------------------
                                                                1997                         1996                       1995
                                                               -------                     -------                     -------
     Current:
       Federal ............................                    $   596                     $   698                     $   153
       State ..............................                        210                          61                          --
     Deferred:
       Federal ............................                     (2,828)                     (7,777)                        (28)
       State ..............................                       (458)                     (1,338)                          7
                                                               -------                     -------                     -------
                                                               $(2,480)                    $(8,356)                    $   132
                                                               =======                     =======                     =======

     The difference between Unison's effective income tax rates and statutory rates are as follows:

                                                                                             YEARS ENDED DECEMBER 31,
                                                                                    ------------------------------------------
                                                                                      1997             1996             1995
                                                                                    --------         --------         --------
            Statutory federal income tax expense (benefit) .................        $(16,895)        $(10,810)        $     85
            Increases (decreases) resulting from:
              Change in effective tax rate .................................                             (495)              --
              Amortization of intangibles and nondeductible expenses .......             413            1,060               91
              State tax expense (benefit), net of federal benefit ..........          (1,873)            (876)               5
              Change in valuation allowance ................................          16,024            1,528              (56)
              Current federal income taxes of subsidiaries not consolidated
               for tax purposes ............................................             596              698               --
               Adjustments to tax bases of acquired companies ..............            (539)
              Other ........................................................            (206)             539                7
                                                                                    --------         --------         --------
            Income tax expense (benefit) ...................................        $ (2,480)        $ (8,356)        $    132
                                                                                    ========         ========         ========

     Significant components of deferred taxes are as follows:

                                                                                         DECEMBER 31,
                                                                --------------------------------------------------------------
                                                                           1997                                1996
                                                                --------------------------          --------------------------
                                                                 CURRENT          LONG-TERM          CURRENT         LONG-TERM
                                                                --------          --------          --------          --------
     Deferred liabilities:
       Intangibles ....................................              $--          $(15,547)              $--          $(31,165)
       Accelerated depreciation .......................               --              (466)               --               171
       Cash to accrual adjustment .....................             (224)               --              (208)               --
                                                                --------          --------          --------          --------
     Total liabilities ................................             (224)          (16,013)             (208)          (30,994)
                                                                --------          --------          --------          --------
     Deferred assets:
       Allowance for doubtful accounts ................            2,796                --             1,388                --
       Reserve for loss on disposition of assets ......            1,953                --             1,460                --
       Vacation accruals ..............................              516                --               692                --
       Net operating loss carryforward ................               --            17,552                --             7,604
       Valuation allowance ............................               --           (17,552)               --            (1,528)
       Other, net .....................................               38                --                --               127
                                                                --------          --------          --------          --------
     Total assets .....................................            5,303                --             3,540             6,203
                                                                --------          --------          --------          --------
     Total net asset (liability) ......................         $  5,079          $(16,013)         $  3,332          $(24,791)
                                                                ========          ========          ========          ========

     SFAS No. 109 requires that a valuation allowance be recorded against tax assets that are not likely to be realized. Management has determined that its net operating loss carryforwards amounting to $46,470 are not likely to be realized in future periods. Specifically, the Internal Revenue Service Code provides that, in a Chapter 11 bankruptcy case, income normally arising from the discharge of indebtedness is excluded from taxable income. However, to the extent that income from discharge of indebtedness is excluded from income, taxpayers must reduce specified tax attributes which include net operating losses. The Company anticipates that, in connection with the implementation of its restructuring plan (Note 2), its net operating losses will be eliminated as a result of the restructuring of its debt obligations. Therefore, a valuation allowance has been established against the full amount of the Company's net operating loss carryforward benefits.

19. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The aggregate carrying amount and fair value of Unison's financial instruments as of December 31, 1997 is as follows:

                                                                                    CARRYING                 FAIR
                                                                                     AMOUNT                  VALUE
                                                                                  ------------           --------------
       Notes payable and long-term debt, excluding capital lease
          obligations...........................................................  $    169,369           $     155,446

     The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable, lease deposits, accounts payable and accrued expenses approximate their fair value. The fair value of Unison's borrowings is estimated by discounting future cash flows at current rates offered to Unison for debt of comparable types and maturities. Because no market exists for certain of these obligations, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

The fair value amount set forth above was calculated as of December 31, 1997. The Company has not attempted to quantify the impact of the Chapter 11 proceedings on the fair value of its financial instruments.

20. INSURANCE

     Health care companies are subject to medical malpractice, personal injury and other liability claims that are customary risks inherent in the operation of health facilities and are generally covered by insurance. Unison maintains property, liability and professional malpractice insurance policies through commercial carriers on a claims made basis in amounts and with such coverages and deductibles that are deemed appropriate by management, based upon historical claims, industry standards and the nature and risks of its business. There can be no assurance that a future claim will not exceed available insurance coverages or that such coverages will continue to be available for the same scope of coverages at reasonable premium rates. Any substantial increase in the cost of such insurance or the unavailability of any such coverage could have an adverse effect on Unison's business. However, based upon the evaluation of Unison's historical asserted and unasserted claim experience, management does not believe that the Company has a material, estimable and probable liability, regardless of insurance coverage, at December 31, 1997.

     In 1997, approximately 25% of employees enrolled in Company sponsored health plans were covered under a self-insured plan. Unison's liability for losses under this plan is capped at $25 per claim and $2,500 per person through a contract with an insurance company. The Company is also insured for Workers' Compensation. The Company's liability for losses is capped at $250 per claim through a contract with an insurance company. Unison has a cash deposit of $1,200 with this insurance company which is held as collateral.

     Unison is insured for professional and general liability claims under a claims made, retrospective insurance policy. The Company's liability for losses is capped at $2,500, in aggregate. Unison is, from time to time, subject to malpractice and related claims and lawsuits, which arise in the normal course of business and which could have a significant effect on Unison. Management believes that adequate provision for these items has been made in the accompanying consolidated financial statements and that their ultimate resolution will not have a material effect on the consolidated financial statements.

21. COMMITMENTS AND CONTINGENCIES

Impact of the Year 2000 Issue (unaudited)

     Some of Unison's information systems have time-sensitive software that will not properly recognize the year 2000. This could result in a system failure or miscalculations causing disruption of the Company's operations. Unison is currently completing an assessment and developing a plan to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company expects to incur internal staff costs, external consulting costs and other expenses related to infrastructure and facility enhancement necessary to prepare the systems for the year 2000. Although the total cost to the Company of achieving year 2000 compliant systems is not expected to be material to the Company's operations or financial condition, there can be no assurance that the costs will be as expected or that the date change from 1999 to 2000 will not materially adversely affect the Company's business, financial condition and the results of operations. The ability of third parties with which Unison transacts business to adequately address their year 2000 issues is outside the Company's control. Although the Company will seek alternative vendors, where its current vendors are unwilling or unable to become year 2000 compliant in a timely manner, there can be no assurance that the Company's operations will not be materially adversely affected by the ability of third parties dealing with the Company, including Medicare and Medicaid, to also manage the effect of the 2000 date change.

Regulatory Environment

     The health care industry is subject to numerous laws and regulations of federal, state and local governments. Compliance with these laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time. Recently, government activity has increased with respect to investigations and allegations concerning possible violations by health care providers which creates a possibility of significant repayments for reimbursement of patient services previously billed. The Company believes that it is in substantial compliance with the applicable laws and regulations. However, if the Company is ever found to have engaged in improper practices, it could be subjected to civil, administrative or criminal fines, penalties or restitutionary relief.

Healthcare Reform Legislation

     The Balanced-Budget Act enacted in August 1997 (the "Budget Act"), contains extensive changes to the Medicare and Medicaid programs intended to reduce the projected amount of increase in payments under those programs over the next five years. The Budget Act also requires the establishment of a prospective payment system for nursing centers for cost reporting periods beginning on or after July 1, 1998. During the first three years, the per diem rates for nursing facilities will be based on a blend of facility-specific costs and Federal costs. Thereafter, the per diem rates will be based solely on Federal costs. The payments received under the new prospective payment system will cover all services for Medicare patients, including all ancillary services, such as respiratory therapy, physical therapy, occupational therapy, speech pathology and certain covered drugs. Management has not completed the analysis to determine the impact that the Budget Act will have on future operations. However, the Company is actively implementing strategies and operational modifications to address changes in the Federal reimbursement system.

     There also continues to be state legislative proposals that would impose more limitations on government and private payments to providers of healthcare services such as Unison. Many states have enacted or are considering enacting measures that are designed to reduce their Medicaid expenditures including cost caps and the establishment of Medicaid prospective payment systems for nursing facilities.

     Approximately 84% in 1997 and 83% in 1996 and 1995 of Unison's long-term care net patient service revenues were derived from reimbursement under Medicare and Medicaid programs, and approximately 88% and 84% of Unison's patient accounts receivable at December 31, 1997 and 1996, respectively, are due from such programs.

     There can be no assurance that the Budget Act or future healthcare legislation will not have a material adverse effect on the Company's financial condition, results of operations or liquidity.

22. STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 121 -- ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

     In 1996, Unison incurred operating losses and shortfalls of cash from operations. The Company also announced the planned disposition of eight nursing facilities whose performance did not meet Unison's operational or financial criteria (Note 4). Of these Disposition Facilities, one was closed in June 1996 and three others, which had incurred operating losses since the Company had acquired them in August 1995, where disposed of in March 1997. These events, as well as a history of operating losses at certain facilities, raised the possibility of continuing losses associated with the Company's income producing assets. Consequently, Unison evaluated its long-lived assets, including property and equipment, goodwill, lease operating rights and other intangible assets, for impairment in accordance with SFAS No. 121. In 1997, the Company continued to incur operating losses and cash shortfalls from operations and identified additional facilities for disposition. In addition, in 1998, Unison filed for reorganization under Chapter 11 (Note 2). Accordingly, the Company reevaluated its long-lived assets for impairment.

     To evaluate assets for impairment, Unison estimated the undiscounted net cash flows from all business units and determined that the carrying value of certain of Unison's long-lived assets exceeded such undiscounted cash flows. Unison then compared the fair value of the assets based on the present value of the estimated future cash flows for the facilities (which were estimated based on the remaining weighted average useful lives of the assets, earnings history, and a discount rate commensurate with the risks involved and market conditions and assumptions reflecting internal operating plans and strategies) with the carrying value. Unison determined that the fair value of certain facilities was less than their carrying value and estimated the costs to sublease and exit from the Disposition Facilities (Note 4). Accordingly, Unison recorded impairment losses and other charges of $27,185 in 1997 and $3,865 in 1996 in the accompanying consolidated statements of operations.

23. LITIGATION

     Various suits and claims arising in the ordinary course of business are pending against the Company. Management believes that adequate provision for these items has been made in the accompanying consolidated financial statements and that their ultimate resolution will not have a material effect on the consolidated financial statements (Note 23).

     Unison and certain of its current and former directors and officers are named as defendants in seven consolidated securities class action lawsuits in United States District Court in Phoenix, Arizona (the "Federal Action"), and a securities class action lawsuit pending in California Superior Court (the "State Action") (collectively, the "Actions"). The Actions arise following Unison's announcement in March 1997 that it would be restating its financial statements for the nine-month period ended September 30, 1996. A consolidated amended class action complaint in the Federal Action was filed on January 6, 1998. While the purported class periods and named defendants vary, the broadest class period is that alleged in the Federal Action from December 18, 1995 (the date of the IPO) to May 30, 1997 (when Unison announced the amount of the restatement for the first nine months of 1996). The Federal and State Actions assert that Unison made material misrepresentations regarding its ability to accurately report financial information and made material misstatements in reporting such information. This proceeding is stayed as a result of the Chapter 11 proceedings. Management believes that the costs of the ultimate disposition of these matters will be substantially covered by insurance.

                                   EXHIBIT C

                COMPARISON OF NEW COMMON STOCK ALLOCATIONS AS A
       FUNCTION OF RESOLUTION OF THE BRITWILL ACQUISITION CLAIMS ("BAC")
                    AND SIGNATURE ACQUISITION CLAIMS ("SAC")
                         (All amounts are approximate)







                                             BAC and SAC         BAC Allowed        BAC Disallowed         BAC and SAC
                                               Allowed          SAC Disallowed        SAC Allowed          Disallowed
                                               $17,684             $12,589              $5,095                 $0
                                           ------------------------------------------------------------------------------
                                 Claim               Fully               Fully               Fully               Fully
                                 Amount    Shares   Diluted %  Shares   Diluted %  Shares   Diluted %   Shares  Diluted %
                                 ----------------------------------------------------------------------------------------
Class 6 - BritWill Acquisition
  Claims                          12,589     615      8.14%       640     8.47%         0       0.00%         0      0.00

Class 7 - Signature Acquisition
  Claims                           5,095     249      3.30%         0     0.00%       275       3.64%         0      0.00

Class 9 - General Unsecured
  Claims                         118,538   5,635     74.56%    55,860    77.53%     6,225      82.36%     6,500     86.00
                                 ----------------------------------------------------------------------------------------
Total Primary Shares                       6,500     86.00%     6,500    86.00%     6,500      86.00%     6,500     86.00

Warrants, Options and Preferred
  Stock Conversion Shares                  1,058     14.00%     1,058    14.00%     1,058      14.00%     1,058     14.00

Total Fully Diluted Shares                 7,558    100.00%     7,558   100.00%     7,558     100.00%     7,558    100.00

